Prospectus Supplement (Sales Report) No. 13 dated April 21, 2010 to Prospectus dated January 20, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 20, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 458871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458871	$12,000	$12,000	14.96%	1.00%	April 20, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 458871. Member loan 458871 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,359 / month
Current employer:	AAR Aircraft Services Miami	Debt-to-income ratio:	10.63%
Length of employment:	2 years	Location:	Miami, FL

Home town:
Current & past employers:	AAR Aircraft Services Miami
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > Hi, I am trying to consolidate my credit card debt as well as expenses from school. I have finished school for aviation and work as an Inspector at Miami International Airport. Banks tend to raise the interest rates however they please (this is no secret now because of the recent collapse of the economy). I am very punctual and have never been late on any accounts. This loan would be greatly appreciated, Thank you very much, -Alex

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,313.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hi Critical Miss, This is a great question and I would gladly list the information: Credit Cards 1. First Financial Bank - balance:$6,986.67 @ 23.9% APR 2. Household Bank (HSBC) - balance: $4,713.23 @ 18.9% APR 3. Capital One - balance: $1,472.99 @ 22.9% APR 4. Household Bank (HSBC) - balance: $135 @ 14.99% APR Fixed rate 5. Dade County Federal Credit Union - balance: $9,618.47 @ 11% APR Of the $12,000 I will receive about $11,600. Therefore #'s 1 and 2 will be consolidated with this loan. I currently have $1,100 saved for Capital one, thus eliminating it once I save the rest. This is actually my second loan through lending club. The first loan is fully paid off and never have I been late on any payments of any kind. The credit card companies increased my rates for no apparent reason about a year back, consequently the interest on these balances are putting me into stalemate. I make enough money to make payments, thanks to my education, and have slowly been able to decrease my total debt. However the revolving interest makes it much too slow. My company, AAR, currently pays for my education (mechanical and civil engineering double major) and I plan on staying with them for a while. Thank you very much Critical Miss, If there is any thing else you would like to ask please let me know, also to anyone else who reads this please do not hesitate to place a question. It is your money, after all, that is helping me out so I would love to help you out as well. Alex
Please provide a complete monthly budget so I can assess your ability to repay this loan. Thank you.	Hi HHislander, This is a great question for investors such as yourself to make sure I can pay this loan. I have answered it on a previous member's question and it should be listed on the loan details shortly. So please refer to those answers and if anything else is needed please let me know. Thank you Alex
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	Hi member 608819, No problem I will definitely list the information requested. 1. Employer My employer is AAR corporation. The work performed is on Aircraft: Boeing 767, 757, 747, 737, 717 Airbus A-300, A-320 etc. Maintenance performed is similar to someone bringing in a car to pep boys and checking everything out. Except it is much more stringent in accordance with FAA regulations. My job title is NDT Inspector. This stands for Non Destructive Testing. I have specialized equipment to inspect the structural integrity of specific areas on these planes. I check for cracks, corrosion, delamination, etc. that cannot be seen by the naked eye. 2. Purpose of loan This information I actually just answered a few minutes ago on a separate question by a member named Critical Miss. Therefore I will refer to that answer. The only thing extra are the minimum payments which I will list. 1. $160/mo 2. $124/mo 3. $43/mo 4. $15/mo 5. $220/mo total = $562/mo minimum payments In the answer listed under Critical Miss's question I mentioned I have been slowly paying off balances. Therefore the extra amount is about $800/month total that I have been putting towards credit card debt reduction. This leads to the next question. 3. Monthly budget I do my budgeting on Excel. All my expenses (most to least expensive) are the following: 1. living - $525 2. credit union - $220 3. First Financial Bank - $160 4. Household bank - $124 5. car insurance - $111 6. Electric - $66 - April (electric ranges between $50-$80 depending on how hot Miami gets) 7. cable - $55 8. phone - $49 9. Capital one - $43 10. Household bank #2 - $15 11. MISC - $ 800 ( I separated Miscellaneous because this is a throw all bag. This includes food, gas, and all unexpected expenses. The rest of the paycheck goes towards fixed bills and extra to pay off debt. I've been doing this for years and its fine for my style of living.) Total expenses= $2168/month Last year I made on average an extra $133 every month overtime. I have been performing more overtime this year so far than last year. 4. Financial stability I think this was the best question by far of all questions I've received. I would say my job security is very deep rooted. I get along very well with my bosses. As listed I have been here for 2 years. AAR gave me the training needed to become an inspector and also they currently pay for my college tuition. They are excited to see my achievements and abilities in the aviation industry and I plan I staying with this company for at least another 5 years before I begin to consider companies like General Electric, Rolls Royce, or Boeing. Also I am the only NDT inspector on shift. However, we all know things happen and any fall back of mine, in extreme cases, will be my family. They will be able to support me if I were to lose my job, until I find another one. If that were the case, I don't believe it would be too difficult looking for a job because NDT inspectors are so rare that most people have never heard of NDT. Excellent questions, Please let me know of any more, Thank you Alex

Member Payment Dependent Notes Series 473684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473684	$9,000	$9,000	14.96%	1.00%	April 14, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473684. Member loan 473684 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,550 / month
Current employer:	new mexico state university	Debt-to-income ratio:	4.82%
Length of employment:	n/a	Location:	Las Cruces, NM

Home town:
Current & past employers:	new mexico state university
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/09/10 > I have a good history of repaying the loans. I borrowed a personal loan of $ 12,000 from a credit union in October 2008 and re-payed completely by December 2009 (14 months total). So I can guarantee that I should be able to repay the loan in 6-8 months. Thanks for your support. Borrower added on 04/09/10 > I am getting positive responses from many of the lenders and very excited! With all the support I hoping to acheive the target and be able to pay back in the stipulate time mentioned in the Lending club terms. Borrower added on 04/11/10 > I am a Researcher (Post-doc) at New Mexico State University and have a stable job and income. The money given by the lenders will be used to consolidate my existing debt with higher interest rates and will allow me to have one single account. Therefore I can pay back the debt in time as agreed to the terms of lending club.

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	27
Revolving Credit Balance:	$7,449.00	Public Records On File:	0
Revolving Line Utilization:	88.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at new mexico state university?	Post-doctoral fellow (Science specialist) doing research. Thanks
Re: $9,000 Debt Consolidation loan multiple questions: (1)- Your position (Job/What you do) @/For employer New Mexico State eUniversity? (2)- Your Tranunion Credit Report currently reflects $7,449 Revolving Credit Balance debt (88.70 pct utilization all credit lines). Monthly $ payments made on RCB is how much? (Total $ actually PAID per moth and not CC minimum $ payments DUE per month- There is BIG difference between two $ amounts.) (3)- If borrower Credit Review result is loan "Approved" for issue and loan 100 pct funds L C issues 3-year term note with NO prepayment penalty. Question: How long term length that you intend to maintain active loan before participating lenders receive their final payoff- Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years maximum? Advance thanks for expected answers to all THREE questions. Member 505570 USMC-Retired-Lender 04.10.20 @ 5:15 AM ET	Post-doctoral fellow doing research. Planning to repay in less than 12 months as I have done for my earlier loan in credit union. Thanks
How long have you been at NM State and what do you do there?	Four years and doing research at the University as Post-doctoral fellow. Thanks
What is your occupation?	Hi I am working as Post-doctoral fellow at New Mexico State University. Thanks
Dear Doc, Please consider this: If you pay off your loan early; lenders make just pennies for assuming the risk of the loan you're asking for.	Hi I am very new to this concept and I am not aware. I assumed that lenders will be happy to get back their money ASAP. I am getting a big favor and I would like to reciprocate the same way! Thanks for your suggestion.
What is the delinquency 27 months ago?	At that time I was offered a new credit card from the bank that I had checking account. their online due payment was little complicated for me and eventhough I made payment a week ealier than the due it did not process. I realized only few days after the due and spoke to the customer service to help me fix the issue. Thanks

Member Payment Dependent Notes Series 486846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486846	$9,000	$9,000	13.85%	1.00%	April 15, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486846. Member loan 486846 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,083 / month
Current employer:	Zeno Group, Inc	Debt-to-income ratio:	19.23%
Length of employment:	3 years	Location:	Silver Spring, MD

Home town:
Current & past employers:	Zeno Group, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	54
Revolving Credit Balance:	$19,130.00	Public Records On File:	0
Revolving Line Utilization:	97.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	This request is for a single card that had the interest rate increased recently (to nearly 19%) ahead of the new law regulating the credit card industry. I want to both lower my rate and have a date certain to payoff the card.
What exactly is Zeno Group and what do you do there?	Zeno Group is a small public relations firm owned by Edelman, the largest independent PR firm in the world. I am a VP in the corporate and public affairs practice, where we counsel our clients on legislative and regulatory issues.
What do you do at Zeno Group, Inc? What loans are you paying off (balance, rate and current monthly payments)?	Please see previous answers. Thanks

Member Payment Dependent Notes Series 486902

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486902	$10,000	$10,000	7.51%	1.00%	April 19, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486902. Member loan 486902 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,884 / month
Current employer:	US Government	Debt-to-income ratio:	0.94%
Length of employment:	4 years	Location:	Shoreline, WA

Home town:
Current & past employers:	US Government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > Purpose of Loan: To pay for part of a home improvement project on my parent's home. Background: My parent's underestimated the amount of money required for their home improvement project. They are short $10k and need my help. If they do not get my help, work on the project will cease indefinitely. Personal Background: I am single with no children. I have no other loans. I am an officer in the United States Marine Corps. My job is stable. Financial Background: My net worth is over $50k. I save over half my net income. I have paid off $40,000 in student loans four years ahead of schedule. I pay my credit card in full every month and use it only for big ticket item purchases. For other daily expenses, I always pay cash. I drive a used car that is paid in full. My monthly budget is as follow: $1500: Expenses (rent, food, haircuts, gas, uniforms) $3300: Savings and Investment accounts Why am I borrowing instead of using my own money? Because most of my savings are tied up in CD's, index funds, and other less liquid accounts. Also, I cannot afford to use $10k of my own money because it will seriously deplete my rainy day fund. And I don't like using it for home improvement projects because it doesn't qualify as a rainy day eligible. Last word: My record speaks strongly of me as a reliable borrower. I have a 780+ credit score, proven borrower track record, low debt to income ratio, a stable job with the US government, and plenty of leverage to cover this loan in a worst case scenario.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,562.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for providing such excellent information. Please would you contact Lending CLub to have them verify your income.	Just contacted LC and verified my income. It should be confirmed on my loan listing shortly. Thank you for your interest.
Do you plan on paying off this loan early? If so, how soon?	Yes, I plan on paying it early. No later than December 2010.

Member Payment Dependent Notes Series 487278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487278	$8,000	$8,000	7.88%	1.00%	April 14, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487278. Member loan 487278 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Crestron Electronics	Debt-to-income ratio:	8.50%
Length of employment:	< 1 year	Location:	WYCKOFF, NJ

Home town:
Current & past employers:	Crestron Electronics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > A restaurant that I purchased several years ago went under leaving me with some debt. I am looking to consolidate some loans to lower my monthly payments and pay this off faster. Thanks for looking! Borrower added on 04/07/10 > These funds will be used to consolidate a previously opened bank loan, as I have previously stated. I will be reducing my monthly payment from $350 to $250 which will increase my financial stability. I have no other loan payment obligations, and the decreased monthly payment will help me pay this loan off faster while allowing me to save more money for a down payment on a house. Crestron Electronics offers an extremely stable working environment and job security. We have continued to hire through out the economic recession and the owner is planning an expansion on most of the buildings that he owns, we are running out of space for our new employees!

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Crestron Electronics and what do you do there?	Crestron Electronics (www.crestron.com) is a leader of electronic automation systems specializing in "smart homes", board rooms, college systems, hotels/multi-unit dwellings, and casinos. Our versatile systems are able to work with any 3rd party components TV, AV, Computer, DVD/BLU-RAY, phone systems, and servers (e.g., Sony, Pioneer, Samsung, Apple, Dell, etc...). For example, we design and create the touchpanels and control systems that can be installed in a home that can operate a homes blinds, TV, HVAC, security systems, lighting and more. Many people believe that I work for a company that installs these systems, which is not true. Crestron is the company that designs and engineers the touchpanels, control systems, lighting units, and keypads which third party installers then install in their clients homes. My position at Crestron is a Technical Writer and work as the bridge between our brilliant engineers and the end users. I create easy to understand and concise Operations and Installation guides that are used for assembly, installation, programming, and operation of our systems. I hope that I answered your question completely, should you have any further questions please feel free to ask. Best Regards.

Member Payment Dependent Notes Series 491443

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491443	$7,000	$7,000	9.88%	1.00%	April 16, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491443. Member loan 491443 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,833 / month
Current employer:	Royal Bank of Scotland	Debt-to-income ratio:	4.49%
Length of employment:	1 year	Location:	WOODSIDE, NY

Home town:
Current & past employers:	Royal Bank of Scotland
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > Guaranteed bonus of 350k deffered until June. I will show you the contract. Need the money now for my wedding. Borrower added on 04/14/10 > More details: My job is very stable, I was just hired in August in the capital markets group with a gauranteed bonus that vests immediately if I am let go (ie my job is secure). I am getting married soon and would like to avoid putting wedding expenses on a credit card if I can get a better rate here.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,832.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where is the Royal Bank of Scotland located? What do you do for the Royal Bank of Scotland? With such a short length of employment, could you please tell us your work history. With such a high income, why do you have a high revolving credit balance of $21K? Please list all of your monthly expenses. Thank you!	Hello, RBS is headquartered globally in London but the US headquarters where I work is in Stamford, CT. I work in Equity Capital Markets on IPOs, follow-on equity offereings, etc. I worked at Banc of America Securities for 4 years previously but was laid off during the merger with Merrill Lynch. Four months after being laid off from BofA, I started with Royal Bank of Scotland in August 2009. Per your final question, my income is only recently this high (since joining RBS in August). The revolving credit balance was as high as 55k about 1.5 years ago and I have been aggressively paying that down to this point. I am on pace to have the revolving credit completed paid off in another 9 months. Monthly Expenses: Rent: (925/mo--I live in queens and split 1850 rent with roommate) Car: 120/mo Car Isurance: 150/mo Credit Cards: 350/mo approx (minimum pymnt, i pay much more to reduce the balance) Gas/tolls: 120/mo approx

Member Payment Dependent Notes Series 491680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491680	$12,800	$12,800	15.70%	1.00%	April 15, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491680. Member loan 491680 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,583 / month
Current employer:	Matco service corp.	Debt-to-income ratio:	9.36%
Length of employment:	10+ years	Location:	new hyde park, NY

Home town:
Current & past employers:	Matco service corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > I bought this motorcycle in 2008 on my birthday, and at the time the dealership had a special promotional interest rate of 8.99%, but this interest rate expires this May 2010, and the interest rate will be going up to 18.99%, so this is why i am taking out this loan.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	76
Revolving Credit Balance:	$30,514.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Matco service corp. and what do you do there?	Matco is a full sevice air conditioning and refrigeration corporation. My position there is,senior large tonage air conditioner mechanic and welder.
Re: $12,800 "OTHER" loan: (1)- What is employer Matco Sevice Co? AND what is your position (Job/What you do) @/For employer? (2)- Transunion Credit Report shows $30,514 Revolving Credit Balance debt (80.30 pct utilization all RCB lines). $ total that you pay per month on RCB debt is? (Total $ actually PAID per month and not $ minimum paymnets DUE per rmonth- There usually is a BIG difference between the two amounts.) Advance thanks for answers to ALL THREE questions. Member 505570 USMC-Retired-Investor 0404.2010 @09:45 AM ET	Owe on motorcycle $13700.00
Is your motorcycle debt included within your current revolving credit balance as shown on your credit report? What is the current debt balance on the bike? What are your current monthly payments?	yes motorcyle debt is included in my current revolving credit balance. I owe $13,700 on the bike. Monthly payments on the bike is $149, but i usually pay at least $200 or more.
What kind of motorcycle? Year make and model	Yamaha 2008 Model is XV19CCR
Me again. Thanks for answer; however you answered onlt the first of two questions. This is the question you did not answer: (2)- Transunion Credit Report shows $30,514 Revolving Credit Balance debt (80.30 pct utilization all RCB lines avialable). $ total that you pay per month on RCB debt is? (Total $ actually PAID per month and NOT minimum CC $ paymnets DUE per rmonth- There usually is a BIG difference between the two amounts.) Thanks for expected answer to this question. Member 505570 USMC-Retired-Investor 04.05.2010 @ 7:51 PM ET.	$1055 monthly.
FYI: After L C Home Office verifies borrower bank account (trial deposit < $1) loan's next step is borrower Employment-Income Verification a/k/a "Credit Review". Loan is now 32 pct funded. Question: Did Lending Club Credit Review Team contact you to initiate Credit Review process? If not contacted you then you should contact CRT. Bottom Home Page "Contact US" is Member Support Dept email address and T F phone number; open M - F regular business hours P T. Verification each item is independent of verification other item. After the Credit Review process completed the on-screen borrower application viewed by lenders will reflect the status updated to "APPROVED". Completed process benefits borrower because: (1)- Loan will attract lenders "Fence Sitting" until required process completed before they committ their $. (2)- After process completed, funding pace quickens. (3)- After loan 100 pct funded, net $ can be deposited quickly into your bank account. Credit Review should be proactive. CREDIT REVIEW IS BEST TO BE COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING at END REATES DELAYS. Information should benefit 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.07.2010 @ 8:31 am ET.	I did fax my pay stubs, proof of employment to review board on 4-7-10.

Member Payment Dependent Notes Series 492091

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492091	$10,000	$10,000	14.59%	1.00%	April 21, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492091. Member loan 492091 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	National University	Debt-to-income ratio:	9.44%
Length of employment:	9 years	Location:	Shingletown, CA

Home town:
Current & past employers:	National University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > My request is for a consolidation loan. Added information is as follows: 1) I have two jobs, both part time. Since I could only list one, my total income is closer to $40,000 per year rather than $22,000; 2) I wish to arrange for my monthly payments to be set up on automatic withdrawal from my credit union.

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	25
Revolving Credit Balance:	$5,616.00	Public Records On File:	1
Revolving Line Utilization:	42.90%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Thank you for your question. I owe approximately $2,000 to Chase Bank, who increased their interest rate after the first of the year to 29.9%. I owe $3,000 to a university which must be paid before I can graduate in May (PhD degree). There is a remaining balance of $5,000 on an apartment my wife and I own in China (I live there on and off, teaching university classes there and online courses for an American university. I am eager to pay this off because the funds for our apartment were borrowed from my wife's family. It has taken us only three years to pay off a total of $82,000, with $5,000 remaining. I hope my answers are sufficient.
Please explain your delinquency and public record on file. Thank you.	Thank you for your inquiry. There is no adverse public records present. My previous credit performance and payment history is excellent. My current level of indebtedness is approximately $10,000, the amount I am requesting. There are no delinquencies on credit cards or installment loans. I appreciate your consideration in investing in my loan request. To maximize security for investors, I wish to repay this loan by monthly automatic withdrawal from my credit union account. Automatic withdrawal for all my bills has been a standard for me for several years as a way of insuring prompt and responsible payment.
What is your public record? Bankruptcy? What are your two jobs and how secure are they? Thank you.	Thank you for your inquiry. No adverse public records are present. My previous credit performance and payment history is excellent. My current level of indebtedness is approximately $10,000, the amount I am requesting. There are no delinquencies on credit cards or installment loans. I am employed (9 years) as a university professor, part-time. My second job is a psychological assistant intern, the last requirement before licensure as a clinical psychologist. I will be graduating with a PhD in clinical psychology in May, and $3,000 of the amount I am requesting is to retire the balance I owe my university so I can participate in the graduation ceremony. I hope my answers are helpful to you in making your decision to invest in my loan request. I appreciate your consideration.
As a registered investor we have access to your limited credit profile. I would assume that you can also see your own profile? On it, it shows that you have a public record on file, entered 85 months ago. It also shows a delinquency 25 months ago. Please explain, thank you.	Thank you for your inquiry. I was informed (perhaps inaccurately) to base my shared information on activity in the last 7 years. There is a bankruptcy (divorce situation) over 7 years ago. I worked with Consumer Credit for 3 years prior, with no success. The delinquency 25 months ago occurred because I did not receive mail from a creditor due to my living in China during 2007-08. Upon arrival home, I discovered the debt, contacted the creditor, and paid it in full, which was around $350. I was told that this would be removed from my credit report, which it obviously was not. In the past 7 years I have worked and sacrificed hard to recover from the bankruptcy, which is something I never want to go through again. Prior to and since I have had a very good credit rating. I hope this explains the situation to your satisfaction.
Your recent credit is ok. BUT you have been asked twice about the Public Record and have not explained. Months Since Last Delinquency: 25 Public Records on File: 1 Months Since Last Record: 85	So sorry for the late reply. I have been traveling out of town for the past few days. I perhaps was informed inaccurately that I should base my answers to inquiries on my credit activity the past 7 years. I did file for bankruptcy over 7 years ago due to divorce. I avoided it for 3 years while I worked with Consumer Credit, which was unsuccessful. I lived and worked in China from 2007-08. During that time I was unaware that there was a balance due on an account because I was not receiving mail. Upon discovery of this debt after arriving home to the U.S., I contacted the creditor and paid it in full, which was around $350. In the years after the bankruptcy, I have worked hard to recover my good name and my good credit, which I believe I have done and will continue to do. I hope this answers what you need.

Member Payment Dependent Notes Series 493942

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493942	$6,100	$6,100	10.25%	1.00%	April 15, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493942. Member loan 493942 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Davis Behavioral and Davita Dialysis	Debt-to-income ratio:	22.71%
Length of employment:	1 year	Location:	Layton, UT

Home town:
Current & past employers:	Davis Behavioral and Davita Dialysis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > Let me pay you instead of the blood thirst credit card company.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,689.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What exactly is Davis Behavioral and Davita Dialysis and what do you do there?	I am a mental health therapist with Davis Behavioral currently doing substance abuse. With Davita I am a medical social worker helping those with kidney failure get insurance, and with their mental health needs as well.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have four credit cards at this time two of them were obtained with a zero interest for year (I used them to pay off other high interest credit cards) I have two others that informed me last month that my interest rate would be doubled. I now know that obtaining new credit cards is not good for my credit score so I am trying Lending Club to get the money I need to pay off one completly and the other will have a 2,000 balance left and that one will recieve high attention until paid off. so: credit card one: balance of 2,600 will be paid off in full credit card two: balance of 5,000 of which 3000 will be paid leaving a about a 2000 balance. credit card three: has a 3200 balance at zero percent credit card four: has a 6000 balance at zero percent both zero percents will come due in November of this year however their interest rates are both around 14 percent when the zero comes up and they might be the subject of another loan from Lending Club if all goes well with this one. I have never been late on a payment and I don't like the credit card companies making so much money from me.

Member Payment Dependent Notes Series 494432

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494432	$18,000	$18,000	10.99%	1.00%	April 15, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494432. Member loan 494432 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Honeywell	Debt-to-income ratio:	12.73%
Length of employment:	8 years	Location:	Surprise, AZ

Home town:
Current & past employers:	Honeywell
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,793.00	Public Records On File:	1
Revolving Line Utilization:	15.30%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Honeywell?	Sr. Engineer

Member Payment Dependent Notes Series 494829

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494829	$15,000	$15,000	9.88%	1.00%	April 16, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494829. Member loan 494829 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,070 / month
Current employer:	Fiserv	Debt-to-income ratio:	13.51%
Length of employment:	5 years	Location:	PITTSBURGH, PA

Home town:
Current & past employers:	Fiserv
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > I want to get rid of credit card debt! My monthly payments on credit cards are made on time every month, but with finance rates skyrocketing, I'm just not making a dent in the bottom line. With this consolidation loan, I can get rid of the debt in three years at a reasonable interest rate. I'm saying "no!" to high interest rates with no end of payments in sight.

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,588.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, what is FiServ and what do you do there?	Fiserv provides technology solutions to financial institutions and is a Fortune 500 company. fiserv.com I'd prefer not to say what I do as it's personally identifying.
Hi, could you PLEASE detail Balances, monthly payments & APR of debts to be consolidated. Add same information about any other debts not being consolidated. And could you PLEASE detail monthly expenses with a total amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	CC#1 - $2700 - $979@ 9.9%, $829@19.9, $377@ 23.99% (various promotional rates) - $50/month CC#2 - $6700 - 25.99% - $207/month CC#3 - $3030 17.9% - $80/month Loan - $2100 - 10.99% - $215/month No other debts besides mortgage listed in my information. I currently have $700 budgeted per month for "extras" which includes debt repayment. Right now, I'm using $550 of that for debt repayment, but it is just the minimum payment for each. I share household expenses with my fiance. I pay the mortagage and ~$400 for food/household supplies; he pays all utilites. My car is paid in full and is in good working condition.
How much is your mortgage payment? (lending club does not share this info with investors).	$298

Member Payment Dependent Notes Series 495741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495741	$6,000	$6,000	7.51%	1.00%	April 14, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495741. Member loan 495741 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,125 / month
Current employer:	eiqnetworks	Debt-to-income ratio:	11.85%
Length of employment:	3 years	Location:	hooksett, NH

Home town:
Current & past employers:	eiqnetworks
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,350.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	Pay off the balance on a higher interest credit card, put in grass in the area of our yard in which we cleared brush and then buy and install a 6' stockade fence so my daughter can play in the yard and on her swingset without us having to worry as much about her running into the road.
What is eiqnetworks and what do you do there?	Eiqnetworks is a SIEM (Security Information and Event Management) company. Our product assists companies in achieving event log management and regulatory compliance (SOX, HIPAA, PCI etc). We have over 2000 customers worldwide and are continuing to grow. I have been with the technical support organization here for 3 years.

Member Payment Dependent Notes Series 496543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496543	$20,000	$20,000	14.96%	1.00%	April 19, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496543. Member loan 496543 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	docstoc.com	Debt-to-income ratio:	3.96%
Length of employment:	< 1 year	Location:	HAWTHORNE, CA

Home town:
Current & past employers:	docstoc.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > I am using the money to pay off my Credit Card debts & purchase a property in Vietnam. Borrower added on 04/16/10 > Yes. The property will be paid in full.

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	20
Revolving Credit Balance:	$10,630.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at docstoc.com, and since you have been there less than a year, please provide a bit of your previous employment history? Thank you in advance.	My official title is Senior Software Engineer. I've been with DocStoc since November 2009. This will be my 5th month at DocStoc. My base salary here is $110,000 per year. Before DocStoc, I was working at AdventureLink (in Altadena) for 3 years. My employment started on October 2006 and terminated late October 2009. My official title there was System Architect. My base salary was $96,000 per year. Before AdventureLink, I was working at LeisureLink (founded by the same founder as AdventureLink) as a System Software Engineer for 3 years as well. My base salary was $85,000 per year. Let me know if you need anything prior to that.
Are you a Vietnamese citizen and what type of property are you purchasing in Vietnam?	I am a US citizen. Vietnam recently changed it's law to allow former Vietnam born or former Vietnamese citizen (I am both of those) with proper Visa exemption (which I have) to purchase properties. I am purchasing a patch of ocean front property (land only) on Phu Quoc Island.
What are you monthly expenses including the credit cards that will be paid off? Will this property in Vietnam be paid in full using this loan?	After paying off my credit cards. My only remaining monthly expense would be roughly $2,150 monthly. * apartment rent $1600 * phone + utilities $300 * car insurrance $250 If you including the payment for this loan, it would be roughly $3,000 monthly.

Member Payment Dependent Notes Series 496746

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496746	$15,000	$15,000	10.99%	1.00%	April 14, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496746. Member loan 496746 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Aspen Dental	Debt-to-income ratio:	20.56%
Length of employment:	2 years	Location:	Machesney Park, IL

Home town:
Current & past employers:	Aspen Dental
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > Hello I am looking to pay off my credit cards

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	51
Revolving Credit Balance:	$17,811.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Aspen Dental?	Office Manager
How much are you currently paying each month on the accounts you intend to pay off?	Minimum payments are about 391 and I usually pay extra on at least one account per month so this loan and payment makes financial sense to me. Thanks!
Would you please list the current balances and the interest rates? Thank you	I'm just approximating here but $6500 @ 14% $3000 @ 16% $2500 not sure $3500 interest varies some of it 15% and I think some at 24% then a couple smaller ones but those I'm just paying off myselfand 1 is at 0% so not worried about that one, thanks!

Member Payment Dependent Notes Series 497045

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497045	$10,000	$10,000	7.14%	1.00%	April 14, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497045. Member loan 497045 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Megtec Systems	Debt-to-income ratio:	4.84%
Length of employment:	5 years	Location:	De Pere, WI

Home town:
Current & past employers:	Megtec Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/10 > This loan will be used for a new decorative concrete patio which will increase the value of our home by 15-20,000. We always make payments on time and both have been with our respective companies for 5 years.

A credit bureau reported the following information about this borrower member on March 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,502.00	Public Records On File:	0
Revolving Line Utilization:	20.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history indicates that your revolving credit balance is $4,502. Can you tell us something about this debt? For example, does it contain credit card debt that is currently not charging interest? Besides the credit card debt and your mortgage, do you have any other major debts such as education loans, home equity loan or vacation loans. Your answers are appreciated. Wishing you the best.	More than 50% of the revolving credit will be paid off, it is from medical and child care expenses that have been turned in to out flex spending account, which will be issuing a reimbursement check this week. We do not have any other major debts beyond our mortgage, automobiles are paid for, no home equity loans, no vacation loans, ect.
Medical and child care expenses are not normally revolving credit... please clarify? Thank you in adance.	We used our credit card to pay for a medical expense and child care expenses, this way we earn points from the credit card company. We do this because we know that it will be paid off with our flex spending account, but there is a lag of 2-3 weeks by the time we submit receipts, recieve a check and make the payment to the credit card.

Member Payment Dependent Notes Series 497697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497697	$12,250	$12,250	9.88%	1.00%	April 19, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497697. Member loan 497697 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,250 / month
Current employer:	Qwest	Debt-to-income ratio:	0.34%
Length of employment:	10+ years	Location:	FAIRFAX, VA

Home town:
Current & past employers:	Qwest
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I am a product manager for Qwest. The late payments were on a Discover card that had a $0 balance, and I didn't realize they had charged me for a yearly credit protection plan. I promptly canceled that plan... Borrower added on 04/09/10 > My wife and i take home after taxes $9000 a month. Mortgage 2600 HOA 100 day care 1200 Car insurance 100 cell phones 180 electric/water 190 cable/phone/internet 180 gym 120 after tax investements/savings 1300 groceries 1000 total of 6870 no car payments since we paid them off early and we have no credit card debt.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	17
Revolving Credit Balance:	$241.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, could you PLEASE detail monthly expenses with a total amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	My wife and i take home 9000 a month after taxes Mortgage 2600 HOA 100 day care 1200 Car insurance 100 cell phones 180 electric/water 190 cable/phone/internet 180 gym 120 after taxes investments/savings 1300 groceries/ misc.. 1000 Total 6870 We dont have car payments as we paid them off early. We also have no credit card debt, we pay it off monthly but use it to pay bills.
Member (Home Improvemet) What other loans do you have?	i listed everything i pay in the additional information. The only loan we have is our mortgage at this time. We paid off both of our cars.

Member Payment Dependent Notes Series 498360

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498360	$10,000	$10,000	13.48%	1.00%	April 16, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498360. Member loan 498360 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Boundary Waters Bank	Debt-to-income ratio:	5.17%
Length of employment:	4 years	Location:	Ely, MN

Home town:
Current & past employers:	Boundary Waters Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	39
Revolving Credit Balance:	$4,757.00	Public Records On File:	0
Revolving Line Utilization:	18.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Boundary Waters Bank and what do you do there?	Boundary Waters Bank is a small community bank. I am the New Accounts Representative there. I have been working full time there about 4 1/2 years now.
You want to borrow $10k to consolidate debt but your revolving credit balance is only $4.7k. There must be more to the story. A $339/mo loan payment is a significant chunk of your $1900/mo salary. Do you share living expenses?	Yes I do share living expenses. Once I have all my credit cards all paid off, the remainder of the funds was going to be used to purchase a vehicle. Not a brand new vehicle but a used one - new to me. If the funds are loaned to me the only payment I will have will be the $339/mo loan payment plus my cost of living.
Please contact LC so you can send them income verification, etc. and have your status say 'Approved'. Thanks!	i have already sent this to you yesterday. would you like for me to send it again or did this message just cross?
Could you please talk about a delinquency that shows up on your credit report from a little over 3 years ago? Thanks and good luck!	I am assuming it is the cell phone sprint. it was my x husbands phone and some how it has been put on my credit report. i am currently looking into this.

Member Payment Dependent Notes Series 498675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498675	$13,000	$13,000	10.99%	1.00%	April 16, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498675. Member loan 498675 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Primrose School Franchising Company	Debt-to-income ratio:	10.01%
Length of employment:	10+ years	Location:	Alpharetta, GA

Home town:
Current & past employers:	Primrose School Franchising Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$93,687.00	Public Records On File:	0
Revolving Line Utilization:	89.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you sum up how you accumulated $94,000 in credit card debt?	Type your answer here. $78,000 is a home equity line of credit that we have and used for remodeling our home. Please let me know if you have any additional questions.

Member Payment Dependent Notes Series 498676

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498676	$7,000	$7,000	14.96%	1.00%	April 19, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498676. Member loan 498676 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:		Debt-to-income ratio:	14.82%
Length of employment:	n/a	Location:	Ann Arbor, MI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$727.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Affordable Appliance and Espresso Milano
I am curious -- why is your employer not listed in your profile?	I'm not sure why it is set up that way. When I filled out my original questions it was included, but my employer is Mike Reed at Affordable Appliance and Keith Taylor at Espresso Milano.

Member Payment Dependent Notes Series 498871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498871	$10,000	$10,000	10.62%	1.00%	April 19, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498871. Member loan 498871 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Metronome Hospitality - Club Crimson	Debt-to-income ratio:	13.00%
Length of employment:	3 years	Location:	Sunnyside, NY

Home town:
Current & past employers:	Metronome Hospitality - Club Crimson
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,445.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Metronome Hospitality - Club and what do you do there?	Metronome Hospitality is a chain of venues available for rent for corporate parties and in the weekend each space becomes a nightclub. There are 4 venues, 3 in New York City: Crimson, Branch and Providence where I work on special occasion and Club Providence inside Tropicana Hotel in Atlantic City. I work for the company since Nov 27, 2006 and I am their head bartender. That means that beside tending the bar during the events I also train and supervise their bar stuff I am the person in charge to solve unexpected situation that may occur during the night such as: issues with credit card machines and transactions, fake bills, disputes with customers or attending special request from party planners etc. I hope this brief description of my work duties is satisfactory and for any additional information please do not hesitate to contact me. Kind regards
Two questions: 1. Please describe the "green" remodeling you're planning. 2. Are you updating the rental residence and if yes...why?	The property I am planning to remodel it will be used as a retirement home for my parents. The kitchen and bathroom needs to be enlarged and the materials we will be using I would like them to be to be eco-friendly and reusable. The kitchen appliances will be energy saving appliances. and the floor would be either stone or bamboo floors. As the unit doesn't have a central AC or heating system in place I would like to have one installed, in order to accommodate the needs of two seniors citizens. Ideal would be to afford a heating system based on solar energy. We also need to replace the windows in the apartment and install protective aluminum panels against nature disasters during hurricane seasons. The fonds will be used to purchase a electric generators in case of emergency. Thank you for your question. Regards, Madalina Caesar

Member Payment Dependent Notes Series 498979

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498979	$25,000	$25,000	14.59%	1.00%	April 15, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498979. Member loan 498979 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	Costco Wholesale	Debt-to-income ratio:	22.72%
Length of employment:	9 years	Location:	SEATTLE, WA

Home town:
Current & past employers:	Costco Wholesale
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,535.00	Public Records On File:	0
Revolving Line Utilization:	62.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 499044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499044	$25,000	$25,000	15.33%	1.00%	April 14, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499044. Member loan 499044 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	rahway cancer center	Debt-to-income ratio:	16.28%
Length of employment:	6 years	Location:	staten island, NY

Home town:
Current & past employers:	rahway cancer center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,397.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is rahway cancer center and what do you do there?	The Rahway Cancer Center is a radiation oncology clinic. I am a Senior Radiation Therapist there. My duties are to administer radiation to the patients as well as set up their treatments with a treatment planning CT scan.
RE: $25,000 DC loan: (1)- Position (Job/What you do) @/For Rahway Cancer Ctr (2)- Transunion Credit Report reflects $32,397 Revolving Credit Balance debt (76.20 pct utilization rate all credit lines). Monthly payments made on RCB debt are $? (Total $ actually PAID per month and not minimum $ payments DUE per month- There is a BIG differnece between the two amounts.) Thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor 0402.2010 @ 05:57 AM ET	My monthly payments on the RCB are totaling around $1250. If I receive this loan I would be able to pay off the majority of the debt and thus reduce my monthly payment and finally be able to pay down those balances.
If loan 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years? FYI: The borrower required employment and income verification process a/k/a "Credit Review" not completed. When the on-screen borrower application viewed by all lenders shows "Approved" is when many other lenders and I then commit $ and participate to help fund loan. Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.02.2010 @ 07:10 AM ET.	I would probably use the full 3 yr term to pay it back or a little sooner when I receive any type of bonus in the future from my employer as well as tax return money.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	My job is quite secure as we are the only facility using some advanced techniques in the immediate area. Of course nothing is guaranteed but there are many jobs opening up in my field and I don't see a problem getting another one if need be.

Member Payment Dependent Notes Series 499078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499078	$8,500	$8,500	7.88%	1.00%	April 14, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499078. Member loan 499078 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Canterbury Productions	Debt-to-income ratio:	14.47%
Length of employment:	1 year	Location:	WOODSIDE, NY

Home town:
Current & past employers:	Canterbury Productions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > Need additional funds for the price of our reception space. My spouse will also be helping payback the loan. She has an annual salary of 30K. Borrower added on 04/06/10 > Need additional funds for the price of our reception space. My spouse will also be helping payback the loan. She has an annual salary of 30K.

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,436.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 499523

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499523	$6,400	$6,400	9.88%	1.00%	April 21, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499523. Member loan 499523 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	General Dynamics	Debt-to-income ratio:	13.68%
Length of employment:	8 years	Location:	RURAL RETREAT, VA

Home town:
Current & past employers:	General Dynamics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > loan for a car Borrower added on 04/16/10 > I plan to use the loan to buy a 2004 jetta, I have an excellent credit history, I have a very stable job, my monthly income is $7500.00

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,148.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at GD?	Production Manager of Plant 1

Member Payment Dependent Notes Series 499533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499533	$25,000	$25,000	10.62%	1.00%	April 19, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499533. Member loan 499533 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Pariveda Solutions Inc.	Debt-to-income ratio:	7.10%
Length of employment:	1 year	Location:	LITTLE ELM, TX

Home town:
Current & past employers:	Pariveda Solutions Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/03/10 > I'll be using these funds to jumpstart an open-source initiative to develop a mobile application similar to Pandora or Grooveshark. If you're not familiar with these services, I encourage you to check them out (just google either one). I have a track record of excellent credit and have NEVER missed a payment on anything in my life.I don't plan on starting now :). So invest with confidence.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,535.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Pariveda, and how much is your mortgage per month?	I work as a software developer at Pariveda. My monthly mortgage payment is $840.
Hello - I am a big fan of this type of investing. I have just a quick question regarding this type of investment. I absolutely love Pandora; however, the service is free. How do you intend to make money -- or is this just a "free time" type project, where the greater good is more important. Appreciate your time, look forward to hearing from you.	Great question. The purpose of this project for me personally is for it to be more of a learning experience than a pure profit making endeavor. I believe mobile apps are the way of the future. As with most open source projects, the primary source of revenue will be coming from advertising and donations. The purpose of this loan is really to serve as a bridge between the expenses that can be paid from that revenue and the actual costs (i.e. hosting, bandwidth, marketing, etc.) If all else were to fail, I really could just pay for the expenses entirely out of my own pocket, although that obviously wouldn't be ideal.
What are your other monthly expenses besides the credit card payments and mortgage payments	I don't carry a balance on any of my credit cards, so I don't really consider it recurring debt. I have a fairly unique situation because I live with a roommate who co-owns the house. Essentially, just about all of my monthly expenses are split in half (including utlities, etc.). I do have a car payment which is $375/mo. All together, I would say my total monthly living expenses including my share of the mortgage and everything else is roughly $1200 - $1400.

Member Payment Dependent Notes Series 499699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499699	$15,000	$15,000	16.07%	1.00%	April 14, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499699. Member loan 499699 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,333 / month
Current employer:	SapientNitro	Debt-to-income ratio:	12.08%
Length of employment:	< 1 year	Location:	Boston, MA

Home town:
Current & past employers:	SapientNitro
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	35
Revolving Credit Balance:	$35,040.00	Public Records On File:	0
Revolving Line Utilization:	91.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your new job?	I'm a Sr. Manager in the Program Management group. Before this I was a Sr. Project Manager at Razorfish for 11 years.
What do you do at SapientNitro?	I'm a Sr. Manager in the Program Management group.
Please share the interest rates of your current debt that makes lending club rate of 16% look good.	This is a summary of the credit card debt that I'm looking to consolidate with this loan: 1. Chase credit card = $4646 @ 13.24% 2. American Express credit card = $4461 @ 27.24% 3. Capital One credit card = $3500 @ 26% 4. Dell credit card = $1900 @ 22% With an average interest rate of 22.12%, the 16% rate will be much better for me.
May I ask why you specifically want to consolidate your debt becuase of a new job? Wouldn't that be independnt of your job (if you can get a better rate)? Also, your revolving balance is $35K and you are consolidating $14.5K in credit card debt. What is the balance of your revolving debt; $20.5K? Please try to be specific (e.g balance, rate, payments). Thank you.	The remaining revolving dept of ~$20k is related to a credit card that my wife has and my name was added to. The interest rate is 18.99%. Our goal is to consolidate my dept into one payment and then work together to pay off this larger balance. We used this to pay for our wedding earlier this year.
Would you mind answering my previous question: "May I ask why you specifically want to consolidate your debt becuase of a new job? Wouldn't that be independent of your job (if you can get a better rate)? " Thank you.	I must have missed this part of your earlier question. I'm using 2010 as a fresh start. I started a new job and also want to get my debt under control. The two aren't specifically related, except in my mind.
Do you plan on closing the credit cards after paying them off? How can you assure me that you will not dig another hole? Is the income listed just yours? Any additional income from your wife?	Yes. I plan to close two of my current credit cards. I want to keep a few open to maintain my available credit and to keep improving my credit score. I can't assure you besides my word about using my credit cards more responsible. However, in the last ten years, my credit score has increased by 100 points so I've been responsible. And yes, the income that I listed is just mine. Our total household income is $225k.

Member Payment Dependent Notes Series 499813

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499813	$20,000	$20,000	11.36%	1.00%	April 14, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499813. Member loan 499813 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	US Navy	Debt-to-income ratio:	11.83%
Length of employment:	3 years	Location:	Fullerton, CA

Home town:
Current & past employers:	US Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > loan for debt, wedding and overall cost reducer for high interest Credit Cards

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,200.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
L C military borrower loans that 100 pct fully-fund and are issued have common characteristics that contributed to success: Borrower provided information about themselves, service branch and career. Your loan application seriously lacking in all three areas. Recommend you update loan application displayed on-screen viewed by lender to include minimum basic data: (1)- Service Branch- Identify: Air Force? Army?, Coast Guard? Marine Corps? Navy? PHS? (2)- Active duty military- Provide current Rank? a-n-d Pay Grade?; Provide Enlisted Members Expiration Current Contract Date? (Note: Officers serve "Indefinitely") and future intentions- Extending enlistment? Reenlisting? Will continue to serve remaining time required to qualify military retired pension? Or intend do what specifically? (3)-DoD Civilian Employees- Provide Current GS Pay Grade (or equivalent), In-Step Level and current Position (Job/What you do) for employing military service branch. Voluntary military means increasingly less civilians prior military experience or knowledge. Avoid descriptions "Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military", etc. Generic terms do NOT provide L C civilian dominated lenders anything useful to make their decision to help fund your loan. Hope information benefits 1st time L C borrower. Best of luck loan's quick funding. Semper Midelis, USMC-Retired-Investor (MSGT-E8-Finance) Member 505570 04.01.2010 @ 05:45 AM ET.	DOD Civilian: US NAVY Pay Grade: GS-11 equivalent:GS-12 equivalent promotion 1 year, Type: Electronics Engineer 0855 Location: Camp Pendleton, CA
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Bank of America Visa: $9800 17% APR to be paid off, American Express: $8000 16% APR to be paid off, Discover Card: $6000 0% for 12 months will pay off before 12 months 0% ends. Most of these debts are used for my wedding and need a low interest rate
How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances?	If you look at CriticalMiss questions, the answers are there. I like to keep my savings/checking accounts private. Thanks
Just one more question before I invest - what actions have you taken, moving forward, to maintain your debt at a lower level, especially given the recent and seemingly ongoing changes to credit card terms, rates, and fees?	As a moving forward plan, this lower interest and consolidation plan will stabilize my repayment (unlike changes in credit cards) and with a stable income with the federal government and with my future wife's stable income we should have no problem repaying this loan. To maintain our low debt, our goal is to pay off this debt as much as we can after our wedding with our combine income and spend our money wisely. Both my wife and I have come up with a repayment plan to include our mortgage, daily uses, and future expenses such as having kids (wow, I said having kids). Within 3 years or earlier, we should be debt free (except mortgage)

Member Payment Dependent Notes Series 499845

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499845	$5,000	$5,000	13.11%	1.00%	April 16, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499845. Member loan 499845 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Konica Minolta	Debt-to-income ratio:	16.65%
Length of employment:	9 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Konica Minolta
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,269.00	Public Records On File:	0
Revolving Line Utilization:	98.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Konica Minolta and what do you do there?	Worldwide manufacture of Digital office and production printing equipment. I am a senior production print specialist, responsible for maint and repair of digital color printers in high end production locations.
Please give us details on what you are trying to refinance. (Type of Credit Card, APR, Monthly Payment) Thank you!	home depot 29% 250

Member Payment Dependent Notes Series 500081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500081	$10,000	$10,000	10.99%	1.00%	April 14, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500081. Member loan 500081 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,417 / month
Current employer:	Department of Defense	Debt-to-income ratio:	3.40%
Length of employment:	1 year	Location:	Arlington, VA

Home town:
Current & past employers:	Department of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > This loan is to obtain 10% for a downpayment on a co-op. I already have 10%, however my lender requires 20%. PMI is not offered. The total cost of the co-op is $243,000 and I already have a ratified contract. As a government employee in the Defense Department (GS 12, step 2), my job is extremely stable. Because of my security clearance, I actually risk my career if I am not financially responsible. In addition to my normal government salary, I receive approximately $1,000 per month, tax free, in disability payments from the VA due to injuries suffered in the line of duty. Unfortunately, the particular co-op I am interested in purchasing does not honor VA loans. Borrower added on 04/05/10 > The purpose of this loan is to acquire 10% for a down payment on a home. I already have 10%, however my lender requires a downpayment of 20% because it is a co-op. Borrower added on 04/05/10 > Sorry for the double post, I didn't initially see what I originally posted. Borrower added on 04/05/10 > Also, should I purchase this home, I will be qualified for the 1st Time Home Buyer's Tax Credit, which I plan to partially use to help pay off this loan.

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	40
Revolving Credit Balance:	$2,740.00	Public Records On File:	0
Revolving Line Utilization:	13.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you will be moving - have you provided Lending Club with your future address/phone/email address and so forth? (Do not provide the address, etc here, provide that only to Lending Club directly) Thank you in advance.	Yes, Lending Club is aware of my pending move and address change. My cell phone is my home phone, so after my move Lending Club will still be able to get ahold of me using my current number. Further, I am not changing jobs or moving that far away, so my work contact info and email addresses will not be changed.
Hi, could you PLEASE give a Breakdown of normal monthly expenses as they will be after moving into the co-op (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Also, give a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget.	Mortgage = $1,100 per month Co-op Fees = $380 (covers all utilities except cable, internet, telephone) Cable, internet, telephone = $250 Credit Card = $50 (I nearly always pay more than the minimum, however Food = $700, give or take (the DC metro area is expensive!) I own my vehicle outright so I do not have car payments. An underground parking space is included in the price of the home. My car insurance is approximately $300 per 6 months ($50). I do not have any dependents, childcare payments, or other loans at this time. My student loans have already been paid for. In the end, my total monthly payment, including my co-op fees, will be less than the rent I currently pay ($1,750). Before I was able to put $1,200+ per month into savings, an amount that will easily cover the monthly payment for this loan.

Member Payment Dependent Notes Series 500095

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500095	$11,500	$11,500	7.88%	1.00%	April 14, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500095. Member loan 500095 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Avesis	Debt-to-income ratio:	3.13%
Length of employment:	3 years	Location:	DELTA, PA

Home town:
Current & past employers:	Avesis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > Home Improvements Borrower added on 04/06/10 > This money is needed so I can make my home comfortable for my grandfather who is moving in. I like what this company is about so thought I would give it a shot.

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,956.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Avesis and what do you do there?	It's a vision/dental/hearing insurance company and I resolve issues for Optometrist???s and Ophthalmologists. My title is a Provider Service Representative.

Member Payment Dependent Notes Series 500101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500101	$2,400	$2,400	11.36%	1.00%	April 16, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500101. Member loan 500101 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,292 / month
Current employer:	University of North Texas	Debt-to-income ratio:	11.60%
Length of employment:	3 years	Location:	DENTON, TX

Home town:
Current & past employers:	University of North Texas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > Yes, my monthly mortgage payment is $1,067.

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,358.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at the University of North Texas?	Assistant Professor
Do you owe any mortgage on your house? Do you hold the deed/title to the house? Can you also list your other monthly expenses?	Yes, I have a monthly mortgage payment of $1,067.
Are you in a tenure-track position (i.e. is there some date in the future where your colleagues decide whether you get to stay there permanently)? If so, how many years away is that date and how are things coming along? Thanks	Yes. I go up for tenure in 4.5 years. All is going well.

Member Payment Dependent Notes Series 500240

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500240	$15,000	$15,000	7.88%	1.00%	April 14, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500240. Member loan 500240 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Washoe County School District	Debt-to-income ratio:	16.86%
Length of employment:	2 years	Location:	RENO, NV

Home town:
Current & past employers:	Washoe County School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,022.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Washoe County School District?	Speech Pathologist
What is your occupation?	Speech Language Pathologist
Since this loan is for debt consolidation, what are you consolidating? The revolving credit balance appears to be $4,022. What is the remaining $11,000 for? What do you do for the school district?	Speech Language Pathologist. Loan is for consolidating a higher interest personal loan and credit card

Member Payment Dependent Notes Series 500271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500271	$20,000	$20,000	11.36%	1.00%	April 14, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500271. Member loan 500271 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	St. Mary's Hospital	Debt-to-income ratio:	15.07%
Length of employment:	1 year	Location:	WATERBURY, CT

Home town:
Current & past employers:	St. Mary's Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	65
Revolving Credit Balance:	$8,870.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 500274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500274	$10,000	$10,000	13.11%	1.00%	April 21, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500274. Member loan 500274 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$71,667 / month
Current employer:	Lehman Brothers Holdings	Debt-to-income ratio:	6.79%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	Lehman Brothers Holdings
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > Funds will be used to fund portion of weatherization and solar hot water retrofit of an industrial space that recycles restaurant grease into biodiesel. I have a $1mm cash employment contract and wanted to test Lending Club as a future funding sources.

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	81
Revolving Credit Balance:	$275,883.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each of your debts (types/balances/monthly payments) as well as your monthly living expenses, so we can see how this loan will fit into your budget Thank you in advance.	Easier to list totals for each of these categories than individual line items. $800k of Residential Mortgage debt - including 40% LTV apartment in Berlin, Germany. Monthly mortgage payments of $6,000, Rent in NYC is $3,500, Other expenses (incl parking, eating) are another $2k/month. That's $11.5k/month of expenses. Gross employment income is $80k/month, net of tax witholding is $50k/month. also have $400k of scheduled dividends to be received this year.
What was the latest inquiry for and did it result in a new credit card or loan? What was the last delinquency for? Have you requested that Lending Club verify your income?	I'm not sure what the last inquiry was for, I assume it was for lending club. I don't think I have had any delinquincies, although my online autopay to a BOA/Brighter Planet credit card recently was sent to the wrong PO Box. I assumed that Lending Club automatically verify's income. If not, how would they do that - not sure I want to show you my two employment contracts personally, but Lending Club staff could see them.
Please verify your income with lendingclub. If you do that this loan will fund very quickly. I am a little wary of people earning > $200k requesting modest-sized loans, but this one sounds believable. Also could you tell us your expected repayment schedule? It is a 3 year loan, do you intend to pay more quickly than that?	I don't know how to have lending club verify income. I have two simultaneous consulting jobs, one for $120k/annually and one for $860k floor. I only need the loan for 4 months, so I feel like this 4.5% underwriting fee is way too high and I'm not even sure why I didn't get a much lower one given that my FICO score is over 740. I think Lending Club should have shorter-term products, not just 36 months... I'll probably leave this outstanding for at least 6 months anyway but since it is being lent to me personally (instead of to an LLC), I can't deduct the interest expense as far as I can tell.
Hello! Call Lending Club for the procedures to have your income verified.	I am submitting those. thx
After what just happened to Goldman and rumors that other investment banks may likely be investigated/charged, how secure do you feel your position is at Lehman?	I have a cash contract (no stock, just cash) thru 12/31/10. my job at lehman is very secure as we hav 2 - 3 more years of cleanup work. smug and overpaid goldman employees, on the other hand, have more to worry about since their overall lack of contrition and humility and lack of gratitude for the benefits of tax-payer assisted bailouts (esp of AIG that mostly helped Goldman) are an embarrassment to the rest of the financial industry.

Member Payment Dependent Notes Series 500294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500294	$5,500	$5,500	7.51%	1.00%	April 14, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500294. Member loan 500294 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Warren Oil Company	Debt-to-income ratio:	11.22%
Length of employment:	10+ years	Location:	FOLEY, AL

Home town:
Current & past employers:	Warren Oil Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > personal loan, would prefer 24 months

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	66
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Warren Oil Company?	Type your answer here.Southeast Sales Manager
Can you state the loan purpose and what the money will be used for. thanks!	Type your answer here. Personal

Member Payment Dependent Notes Series 500302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500302	$25,000	$25,000	19.79%	1.00%	April 20, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500302. Member loan 500302 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,250 / month
Current employer:	Internal Revenue Service	Debt-to-income ratio:	22.58%
Length of employment:	10+ years	Location:	DETROIT, MI

Home town:
Current & past employers:	Internal Revenue Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,494.00	Public Records On File:	0
Revolving Line Utilization:	72.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the IRS?	Telecommunications Manager.
Re: $25,000 Debt Consolidation loan multiple questions: (1) Your position (Job/What you do) @/For employer IRS? (Specific answer please.) (2) Your Transunion Credit Report reflects $57,494 Revolving Credit Balance debt (57.60 pct usage all credit lines). Is any a HELOC? If yes, $ amount is? AND APR pct is what? (3) $ payments paid per month on RCB is what amount? (Total $ actually PAID per moth and not CC $ minimum payments DUE per month- There is BIG difference between $ paid and $ minimum due amounts.) (4) If borrower employment-income verification "Credit Review" process result is loan "Approved" for issue and loan 100 pct funds, L C issues 3-year term promissory note with NO prepayment penalty. Time length you are intending to maintain active loan before lenders receive their final payoff- 6 months to 1 year? 1 to 2 years? 2 to 3 years maximum? Advance thanks for expected answers to all FOUR questions that I asked. Member 505570 USMC-Retired-Lender 04.10.20 @ 5:23 AM ET	1. Telecommunications Manager managing Local Area Network including voice, 2. Not HELOC, 3. Approximately $1400, 4. 2 to 3 years.
Me again. Additional questions not asked in my earlier email to you: (1) Civil Service GS Pay Grade (or IRS equivilant) is what? (2) In-Step level is what? (3) Am sure other lenders are also curious about this- Assuming NO HELOC, How did you accumulate $57,494 Revolving Credit Balance debt? Advance thanks for answers to additional questions posed. Member 505570 USMC-Retired-Lender 04.11.2010 @ 06:29 AM ET	1. IR-5, 2. No step, 3. three kids in college at same time, currently two, and overspending.
I do not like the IRS	For what I do, yes!
What do you do with the IRS? Would you be willing to verify your income with Lending Club? Thanks!	Telecommunications Manager. Yes!

Member Payment Dependent Notes Series 500310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500310	$16,000	$16,000	13.85%	1.00%	April 14, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500310. Member loan 500310 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,750 / month
Current employer:	Keane inc	Debt-to-income ratio:	12.50%
Length of employment:	7 years	Location:	BLOOMINGTON, IL

Home town:
Current & past employers:	Keane inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	38
Revolving Credit Balance:	$6,799.00	Public Records On File:	0
Revolving Line Utilization:	36.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Keane inc and what do you do there?	Keane Inc is a worldwide IT solutions company (www.keane.com). I have been cmployed with them for the last 7 years as a principal consultant
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Best Buy $2300 APR 25% National City $1500 APR 23% HSBC $2000 APR 25% Capital One $2000 APR 21% Bluestone Law $140000 APR unknown
Please list each debt you plan to pay off and the amount you are currently paying each month toward each debt.	Best Buy $2300 APR 25% - $100 Per month National City $1500 APR 23% - $100 Per month HSBC $2000 APR 25% - $100 Per month Capital One $2000 APR 21% - $100 per month Bluestone Law $140000 APR unknown $250 per month
Bluestone Law $140,000??? If it's $14,000, then the total exceeds the loan by $5,800. Please tell me exactly how you plan to apply the $16,000 loan.	Sorry, my bad. It's $14000, but if i pay in full then i would get a discounted amount of $8000 therefore saving my self $6000
Are your legal needs now over = no more legal bills? What was the delinquency 38 months ago? Reason for the 2 inquiries in the last 6 months. Thank You	No further legal needs. delinquency has been challenged as incorrect & will be removed
Hi, could you PLEASE detail monthly expenses with a total amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	My total net monthly income is $4000, my total current expenditures are approx $3000, which will reduce to $2000 with the aid of this loan
Gross Income shows at $6,750/mo. How does the net get down to $4000?	Taxes, 401K, Healthcare premiums etc

Member Payment Dependent Notes Series 500320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500320	$19,000	$19,000	10.62%	1.00%	April 14, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500320. Member loan 500320 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,300 / month
Current employer:	US ARMY	Debt-to-income ratio:	21.21%
Length of employment:	5 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	US ARMY
Education:

This borrower member posted the following loan description, which has not been verified:

If this loan is FULLY funded, I will go from a cumulative of 50+ APR to 10%!!! Please fund my loan to consolidate my debt. I am active duty military and I am deploying May 12, 2010. On top of being in a stressful environment it is even more stressful contemplating who you owe and when your due dates are. It is more feasible to pay on one loan as I have noticed during the last two deployments. THANKS!! Borrower added on 04/13/10 > Upside down in car 10,000.00 Credit Cards were paying for tuition 4,000.00 Student Loan Accuring Crazy Intrest 5,600.00 Come on Lenders I have one more day!!!

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,704.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am confused, are you staying in the Army, going to school, or doing both at the same time? Thank you in advance.	Penn State has a program called Human Resource Management. Its on thier main page and I have already been accepted.
Area of study?	Human Resource Management

Member Payment Dependent Notes Series 500343

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500343	$20,000	$20,000	11.36%	1.00%	April 15, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500343. Member loan 500343 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Palm Beach County Board of County Commis	Debt-to-income ratio:	10.51%
Length of employment:	1 year	Location:	Palm Springs, FL

Home town:
Current & past employers:	Palm Beach County Board of County Commis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > Full kitchen remodel

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	28
Revolving Credit Balance:	$12,093.00	Public Records On File:	0
Revolving Line Utilization:	18.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job for Palm Beach County Board of County Commissioners ?	I am a lieutenant in the fire department.

Member Payment Dependent Notes Series 500346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500346	$11,000	$11,000	10.62%	1.00%	April 16, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500346. Member loan 500346 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	City of Sparks	Debt-to-income ratio:	0.66%
Length of employment:	3 years	Location:	Sparks, NV

Home town:
Current & past employers:	City of Sparks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > The purpose is to fund approximately 40% of the purchase of a piece of improved land on which I plan to build a home for my family. Borrower added on 04/08/10 > My value as a credit worthy borrower is due to basic, common sense personal finance. I pay my bills, I live well within my means, have a stable job working for a local government -- as stable a job as exists these days, it seems -- and am also in a profession (software engineering/programming) that is in high demand. Borrower added on 04/08/10 > My monthly budget for this loan's intended purpose is approximately $2200/mo.

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$149.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description please?	The information you requested has been posted to the loan description. Thanks for pointing it out.
Member (Land Purchase) What other loans do you have? What will pay for the 60% of the purchase price and closing costs? Please provide details. Thanks	The only other loans I have are my existing mortgage and a small car payment (Prius). The remaining costs of this purchase (incl. closing costs) will be paid in cash from savings.
What is your occupation?	Systems developer (programmer)

Member Payment Dependent Notes Series 500349

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500349	$17,500	$17,500	14.59%	1.00%	April 15, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500349. Member loan 500349 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,700 / month
Current employer:	Bali Construction	Debt-to-income ratio:	13.91%
Length of employment:	6 years	Location:	Santa Ana, CA

Home town:
Current & past employers:	Bali Construction
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,688.00	Public Records On File:	0
Revolving Line Utilization:	91.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Bali Construction and what do you do there?	Bali Construction specializes in installing all underground water and sewage systems in large, new constructions projects such as hospitals, schools, etc. I am a supervisor of a crew and have worked there for over 6 years. I have been in this line of work for over 25 years.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	This loan is really to help my son pay off some debt he has defaulted on. He was thinking of going through bankruptcy but instead I offered to help him. He needs about 17k to get out of trouble so I'm taking this loan out to help him. I will pay this off for him to help him and his family get back on their feet. Thank you for your consideration.

Member Payment Dependent Notes Series 500385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500385	$10,000	$10,000	11.36%	1.00%	April 20, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500385. Member loan 500385 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	risk strategies company	Debt-to-income ratio:	21.19%
Length of employment:	10+ years	Location:	hyannis, MA

Home town:
Current & past employers:	risk strategies company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > This loan will act as consolidation were as I am 100% stable in my current employment with continuing growth over 15 years experience.

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	44
Revolving Credit Balance:	$19,249.00	Public Records On File:	1
Revolving Line Utilization:	61.30%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is risk strategies company and what do you do there?	Type your answer here.Risk Strategies Comapny is a Insurance brokrage firm were I am a P & C Broker.
Could you please explain your delinquency from about 4 years ago and your public record?	Type your answer here.I have no Idea what you are refering to. Please explain?
Me again. The abbreviated credit report we see shows a delinquency from about 4 years ago and a public record from about 9 years ago. A delinquency is posted to your credit report when a payment is not made or is late. A public record is a bankruptcy, lien, etc. Something that cause you to go to court.	Type your answer here. I had gone through a divorce.

Member Payment Dependent Notes Series 500388

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500388	$6,500	$6,500	7.88%	1.00%	April 14, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500388. Member loan 500388 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Wells Fargo Financial	Debt-to-income ratio:	9.68%
Length of employment:	< 1 year	Location:	Gillette, WY

Home town:
Current & past employers:	Wells Fargo Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > The NADA on this motorcycle is 6400. I am hoping to purchase this on 4/10/2010.

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	11
Revolving Credit Balance:	$268.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Wells Fargo Financial and what do you do there?	It is a specialized lending entity within Wells Fargo. Mostly home refinance and debt consolidation. I'm a Credit Sales Manager, I get people in to refinance their homes or vehicles.
Please explain the deliquency	I graduated in December so my student loans should have been deferred for 6 months, two are being reported as delinquent but Wells Fargo is working on correcting it.

Member Payment Dependent Notes Series 500414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500414	$21,000	$21,000	15.33%	1.00%	April 14, 2010	April 18, 2013	April 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500414. Member loan 500414 was requested on April 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$44,167 / month
Current employer:	Emory University Healthcare	Debt-to-income ratio:	22.62%
Length of employment:	8 years	Location:	Marietta, GA

Home town:
Current & past employers:	Emory University Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > Pay Federal Tax bill

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1978	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$423,189.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Emory University Healthcare and what do you do in your job there?	Chief of Thoracic Surgery
Re: $21,000 DC (Taxes) loan: L C issues industry standard 3-year term repayment loan with NO prepayment penalty. Term length that you intend to maintain this $21K loan before the final payoff occurs: Less tha 6 months? 6 to 12 months? 1 to 2 years? 2 to 3 years? Member 505570 USMC-Retired-Investor 04.05.2010 @ 08:57 AM ET	12 - 24 months
Please explain what this loan will be used for. What is the $423,000 revolving credit balance?	taxes 374,000 is a second mortage and the rest are credit cards that are being paid down
I'm interested in funding your loan but have a few questions. (1) How much is for your tax bill and how much is for your credit cards? (2) How much do you have on each credit card and what is the interest rate for each? (3) What are your major monthly expenses (mortgage, student loans, car, etc.)? (4) Is there another wage earner in your household and if so how much does he/she make each month? Thanks so much.	Tax 20,875.00
With a monthly income of 44,167, why do you need a 21K loan? Also, how secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	After taxes my take home is 23,000. With private school tutions (4) and mortages (2) no room for 20K due all at one time. I have been chief for 4 years (5 surgeons under me) and plan to retire here (15 yrs from now). If i lose my job then all of Emory Healthcare would be closing also - 17,500 employess.
Hello- (1) Please list ALL of your current monthly expenses. (2) Also, is there one income earner or two? (3) Do you have a plan in order, as far as savings if you were to loose your job? -Thanks in advance for your response.	1. N/A 2. One 3. Yes
Please expand on my previous question... 1) LIST your current monthly expenses w/ dollar amounts. 2) What is your plan if you were to loose your income? -Thanks in advance for your response.	1. why? 2.Find another position.
It seems that you are being deceitful by not providing your current monthly expenses with dollar amounts. This is an important thing to know if you want lenders to fund your loan. At this point you have refused to answer the question twice. I doubt people are going to fund this loan after that.	Deceitful is not the issue - it is the time trying to put it in to the system - I work 80 - 100 hrs a week; i am in the top 10 of volume for thoracic surgeons in the USA, so time is an issue in between cases. Monthly payments: Car payments - 1800 Mortage with taxes and ins - 5230 Mortage 2nd - 1300 Utlities - 500 Insurance - 400 Credit cards - 3500 Food - 1200 Gas - 800 School - 2500 4,000 - 5,000 cushion per month left over , which is used to pay down CC and extra tution expenses when needed Have a good day!
Do you have savings you would draw on to pay the loan in the unlikely event you lose your job and it takes some time to find another? Thanks.	yes for three months.
With all due respect, Doctor, you are not asking a bank to help fund your loan. You are asking ordinary people, whose level of education range from high school to post-graduate education. Many of us invest as little as $25 to as much as hundreds if not thousands at a time to loans that are properly vetted. A little humility on your part is most certainly in order, especially if you want your loan funded quickly. I understand you are busy. I myself had to have thoracic surgery to remove a thymic cyst, so I'm very familiar with your profession. But I would be remiss if I did not politely remind you that *you* are asking *us* to invest in your loan. If lenders have questions that are legitimate (such as a list of your current expenses) please find the time to answer them, in the same manner that you took the time to write your listing. Remember, you would not be so cavalier if you went to a bank! Thank you and good luck with funding.	We are all individuals - education had nothing to do with it. Unfortunately time is an issue in the medical (Surgical) profession to be able to respond in a timely and most importantly an accurate manner. I did not have the info at work to complete the question completely the first time. I have answered all questions legitimate or not. I appreciate the investment - you will not be disappointed. Have a good weekend. Going to work now to operate.
In how many months do you expect to pay off this loan? Thanks.	12 - 24

Member Payment Dependent Notes Series 500519

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500519	$13,000	$13,000	10.25%	1.00%	April 14, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500519. Member loan 500519 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Juma Technology	Debt-to-income ratio:	24.33%
Length of employment:	2 years	Location:	LEVITTOWN, NY

Home town:
Current & past employers:	Juma Technology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > Looking To consolidate Auto Loan, and three credit cards into one monthly payment to save on intrest paid and start to put money into saving for a downpayment on a home. Borrower added on 04/01/10 > Trying Tto Conslidate Debt to start putting money in the bank to buy first home

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,447.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Juma Technology and what do you do there?	Juma Technology is an Phone/Network Intergrator. www.jumacorp.com Im a Systems Engineer for them meaing I do the designs and installs for the clients system along with the day two support. Thank You -Chris
Hi, could you PLEASE detail Balances, monthly payments & APR of debts to be consolidated. Add information about any other debts not being consolidated. And could you PLEASE detail monthly expenses with a total amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	The two credit cards being consolidated are both at approximately 20% interest. Untill this time last year they were 9% and 12%, then increased, there were no late payments or overages on either account. The balances are currently 2700. and 4800. in an effort to pay off these debts we've managed to put $550/mo toward one card and once payed off we'll shift those funds and add them to the minimum we are currently putting toward the other card. A "debt snowball" if you will. The last piece of the loan we are requesting will be used to pay off a car loan which will free up another $250/mo. All in all this loan will afford us the opportunity to get what currently costs us about 900/mo down to about 500/mo and speed up the entire process, ofcourse the saved money from the lower interest rate is rather beneficial also! Hope that helps, thanks for considering investing.

Member Payment Dependent Notes Series 500543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500543	$14,500	$14,500	7.88%	1.00%	April 14, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500543. Member loan 500543 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,198 / month
Current employer:	Orbotech	Debt-to-income ratio:	12.98%
Length of employment:	3 years	Location:	San Jose, CA

Home town:
Current & past employers:	Orbotech
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > Thank you so much for considering my loan. My credit card rates have skyrocketed. This loan will be such a relief - I can't believe I could have this debt cleared in 3 years, for about the same as an interest only payment from my current credit cards. I am an excellent borrower. I always pay my bills on time and you will be happy you chose to lend to me! I vow to not use my credit cards again. Go Lending Club! The wave of the future!

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,208.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Orbotech and what do you do there?	I'm an HR admin. Orbotech is a big company, but I work at the division that builds flat panel display test and repair equipment. The equipment is used by companies that manufacture flat panel televisions, and anything that uses a flat panel glass, like smart phones, etc. My second job is a student - I'm in night school working toward my bachelor's degree. I'm top in my class!

Member Payment Dependent Notes Series 500594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500594	$15,000	$15,000	10.99%	1.00%	April 14, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500594. Member loan 500594 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Block & Company	Debt-to-income ratio:	20.82%
Length of employment:	7 years	Location:	Kansas City, MO

Home town:
Current & past employers:	Block & Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/02/10 > This is for my dream car - locally owned, very low miles w/extended warranty and all the options. We have both borrowed for cars before and paid them on time monthly and even paid some off early. We both have very stable, long standing jobs in the RE and Fitness industry.

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,716.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Block & Company and what do you do there?	Total price is $15,000. Will be funding all the other fees personally. Car is from a known user; has extended warranty, and lots of options. Thanks.
What is the total purchase price of the car? If more than $15,000, how do you intend to fund the balance of the price?	Total price is $15,000; will pay for any other closing/license costs out of pocket. This car is from a known user, and has extended warranty and loaded w/options. Is in great shape. Thanks.
You never answered Member 364664 "Critical Miss" question "What is Block and CO? And what do you do there?" Instead you provided breezy sales "puffery" details about car to be purchased. Answer lenders questions asked and you may have more success getting $15,000 loan funded. Lender Member 505570 USMC-Retired-Investor 0404.2010 @ 3:09 PM ET	Yes, I mistakenly answered a different question on that one. The answer to the original question is Block & Co. is a commercial real estate/development company and I work directly for the owner; assisting with development projects and other day to day operations.
Hi, could you PLEASE detail monthly expenses with a total amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	This represents my average monthly budget/expenses: Net income -$3,300 rent/utilities - ($750) vehicle - ins/gas - ($150) groceries - ($110) dining out - ($200) household supplies -($40) personal care - ($50) credit cards - ($800) savings - ($100) misc exp - ($100) Total mo.expenses ($2,300) Current Cash flow - $1,000

Member Payment Dependent Notes Series 500624

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500624	$10,000	$10,000	13.48%	1.00%	April 14, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500624. Member loan 500624 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Applebees	Debt-to-income ratio:	24.81%
Length of employment:	6 years	Location:	FOLSOM, PA

Home town:
Current & past employers:	Applebees
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	53
Revolving Credit Balance:	$15,004.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Applebees? Loan Description please?	Bartender
What do you plan to use the loan for?	Pay off a debt
What is the purpose of the loan?	To pay off a debt and to help my brother.
Identify each debt you plan to pay off by the name of the creditor and the amount owed, and how much you plan to give to your brother and for what purpose. Thank you.	My brother helped me a little over a year ago and put my credit card debt of like 20000 onto a great balance transfer offer he had .. i paid off about half of it but now he wants to build an addition on his house and the 10000 dollar balance isnt helping him. I just want to get the money back under my name so it doesnt affect him in anyway.

Member Payment Dependent Notes Series 500657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500657	$19,400	$19,400	13.11%	1.00%	April 14, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500657. Member loan 500657 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,875 / month
Current employer:	Zuckerman Spaeder LLP	Debt-to-income ratio:	11.76%
Length of employment:	3 years	Location:	SPRINGFIELD, VA

Home town:
Current & past employers:	Zuckerman Spaeder LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,071.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Zuckerman Spaeder LLP and what do you do there?	I provide support to attorneys at a law firm dealing with litigation. I manage the data collections and provide consulting on best practices.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and *won't* be paid off with this loan. Thank you in advance.	Citi cc - 12xxx - will be paid off - 29.99% interest suntrust cc - 5xxx will be paid off - 19.99 interest chevyhchase cl - 19xxx will be paid down - don't have interest rate at this time.
How much are you currently paying each month toward the three debts you have listed?	citi = 350 suntrust = 300 Chevychase = 200
Hi, could you PLEASE detail monthly expenses with a total amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	1690 towards mortgage 200 home gas 100 home electric 100 auto insurance 80 phone 100 Internet & tv 150 auto gas 200 parking 500 food & groceries left over goes toward debt and misc ..

Member Payment Dependent Notes Series 500730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500730	$10,000	$10,000	7.14%	1.00%	April 14, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500730. Member loan 500730 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Marlton Rehab Hospital	Debt-to-income ratio:	15.54%
Length of employment:	10+ years	Location:	SICKLERVILLE, NJ

Home town:
Current & past employers:	Marlton Rehab Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > to pay off high interest credit cards Borrower added on 04/09/10 > I have excellent credit and know I can save money and interest rates with this loan. I fortunately have a stable job as a staff therapist in an outpatient therapy department where I have been employed for 12 years.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	33
Revolving Credit Balance:	$10,525.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. There are 3 big cards that have significant balances that are planning will be paid on. Those include Chase Manhattan, Amercian Express, and Capital One credit cards. I have been a loyal Chase card holder, and in the past 6 months, my interest rate went from 4.5% to 16.9% on my highest balance card.

Member Payment Dependent Notes Series 500793

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500793	$21,600	$21,600	10.62%	1.00%	April 16, 2010	April 16, 2013	April 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500793. Member loan 500793 was requested on April 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:		Debt-to-income ratio:	5.84%
Length of employment:	10+ years	Location:	Flushing, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,325.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your source of income?	i own hvac company
Hello, what is your current source of income? Under employer, n/a is listed, so I'm assuming your self employed? Thank you.	self employed
What is your source of income?	i have air condition company

Member Payment Dependent Notes Series 500822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500822	$8,000	$8,000	10.62%	1.00%	April 14, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500822. Member loan 500822 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Arizona Land and Ranch Inc	Debt-to-income ratio:	20.47%
Length of employment:	2 years	Location:	PRESCOTT, AZ

Home town:
Current & past employers:	Arizona Land and Ranch Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I am looking to consolidate 4 higher interest credit cards into one loan. Although the payments are not an issue I would rather be paying down the principle and not throwing money at unneccesary interest.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	28
Revolving Credit Balance:	$2,110.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 500824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500824	$10,000	$10,000	7.14%	1.00%	April 15, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500824. Member loan 500824 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,833 / month
Current employer:	T-Mobile USA	Debt-to-income ratio:	10.73%
Length of employment:	5 years	Location:	PLEASANT HILL, CA

Home town:
Current & past employers:	T-Mobile USA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,836.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is T-Mobile USA and what do you do there?	T-Mobile USA is the 4th largest cellular telephone company in the USA. I have been working for the company as Principal Engineer for the past 5 years. Thank you.

Member Payment Dependent Notes Series 500837

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500837	$10,000	$10,000	7.88%	1.00%	April 14, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500837. Member loan 500837 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	St. Mary's Credit Union	Debt-to-income ratio:	22.30%
Length of employment:	2 years	Location:	Stow, MA

Home town:
Current & past employers:	St. Mary's Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > My son has moved to NYC to start a new job so we would like to consolidate his debt and also provide a little extra cash so he can cover his expenses until he gets his first paycheck. Borrower added on 04/05/10 > We appreciate any funding you can provide to help him get his career started in a new city. Thank you very much.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,052.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, what are the debts your plan to pay off with this loan, including the amounts, rates, and the institutions that the loans are with? Also, if you would be able to provide Lending Club with documentation to verify your income it would likely make your loan more attractive to potential investors, myself included.	Hello Jaybird, Thank you for your question and comments. 1. I am in the process of providing proof of income. 2. 1 Credit Card, 14% interest rate, and some moving expenses on top (furniture, some clothing, etc).
Since this is a debt consolidation loan, what are the debts your plan to pay off with this loan, including the amounts, rates, and the institutions that the loans are with? What do you do at St. Mary's Credit Union? I work at a credit union and given that they're not-for-profit not many employees make a 6-figure income unless it's at a much larger credit union where they are a part of upper-level management or unless they hold a position that requires highly specialized technical skills e.g. in Information Technology. If you would be able to provide Lending Club with documentation to verify your income it would likely make your loan more attractive to potential investors, myself included.	1. The debt is a credit card charging 14% interest as well as a lump sum of moving expenses for my son. 2. The income figure is combined with my husband's. He works in a senior role as a lending officer at a bank. Including my son there are three people with a combined income in excess of $200,000 who will be here to ensure the proper and timely payment of this note. Please inform me as to who to contact at LendingClub to verify the figures I have just quoted. I hope I have answered your questions.
If you e-mail borrower support at support@lendingclub.com and tell them you wish to verify your income they will tell you what documentation they require to verify income and will tell you where to send it.	The income I entered is our household combined income for my husband and myself, but I will contact someone and find out how I can verify it. Thank you.
Sorry for asking that question twice, I completely spaced out and forgot I'd already asked a question on this note. I appreciate all of the information though, and just (partially) funded your loan. Thanks again, and good luck!	Thanks jaybird! Best of luck to you as well
are you expecting your son to pay off this loan?	Hi, no, I will be responsible for making the payments on this loan. Any outside arrangements I have with my son will not effect my ability to send the monthly payments in.

Member Payment Dependent Notes Series 500861

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500861	$10,750	$10,750	7.88%	1.00%	April 16, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500861. Member loan 500861 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	Hoban Services Inc	Debt-to-income ratio:	19.82%
Length of employment:	7 years	Location:	Lakewood, OH

Home town:
Current & past employers:	Hoban Services Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > We have done a complete remodel on our bathroom once already in the past 6 months. The contractor did an incredibly bad job after paying over $8000.00 and did not do many things up to code. We just purchased this house in August. We already have several quotes from contractors and need to have our bathroom completely redone and brought up to code.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,018.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 500874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500874	$20,000	$20,000	11.36%	1.00%	April 16, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500874. Member loan 500874 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,042 / month
Current employer:	Monroe College	Debt-to-income ratio:	11.98%
Length of employment:	1 year	Location:	New York, NY

Home town:
Current & past employers:	Monroe College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/03/10 > I moved to New York with a little bit of cash and two suitcases. I pretty much had to start over to make my dream of living in the "big city" come true, so that's where my credit card purchases began. My current interest on my card is too much so with this loan, I'll hopefully be able to pay it down faster. With the extra money that was going to go to the credit card (originally), I'm putting into an online savings account to accrue interest so I can save for a down payment on an apartment. Your help is GREATLY appreciated! Borrower added on 04/06/10 > Also just to add for my fellow lenders, I ALWAYS pay my bills on time and usually early. I have a great credit score (over 720), which isn't shown here due to the fact that my credit ratio isn't excellent because of how much debt I have.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,612.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 500877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500877	$18,250	$18,250	12.73%	1.00%	April 16, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500877. Member loan 500877 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,791 / month
Current employer:	Paley Center for Media	Debt-to-income ratio:	21.61%
Length of employment:	10+ years	Location:	Kew Gardens, NY

Home town:
Current & past employers:	Paley Center for Media
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I need this loan to help eradicate credit card debt (accrued during a relocation across the country and back several years ago). I am steadily paying off the debt, but recently some of the credit card interest rates have become astronomical, and I'd like to pay those off as soon as humanly possible. I have trimmed my budget and am no longer using the credit cards, with the goal to pay everything off in 3 years.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	18
Revolving Credit Balance:	$18,782.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 500898

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500898	$17,500	$17,500	13.85%	1.00%	April 15, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500898. Member loan 500898 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,392 / month
Current employer:	Pros Ranch Markets	Debt-to-income ratio:	22.81%
Length of employment:	5 years	Location:	Fontana, CA

Home town:
Current & past employers:	Pros Ranch Markets
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > Paying off two out of three credit cards. Rest of funds going towards credit card with lowest apr.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,499.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly expenses. Thanks.	Below are my monthly expenses: Credit Cards - $763 Utilities (Gas, Electricity, Water) - $132 Mortgage - $1395 HOA - $300 Car Pmt - $550 Car Insurance - $54 (6mo premium = $320) Fuel (Gasoline) - $150-$200 Groceries - $200 Phone Bill - $183
What is your job title and description for your job? How stable do you believe it is with the current economic conditions?	I am a Grocery Buyer for a Hispanic Grocery Supermarket. I'm responsible for maintaining adequate inventory levels in two warehouses along with direct store deliveries when available. I also analyze front page ad loss and overall front page gross along with approving invoices for payment. While times are tough, everybody has to eat. Luckily what I do provides that service and I am very good at my profession. I currently work directly with the Executive Director of Procurement for the purpose of one day filling the position. I feel very confident in what I do for the company and with my overall job security. Thank You.

Member Payment Dependent Notes Series 500917

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500917	$9,000	$9,000	14.59%	1.00%	April 15, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500917. Member loan 500917 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:		Debt-to-income ratio:	18.11%
Length of employment:	n/a	Location:	new hyde park, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,427.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I used to be a supervisor of editng for a survey/research company and due to health problems I retired and now I do private math tutoring.

Member Payment Dependent Notes Series 500923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500923	$24,000	$24,000	13.11%	1.00%	April 15, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500923. Member loan 500923 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,783 / month
Current employer:	Stonehill College	Debt-to-income ratio:	0.34%
Length of employment:	1 year	Location:	Quincy, MA

Home town:
Current & past employers:	Stonehill College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/04/10 > My wife is pursuing a masters in accounting at UMass and being a non US Citizen, she is ineligible for US government loans. This loan amount will be used to pay for her tuition and related college expenses. I am an Assistant Professor of Business Administration (Finance) at Stonehill College and this job is my first job. Prior to this i was pursuing my PhD at Univ of Connecticut. I intend to pay this loan within the next 3 years (Hopefully might repay sooner too) . I have an excellent credit Score and have never defaulted on any of my payments. I have very few credit cards and with low balances on them. No auto loans or any other debt.I have low debt to inome ratio. My fixed monthly expenses is $ 2000 (Rent, utilities, cell phone, Car insurance, cable etc). This is comfortably lower than my gross pay. Hope this was useful. Please feel free to pask me any Questions if you need more info.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,218.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Please provide a detailed Loan Description. Thank you.	My wife is pursuing a master's in accounting at UMass and being a non US Citizen, she is ineligible for US government loans. This loan amount will be used to pay for her tuition and related college expenses.
Re: $24,000 Educational loan: (1)- Position (Job/What you do) @/For Stonehill College? (2)-Length of Employment Stonehill College reflects 1 year. Provide three years PRIOR employment (or school) history. (3)-If loan 100 pct fully funds and Approved for issue, L C promissory notes are standard 3 years term repayment and NO prepayment penalty. Term length that you intend to keep this loan active before final payment received by participating lenders: Less tha 6 months? 6 to 12 months? 1 year to 2 years? 2 to 3 years? Advance thanks for answers to all THREE questions. Member 505570 USMC-Retired-Investor 0404.2010 @ 10:17 AM ET.	Answer to (1) I am an Assistant Professor of Business Administration (Finance) at Stonehill College , (2) This is my first job (Stonehill College) and prior to this i was pursuing my PhD at Univ of Connecticut (3) Term Length for the Loan- 3 Years (Hopefully might repay sooner)
Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	Yes, i plan to do it. I listed my request on Saturday and the earliest i can do that is monday. Will do the needful once they open their office on Monday.
How secure is your position in this economy? Backup plan if terminated/cut? Thanks for answering.	I am in higher education. Higher Education is a recession proof industry. I am a tenure track professor. It is a secure position. If i am still cut, i do have assets worth the loan i wish to take and will liquidate and pay.
After Lending Club Home Office verifies borrower bank account (trial deposit < $1) the loan process next step Employment-Income Verification a/k/a "Credit Review". Verification each item is independent verification the other item. After Credit Review completed the on-screen borrower application viewed by lenders reflectd status updated to "Approved". The completed process benefits borrower because: (1)- Loan will attract lender "Fence Sitting" until required process completed before finally committing their $$. (2)-After the process is completed, the funding pace quickens. (3)- After loan 100 pct funded, net $$ can be deposited quickly into your bank account. Be proactive Credit Review. CREDIT REVIEW IS BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT THE END CREATES A DELAY. Information should benefit 1ST-time L C borrower. Lender Member 505570 US Marine Corps-Retired-Investor 04.05.2010 @ 2:43 AM ET.	Thanks for your info. I am doing this for the first time and hence the daley in getting "approved". I listed my loan request on a saturday and could not reach lending club for taking the next step. Also my bank account is in the process of being verified. I will be reaching out to Lending club today and doing my part to get the "Credit Review" process expedited and approved.
Will this pay all tuition required for your wife to complete her Master's Degree? If not, how much longer and how much more in estimated tuition expense will you incur?	About $20,000 of this loan will go towards tuition and the rest $4000 for related college expenses.
Member (Loan for Education) Your response to a question about tuition did not satisfy the question. For clarification, what will be your wife???s annual tuition? What will be the total cost to complete her studies and earn her master???s degree? I look forward to investing in your loan.	Sorry if i wasn't very clear about my answer to the earlier question. Let me try to explain in more detail. I pay for my wife's tuition based on the number of credits she signs up for at the university. The whole masters program is 30 to 33 credit program (It will be 30 credits if she doesn't require a refresher course in the american tax laws, if she requires a refresher course it will be a 33 credit program). She will get her master's degree on completion of this 33 credits. It will take 3 semesters long and will totally cost $36000. The tuition alone will cost about $32,000 and the remaining $4000 will go towards other related college epenses ( textbooks, note books, laptop etc). This $36000 when divided over 3 semesters will cost about $12,000 per semester. I have already paid about $12,000 out of my savings (she is just completing one semester - she started in the Spring of 2010). She has two more semesters to go and she shall complete it by May 2011. This loan request of mine for the remaining $24,000 ( $36,000- $12,000) will complete her total need of funds to get her masters degree. Please let me know if you need any other information. I appreciate your interest in my loan request.

Member Payment Dependent Notes Series 500924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500924	$7,200	$7,200	14.96%	1.00%	April 16, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500924. Member loan 500924 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	cohoes bowling arena	Debt-to-income ratio:	10.08%
Length of employment:	10+ years	Location:	COHOES, NY

Home town:
Current & past employers:	cohoes bowling arena
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	15
Revolving Credit Balance:	$7,995.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at cohoes bowling arena?	desk manager.
D'oh! What do you plan to use the loan for?	vacation, personal items

Member Payment Dependent Notes Series 500927

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500927	$18,200	$18,200	10.99%	1.00%	April 16, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500927. Member loan 500927 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Dreyers Grand Ice Cream	Debt-to-income ratio:	21.77%
Length of employment:	9 years	Location:	Norco, CA

Home town:
Current & past employers:	Dreyers Grand Ice Cream
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I've been with the same company for almost 10 years and recently got promoted to a new position which started April 5. I have no problem making my minimum payments on my debts right now but am not getting anywhere on paying them down. Right now my take home is right around $3000 a month and am paying out $150 a month for rent as i am back home living with parents to get my stuff taken care of. My expenses right now come up to $840 which include, car payment, insurance, cell phone, storage space, rent, and gas. I did not factor living expenses but as i am single with no children they aren't very high.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,028.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Dreyers Grand Ice Cream and what do you do there?	Dreyers is a subsidiary of Nestle, we distribute all of Nestle's, Haagen-Daaz, and Dreyers/Edys ice cream. I am a Route Sales Representative which means i sell in and Deliver the product.
Please list the outstanding credit balances, the current rates, and the amount you now pay each month. Thansk you	Bank of America Personal Loan- 15,800, 16.9% Bank of America Credit Card- 9,000, 27% Robbins Brothers, 3,600, 24% I plan on paying off the two high interest ones and then throwing the rest of my money at the other one.

Member Payment Dependent Notes Series 500967

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500967	$15,000	$15,000	9.88%	1.00%	April 15, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500967. Member loan 500967 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Lexis Nexis	Debt-to-income ratio:	10.03%
Length of employment:	1 year	Location:	BOSTON, MA

Home town:
Current & past employers:	Lexis Nexis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/04/10 > I have good credit and I have a good paying job. I am a very motivated, organized and responsible person. If I owe someone $10, they get paid back.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,497.00	Public Records On File:	0
Revolving Line Utilization:	25.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Lexis Nexis?	Territory Manager
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Hi, I am the sole wage earner in the household. I have a rent payment of $2000/mo and a car payment of $400/mo. All expenses for my car are reimbursed through my company, however, since I am an outside sales rep. I will be moving in with my boyfriend in October, so my rent costs will be cut in half at that point. The interest rates on the debt I will pay off with this loan are half 14% and half 18%. The only reason for a balance on my credit cards is a divorce a couple years ago where I had made significantly more than my ex on paper. I have never had debt in the past and will not have any after this. The loan will be automatically withdrawn from by bank account.

Member Payment Dependent Notes Series 500985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500985	$16,000	$16,000	15.33%	1.00%	April 19, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500985. Member loan 500985 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Nome Public Schools	Debt-to-income ratio:	15.31%
Length of employment:	5 years	Location:	Nome, AK

Home town:
Current & past employers:	Nome Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > I have a degenerative eye condition called keratakonis. It has worsened to a point that my eyes can no longer be fitted with glasses or contacs. my only option is to have a corneal cross-linking done to stabilize the cornea, then either a lens implant or lens transplant to allow my eyes to be fitted properly. If I do not have the procedure, then I am faced with the inconvenience of not being able to see clearly and place my career of choice for over 20 years on the line. As a teacher, I am continuously transitioning from close vision to far away and the keratakonis keeps me from having that clarity. Unfortunately, this medical procedure is quite expensive and not covered by insurance. Also, due to my home location, travel and lodging for re-coup time and follow up appointments almost double the cost of the operation. I do not have that kind of expendable cash, thus am asking for assistance. Any money received that is not needed for my surgery will be used to pay other eye doctor appointment costs that were out-of-pocket for consultation, etc. Thank you so much for any and all assistance you can provide. I am a good risk, pay my bills on time and have secure employment with tenure. Have a wonderful day! strandisa :) Borrower added on 04/10/10 > I would like to add that I also pick up extra jobs that I use to supplement general daily living expenses and at times I have needed to put that money towards bills if I happened to have a short month. I tutor students privately outside of school for $40 dollars per hour, rent out a room when short-term visitors come to Nome on a special occasion or assignment, and I did have a roommate for three years, but she recently moved out, thus the main reason why my debt increased. I just wanted to point out that although the budget I submitted appears very tight on paper, there are always options for me to utilize in helping financially, thus there's actually a god amount of "wiggle" room. thank you!! Have a super day!! strandisa33 : ) Borrower added on 04/14/10 > Dear investors...thank you soooo much for your contribution to making my loan successful. I was really not looking forward to my summer because although I have the time for the surgery and healing, I lacked the funds to see it through. I asked the specialist in Toronto why insurance does not cover it, especially since there are no other options. He told me that insurance will cover the equipment needed to perform the procedure, but not the surgery itself. It is so frustrating to work so hard and ensure all monthly bills are covered, only to find out that all the insurance premiums I pay do absolutely nothing to help me when I need it. I also have narcolepsy and cataplexy which requires medication in order to maintain the level of seratonin necessary to get through my day. The medications needed for this condition are very expensive and there are constant stressors from insurance there as well. I am able to cover the meds that are not covered by the deductible/copay but I am just not able to prepared myself for something of this magnitude. I think that this is a fantastic program for lending and someday when I am in a better place financially, I will gladly become a lender to someone who is in need like I am now. I believe strongly in a "pay it forward" philosophy in all aspects, even it is just passing on a smile and/or ccompliment. Anyway...I have no words that go deep enough to express how much I appreciate your generosity. I promise you that you will not be sorry and will be paid in full as soon as I am able. God bless you!! Fondly, Susan ;) null

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	27
Revolving Credit Balance:	$12,424.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Nome Public Schools?	Type your answer here. Hello! I am an elementary teacher.
Re: $16,000 Medical Expenses loan: (1)- Position (Job/What you do) @/For Nome, AK Public Schools? (2)- Transunion Credit Report shows $12,424 Revolving Debt Balance debt. $ total actually PAID per month on RCB debt is? ($ total PAID per month and not CC minimum $ payments DUE per month- There is usually BIG difference between the two amounts.) Advance thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor 04.04.2010 @ 09:27 AM ETb	Type your answer here.Hello! 1. I am an elementary school teacher. 2. I always pay more than minimum on credit cards due to where I live and how much I travel. I am rarely if ever late on a payment. I hope I answered your question accurately. If not please ask for clarification. Thank you!
Please provide a monthly cash flow statement showing current net income and ALL your expenses, including recurring bills as well as food, clothing, sundries, etc.	Type your answer here. Sorry...I am not willing to be put in a position where I need to defend my lifestyle. I am not asking for assistance in getting out of debt...I am asking for money to pay for eye surgery, not covered by my insurance, that is required so that I won't lose my vision and will be able to continue to work at my chosen occupation. I have been a teacher for twenty plus years and am devastated that I may have to give it up sooner than expected if I don't take care of it now. I pay my bills, maintain a good credit score, and although I don't have much left over, I managed to purchase my house by myself. I apologize if I have offended you, but what you are asking for is a personal infringement and not pertinent to this request. If you feel differently, then I will understand if you choose to decline offering me assistance. Thank you for your inquiry. :)
What can you about your last Delinquency?	Type your answer here. Any delinquency on my part tends to be an oversight or not in a place to get access to banks. I am in a remote are of Alaska and sometimes services, deposits, etc. are held up due to shut downs, power outages, mail planes not flying...etc.
what is your position at the nome schools? what do you need this loan for? thanks	Type your answer here. Hi... I am an elementary school teacher. I need the money to cover eye surgery that is required so that I can get my now uncorrectable vision corrected so that I can see appropriately and avoid more intensive surgery later on. My eye doc can no longer correct my vision with glasses or contacts and I have a degenerative eye condition called keratakonis and need to have surgery to stop it from getting worse, then I will need a second surgery to fix my eyes so they are correctable with lenses. None of this is covered by insurance ... any insurance...thus the procedures, travel and lodging, recoup time, etc. are all out of pocket. Thank you for your questions. :)
no detailed Loan Description or of your current debt payments that total $12,424.00? dont expect much $. I would recommend also getting your income verifyed by LC (call them) and say how much you currently pay each month towards debt.	Type your answer here. Thank you for the advice. :)
What surgery do you need exactly? (I know it is eye surgery, but obviously this is not Lasik) Most other funded borrowers list expenses when asked. We're just trying to assess how tight your budget is and how forthcoming you are with information. Some borrowers have only $100 a month in breathing room. If you need this surgery I don't think that releasing this basic information would be a lot to ask. My take on it is -- if you list your monthly expenses this loan will probably fund. If you don't, I give it a 1/3 change of funding. Other than that I would normally contribute to -- you are trying to solidify your financial situation with a concrete plan (eye surgery), this is much better than people that want to buy and accrue more debt.	Type your answer here. Hello!! Thank you for your thoughts and insight. I am not trying to be difficult, I'm truly not. I wrote a description on my summary page that further explains my surgery, but will add more if desired. Regarding my loan information, here is a breakdown of the entire plan: Flight to surgery Center in Toronto = $1200 Corneal Crosslinking @ $2700/eye = $5400 Corneal ring or contact insert (one eye only) = $1500 Hotel near center for 4 nights at $125/night = $500 Meals for 4 days at $35/day = $140 Taxi from airport to Ctr. at $50 one way = $100 RT 10 day recoup needed... Flight to home doctor in Maine = $200 Hotel for 10 days at $125/night = $1250 Meals for 10 days at $40/day = $400 Rental car for 10 days at $35/day = $350 Doctor consult/appointment = $150 New contacts ($275) and glasses ($300) = $575 Flight back to Alaska = $1500 Total = +/- $13,265 Money that is leftover will be put toward payment of non-reimbursed medical bills from consultation trip to Toronto in March of this year. (approximately $2200) {$13,265+$2300 = $15,565} My monthly budget information includes the following: My net monthly income = +/-$4000 My bills are as follows: Mortgage $1636/month (including taxes and insurance) Fuel oil/Propane = $225/month Utilities = $275/month Tele/Cable/Inter. = $250/month Cred. cards = $300/month minimum ( I pay more than minimum whenever possible) Loan = $430/month Vehicle maint/gas/insur/etc. = $200/month (fuel is $5.00/gal. here) Food/Groceries = $650/month Total bills = +/-$3966 $4000 - $3966 = $34 I am hopeful that this information is helpful to you. Again, it is due to all above expenses needing to be out-of-pocket that I am requesting this loan. I am a good risk, I have secure employment with tenure, and pay my bills on time. Thank you for all time and consideration spent on my behalf. strandisa33 :)
wow thanks very much the payment on this loan is $550+, but you only have $430 month listed in your budget. is there any way at all to adjust spending or get more income? its very tight but i'd like to fund if possible, it would be the right thing to do. have you negotiated all rates with the hospital? looked to refi credit cards? what are your rates at? the only expense i see up there that's at all high is cable/internet, but i imagine its a little more expensive up there.	Type your answer here. Sorry..oversight...my new payment will be bumped to $550. I'm not sure why my percent is so high on this loan, I had planned for a lower payment. And yes...believe me I have spent hours looking for alternatives medically as well as financially. This is the final result of much planning and researching. There are no shortcuts...it is what it is, unfortunately. I am grateful that it isn't something worse...at least I can get this corrected and should regain all vision as well as my teaching career. Thank you so much for your consideration of financing this. Words cannot express my gratitude! As always, please feel free to ask for clarification as needed. Have a wonderful day!! strandisa33 :)
ok, you are making good progress and there's a much better chance you'll get to 100% now. i know you've tried already but try your best to come up with some sort of budget adjustments, otherwise you won't be able to pay your bills. looking at your budget you'll be at -$100 each month. is it possible to rent a room or maybe teach summer school? i would fund it you had even $100 extra per month to work with, i am usually very discerning and would need more of a cushion but have had issues with medical care myself and want to help. i've been bitten by this on another loan but still feel like its the human thing to support others with medical needs. don't respond to this directly please, just edit your loan description if you come up with a plan. but, i give it a really good chance of funding completely even with no additional info at this point. ps the interest rate is high but with a lower rate you wouldn't get funding. some loans go for as low as 7% but they are usually tiny.	Type your answer here. Thank you for your thoughts. :)
Good luck to you. I am going to participate in funding your loan. You sound honest and I think it is a shame you have had to go through some of the intruding and repetitious detailed questions. If you don't repay my $25 well I will feel even more sorry for your situation. I think you are right to keep your personal pride and not expose your most personal information that is unnecessary for someone to commit to 25 bucks for your loan. Best wishes for a good outcome in your surgery. I would just like to know how you make out after the whole ordeal is over.	Type your answer here. LOL!! Thank you for your contribution and honest comments. I am asking for an extraordinary amount of money, so I guess one needs to give to get. I am a very proud person and it bothers me more than words can express as to how frustrated I am to be in this situation. There are definitely days when I think I might be better off to quit my job and live off the government...I'm sure I've paid in enough over the years to provide myself with a rather generous monthly income. lol! Then I remember that I have worked my entire life, and don't know any other way to live. I grew up on a dairy farm, thus there is no such thing as down time. I have to admit I am mellowing a bit in my old age, but I know I will work as long as I can drag myself to the job site. I figure everybody has something they have to deal with in their life, whether medical, physical, monetary, emotionally, etc., and I am no different. One day at a time with a smile and positive attitude, which to me is everything, especially given my line of work as a teacher. Well...I guess I rambled a bit here...my apologies! Again, thank again for helping finance my loan, which you will get back, with interest! ;} My loan is currently 75% funded...so I will be sure to provide an update later this summer after the surgery has been completed. Wow...it sure feels good to be able to say that! lol!! You are awesome...Thank you!! Take care! Susan : }
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	Type your answer here. Hello... I bought my house about two years ago for $225,000. I do not have enough equity to get a home equity loan or a re-finance option ... been there, tried that. I owe approximately $222,500 at 5.75% for 30 years. It's a great house for the area and I will have no problem getting out of it what I paid for, probably even more. Enjoy your day!! Susan : )

Member Payment Dependent Notes Series 500987

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500987	$15,000	$15,000	10.62%	1.00%	April 14, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500987. Member loan 500987 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	NYS Department of Labor	Debt-to-income ratio:	19.72%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	NYS Department of Labor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/03/10 > How do I plan to use these funds? I plan to use every penny to pay current debt. Current interest rates range between 13%-20%, needless to say, a 10.62% will save me money on a monthly basis. What makes me a great borrower? I pay all my debts on time. I understand that good financial records is of the utmost importance. My monthly budget? Very conservative. $500 rent, $130 cellphone, $50 internet, $150 food, $80 transportation, $100 misc. How stable is my job? NYS Department of Labor is stable. If you have any questions, feel free to ask. Thank you for your funding and I look forward to being a riskfree investment in your portfolio.

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,387.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Could you please specify the currently outstanding amounts of debt you have? The credit report Revolving Credit Balance is listed as $4,387, while the requested loan amount is $15,000. Thanks and best of luck.	Sure. I have 4,387.00 in credit card debt and 2 bank loans one is for 9,213.00 and the other is for 1,400.00.

Member Payment Dependent Notes Series 501012

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501012	$16,000	$16,000	10.62%	1.00%	April 15, 2010	April 18, 2013	April 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501012. Member loan 501012 was requested on April 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Central Hudson Gas & Electric	Debt-to-income ratio:	14.76%
Length of employment:	9 years	Location:	Poughkeepsie, NY

Home town:
Current & past employers:	Central Hudson Gas & Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/04/10 > credit card consolidation loan

A credit bureau reported the following information about this borrower member on April 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,147.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here.2 Chase Mastercards/ 1 Citicorp Mastercard/ 1 Capital One. Interest rates range from 17.99 to 29.99%. I have 1 other Citicard as well as a Discover card that will not be paid off with this loan.
Hi. For your privacy, Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when we are thinking about funding your loan. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What do you do/job description at CHG&E? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. family assistance. etc.) Thank You.	Type your answer here. 1) I work in the collection dept. 2)I presently have 7 credit cards and this loan will allow me to eliminate almost 5 of them. I am able to pay all of my bills however, at the rate I am going I will never pay them off. With this loan they will be paid off in 3years(somewhat like a car loan). Working for the electric company allows me a measure of job security but nothing is guaranteed in this world. My credit rating is 729 which I thought was pretty good. At the very least it demonstrates the timeliness of the paying of ones bill. If you do not choose to offer me a loan I understand. Thanks in advance.

Member Payment Dependent Notes Series 501034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501034	$20,000	$20,000	10.62%	1.00%	April 20, 2010	April 18, 2013	April 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501034. Member loan 501034 was requested on April 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	City of East Point	Debt-to-income ratio:	13.78%
Length of employment:	10+ years	Location:	McDonough, GA

Home town:
Current & past employers:	City of East Point
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,472.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 501044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501044	$25,000	$25,000	10.62%	1.00%	April 19, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501044. Member loan 501044 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	The Boeing Company	Debt-to-income ratio:	16.17%
Length of employment:	10+ years	Location:	HENDERSON, NV

Home town:
Current & past employers:	The Boeing Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > I want to pay off my credit union loan and my 3 smaller payday loans and payoff and close 1, hopefully two of my credit cards. Borrower added on 04/06/10 > I have a very stable job and good credit. I just need to consolidate my bills. It is very important to me, to keep my credit in good standing. It's not like me to be in a position like this, but sometimes obstacles are just put in your way. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on April 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,090.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at The Boeing Company?	I am a Staff Analyst
What are your monthly expenses?	Quick guess about $2500 for my standard bills, such as mortgage, car payment, phone, insurance...etc.
You have 13k in RCB however your request is for 25k. Please list all of the debt you will consolidate with this loan separately including rates and minimum fees. Also, does your $2500 monthly budget include the payments on the loans you will consolidate? Do you have any other loans or expenses that are not visible in your budget or debt portfolio?	I am a good investment. If I didn't care about my credit, I could have easily went another route to pay off my bills. I've worked for the same company for over 22 years. I got a credit union loan recently and it's not enough, so I continued to look for a larger loan (this one). I will pay the credit union off completely. I will also pay off and close one or two of my credit cards and pay off my payday loans. The difference between 13k and 25k - recent purchases that aren't visible. I'm really trying to get myself back on track and I will make my payments.

Member Payment Dependent Notes Series 501052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501052	$24,250	$24,250	14.59%	1.00%	April 19, 2010	April 18, 2013	April 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501052. Member loan 501052 was requested on April 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,917 / month
Current employer:	Dept of Homeland Security	Debt-to-income ratio:	7.52%
Length of employment:	10+ years	Location:	KENSINGTON, MD

Home town:
Current & past employers:	Dept of Homeland Security
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1983	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	7
Revolving Credit Balance:	$24,282.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $24,250 DC loan: (1)- Position (Job/What you specifically do) @/For employer DHS? (2)- Transunion Credit Report shows $24,282 Revolving Credit Balance debt (34.10 pct utilization all available credit lines). Monthly payments made on RCB are how much $? (Total $ actually PAID and not minimum CC $ payments DUE- There is susually a BIG difference between the two $ amounts.) Member 505570 USMC-Retired-Investor 04.05.2010 @ 09:001 AM ET	Hi. If I understand questions correctly, (1) I am a Contracting Officer for DHS. (2) Amount paid for current months on RCB was about $680.
If loan 100 pct fully-funds and is APPROVED for $ disburement, L C issues standard 3-year term note repayment with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is how long: 6 to 12 months? 1 year to 2 years? 2 years to 3 years? Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.05.2010 @ 09:13 AM ET.	At this time, I envision keeping the loan 2-3 years. I have a book project in the works. If this comes to fruition, I could pay off loan before 3-years.
What is your position with Homeland Security?	I am a Contracting Officer.
Please explain the delinquency listed on your credit report as occurring 7 months ago.	I normally pay all bills on time. The mortgage payment was late once 7 months ago... Bank of America is a pretty lousy firm, so they posted it to my credit report. Not a lot to explain beyond that.
IF LOAN DOESNT FULLY FUND ARE YOU WILLING TO ACCEPT PROCEEDS TIA	Yes. It looks good to be at least 90% funded, which will work for me.

Member Payment Dependent Notes Series 501087

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501087	$15,000	$15,000	12.73%	1.00%	April 14, 2010	April 18, 2013	April 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501087. Member loan 501087 was requested on April 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Johnstons Automotive Repair	Debt-to-income ratio:	7.84%
Length of employment:	6 years	Location:	PHOENIX, AZ

Home town:
Current & past employers:	Johnstons Automotive Repair
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > This is a debt consolidation loan. I had a plan to pay off my credit cards until my interest rates doubled (one went from 16.85% to 29.99%) and my minimum payments went up significantly. When this occurred I was then only able to make the minimum payment and nothing more. Currently I am paying over $600 a month. With this loan, I will consolidate all of my credit card bills and they will be paid off in full. This will also give me a timeline and a goal as to when they will be paid off. I will have no other payments other than my mortgage and utililties. With this loan I will have lower payments that I can easily afford, so that I no longer need to use credit cards and I will be free of credit card debt!

A credit bureau reported the following information about this borrower member on April 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,546.00	Public Records On File:	0
Revolving Line Utilization:	59.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The debts I will be consolidating are my credit cards.My cards are Capital One Visa $400 balance 17.9% apr, Capital One Mastercard $1650 balance 11.15 apr, Aspire Visa $850 balance 19.75% apr, Chase Visa $5000 14.9% apr, Washington Mutual/ JPMorgan Chase Visa $2000 balance 29.99% apr, First Premier Master Card $125 balance 9.99 apr, First Premier Master Card $225 balance 9.99 apr, Lowes charge card $3500 balance 23.85 apr, and Plains Commerce Visa $900 balance 16.84 apr. I will be paying all of these off. I then will have no other debts other than my mortgage. The minimum payments I am making now are $673 a month. This loan payment is much lower and easily affordable. Thank You for your time.
Please list all the loans you plan to consolidate and the amount you are currently paying each month on each debt.	I plan to consolidate all of my credit cards which are, Capital One Visa $20 minimum, Capital One Mastercard $31 Minimum, Aspire Card $67 minimum, Chase Credit Card $225 minimum, Wamu/JPMorgan Chase $100, First Premier $50 minimum, First Premier $60 minimum, Lowes Charge $80 Minimum, and Plains Commerce Bank Credit Card $40 minimum. The Aspire, both Chase, Lowes, and both First Premier cards will be gone once paid. My minimum payments are $673 a month which I am making now. This loan payment is much lower and easily affordable. Thank You for your time.
What is it you plan on using the requested funds for?	I plan to use the loan to consolidate all my high interest credit cards to one single payment that is affordable. I am currently paying over $600 a month in minimum payments now.
You have way too many credit cards. What assurance can you give that you won't revert to your old habits once you have this loan?	I agree I do have to many credit cards. Three of the credit cards I listed to you I no longer have and when they are paid off the accounts will shut down. I plan to keep only three cards, both of the Capital Ones and the Plains Commerce visa for emergency. The limits on them are lower and the interest are within reason. I have not used my cards for personal enjoyment in years, I am finding myself using them for neccesities (groceries, gas,ect). All of my paychecks are going to the credit cards leaving me with no cash. With this loan the payments will be considerably lower and leave me with the cash to pay for these items and not use my cards. I prefer the use of my debit card over credit cards. Both of the Chase cards and Aspire card are gone already. The aspire card company was bought out and shut down. One of the chase cards started out as a Washington mutual card, they where bought out by Chase Bank and Chase Bank shut the card down for reasonings I do not know. The second Chase card I shredded so I will not use the card anymore ever. I plan to do the same for Both First Premier cards and Lowes card. I hope this answers your question and can give you some assurance that I will not fall back into my old habits. Thank you for your time.
Hi, could you PLEASE detail Balances, monthly payments & APR of debts not being consolidated. And could you PLEASE detail monthly expenses with a total amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	Thank for the inquiry, there are no other debts not being consolidated with this loan, other than a mortgage. If I were to recieve this loan, and when it is paid off, I would be debt free. My monthly expenses would be basic utilities (gas, water, electric) car insurance, cable, cell phone, mortgage, home warranty, groceries, gas for my car and gym membership. My total monthly payments for these expenses come to about $1600 a month. Currently I am paying about $2300 a month total (with credit cards included). My monthly payments would be $2100 a month with this loan. Another plus with this loan is that I will be paying a lot less interest than I do on my credit cards now, which makes it seem like I am getting nowhere. Again, thank you for your consideration.

Member Payment Dependent Notes Series 501095

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501095	$25,000	$25,000	15.33%	1.00%	April 16, 2010	April 18, 2013	April 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501095. Member loan 501095 was requested on April 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Procter and Gamble Co.	Debt-to-income ratio:	13.40%
Length of employment:	5 years	Location:	Cambridge, MA

Home town:
Current & past employers:	Procter and Gamble Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/04/10 > I make a very healthy salary well into the six figures as a Chemical Engineer in the Consumer Products industry. Unfortunately, I'm still carrying credit card debt from college as well as my early couple years of employment. I am looking to consolidate this debt for one easy monthly payment automatically deducted from my checking account each month. I am a good borrower with good standing credit with my lenders. Currently, I pay approximately $1000 each month towards my various credit card debts. I look forward to being able to consolidate for not only ease of payment but also significant savings by avoiding multiple interest rates. Borrower added on 04/06/10 > I just wanted to correct an error made in a response to one of my possible investers. My net monthly income is $7385. I already account for $1500 each month in savings. I also forgot include a $205 life insurance payment. So my corrected remaining amount is still about $500.

A credit bureau reported the following information about this borrower member on April 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	59
Revolving Credit Balance:	$25,834.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a loan to refinance debt, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Thank you for responding to my profile / loan request. Please see requested information below: Type: First Financial Bank USA - Visa Credit Card APR: 23.90% Balance: $11,130.90 WILL BE PAID OFF Type: American Express Gold Card APR: 15.24% Balance: $7,144.05 WILL BE PAID OFF Type: Fifth Third Bank - Mastercard Credit Card APR: 23.99% Balance: $4,584.51 WILL BE PAID OFF
Re: $25,000 CC REFI (P-G Chemist) loan: Tranunion Credit Report shows $25,834 Revolving Credit Balance debt (68.90 pct utilization all CC lines). Other than this $25,000 Consolidation-CC REFI loan, what specific steps have you undertaked not to get into this CC mess again? Member 505570 USMC-Retired-Investor 04.05.2010 @ 08:51 AM ET	Thank you for responding to my profile. Upon recieving the $25K, all credit card accounts will be CLOSED. I have also taken initiative to do a full financial review under the guidance of a financial advisor. We have documented monthly incoming and outgoing finances and I have successfully set up a cash system for all expenses (gas, rent, groceries, free spending, etc.). This cash system has now been modified with an assumed $875 deduction for debt consolidation repayment. I fully intend to stick with this cash system and in doing so, will have no need to open any other credit cards. I am so excited about this possibility and honestly what will keep me out of future credit card 'mess' (well put) will be determination and the calming sense of freedom that comes from actually seeing the light at the end of the tunnel. I will be able to count the days to being debt free and having true financial freedom.
If loan 100 pct fully-funds and is APPROVED for $ disburement, L C issues standard 3-year term note repayment with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is how long: 6 to 12 months? 1 year to 2 years? 2 years to 3 years? Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.05.2010 @ 09:09 AM ET.	Thank you for responding to my profile / loan request. I intend to make final payoff within 2 to 3 years of approval and $ disbursement.
thanks for info so far. could you describe monthly household income and expenses in detail? (mortgage, student loans, car expenses, etc) this is a very large loan, i think if you include this this info it will fund.	Absolutely and thank you for responding to my listing. Please see itemized list below: Monthly Net Income (Salary & Rental Income): $5,585 Rent: ($2,405.00) Student Loan: ($144.44) Auto Loan: ($429.15) Rental Property Mortgage: ($564.00) Assumed Debt Consolidation: ($870.71) Public Transportation: ($60.00) Utilities: ($105.00) Auto Insurance: ($96.33) Phone Bill: ($60.00) Other Spending, food etc.: ($400) REMAINING, Savings: $450.37 Please let me know if you need additional clarity.
With your disposable savings earning less than the 15.33% of this loan payment, how long do you expect to keep this loan. 1, 2, 3 years?	Hi, thanks for responding to my loan request. I do intend to pay off the line prior to the end of my 3yr loan term, but not significantly longer. Sometime between 2 and 3yrs I intend to make final payment.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	My job is incredibly secure. I work for the largest consumer products company in the world that is known for keeping people for their entire careers. I have no concerns about losing my position. Thanks for responding to my listing!
If you were to lose your job what would you do to pay the loan? Thank you	If I lost my job I would have to tap into my saving accounts to take care of monthly expenses until I found another job. These savings accounts would be sufficient to cover this loan as well other payments and necessities for at least 12 months.

Member Payment Dependent Notes Series 501119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501119	$23,500	$23,500	14.96%	1.00%	April 19, 2010	April 18, 2013	April 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501119. Member loan 501119 was requested on April 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	air force	Debt-to-income ratio:	12.00%
Length of employment:	6 years	Location:	sacramento, CA

Home town:
Current & past employers:	air force
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,603.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The debt consolidation loan is also including two used car loans for me and my fiance. The loan totals are for the used cars amount in: $9,666.97 and credit card amounts in: $6,603 To answer your question, the loans in total including the credit card will be paid in full. Thank you for your question.
I really would like to help but need more information. It appears you made have fallen on bad luck. When your account has been approved I will most certainly take a second positive review.	Thank you for the encouragement.
So used car credit card debt totals around $1,600. What will the remaining $7,500 of the $23,500 loan be used for?	The used car and credit card debt total around a little over $16,000. Which is the reason for the consolidation, and the remaining amount requested is to be placed on the future wedding plans. It's the basis for the headline of the second chance everyone deserves. Thank you for your question.
1) What is your position with the Air Force? 2) What are the current monthly payments for the car loans and credit cards?	I am an aircraft engine mechanic. My current monthly payment in total for the credit card and two used auto loans together are $350 a month. Thank you for your question.
Thank you for verifying income. How do you plan to repay this loan? The payment is projected to be 814.19/month. You stated the 2 used loans the CC is 350/month. What is your plan to pay an additional ~500/month?	The plan to repay the loan over a 3yr. term was based on the conversation of my fiance and I, in which we both have very stable jobs with the federal government ensuring us of job security for one. And number two the payments of the additional $500/month will be coexisting with the additional income of my tenure in the military. Thank you for your question.

Member Payment Dependent Notes Series 501129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501129	$3,600	$3,600	7.51%	1.00%	April 20, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501129. Member loan 501129 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,583 / month
Current employer:	mago construction company	Debt-to-income ratio:	19.52%
Length of employment:	10+ years	Location:	lockport, KY

Home town:
Current & past employers:	mago construction company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	26
Revolving Credit Balance:	$687.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at mago construction company?	I am a plant manager, it is a blacktop plant.

Member Payment Dependent Notes Series 501133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501133	$14,400	$14,400	15.70%	1.00%	April 14, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501133. Member loan 501133 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Surgical Repair International	Debt-to-income ratio:	7.47%
Length of employment:	4 years	Location:	cheektowaga, NY

Home town:
Current & past employers:	Surgical Repair International
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to pay off our credit cards and get our finances organized. Borrower added on 04/09/10 > Our credit cards have interest rates from 20-27%. This will help us pay them off and have one monthly payment with a lower interest rate.

A credit bureau reported the following information about this borrower member on March 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	38
Revolving Credit Balance:	$9,566.00	Public Records On File:	0
Revolving Line Utilization:	75.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Surgical Repair International sounds familiar -- what is it and what do you do there?	It is a company that repairs laproscopic and endoscpoic medical scopes for various hospitals around the world. I am one of the repair techs.
Re: $14,400 DC Loan: Position (Job/What you do) @ Surgical Repair International? Member 505570 USMC-Retired-Lender 04.06.2010 @ 07:03 AM ET.	I am one of the repair techs at the company. We repair endoscopic and laproscopic medical scopes.
If loan 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years? Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.06.2010 @ 08:41 AM ET.	Our goal is to have the loan paid off completely in around 2 years. Though sooner if possible.
1) What is your position at Surgical Repair International? 2) Is the stated income your only household income or is there a second wage earner?	The listed income was just mine, my wife also brings in around the same amount.
FYI: After L C Home Office verifies borrower bank account (trial deposit < $1) loan's next step is borrower Employment-Income Verification a/k/a "Credit Review". Verification each item is independent of verification other item. After Credit Review process completed the on-screen borrower application viewed by lenders will reflect status updated to "APPROVED". Completed process will benefit borrower because: (1)- Loan will attract lenders "Fence Sitting" until required process completed before finally committing their $. (2)- After process completed, funding pace quickens. (3)- After loan 100 pct funded, net $ can be deposited quickly into your bank account. Credit Review should be proactive. CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT END REATES DELAYS. tHIS Information should benefit 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.07.2010 @ 9:17 AM ET.	The paperwork that Lending Club requested was faxed over this morning.
What loan amounts and interest rates will you be paying off? What are your monthly expenses? Thanks.	We are looking to pay off our credit card bills that have very high interest rates ranging 20-27% We are also looking to pay off some older medical bills that we have to pay that our insurance did not cover. Our monthly expenses are low, we own both cars and pay a monthly rent of $425.
How will you repay this loan at $504/month? What are the current monthly payments you're making and what are the balances on your credit cards?	The current payments that we are making on our credit cards and medical bills are equal to a total of $500 a month. The reason we are looking to pay them off with this loan is due to the high interest rates, ranging 20-27% Therefore it will not be an issue paying the $504 a month.
What are your monthly expenses? Thanks.	Just a note the income listed does not include my wife's income, she earns about the same a month. Our expenses are the credit card bills, $425 in rent, $350 in utility, TV, Internet & Phone Bills, $170 in car, life and renters insurance.

Member Payment Dependent Notes Series 501172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501172	$18,000	$18,000	10.25%	1.00%	April 21, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501172. Member loan 501172 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,032 / month
Current employer:	bj services	Debt-to-income ratio:	24.13%
Length of employment:	10+ years	Location:	farmington, NM

Home town:
Current & past employers:	bj services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > need to consolidate medical bills into one loan Borrower added on 04/09/10 > i work for an oilfield company that operates in 75 countrys it is very stable company i had a stroke in oct,09 i am healed and back to work in dec,09 iam not a risk on a loan my credit is very important to me thank you Borrower added on 04/12/10 > i put the medical bills on my credit card that is why i have a high revolving credit line i am going to pay off the credit card and get a lower intrest rate to pay off quicker and avoid the along term payment on the credit card thank you

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,507.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is bj services and what do you do there?	bj services is an oilfield service company world wide
Question, are the medical expenses $18,000 in addition to your Revolving Credit Balance of $16,507.00 or ? Please add any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.)	i have put the medical bills on my credit cards to just get them paid off so to get the payment down to a lower interest rate and to pay it off in three years i still have my job been there for 13 years and i will pay it off early thank you
ARE MEDICAL EXPENSES OF 18,000 IN ADDITION TO 16,507. WHAT IS YOUR TOTAL AMOUNT OWED	no the 18,000 is total it is 16000 and then 2000 is the nerologist that i am paying every month for the total of 18000 thank you dale

Member Payment Dependent Notes Series 501230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501230	$15,000	$15,000	14.59%	1.00%	April 16, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501230. Member loan 501230 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Van-Dee Manufacturing Co.	Debt-to-income ratio:	19.44%
Length of employment:	10+ years	Location:	Batavia, IL

Home town:
Current & past employers:	Van-Dee Manufacturing Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > Small business that provides bookkeeping and human resources services expanding from sole owner home-based business into a high-profile storefront with a business partner. Seeking funding for working capital and advertising. Borrower added on 04/05/10 > Resident of the community for 26 years, active volunteer, member of Chamber of Commerce. Part of a large social and professional network. Will keep full time position, and have 25 years of related experience. Borrower added on 04/08/10 > I started this company from my home one year ago and billed out $20,200 (part time basis) in 2009. I have steadily grown the business, being fortunate enough to keep my full time job and have the support of my employer. In the first quarter of 2010, the business has billed $10,612, which is on pace to double 2009's activity. This loan will help me start up my business as a "Main Street" business and continue to grow.

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,322.00	Public Records On File:	1
Revolving Line Utilization:	44.20%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 Small Business loan multiple questions: (1)- Transunion Credit Report reflects $51,322 Revolving Credit Balance debt (44.20 pct utilization factor). Monthly $ payments made on RCB debt are how much $? (Total $ actually PAID pe rmonth and not CC minimum $ payments DUE per month- There usually a BIG difference between the two $ amounts.) (2)- Transunion CR reflects 7 recent credit inquiries within past 6 months? Why so many? AND Results were what? (3)-Credit Report reflcts Public Record on File from 115 months ago- Court judgment? Lein? Wage garnishment? Or bankruptcy? If bankruptcy- Chap 7? or Chap 11? or Chap 13? Advance thanks for ansers to ALL THREE questions. Member 505570 USMC-Retired-Lender 04.06.2010 @ 6:49 AM ET.	The majority of the "revolving" debt is actually a home equity line of credit that I intend to convert to an installment loan within the next six months, which will then have a 7 year repayment. Normally, about $600 is paid montly on all debts. I recently switched banks to Fifth Third, and was set up to accept credit cards. I believe that process caused three or four inquiries by them and another credit card company, perhaps even American Express. Also was approved for financing from two sources for computer and furniture purchases (Time Payment and Accion) that I decided to withdraw. I am involved in food service at my church, and may even have an inquiry as a "guarantor" of food purchases made by them. I have put some purchases (check-writing equipment, etc.) on credit cards and this loan would "transfer" that debt to my company (Windmill Business Services, Ltd.), so to speak and also serve to reduce revolving debt. Bankruptcy was Chapter 7 due to cosigning/medical situation, that was discharged in December 2000.
FYI: After L C Home Office verifies borrower bank account (trial deposit < $1) loan's next step is borrower Employment-Income Verification a/k/a "Credit Review". Loan is now 10 pct funded. Question: Did Lending Club Credit Review Team contact you to initiate Credit Review process? If not contacted you then you should contact CRT. Bottom Home Page "Contact US" is Member Support Dept email address and T F phone number; open M - F regular business hours P T. Verification each item is independent of verification other item. After the Credit Review process completed the on-screen borrower application viewed by lenders will reflect the status updated to "APPROVED". Completed process benefits borrower because: (1)- Loan will attract lenders "Fence Sitting" until required process completed before they committ their $. (2)- After process completed, funding pace quickens. (3)- After loan 100 pct funded, net $ can be deposited quickly into your bank account. Credit Review should be proactive. CREDIT REVIEW IS BEST TO BE COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING at END REATES DELAYS. Small Business loans Credit Review usually takes longer than other category loans. Information should benefit 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.07.2010 @ 8:31 am ET.	I have been contacted by the Credit Review Team to provide additional information, which I will be able to take care of later today. I will also enter the information for the bank account verification today.
FYI: Today Credit Review completed. Income Verification "Check Marked" and Credit Review Status upgraded to "Approved". Loan currently attracted $3,000 (20 pct funding) from 41 individual lenders. When loan 100 pct funds promissory note willl automatically be issued and $ net proceeds will be depostied into your bank account. This morning I am investing $100 to help fund your loan. Many other small lenders also will be committing their $ to help 100 pct fully fund your loan. $15,000 Small Business start-up loan typically attracts between 200 to 250 individual small lenders- average investment between $60 to $75 per individual lender. American small businesses create jobs. A pleasure to participate in helping to fund your start-up venture. Semper Fidelis, Member 505570 USMC-Retired-Lender 04.08.2010 @ 03:35 AM ET	Thank you for your encouragement and investment. I started this "moonlighting" business about one year ago. I billed out $20,200 in 9 months of 2009, at my billing rate, that was about 10 hours per week. I have billed out $10,612 in the first three months of 2010. It is time to take this business to the next level, as I have been working from the basement of my home. I am fortunate enough to be able to keep my full time job, too, and have the support of my employer. Investment in this loan will help me start up as a "Main Street" business. It will be a win-win situation all around. Thank you again.

Member Payment Dependent Notes Series 501234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501234	$12,000	$12,000	16.07%	1.00%	April 21, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501234. Member loan 501234 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,500 / month
Current employer:	LSI	Debt-to-income ratio:	17.47%
Length of employment:	2 years	Location:	CEDAR PARK, TX

Home town:
Current & past employers:	LSI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > Please fund this loan, as I will be able to consolidate multiple cards with a high interest rate. Feel free to contact me if you have any questions. Thanks, John Borrower added on 04/16/10 > I work for LSI who is publicly traded under "LSI". They are a Technology Solutions company who provide Hardware, and Software to major OEM's for sell to End Users. I handle the Business Development for one of their largest OEM's. I have been doing this for 2 years, and in the tech field for 10. My current role is expanding in its scope and very stable.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	39
Revolving Credit Balance:	$16,662.00	Public Records On File:	0
Revolving Line Utilization:	89.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is LSI and what do you do there?	Formerly LSI Logic - Semiconductor and External Storage company. We are publicly traided under LSI. I am the Business Development Execuitve covering the Dell account.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Citibank - $13,000: 18% APR: 50% Paid Off Household Bank - $2000 - 22% - All Paid Off Home Depot - $750 - Coming off 0% Intro Rate - All Paid Off
Lenders view loan application showing Borrower Profile (Screen ID, Employer-Employment Length, Gross Income PM, Home Ownership, Location, Debt-to-Income Ratio); very condensed Transunion Credit Report (line totals but not individual items, i.e., Revolving Credit Balance (RCB) total debt $ but not $ balance owed individual credit grantees- Amex, MC, Visa, et al); plus the borrower's self-entered narrative information. I have multiple questions concerning your $12,000 DC loan: (1) Provide brief description your employer LSI? (2) Position (Job/What you do) for employer is? (3) CR reflects $16,662 RCB debt (89.60 pct usage available credit lines). Payments paid per month are what $ amount? (Total $ actually PAID per month and NOT CC minimum $ payments DUE per month.) (4) If borrower's employment-income verification (a/k/a "Credit Review") process result is loan "Approved" for issue, and loan 100 pct funds, L C issues the 3-year term promissory note with NO prepayment penalty. Length of time you intend to maintain active loan before the lenders receive loan's final payoff is: 6 months to 1 year? 1 to 2 years? 2 to 3 years? Adbance thanks for answers all FOUR questions. Member 505570 USMC-Retired-Lender 04.16.20 6:11 AM.	The Citibank card is my wife's. I have 2 other cards: Citibank - $13,000: 18% APR: 50% Paid Off Household Bank - $2000 - 22% - All Paid Off Home Depot - $750 - Coming off 0% Intro Rate - All Paid Off I plan to retain the loan for 2 years. My monthly payments are $450
Hi! Everything looks pretty good. I see that you have a 16,662 revolving balance but are only borrowing 12,000. Is there a reason why you don't want to completely consolidate your remaining debt? Could you provide a breakdown of your existing debt, how you intend to consolidate it, and what your payment plan will look like? Also, would you mind describing your position at LSI and job outlook. Finally, would you go through the process of verifying your income for us? Thanks!	The Citibank card is my wife's card, and I will be paying off half of that. Citibank - $13,000: 18% APR: 50% Paid Off Household Bank - $2000 - 22% - All Paid Off Home Depot - $750 - Coming off 0% Intro Rate - All Paid Off How would you like me to verify income. My W2 last year said $162K. Thanks, John
Please explain the deliquency 39 months ago. Thanks.	I had to move overseas for work at the last minute and was unable to sell my car. Instead of trying to sell it on my own from Sydney, Australia I gave it back to the bank and continue to make payments on the balance to bring back to current. Payments are $185 per month, and the balance is ~$5000.

Member Payment Dependent Notes Series 501273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501273	$20,000	$20,000	13.11%	1.00%	April 19, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501273. Member loan 501273 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Essalat Architects	Debt-to-income ratio:	13.50%
Length of employment:	7 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Essalat Architects
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > Consolidate Credit Cards Borrower added on 04/12/10 > I have this debt because I had to finish my first house (financing problems with bank), I am working as a designer and finished a great home. I built the home with two good friends. The home is appraised at 315,000 and my mortgage is for 250,000. The bank denied me any extra money, so I used credit cards to furnish and landscape most of the yard.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,046.00	Public Records On File:	0
Revolving Line Utilization:	53.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Chase, Citi, Discover, & BofA. I'm out of town and will get the APRs to you early next week. They range from 15.99 to 22.99 precent.
What are the current interest rates and amounts owed on the cards you wish to consolidate?	Chase 16.24% - 3,997.10 19.24% - 1,113.84 B of A 15.99% - 6,688.98 Discover 17.25% - 5,902.15 29.99% - 498.71 I have this debt because I had to finish my first house (financing problems with bank), I am working as a designer and finished a great home.
Hello. Please give us details to what credit cards you are trying to consolidate, their respective balances, APRs and monthly payments. Will this loan result in a lower or higher monthly payment? Thanks and good luck!	chase - 16.24% 3,997.10 19.24% 1,113.84 b of a - 15.99% 6,688.98 Discover - 17.24% 5,902.15 29.99% 498.71
How much $s are you current paying monthly towards debt to be consolidated? You can edit your loan description after you get back into town.	chase - 16.24% 3,997.10 19.24% 1,113.84 b of a - 15.99% 6,688.98 Discover - 17.24% 5,902.15 29.99% 498.71

Member Payment Dependent Notes Series 501281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501281	$12,200	$12,200	11.36%	1.00%	April 14, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501281. Member loan 501281 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,408 / month
Current employer:	Franklin Templeton Investments	Debt-to-income ratio:	15.32%
Length of employment:	5 years	Location:	Saint Petersburg, FL

Home town:
Current & past employers:	Franklin Templeton Investments
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,803.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Franklin Templeton Investments and what do you do there?	Franklin Templeton is a financial services company. Specifically it is one of the leading mutual fund managing firms. Here I am a Corporate Trainer. .
Do you owe any mortgage on your house? Do you hold the deed/title to the house?	Hello and thanks for the questions. The mortgage is 100% paid off. However, I do have a remaining 14k home equity line, which is in sorts is a mortgage I soppose. The interest rate on this HEL is around 6%, and is not included in this loan request.
Hi, could you PLEASE detail Balances, monthly payments & APR of debts to be consolidated. Add same information about any other debts not being consolidated. And could you PLEASE detail monthly expenses with a total sum amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	Sure, I'd be happy to. Listed below is a breakdown... Debt being consolidated: Bank of America loan $6600 at 21%, M/C $4000 at 17%, Macy's $600 at 22%, Best Buy $1000 at 22%. Debt not being consolidated: HEL $14K at 6% Monthly bills after this loan: HEL $120, Lending Club $402 (currently paying about the same in minimum payments, but the balance is not being paid down due to the high interset), and utilities $250. I have no mortgage or car payment.

Member Payment Dependent Notes Series 501284

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501284	$6,300	$6,300	13.85%	1.00%	April 14, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501284. Member loan 501284 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,052 / month
Current employer:		Debt-to-income ratio:	6.27%
Length of employment:	n/a	Location:	GLENDALE, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,234.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I worked for 20 years as a process technician at Mack Trucks Inc., until I was injured at my job and was placed on permanent disability by my personal doctor and the company doctor. I have received permanent disability since my injury and will continue to receive it for the rest of my life.
What is this loan for?	I am requesting this loan because I would like to help my daughter (my only child) with her dream day (her wedding day).
Your income is appears to be less than $1,000 after taxes? What are your monthly expenses, inlcuding rent, utilities, transportation, food, clothing, credit card payments (revolving debt $3K) etc? How can you fit it in your budget to add an additional $215/month for this loan?	My monthly income is $1052.00 (take home amount) because I receive permanent disability, therefore NO taxes are taken out of my income. It will be very easy for me to add the additional $215/ month as my monthly expenses are limited. My monthly expenses are: $80 monthly credit card payments $0 rent (bc I take pay for the utilities only in the household) $150 utilities (light bill, gas bill) $120 groceries $120 transportation (car insurance & gas money. no car payment-car paid off)

Member Payment Dependent Notes Series 501286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501286	$25,000	$25,000	15.33%	1.00%	April 14, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501286. Member loan 501286 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$16,667 / month
Current employer:	Citigroup Inc.	Debt-to-income ratio:	4.81%
Length of employment:	4 years	Location:	New York, NY

Home town:
Current & past employers:	Citigroup Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,973.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Citigroup Inc. and what do you do in that role?	I am a mid-level investment banker, work on advisory and capital raising assignments for corporations.
Re: $25,000 CC REFI loan: (1)- Position (Job/What you do) @For Citigroup? Member 505570 USMC-Retired-Lender 04.06.2010 @ 06:29 AM ET	I am a mid-level investment banker and work on capital raising and acquisitions for corporations.
How much are you currently paying each month on the cards you plan to pay off?	Currently paying about $600 per month.
What are the interest rates on your current loans that you will be paying off?	Only have two cards with balances right now, one is at 15.99% and the other 29.99% so will be substantial savings on the second.
Hi, could you PLEASE detail Balances, monthly payments & APR of debts to be consolidated. Add same information about any other debts not being consolidated. And could you PLEASE detail monthly expenses with a total sum amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	Basically I was taking advantage of attractive teaser rates that reset and took my APRs to 15.99% and 29.99%. With the loan proceeds and drawing on some additional savings I plan on paying down all of my revolving balances leaving just the single Lending Club loan in place. Seems I got penalized for having high loan to balance ratios which was just a function of maximizing the attractive financing rates I was getting at the time. My monthly expenses are actually quite low because I am single, don't own a car since its nyc and have most meals reimbursed through my job. Biggest items will be rent of $1800 and the loan payment, both well within my monthly budget. Also have funds available to repay the loan but would rather keep them invested for tax reasons, etc.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	My position is quite secure for the next few years as I was promoted and don't officially come up for promotion for a few more years. If I ever left my current job it would not be too hard to take on a similar role at another wall street firm. Also I will be able to repay the loan out of my other investments if needed.

Member Payment Dependent Notes Series 501298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501298	$12,000	$12,000	7.88%	1.00%	April 14, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501298. Member loan 501298 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	UPMC Presbyterian Hospital	Debt-to-income ratio:	9.79%
Length of employment:	2 years	Location:	Pittsburgh, PA

Home town:
Current & past employers:	UPMC Presbyterian Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I have been working at UPMC Presbyterian as a Registered Nurse for almost two years. I previously worked at the Cleveland Clinic as a Registered Nurse but moved back closer to home. I enjoy my job and what I do. I am asking for a loan to repair nerve damage I had recieved from a stroke at the age of 6 months. I lost the third nerve to my left eye which causes it to not blink or move up or down. It is something I have wanted to do for awhile but due to the fact it is considered cosmetic and not medical my insurance will not cover it. I have had a steady job for over three years and always pay my bills on time. My credit score is in excellent standings. thank you for your time and please consider me as an investment. Borrower added on 04/12/10 > I want to thank all the lenders who have invested in my surgery. I am hoping to reach the goal in order to have the surgery. Here is a few points about my monthly budget and such. I bring home approximately 3000 dollars a month. I do have one car payment and house payment. After all ultilities i have approximately 1000 dollars for personal things. I am a very hard worker and work many hours a week at the hospital. As a Registered Nurse my job is very stable. I am working towards becoming an advance practice nurse. I work in Neurology and Neurosurgy and enjoy it very much. I work with individuals who have similiar and much worse stories than mine and I feel compelled to help them. Thanks again for all your investments so far.

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$364.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at UPMC Presbyterian Hospital?	I am a Registered Nurse in the Neurosurgical Step down Unit.
Are there any risks associated with this kind of surgery? And just out of curiosity, is it really painful that you can't blink; what with your eye drying out all the time?	Dear Jaybird201- There are minor risks and the common risks they tell you for every surgery. In this particular surgery they do not use much anestesia because they need to wake me up during the surgery to match the eyelids, So the common risks for any surgery are pretty low in this case. My doctors, who followed me as a child, tried to save the eye as much as possible. Due to this, I do have some muscle control of the blinking. It is the involuntary movement that is damaged. So if I think about blinking I can, but it does not blink on its own. The worst part is when I am sleeping. I have to put lacrilube in my eye to keep it moist while I am sleeping. It does dry out if I am not careful and this is painful.

Member Payment Dependent Notes Series 501301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501301	$15,000	$15,000	9.88%	1.00%	April 15, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501301. Member loan 501301 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Verus Financial	Debt-to-income ratio:	12.67%
Length of employment:	1 year	Location:	QUINCY, MA

Home town:
Current & past employers:	Verus Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > My wife and I were recently married, and we are trying to get this loan to consolidate debt from the wedding.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,227.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Type your question here.Hi. For your privacy, Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when we are thinking about funding your loan. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's type of business and what do you do/job description there? Where/what before current employer as it shows you have only been there ~1 year. 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. family assistance. etc.) Thank You.	1) Verus Financial is an unclaimed property reporting company contracted to audit financial institutions by state unclaimed property divisions. Prior to Verus I was employed at the ACS UPCH for 6 years which is also an unclaimed property reporting company. 2) We have 3 ccards (balances = approx 9k) that are all ending their 0% promotional period w/in the next few months. Also we have a 6k (at 9%) balance on a 10k unsecured loan that was taken out to pay for our recent wedding. All of this debt is resulting from the recent wedding. 3) Our household yearly income is 145k annd we have the following expenses: Mortgage 1900, Condo fee 270, Cars 600, utilities 500, student loans 200, insurance 400, gas/food 600, misc 600. As you can see uour expenses are approx 5k per month, and we take home over 7k per month. This loan payment will fit nicely into our monthly budget, this loan is really just only a debt consolidation/simplification from our wedding. 4) We have approx 50k tied up in various investments that could be liquidated in an instance of any loss of employment. We also have short/long/supplemental disability insurance that would keep our monthly income static in the case of any accident. Hopefully you find this info helpful.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Versus? What are the current minimum monthly payments of the debt you will pay off with this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Title: Manager of Unclaimed Property Operations. Monthly Debt min: 350 Payment: Yes automatic withdrawls

Member Payment Dependent Notes Series 501377

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501377	$15,250	$15,250	7.88%	1.00%	April 19, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501377. Member loan 501377 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Team Peak Alaska	Debt-to-income ratio:	22.38%
Length of employment:	3 years	Location:	Eagle River, AK

Home town:
Current & past employers:	Team Peak Alaska
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/09/10 > This loan is to refinance a personal loan that I am currently in good standing with. I am simply wishing to reduce my payment amount.

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,601.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Team Peak Alaska and what do you do there?	It is a joint venture between Peak Oilfield Serice Company and Team Industrial Services. Our only purpose is to inspect the Alyeska (Trans-Alaska) oil pipeline for corrosion and integrity, but we are hoping to get contracts to inspect the gas line as well. I am what's called a "Quality Monitor." I make sure the people who inspect the pipeline are qualified and that all our processes are efficient and valid. I also train personnel to drive company vehicles in the arctic, maintian personnel records, certify to client spec, etc. I am also an author, and get a little money from my book, but not enough to make a living.
Please list your monthly expenses. Thanks.	Mortgage: $1141. Dues: $250.00 Student Loan: $275. Gas (heating) averages $100.00 a month throughout the year. Electricity: $75.00. Telephones and TV: $200.00 a month. The payment for the loan I plan to replace is $650.00. I also have a credit card, always pay more thanthe minimum. I think the minimum is like $35.00 a month. No car payment :)

Member Payment Dependent Notes Series 501407

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501407	$25,000	$25,000	10.62%	1.00%	April 16, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501407. Member loan 501407 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,167 / month
Current employer:	US Department of Education	Debt-to-income ratio:	12.21%
Length of employment:	7 years	Location:	Alexandria, VA

Home town:
Current & past employers:	US Department of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > I need a short term loan to pay unexpected taxes and other expenses. I have a stable well paid job and will not have any problem paying the loan back. The money will go to taxes and to reduce credit card debt. I pay my bills on time and this money will allow me the flexibility to be able to continue to pay for my daughter's college and to stabilize my finances. I am reliable and pay my debts.

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,556.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the US Department of Education?	I am a program manager for the Department.
Can you be more precise with respect to what you consider "short term?" Are we talking 6 months, 1 year, or what?	I will be able to repay the balance within 6 months. This loan will allow me to reduce debt and to gain access to money that will let me pay off this loan in short order. Might even allow me to start providing funds here to someone else in the future.

Member Payment Dependent Notes Series 501416

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501416	$14,000	$14,000	12.73%	1.00%	April 19, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501416. Member loan 501416 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	JP Morgan Chase	Debt-to-income ratio:	22.72%
Length of employment:	< 1 year	Location:	Columbus, OH

Home town:
Current & past employers:	JP Morgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > I???m a CPA that had worked in public accounting as an auditor for 2.5 years and in December I switched to the corporate sector. I also teach classes at a local community college which supplies additional income I did not have room to add to my application. I had to use credit cards to pay for some of master's education due to circumstances with my family and FASFA lag. I am committed to paying down this debt and the introductory rates have since worn off and I am trying to make every dollar count, which means paying less in interest. This is why I contacted lending club. The funds will go straight to the interest accumulating debt that is listed in my credit report, which is mainly on one card.

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,299.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but have a few questions. (1) What are your monthly expenses (rent, student loans, car, credit cards, etc.)? (2) How much money is on each card and what is the respective rate? (3) Your revolving credit balance is $21,000. Why are you only asking for $14,000? (4) Are there one or two income earners in your household? If two, how much does the other make?	1.) Expenses: Student Loans: 306 Car: 325 Rent Responsibility = 382.50 Card Payments: 440 (which would mainly be changed to my lending club payment) Household other expenses (my portion) includes all other bills such as utilities, cell, furniture/tv credit cards, and groceries: 900 Insurance: 116 ?? 2 and 3) Debt: Interest bearing (no promotions): 14,000 on one card promotional rate has expired and is now close to 25%. Two cards with Interest Deferred for 3 years for TV : $1800 and 5 remaining months on Furniture $1,100 Co-Signer on Family member???s card:?? Balance 2,500 ??? rate 24.99% Remaining balance was the current charge on my other card that I use for the monthly bills (from above) and pay off each month because I achieve restaurant gift cards from the points.?? The credit report picked it up as a current balance even though it does not carryover. ?? Other cards do not have a balance and are department store/merchandise cards that are no longer used. ?? 4) There is another income in the household of $24,000 which is the individual responsible for the co-signed card.?? Also I have a second job which has additional annual income of $14,000 that was verified by the lending club credit review team (I sent the stubs).?? It is not included in my profile amount of $5,000, which is from my full time job only. ?? I am focusing on cutting my interest expense so that more of the additional funds that I have each month go towards the principal of my debt.

Member Payment Dependent Notes Series 501421

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501421	$11,000	$11,000	13.11%	1.00%	April 19, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501421. Member loan 501421 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Comprehensive family care center	Debt-to-income ratio:	1.31%
Length of employment:	< 1 year	Location:	Pueblo, CO

Home town:
Current & past employers:	Comprehensive family care center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > paying off other debt

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	3
Revolving Credit Balance:	$11,514.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Comprehensive family care center and what do you do there?	Type your answer here. It's a Dr.'s Office and I am a Nurse there.
Is the 35K monthly income in your profile correct?	Type your answer here. 3,500 yes.
What is the purpose of this loan? You have no loan description to give me any idea. And, explain the delinquency 3 months ago.	Type your answer here. to get myself organized.
What is the purpose of the loan (a bit more specidfic than "to get myself organized", please)? What are yor monthly expenses (we only see that your debt-to-income is 1.5%, but not how this figure was derived)? Thank you.	To get a head on my bills. monthly expenses are credit card 180.00 loan 130.00 utilities 200.00 rent 550.00 groceries and house hold items 300.00 to 400.00

Member Payment Dependent Notes Series 501425

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501425	$4,750	$4,750	13.85%	1.00%	April 14, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501425. Member loan 501425 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,300 / month
Current employer:	U Store It	Debt-to-income ratio:	15.31%
Length of employment:	1 year	Location:	RANCHO CUCAMONGA, CA

Home town:
Current & past employers:	U Store It
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > I am a young, responsible borrower who is looking for a low interest loan to pay off my debt. I bring home about $1300 a month and comfortably pay $400 a month towards my debt. I recently began using David Bach???s Dead On Last Debt method to pay my credit cards and cash loan, but decided that the only way to make real progress (and best way to simplify my life!) would be a consolidation at a lower rate. I have been at my job and in good standing with the company for over a year. I do and have always made my payments???be it credit cards, my phone bill, utilities, etc???on time. I look forward to this step along my road of financial responsibility!

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,146.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	All my debts are as follows, and I intending on using this loan to pay them all (debt amount is approx $400 more than loan amount, so depending on the timing of when the loan comes through, I will leave a balance on the card with the lowest APR) Citifinancial Cash Loan - $1800 - 28.99% Target Credit Card - $450 - 25.24% Chase Credit Card - $1970 - 22.24% Capital One Credit Card - $710 - 17.90% Also, my credit history shows a 5th open credit line. This is a Macy's Credit Card that was paid off 2 months ago.

Member Payment Dependent Notes Series 501435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501435	$11,200	$11,200	10.99%	1.00%	April 14, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501435. Member loan 501435 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,417 / month
Current employer:	Chevron	Debt-to-income ratio:	12.38%
Length of employment:	2 years	Location:	Richmond, CA

Home town:
Current & past employers:	Chevron
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > I need to refinance my credit card debt Borrower added on 04/07/10 > I need to pay off my credit card loans BOA 6000 Citi 5000 In this manner i can have one single payment at much lower interest rate. Borrower added on 04/08/10 > Also i would like to mention that my credit report is not updated (i can substantiate with the credit data from all 3 credit bureau (equifax, transunion,..) Current Score : 730

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,654.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Chevron?	Lead Process Engineer.. let me know if you need further information
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Will clear my credit card debt
Please answer CriticalMiss question. Real people are funding this loan, not a computer. Vague answers = I will move on to the next loan that needs funding.	So kindly ask question like real person and not a computer.
Pass	Could you clarify the question a bit more. Thank you
Please post the detailed balances on all credit cards and rates that you will pay off with this debt. Also, let us know what will be remaining debt after paying off what you plan to pay with it.	Credit Card Balance BOA 6000 , 24.99 % Citicard 5000, 24.99 % Remaining debt is 3000 dollars which i will pay through my account

Member Payment Dependent Notes Series 501451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501451	$8,950	$8,950	10.99%	1.00%	April 19, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501451. Member loan 501451 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	coachella valley water district	Debt-to-income ratio:	14.91%
Length of employment:	6 years	Location:	desert hot springs, CA

Home town:
Current & past employers:	coachella valley water district
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	70
Revolving Credit Balance:	$10,828.00	Public Records On File:	1
Revolving Line Utilization:	57.60%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is coachella valley water district and what do you do there?	Type your answer here.It supplies most of the water for the Coachella Valley. It has a large amount of growers of grapes, dates, melons and vegetables. I work with the farmers. It has been around for about 65 years.

Member Payment Dependent Notes Series 501455

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501455	$12,000	$12,000	10.25%	1.00%	April 14, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501455. Member loan 501455 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Coast Guard Exchange	Debt-to-income ratio:	24.81%
Length of employment:	< 1 year	Location:	norfolk, VA

Home town:
Current & past employers:	Coast Guard Exchange
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > The purpose of this loan is to refinance my higher interest rate credit cards at a lower rate. I plan to use 100% of my loan to pay off 100% of my credit cards. I am a civilian employee of the US Coast Guard which is a very stable job. I have a strong credit score and have never had a delinquency in my life. I plan to pay the loan off within 2 years. Thank all of you who chose to invest in my loan.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,113.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Coast Guard Exchange, and what do you do there?	The coast guard exchange is a retail store that offer military and their dependents to shop and pay no taxes on any of their purchases. I am a supervisor for mens clothing. shoes, logo and milliary equipment.

Member Payment Dependent Notes Series 501474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501474	$4,800	$4,800	7.14%	1.00%	April 16, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501474. Member loan 501474 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Libertyville High School	Debt-to-income ratio:	13.21%
Length of employment:	10+ years	Location:	Hainesville, IL

Home town:
Current & past employers:	Libertyville High School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,664.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Libertyville High School?	Teacher.
Hello. What is the average interest rate on your debt before this consolidation loan? Besides this debt and your mortgage, do you have other major debts such as education loans, home equity loan or rental properties? Wishing you the best.	Hi. 11% - the reason for this loan is not really the %, more just to set up a consistent fixed rate payment to pay off the debt. Besides this a little bit of student loan from my wife around $700 (I will use this loan to finish that off - use that money in budget to devote to this loan). I have 2 car payments another loan around $6,000. That is it. Any other questions - feel free to ask. Take care.
Is the $100,000 per year salary from teaching job alone?? I know most professors in Univerity don't make that much.	No, it is with coaching as well and advanced degrees.
Can you have your income verified with LC. It will make your loan get funding quicker.	Sure. I am new to LC, how do I do that? On the Help ? topics, it just says that they will email you if it is necessary. Will they do it if I email them? I have no problem doing that at all.

Member Payment Dependent Notes Series 501477

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501477	$12,000	$12,000	10.62%	1.00%	April 16, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501477. Member loan 501477 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,287 / month
Current employer:	U.S.Postal Service	Debt-to-income ratio:	11.97%
Length of employment:	10+ years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	U.S.Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > Plan to pay off high intrest credit cards.Working for a stable job and can pay back whatever I borrow.Just want a little peace of mind,the jobs stressful eoungh. Borrower added on 04/07/10 > Iwould like to add that 4,228 a month is before taxes,I live from pay to pay and that is by-weekly. Borrower added on 04/09/10 > To member 608819, answer to your question continue.492/29%/100687/29%/63-813/9 25%/100-1399/11.24%/100-1094/23.99%/150 Borrower added on 04/09/10 > 2311/25.24%/65-1858/24.45%/100-550/23.99%/100-322/15.24%/161-600/0%/75. Like to make payment to one account at one fix rate for one fix time. Looks like I may even be able to pay some extra at this price. Hope this info help some. Thank you for your time. Borrower added on 04/14/10 > I would to THANK all who have invested in this loan and any other who chose to. Many happy % return. Thank You

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,067.00	Public Records On File:	1
Revolving Line Utilization:	29.00%	Months Since Last Record:	40
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain your public record from about 3 years ago?	Type your answer here.Sure it was an old debt well over six years I didn't know exist. I payed it in full it will be removed from my report in 2011. If I known about it sooner,I would have taken proper steps to correct it.
Could you please list your current credit balances, the interest rate and the monthly amount you now pay? Thank You	About 9,500.balance anywhere from 9 to 26 % and I try to make more then the monthly payments.
Hi, could you PLEASE detail Balances, monthly payments & APR of debts to be consolidated. Add same information about any other debts not being consolidated. And could you PLEASE detail monthly expenses with a total amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	To member608819 this is my monthly breakdown. Rent1174, cable186 Light85/120 Gas17 CarIns180 Gas60=1717 main bills.I also pay a loan of 6000 which is 207.10 at about 21% for five yrs.The rest of your question I will be gald to answer when I return home from work I don't have the debts before me. It's 3:30 am here in ny

Member Payment Dependent Notes Series 501485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501485	$16,000	$16,000	13.85%	1.00%	April 15, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501485. Member loan 501485 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Nordstroms	Debt-to-income ratio:	7.79%
Length of employment:	4 years	Location:	Richfield, MN

Home town:
Current & past employers:	Nordstroms
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/05/10 > I do design work on the side for local businesses. I would love to do a couple bigger projects and with the use of these funds, I can obtain the software and equipment I need to do so.

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,838.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Nordstroms?	Mens Suits sales. Thanks, Robert
What type of design work? Be nice if you would also itemized monthly payments so I can get and idea of how you have budgeted this loan payment into your expenses.	I consult & design remodel and opening projects for resterauntuers in our local market. I assist in everything from the logo designs to the actual architectual design of the establishment. My only expenses are my mortgage which is $1340/mo, student loans ($484) & my 1 open credit card which I usually pay about $200-300 a month on. Other bills are just basic utilities etc which are about $450 a month. I make about $65k at Nordstroms and bring in an extra $15-20k in design side jobs. I also rent out a room in my home for $500/month. There is plenty of income to cover this loan payment. With this money, I will be able to at least double that. I have 2 contracts I am working on now that I can get done faster and better with the equipment & technology I would like to purchase for these projects. I would love to make Consulting and design my full time gig. Please let me know if any further questions, thanks! Robert
What equipment and technology are you going to purchase?	I will be purchasing a new Mac, new Illustrator, airbrush equipment for painting and screen printing materials.
And, what does Mango Tango have to do with anything?	Mango Tango is a big job I am working on. It's a new Restaurant opening that I am doing a lot of design work for.

Member Payment Dependent Notes Series 501516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501516	$8,600	$8,600	11.36%	1.00%	April 14, 2010	April 19, 2013	April 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501516. Member loan 501516 was requested on April 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	bare bones	Debt-to-income ratio:	19.11%
Length of employment:	6 years	Location:	columbia, MD

Home town:
Current & past employers:	bare bones
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > Im a full time bartender at a locally own family restaurant that has been open for 20 plus years. I've been working there for 6 years and i actually work with my older sister that has been there for 10 years. I am one 3 bartenders and one of the highest payed front of the house employees. Im using the loan to avoid the super high interest rates. Ive been on my own since i was 18(now 25)and collected some debt and have been trying to pay the cards off. I plan on making larger payments or extra ones cause i'm trying to repay the loan super fast so i can be debt free and then hopefully start investing back into the club so i can make some money!

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	42
Revolving Credit Balance:	$9,066.00	Public Records On File:	0
Revolving Line Utilization:	21.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is bare bones and what do you do there?	Bare Bones is a locally owned family rib joint. it been open for 20 years plus and has won several awards. I'm actually a full time bartender. I've been there for 6 years and work full time, Monday through Friday night shifts.
What is your job at Bare Bones grill?	Bare Bones is a locally owned family rib joint. it been open for 20 years plus and has won several awards. I'm actually a full time bartender. I also train all new barbacks and bartenders. I've been there for 6 years and work full time, Monday through Friday night shifts.
Hi, could you PLEASE detail Balances, monthly payments & APR of debts to be consolidated. Add same information about any other debts not being consolidated. And could you PLEASE detail monthly expenses with a total amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	citicards- 1000 at 26% chase-3700 at 26% barclaycards-3900 at 11% expenses rent 500 car 450 insurance 190 phone 80 total 1220 +loan=1620

Member Payment Dependent Notes Series 501547

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501547	$25,000	$25,000	10.62%	1.00%	April 19, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501547. Member loan 501547 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Town of E. Htfd	Debt-to-income ratio:	12.96%
Length of employment:	10+ years	Location:	Glastonbury, CT

Home town:
Current & past employers:	Town of E. Htfd
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I have been at my job for 18 yrs and make $80000 per yr. We spent quite a bit of money on my wife's education and found myself going higher on credit cards. Now she is working full time it is easier to pay money back on a fixed schedule.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,831.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. For your privacy, Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when we are thinking about funding your loan. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. family assistance. etc.) Thank You.	I am a police officer in the town of my employment. I have sent in verification with recent pay stubs. I plan on consolidating most of my large debt with this loan and pay the reamining smaller debts off myself. My monthly expenditures are my mortgage $1800 per month, Groceries $300, Utilities $150, Phone/internet/cable $150, and no car payments. I have approximately $84000 in my 457K and my wife is currently employed as a teacher making approximately $45000 yr. The monthly budget will not be a problem to meet, I assure you. I have always had very good credit and I just want a structured loan to pay off this debt. Thank you.
Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances?	Im not trying to be evasive but the Lending Club ran my credit history. Besides my mortgage I have a few smaller debts that will not be covered with the $25000 loan. I intend on paying these smaller debts off in 2010 without a problem.
jmission, Ok. Lenders need to see what the borrower wants to do. You are requesting $25k and only show ~$16k of debt. Without knowing why there is a difference along w/ the answers to the questions I asked, I along w/ other lenders will not lend and just move on to the next borrower. Nothing personal but we need to evaluate risk. Good luck.	Ok, Here it is. I just thought that they would have given you more infomation on what is owed. Sorry. Sears $2500 (I will pay off this year on our own) Citibank $4000 (I will pay off this year on our own) Chase $18000 (Will pay of with loan) Bank of America $9000 (will pay off most with loan) Loan from my Credit Union $5000 (original $15000). No car loans. my 457K plan (+ $85000) My wife is making $3000 per month. Her education costs of a few years ago put us behind but now that she has a teaching job we can attack the debt together. I want debt behind us and this loan would really help by having one monthly payment and an ending date. Thanks.
Ok. After seeing the info, I'd be happy to help. I am sure others will jump in now too. Good Luck!	Thanks alot.

Member Payment Dependent Notes Series 501550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501550	$8,000	$8,000	9.88%	1.00%	April 16, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501550. Member loan 501550 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Third Baptist Church	Debt-to-income ratio:	17.42%
Length of employment:	10+ years	Location:	Fall River, MA

Home town:
Current & past employers:	Third Baptist Church
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > In MA Title V inspections must take place when real estate changes owners

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,324.00	Public Records On File:	0
Revolving Line Utilization:	85.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	My mother-in-law passed away without leaving a will. Now we have to have her property in probate and need to pay lawyer fees and court cost. We also need to make improvements to the septic system to meet Title V requirements.
Could you please list all of your monthly expenses. Thank you.	Type your answer here. I think this question is mostly answered in my profile except for normal living expenses. I spend approximately forty dollars a week for Gas. Maybe one hundred for food. One hundred a month for automobile insurance. I live in a parsonage and do not pay rent. Between my profile and this there's not much to tell I do not live an extravagant lifestyle.

Member Payment Dependent Notes Series 501560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501560	$10,000	$10,000	10.99%	1.00%	April 21, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501560. Member loan 501560 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Nor Cal Battery	Debt-to-income ratio:	23.95%
Length of employment:	10+ years	Location:	GALT, CA

Home town:
Current & past employers:	Nor Cal Battery
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/09/10 > Trying to purchase a 69 camaro. Borrower added on 04/10/10 > Gross 10k+ per month. Excellent credit history. Employed 12 years for the same company.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	49
Revolving Credit Balance:	$8,815.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Nor Cal Battery and what do you do there?	It is a battery company. I do sales and service for DC plants as well as UPS back up systems.
-- What is your monthly budget? (Mortgage, transportation, food, bills, etc. -- Can you get Lending Club to verify your income? Thank you.	I already gave them what they asked for.
What is the major purchase you plan on making?	1969 Camaro.

Member Payment Dependent Notes Series 501599

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501599	$5,600	$5,600	12.73%	1.00%	April 16, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501599. Member loan 501599 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	dr donald wallerson	Debt-to-income ratio:	20.60%
Length of employment:	< 1 year	Location:	bronx, NY

Home town:
Current & past employers:	dr donald wallerson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I'm responsible!! hard working!!!Rates are better. Borrower added on 04/10/10 > Good morning!! I just checking in to say hello to all the investors and to thank you for your interest. As i am waiting to purchase my to 2 grandaughters bedroom furniture and renovating my house to be more updated lending clubs rates is the best option then using credit cards. I can't wait. Have a great day

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	10
Revolving Credit Balance:	$6,551.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 501603

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501603	$20,000	$20,000	10.99%	1.00%	April 20, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501603. Member loan 501603 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	AFSCME	Debt-to-income ratio:	17.38%
Length of employment:	2 years	Location:	Canonsburg, PA

Home town:
Current & past employers:	AFSCME
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > This loan is to pay off my high balance, high interest credit cards. I have been paying well over the minimum payments due, but with the high interest rates, a loan with a fixed rate would be the better solution to pay these cards off. It is very important for me to pay all my bills on time. I can guarantee you I am not a risk so please fund my loan! Also, I would be happy to answer any questions. Borrower added on 04/07/10 > I also wanted to note that my job is very stable. I am the assistant to the director of a labor union. My monthly expenses are approximately $1800 a month. As already mentioned, I have been paying well over the minimum payments on my cards - about 3 times the minimum. I have 2 cards this loan would be used to pay off. The balances are approximately $14,000 and $6,000. The interest rates are 29.99%. Again, any funding is greatly appreciated!

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,735.00	Public Records On File:	0
Revolving Line Utilization:	72.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
AFSCME -- AFLCIO?	Hi CriticalMiss, Yes, AFSCME is affiliated with the AFL-CIO. Are you familiar with it?
How did you accumulate the $30,735 of debt?	Type your answer here. Well, a couple things occurred that unfortunately led to the accumulation of the debt. I unexpectedly lost my job of 18 years as a state employee. In the interim of finding another job, I had to use my credit cards for some of my living expenses, car repairs, etc. Also, during this same time, my relationship ended and I moved from our house. I then had to use the cards for the moving expenses. I have since gotten a fantastic job with a much higher salary, and as I mention already, it is very stable.

Member Payment Dependent Notes Series 501617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501617	$12,000	$12,000	11.36%	1.00%	April 15, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501617. Member loan 501617 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	5.86%
Length of employment:	4 years	Location:	Saint Paul, MN

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > Using the funds to pay off all credit card debt currently owed. The following is a list of the credit card companies, amounts owed & APR's: Chase = $1,271.30 - APR 21.24% HSBC = $2,950.00 - APR 21.99% Wells Fargo = $2,645.79 - APR 22.85% Discover = $2,207.99 - APR 17.99% Citi = $2,420.06 - APR 10.24% Total = $11,495.14 - Average APR = 18.86% With this loan, I will be able to consolidate all of my credit card debt into one fixed payment with a reduced interest rate from the current average on the credit cards listed above. I am closing all but the Citi and Discover cards, and am keeping these for emergency usage only. I have recently paid off my car, which was a $350/month payment. My overall goal is to simply my finances and become debt free with the exception of my mortgage in the next 3 years or less.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,230.00	Public Records On File:	1
Revolving Line Utilization:	50.90%	Months Since Last Record:	81
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list debts with interest rates that you will be paying off with this loan and your plan for staying out of debt in the future. Thanks	The following debts will be paid off with this loan: Discover = $2,207.99 - APR 17.99% Wells Fargo = $2,645.79 - APR 22.85% HSBC = $2,950.00 - APR 21.99% Chase = $1,271.30 - APR 21.24% Citi = $2,207.99 - APR 10.24% Total = $11,283.07 - Average APR = 18.86% My goal is to consolidate these 5 accounts into 1 loan with a better APR. I plan on closing the Citi, Chase, HSBC accounts. I am keeping the other 2 accounts open for emergency purposes only. My goal is to be debt free other than my mortgage in 3 years or less. I recently paid off my car, a $350 payment, and want to get these accounts paid off as well. This loan will help me acheive this and save me money by consolidating the credit card debt into a lower, fixed interest rate.
Hi, could you PLEASE detail monthly expenses with a total amount. Please include what you pay towards listed credit cards for consolidation. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	My total monthly expenses are as follows: Mortgage = $750.00 2nd Mortgage = $200.00 Credit Card minimum payments: Chase = $34.00 HSBC = $84.00 Wells Fargo = $79.00 Discover = $46.00 Citi = $44.00 *I have been making more than the minimum payments each month on the credit cards listed above. On average, I pay approximately $500-$600 as a combined payment on all the above credit cards. The exact amounts differ from month to month, but $500-$600 is a fairly close estimate. My total outgoing expenses are approximately $1500.00-$1600.00 per month.
what's the public record? thanks	The public record is a paid judgement from 7/2000. The amount was approximately $500.

Member Payment Dependent Notes Series 501621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501621	$16,000	$16,000	10.25%	1.00%	April 19, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501621. Member loan 501621 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,008 / month
Current employer:	DBIA Inc.	Debt-to-income ratio:	9.29%
Length of employment:	2 years	Location:	HYATTSVILLE, MD

Home town:
Current & past employers:	DBIA Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,169.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. For your privacy, Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when we are thinking about funding your loan. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. family assistance. etc.) Thank You.	1) Non-profit membership organization. I am the Director of Education. I run all continuing education courses/conferences for architects, enginerrs, contracts. 2) Consolidating 3 credit cards: $3000 @ 0%=$0mo; $7500@10.99%= $185mo; $6000@18%=$200mo 3)mortgage=$1318; condo fees=$179; electric=$50; gas=$100; Homeowner's insurance=$28; Student loan=$242; telephone/internet/cable=$215; food=$200
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances?	The debt accrued when working an unpaid internship; needing money to live off of. I have been working on reducing the amount, but with the interest rates, etc., a loan seemed liek teh best method to pay at a lower interest rate. I have a standard savings of a few hundred dollars (for rainy days), a 401K of approx $17K and investments of about $2500

Member Payment Dependent Notes Series 501645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501645	$7,500	$7,500	13.11%	1.00%	April 14, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501645. Member loan 501645 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,967 / month
Current employer:	russell co schools	Debt-to-income ratio:	17.41%
Length of employment:	10+ years	Location:	Lebanon, VA

Home town:
Current & past employers:	russell co schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > for taxes Borrower added on 04/07/10 > loan used to pay tax (IRS), I always pay bills on time,budget plan in place , job is very stable have bee working at the same job for over 30 years

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	27
Revolving Credit Balance:	$14,868.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, could you PLEASE detail monthly expenses with a total sum amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	Type your answer here. net salary - $4929.23 expenses: life ins-145.91 phone90.00 cel ph70.00 power300.00 medicine130.00 fuel300.00 paper15.00 water35.00 car ins 139.00 house ins 54.00 credit card 200.00 + - food 800.00 mis.1,000.00 emergency 700.00 health ins326.55 total4305.46
Do you owe any mortgage on your house? Do you hold the deed/title to the house?	Type your answer here.no mortgage, have deed
Do you owe any mortgage on your house? Do you hold the deed/title to the house?	Type your answer here.no mortgage, have deed
Do you hold the title to your home? If so, do you hold it free and clear without any mortgage or HELOC?	Type your answer here.yes

Member Payment Dependent Notes Series 501647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501647	$15,000	$15,000	10.62%	1.00%	April 19, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501647. Member loan 501647 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	Scantron	Debt-to-income ratio:	10.83%
Length of employment:	10+ years	Location:	Anaheim, CA

Home town:
Current & past employers:	Scantron
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > Using to pay off my 401K loan so can get another 401K loan for Debt Consolidation!!! This will alow me to pay off all or at least most of my Credit Card Balances that are at much higher rates. They have grown due to a home remodel thus new carpet and furniture. I Have plenty to cover all of this in my 401K but don't want to take a distribution and can't have TWO 401K loans at one time, currenlty I owe 12K on my 401K loan which I intend to pay with this Lending Tree Loan. Borrower added on 04/07/10 > I think there's nothing more important for my financial future then maintaing my good credit, if some unforseen event caused me from being able to work I would intend to pull out a 401K distribution to re pay this loan. Borrower added on 04/12/10 > I addition to my 401K I currenlty have 8K in my savings account and I own an extra car which I would say is worth around 10K if I had to sell it.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,012.00	Public Records On File:	0
Revolving Line Utilization:	50.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 501651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501651	$12,000	$12,000	12.73%	1.00%	April 14, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501651. Member loan 501651 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,371 / month
Current employer:	Harris RF Communications	Debt-to-income ratio:	13.98%
Length of employment:	3 years	Location:	ROCHESTER, NY

Home town:
Current & past employers:	Harris RF Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > I have been paying my credit card debt faithfully on my own. Recently though the Credit Card company increased my interest rates considerably. I am looking for a substantial rate reductions so that I can pay this debt off quicker. I have not had problems making current payments and have a very stable professional job as a planner for a large company. Borrower added on 04/11/10 > I am currently employed by Harris RF Communications. Harris is a large Manufacturing company that has been around for many years and doing well. I am a Manufacturing Planner and have worked there for 3 years now. My prior employment was with a Fastener Manufacturing company that I also worked as a Planner for 13 years. I currently rent my home that I have been living in for 3 years. I also rented my prior home for 13 years. The reason for my move was to be closer to my current employer. I chose to rent as I do not want the home upkeep, care or taxes of a home that is owned. My current monthly net take home pay is $3760 My monthly expenses are $3000 Here is the breakdown of my monthly expenses: Credit Card Debt $401 Rent $700 Utilities $120 Internet Service $ 30 Cell Phone $ 49 Car Insurance $ 39 Garbage Pickup $ 26 Food/Gas $434 Tithe $529 Misc $672 Misc = Dentist/Doctor Bills, Vet Bills, Car Repairs, Vacations, Entertainment, Hair Cuts, Clothes. I currently have $2000 in my Savings in case of Emergencies. I also have been contributing to my retirement fund through my company???s $401K. I have $12000 in Credit Card debt with a monthly payment of $401. My credit card company increased my interest rates to 29.99%. I usually try to pay more than the minimum monthly payment but at these rates it will take me way too long to pay off my Credit Card debt. That is why I am trying to get a lower interest rate through the Lending Club.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	76
Revolving Credit Balance:	$31,209.00	Public Records On File:	0
Revolving Line Utilization:	88.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. For your privacy, Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when we are thinking about funding your loan. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. family assistance. etc.) Thank You.	I work at Harris RF Communications which makes Radios for the Military. The company is a large company that is still getting great contracts. When most companies are downsizing we are growing. I am a Planner for the Company and have been with this company for 3 years. My past employment was also in planning for 13 years.. I want to find a lower rate for my current Credit Card debt of $12000. Currently the Credit Card company is charging me 29.99%. My total monthly expenses are $2000 which includes rent, utilities, phone, car insurance, groceries, gas, hair cuts, doctor/dentist,vet, car repairs, vacation, retirement savings, clothes, church tithe etc.. My monthly net is $3470.
Thank you for the detailed info you have provided. Can you provide some clarification on your revolving debt. This is listed as $31K but you are only borrowing $12K for your CC debt. What is the additional 19K? What is the monthly payment on this debt? Thanks for your answer to this...	I obtained a loan with a Bank for the balance of my debt ($19K) at a lesser percentage (10.99%). The monthly payment for that will be $351.00.

Member Payment Dependent Notes Series 501668

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501668	$14,000	$14,000	13.11%	1.00%	April 19, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501668. Member loan 501668 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	The Smith Foote Law Firm LLP	Debt-to-income ratio:	12.34%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	The Smith Foote Law Firm LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	41
Revolving Credit Balance:	$18,164.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is The Smith Foote Law Firm LLP and what do you do there?	The Smith Foote Law Firm is a boutique litigation firm that represents businesses in antitrust class actions. I am an associate attorney with the firm.
Since you've been employed with your current employer for less than a year, can you please give some details of your previous employment?	Prior to my current position, I was an associate attorney at a law firm in Manhattan for a little over four years. I left on good terms to pursue a new opportunity.
Please explain your delinquency on file 41 months ago. thanks.	I don't recall the details but I was 30 days late on a payment due to inadvertence.

Member Payment Dependent Notes Series 501680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501680	$20,000	$20,000	13.48%	1.00%	April 19, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501680. Member loan 501680 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,958 / month
Current employer:	Liberty Mutual Group	Debt-to-income ratio:	19.77%
Length of employment:	1 year	Location:	Gloucester, MA

Home town:
Current & past employers:	Liberty Mutual Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	42
Revolving Credit Balance:	$28,725.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. For your privacy, Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when we are thinking about funding your loan. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's type of business and what do you do/job description there? Where/what were you doing before being hired by current employer? 2) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. family assistance. etc.) Thank You.	1) My current employer is an insurance company. I am a senior business analyst that provide monthly financial reporting to various branches of this insurance company. My job entails running the data, putting together reports and commenting on any losses/gains. Prior to working for current employer I was employed with another insurance company as a financial analyst doing the same job as my current position. 2) Monthly Expenses Rent $600, Car payment $325, Phone/Internet $100, Food $250, Credit cards $250, Insurance $105 3) This is a loan to pay for my wedding this year. All funds collected from the wedding are going towards payments on this particular loan. As an individual, I am in a steady financial position to pay off this loan on monthly basis. Also I do have back up savings and my family's assistance in any given situation, provided that I lose my job. Thank you for your attention. Regards BO ..
Congratulations! I am interested in funding your loan, but have a few questions first: (1) When is your wedding and what is the overall budget? (2) Does your future spouse work and how much does he/she earn each month? Thanks and congrats again.	Hello, Thank you for your interested in funding our special day loan. We're planning to have the wedding in September of this year. My fiance is employed as an accountant and earns about $3700/month. Between the both of us we generate about $130K/year. We're currently in a stable financial situation, the only reason for taking the loan would be the timing of this wedding. Thanks again B
Thanks so much for your prompt answer! I really appreciate it. Two more hopefully quick questions. (1) You have $28,000 in revolving credit balance. What are your interest rates for each credit card and what is the respective balance? (2) You have only worked at your current job for a year. What did you do prior to that and how long were you at that company? THANKS!	Hello again, The interest rates for the following CC are about 17%. The respective outstanding balance on each card is less than 50% of the limit.. Prior to current employer, I was working for another insurance company for about 3.5 years and that position was transferred elsewhere and (not wanting to leave NE)that's why I explored employement with the current company. Then prior to my last employement I was working for another company for the period of 6 years. Please let me know if you have any other questions.

Member Payment Dependent Notes Series 501708

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501708	$14,000	$14,000	13.85%	1.00%	April 14, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501708. Member loan 501708 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Hartford Life	Debt-to-income ratio:	12.98%
Length of employment:	6 years	Location:	Jacksonville, FL

Home town:
Current & past employers:	Hartford Life
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > Figured why keep paying high interest on these credit cards when I could re-fi to a lower rate.

A credit bureau reported the following information about this borrower member on April 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1973	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,496.00	Public Records On File:	0
Revolving Line Utilization:	86.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt amount and corresponding interest rate that you plan to consolidate. Thank you.	8700 @ 23.5% 4500 @ 23.5%

Member Payment Dependent Notes Series 501720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501720	$15,000	$15,000	16.07%	1.00%	April 14, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501720. Member loan 501720 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	academy Dental	Debt-to-income ratio:	17.37%
Length of employment:	10+ years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	academy Dental
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > reduce other debt

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	22
Revolving Credit Balance:	$4,902.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $15,000 HIP loan: (1)- Position (Job/What you do) @/For Academy Dental ? (2)- Transunion Credit Report shows payment delinquency 22 months ago. Explanation is? Advance thanks for answers to BOTH questions. Member 505570 USMC-Retired-Lender 04.07.2010 @ 06:31 AM ET	Business Manager Late payment due to paying elderly parent's medical bills at that time. They had no prescription coverage.
FYI: After L C Home Office verifies borrower bank account (trial deposit < $1) loan's next step is borrower Employment-Income Verification a/k/a "Credit Review". Verification of each item is independent of verification other item. After Credit Review process completed the on-screen borrower application viewed by lenders reflects status updated to "APPROVED". Completed process benefits borrower because: (1)- Loan will attract lenders "Fence Sitting" until required process completed before finally committing their $. (2)- After process completed, funding pace quickens. (3)- After loan 100 pct funded, net $ can be deposited quickly into your bank account. Credit Review should be proactive. CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT END REATES DELAYS. This information will benefit the 1ST-time L C borrower. Member 505570 US Marine Corps-Retired-Lender 04.07.2010 @ 10:19 AM ET.	Thank you! I was not sure how this process worked.
Your $15,000 HIP loan currently attracted 15 pct funding. When loan 100 pct fully-funds L C issues 3-year term promissory note that has NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is for how long: 6 to 12 months? 1 year to 2 years? 2 years to 3 years? Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.08.2010 @ 04:05 AM ET.	I would use the full 36 months to pay the loan. I do not forsee paying it off sooner,
Hi, could you PLEASE detail monthly expenses with a total sum amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	My monthly income net - 3000 Mortgage - 1100 Student loan - 300 Food, clothing, necessities - 300
What HIP do you have planned? Will you do the work yourself or hire a contractor? How much of this loan will go toward the HIP and how much is targeted to "reduce other debt"? Thank you!	We will hire a contractor to install a new HVAC system the cost is approx.$ 6500. Also, we need new gutters, paint and porch roof, we hope to do as much of this as we can ourselves with the assistance of friends. We intend to put at least $5000 on existing credit card debt.
What do you do at academy Dental? How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	My job is very secure the business has added 2 employees within the last 4 months. I am a manager and I am a certified dental assistant. If I lost my job I. Have a few options first I could temp to provide income and if I had to I would access money I have in my 401 k or roth iira to pay my bills.

Member Payment Dependent Notes Series 501747

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501747	$7,500	$7,500	10.25%	1.00%	April 14, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501747. Member loan 501747 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	TransCore	Debt-to-income ratio:	15.47%
Length of employment:	5 years	Location:	MIDVALE, UT

Home town:
Current & past employers:	TransCore
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > I am going to use my loan to consolidate my credit card debt. I want to quickly and affodably get rid of this debt and lending club offers a great solution. I am a traffic engineer and have a very stable career, making my payment on any account has never been an issue. I have been working hard to free myself from debt and have made great strides towards that, paying off 0ver $8,000 in the last 2 years. I recently purcahsed a home and am not able to allocate a large sum every month to pay off my remaining credit card debt. This loan allows very manageable payments for me to reach my goals.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,258.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TransCore?	TransCore is an engineering company. www.transcore.com
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	american express/1225.00/17.24% - will be paid off bank of america/6170.78/13.24% - will be paid off best buy/1200/0% interest until June 2011 (i pay $100 a month on this bill, will be paid off before interest starts accruing) Citibank/1853.74/6.00% -will not be paid off, my interest rate on this card is very low

Member Payment Dependent Notes Series 501790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501790	$10,000	$10,000	9.88%	1.00%	April 15, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501790. Member loan 501790 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	Dr. Margareta Gavrila DDS	Debt-to-income ratio:	19.96%
Length of employment:	1 year	Location:	alta loma, CA

Home town:
Current & past employers:	Dr. Margareta Gavrila DDS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/06/10 > I am looking to consolidate my credit due to an impending divorce. I will be a single mother and I need to have everytthing under one payment to be able to afford my living and pay less overall APR fees. Borrower added on 04/10/10 > Looking forward to financial freedom. Borrower added on 04/13/10 > Having one payment a month at 3 years is going to be such a blessing. Especially since I intend on paying it up at 2 years. :)

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,569.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 501793

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501793	$10,000	$10,000	10.25%	1.00%	April 16, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501793. Member loan 501793 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,792 / month
Current employer:	University of Florida	Debt-to-income ratio:	24.39%
Length of employment:	2 years	Location:	Port Saint Luice, FL

Home town:
Current & past employers:	University of Florida
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	22
Revolving Credit Balance:	$7,842.00	Public Records On File:	1
Revolving Line Utilization:	48.40%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 501804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501804	$9,000	$9,000	7.14%	1.00%	April 14, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501804. Member loan 501804 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	EMG	Debt-to-income ratio:	14.74%
Length of employment:	9 years	Location:	Huntington Beach, CA

Home town:
Current & past employers:	EMG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > Refinanace credit card. Excellent credit. Only other debt is car payment. Stable job. Borrower added on 04/08/10 > EMG is an environmental and engineering consultant. I conduct environmental and engineering assessments on commercial properties which are being sold or refinanced.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	45
Revolving Credit Balance:	$9,715.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 501812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501812	$5,000	$5,000	7.14%	1.00%	April 15, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501812. Member loan 501812 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	prime sheet metal	Debt-to-income ratio:	2.34%
Length of employment:	3 years	Location:	NORRISTOWN, PA

Home town:
Current & past employers:	prime sheet metal
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > great fast and easy way to fund my rv purchase.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,390.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 501825

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501825	$6,600	$6,600	13.85%	1.00%	April 16, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501825. Member loan 501825 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	McMahan	Debt-to-income ratio:	23.16%
Length of employment:	< 1 year	Location:	NAVASOTA, TX

Home town:
Current & past employers:	McMahan
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/09/10 > The use of this money will go towards paying off credit cards and having only on monthly payment.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,864.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is McMahan and what do you do there?	Type your answer here. It is McMahan Tile Company.
You want to borrow $6.6K but only have $2.9k of revolving credit debt. I'm confused.	Type your answer here. 1st Financial credit card we owe $2300, Captial One we owe $890, Hospital Bill $830, FIA Card we owe $1400, House Hold Bank we owe $ 300

Member Payment Dependent Notes Series 501845

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501845	$18,000	$18,000	13.85%	1.00%	April 19, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501845. Member loan 501845 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	PMA Insurance Group	Debt-to-income ratio:	21.18%
Length of employment:	1 year	Location:	Richmond, VA

Home town:
Current & past employers:	PMA Insurance Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > I plan on using the funds as a means of consolidating my credit card debt into one monthly payment with a lower interest rate. I have been in the insurance claims industry for over 4 years. I took a position with PMA Insurance last June because it offered me an opportunity to expand my career. Once I have paid off the loan, I plan to buy a house for my family and I. Borrower added on 04/10/10 > I have very conservative spending habits and know the difference between needs and wants. My position with my company is very stable and I have great opportunites for both increased future earnings and promotions. I make it a priority to always pay my bills on time and understand the importance of a good credit score. Borrower added on 04/14/10 > Thank you to those that have invested and will invest in me. You will definately get the return on your investment. I get paid on the 1st and 15th of every month, so you will not have to worry about me not being able to handle the monthly payments. I realize this loan requires a great amount of responsibility on my part and I requested the loan only after putting together an appropriate plan for myself and putting alot of thought into my financial options. Thank you once again.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,952.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PMA Insurance Group and what do you do there?	PMA Insurance Group is a multi-line insurance company specializing in workers compensation and commercial auto and liability products. It is headquartered in Blue Bell, PA. I am an Account Claims Representative in the Richmond, VA claims office. I handle Property, Auto, and General Liability Claims for the Soutern Region. I handle all aspects of claims as they are assigned from investigation to negotiation and settlement.
Do you expect to fully pay this loan in less than 36 months?	Yes, my goal is to pay off the full loan balance within 24-30 months.

Member Payment Dependent Notes Series 501859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501859	$5,600	$5,600	15.33%	1.00%	April 14, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501859. Member loan 501859 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Aaron's Sales and Lease	Debt-to-income ratio:	20.05%
Length of employment:	< 1 year	Location:	MILES CITY, MT

Home town:
Current & past employers:	Aaron's Sales and Lease
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > This loan is so I can receive braces, I just got promoted to management and our company is expanding and as we expand so will my role so I thought it was time to get my teeth fixed so when I am working with people I won't look like i am fake smiling because I am afraid to show my teeth.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	59
Revolving Credit Balance:	$2,426.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Aaron's Sales and Lease and what do you do there?	Aaron's is a store that sales and leases furniture, electronics and appliances, alot of people compare us to a rent a center but our prices are better and so is our service. My position is Customer Accounts Manager, it is my job to make sure customers make their payments and that they are happy with their product. Hope this answers you question.

Member Payment Dependent Notes Series 501899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501899	$10,000	$10,000	10.99%	1.00%	April 14, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501899. Member loan 501899 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,900 / month
Current employer:	City of Lindsay	Debt-to-income ratio:	10.68%
Length of employment:	6 years	Location:	Lindsay, OK

Home town:
Current & past employers:	City of Lindsay
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > Also I owe my mother some money for helping me pay some of my credit cards. And would like to pay her back what I owe her $4000.00 Borrower added on 04/10/10 > I really could use this loan. I need to lower my credit card interest down from 32.99 percent Borrower added on 04/10/10 > Also would like to have a loan before my next months billing are do so I can get them paid for a paid off so I can make one payment. Thank you Curtis. Borrower added on 04/12/10 > I really need this loan. Please help me. I will see that you get paid back. I would just like to make one payment a month.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,429.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the City of Lindsay?	Drive the trash truck, ride the trash truck dumping dumpster, work with the water department fixing and repairing water lines on the streets in the City of Lindsay on call ever forth weekend with the water department to turn water off when customers have a water leak or break in the lines, drive the backhoe when needed.
Hello, your Revolving Credit Balance shows $4,429.00. Would you please explain why you want to borrow 10k.	Yes also have a loan my dads name that I pay 342.00 every month. I owe $3200.00 on it. And would like to pay it off also.

Member Payment Dependent Notes Series 501929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501929	$25,000	$25,000	12.73%	1.00%	April 20, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501929. Member loan 501929 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,163 / month
Current employer:	Cellco Parnership (aka Verizon Wireless)	Debt-to-income ratio:	22.74%
Length of employment:	10+ years	Location:	natick, MA

Home town:
Current & past employers:	Cellco Parnership (aka Verizon Wireless)
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > Consolidate loans and credit card debt Borrower added on 04/12/10 > Already closed the accounts i want to pay off. I have never paid late. They raised the interest rate so high i can not pay more than the minimum fee. I want to pay them off and be able to pay off this loan in less than the alotted time if able. I just want to get out of debt.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,305.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Chase Visa 29.99% APR Bank of America gold loan 19.95%APR
Please list the amounts and interest rates of the loans you will be paying off. Thanks.	Credit card $8000 29.99% Bank Loan 15000 19.95%
What is your position with Cellco Partnership? Is your income fixed, or variable?	I am a cell site technician I have a salary and get overtime, bonuses, and on call pay in addition to my salary.
What are the current rates and amounts owed on the credit cards you wish to consolidate?	8000 29.99% and 15000 19.99%
Please give details on loans and credit card debt	Bank Loan 15000 19.99% credit card 8000 29.99%
What is your position with Cellco? Please break out your debts (with interest rates) and monthly expenses.	I am a cell site techinician. credit card 8000 29.99% currently pay $300/month minimum bank loan 15000 19.99% currently pay $607/month minimum rent $1000 cable $95 electric $100 car insurance $100 rental insurance $17 student loan $300 gym $44 phone $110
Hi. For your privacy, Lending Club does not share with us what you send to them for loan approval. We only see a credit report, loan description & previously answered questions. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when we are thinking about funding your loan. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your job description at Cellco Parnership? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts (DTI= 22.74%) not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	am a cell site techinician. credit card 8000 29.99% currently pay $300/month minimum bank loan 15000 19.99% currently pay $607/month minimum rent $1000 cable $95 electric $100 car insurance $100 rental insurance $17 student loan $300 gym $44 phone $110 other credit card $186
If you're paying off 23K for credit cards, why are you requesting 25K? Why not just the amount you owe?	I actually owe more than 25k but with fees the most you can obtain a loan for is 23k. the personal loan is 20,000 so i want to pay the bulk of that plus the credit card i cancelled when they exorbitantly raised my APR to 29.99%
Please explain how did you put on this debt and what changes have you made to recover?	I got out of a relationship where i was living with someone and owned everything together. I had to start over. I moved and got a new job. I pay my bills on time but can't seem to get ahead. I work a lot of overtime but it isn't enough when the banks keep raising fees.

Member Payment Dependent Notes Series 501947

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501947	$8,000	$8,000	15.70%	1.00%	April 20, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501947. Member loan 501947 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,600 / month
Current employer:	UNFI	Debt-to-income ratio:	22.85%
Length of employment:	2 years	Location:	Rindge, NH

Home town:
Current & past employers:	UNFI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > My wife and I are renovating our kitchen in the home we just bought. While we have been doing the whole project out of pocket thus far we need just a bit more to cover the cabinets and countertops. I expect we'll have this paid off very quickly, no longer than a year as we'll have the homebuyer tax credit next tax year.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	14
Revolving Credit Balance:	$361.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is UNFI and what do you do there?	United Natural Foods Inc. I am a Key Account Specialist (Support our sales team, Run promotions for Supermarket Accounts, Maintain Batches). I was recently promoted from my Purchasing Associate Position Thanks

Member Payment Dependent Notes Series 501987

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501987	$18,250	$18,250	17.56%	1.00%	April 19, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501987. Member loan 501987 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,587 / month
Current employer:	Mira Costa Community College	Debt-to-income ratio:	20.38%
Length of employment:	4 years	Location:	Oceanside, CA

Home town:
Current & past employers:	Mira Costa Community College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I am a responsible and stable father. I have been employed for over 4 years. I would really appreciate this opportunity to consolidate some high interest debt and continue to establish my financial stability. Thank you.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,335.00	Public Records On File:	0
Revolving Line Utilization:	96.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $18,250 DC loan: (1)- Position (Job/What you do) @/For Mira Costa Community College? (2)-Transunion Credit Report reflects $7,335 Revolving Credit Balance debt; Loan is for $18,250; Extra $11,000 is consolidating what debt? (Specific answer required.) Member 505570 USMC-Retired-Lender 04.08.2010 @ 05:53 AM ET	I am a custodian at Mira Costa College. I am also married, but there wasn't an option to include that info. on the application. My wife has a rediculously high interest loan that we have been paying on for four years and we have barely touched the principal and also for back taxes.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	$5,000 Cash Call Loan (90+%interest) 7,200 Home Depot Credit Card 2,000 Visa Card (in wife's name) 1,000 Master Card ( in wifes name) 2,500 to pay portion of back taxes (all except cash call around 19+% interest and all will be paid off with loan)
If borrower successfully completes required Credit Review and loan 100 pct fully-funds L C issues 3-year term promissory note that has NO prepayment penalty. QUESTION: Term length you intend to retain active loan before final payoff received by participating lenders is: 6 to 12 months? 1 year to 2 years? 2 years to 3 years maximum? Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.08.2010 @ 1:35 PM ET.	2 to 3 years maxium, but it is definitely my intention to pay off sooner.
NO question; this just F Y I: After L C Home Office verifies borrower bank account (trial deposit < $1) loan next step borrower Employment-Income Verification a/k/a "Credit Review". Verification each item independent of verification other item. After the Credit Review process completed the on-screen borrower application lenders view reflects status updated to "Approved". Completed process benefits borrower because: (1)- Loan will attract lenders "Fence Sitting" until required process completed before finally committing their $. (2)- After process completed, funding pace quickens. (3)- After loan 100 pct funded, net $ can be deposited quickly into your bank account. Credit Review should be proactive. CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING ENDS CREATES A DELAY. Information should benefit the 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.08.2010 @ 5:07 PM ET	thank you for the info.
How much $s are you current paying towards debt to be consolidated? Will you ever enter a Cash Call / PayDay loan store again?	currently around $935/mo and NO will never enter into one of those loans again.
What will you do to ensure that the monthly payments are made every month? Could you please verify your income with LC? How stable is your job?	I will budget my money and pay my bills first. I have already verified my income w/LC. My job is very stable.
How much do you pay for rent each month?	$1026
Can you please verify your income with LC?	yes, already have in the begininning stages.

Member Payment Dependent Notes Series 502006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502006	$8,000	$8,000	11.36%	1.00%	April 15, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502006. Member loan 502006 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Orange County Superior Court	Debt-to-income ratio:	22.93%
Length of employment:	3 years	Location:	La Habra, CA

Home town:
Current & past employers:	Orange County Superior Court
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > Nice couple with three beautiful teenage girls, has a couple of HIGH RATE credit cards that are eating up extra dollars that can be used for girls instead of interest on these credit cards. Also, the eldest is in a softball tourney in June & we would like to have a little spending money as we travel to see her. Thank you for your consideration & assistance. Our family truly appreciates your help~ *Also, my credit score is above 700 & I am in the low risk category*

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	33
Revolving Credit Balance:	$13,146.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Orange County Superior Court?	Good morning, I am a Legal Processing Specialist II & work in the court's Compliance Unit. Thank you for the question & please do not hesitate to ask more questions. Have a great day~
Could you please give the details on the credit cards?	Good morning, Yes, the interest rates are at 19.8% - I have two major credit cards and they were used for our move this year (and Sears - for our bed, washing machine & dryer and refrigerator, which is at a rate of 22.95%). Instead of paying those high rates, especially during these difficult economic times, we are looking to cut down on unnecessary costs wherever we can. Thank you for your considerstation & have a great weekend~
Your loan profile shows you have 3 credit inquiries in the last 6 months. Please explain what these were for. Thank you.	Good afternoon, We had recently been looking for a new residence and had our credit run. Also, I attempted to apply for a personal loan but, the rate was too high, until I finally came across "Lending Club". What a blessing! Thank you for your question & consideration~
One more question would be about the delinquency you had 33 months ago. Thank you.	Yes, with regard to the DQ, it was on PayPal Buyer Option - which I am a member of Ebay - and occasionally would make a purchase. Well, the balance was under $100 and I had mailed the balance to pay in full, and was later informed no payment was ever received. As quickly as I was informed I decided to make the payment ONLINE instead of mailing - and then proceeded to ask the company to remove the negative mark due to the full payment being lossed by mail. I was advised that was not possible and have that mark on my record as a result. Thank you again for your questions~

Member Payment Dependent Notes Series 502010

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502010	$20,000	$20,000	10.62%	1.00%	April 21, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502010. Member loan 502010 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,875 / month
Current employer:	ITT INDUSTRIES	Debt-to-income ratio:	22.40%
Length of employment:	5 years	Location:	SENECA FALLS, NY

Home town:
Current & past employers:	ITT INDUSTRIES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I plan to use these funds to pay off debt that has been hanging over my head. I'm not proud of the amount, but I want to take responsibility of it, pay it off, create a savings and start a new life, debt free. I am a hard worker and have a stable job that will allow me to make my payments on time, and hopefully pay the loan back early.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,652.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I'm very sorry for the delay in responding. My debts are: CC1 - $26131. I currently have 0% interest. I have a payment plan that I've paid $297/month, but that is ending. I'm in the midst of negotiating a payoff with them. It's looking as though they will accept $15500, which the the bulk of this loan would be used to pay that, should I get it. This account is currently listed as closed, and would remain that way. CC2 - $ 4420.00 - 17.9% Interest - I pay $135/month -This would be paid in full and closed. CC3 - $1683.00 - 21.99% Interest - I pay between $200-$400, whatever I can spare. I currently have been able to save enough money to pay this off out-of-pocket. This account would remain open ($2500 limit) for emergencies only. I also have a Bank line of credit with a balance of $795.00 which I intend to payoff within the next 9 months. My name appears on my mothers line of credit and that is being added to my debt. Because my name is on her accounts, I've been unable to have the bank remove it. My budget is: Rent/Utilities - $625 Car Payment/Transportation/Insurance- $550 Automatic Savings Transfer - $40 Food - $100 I want to do the responsible thing and pay for my debt, but I've been stupid and gotten myself to a place where if this loan doesn't go through, I may have to use a debt negotiating service, which I honestly don't want to do. Not only will it completely ruin my credit, I truly want to pay for the mess I've made and take ownership of it. Thank you for listening. Best regards

Member Payment Dependent Notes Series 502013

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502013	$12,000	$12,000	10.99%	1.00%	April 16, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502013. Member loan 502013 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Datasoft Inc.	Debt-to-income ratio:	10.54%
Length of employment:	6 years	Location:	Wayne, NJ

Home town:
Current & past employers:	Datasoft Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > Using for an auto loan. Bank auto loans do not cover autos below year 2005.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	44
Revolving Credit Balance:	$7,503.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Datasoft Inc and what do you do there?	Datasoft Inc. is a software development company which specializes in fixed income market trading solutions. I am currently one of the in house computer programmers.
Hello, would you please list your monthly expenses ?	cell phone - $85 car + insurance - $660 Rent - $1166 Utilities - $50
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What programming languages/environments do you use? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Please explain the delinquency that appears on your Credit History above. In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	I program in a bunch of languages including actionscript 3.0, C, PHP, HTML, and Javascript. I do most of my coding in Eclipse. I am a single male, living in a one bedroom apt. and my current salary is $75,000 a year. I used to have bad debt from when I was younger in college, but that was a very long time ago. As u can see, I've brought my score back up to good, throughout the years. I will be paying the loan from my salary, but I have not thought about automatic payments as of yet. thanks much.
Please contact Lending Club to have them verify your income.	I just contacted them, per your request, and they said for me to disregard questions like this because they have a process where they verify only when they deem necessary. But my company is Datasoft Inc. and their # is 201.319.0494, if u want to self verify. thx

Member Payment Dependent Notes Series 502022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502022	$17,000	$17,000	10.62%	1.00%	April 20, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502022. Member loan 502022 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Express Scripts Inc.	Debt-to-income ratio:	8.06%
Length of employment:	8 years	Location:	Chanhassen, MN

Home town:
Current & past employers:	Express Scripts Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > The existing agreement that I have on this debt is 10yrs @12.99% ... I'm making those folks rich and losing the financial advantages that I expected to reap. Your interest is greatly appreciated.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	71
Revolving Credit Balance:	$20,074.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 502100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502100	$16,750	$16,750	14.96%	1.00%	April 19, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502100. Member loan 502100 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Staples Oil Company	Debt-to-income ratio:	22.23%
Length of employment:	3 years	Location:	JACKSON, MN

Home town:
Current & past employers:	Staples Oil Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > I wanted to explain my credit card debt. I was at a good paying job for about 16 years. When I had our second child, I wanted to be with her more, knowing that she would be my last. I quit to stay home and do daycare. I was making less than half of what I was used to making, and during this time racked up way too much credit card debt. I dont regret the time I had with my daughter but do regret the financial end of it. Now I am back to work and making decent pay but can only make a little above the minimum monthly payments. I dont want to be paying on these debts for the next 15 years.Thank You! Borrower added on 04/11/10 > I have a paycheck that is automatic deposit into my account on the 20th of every month in the amount ranging anywhere from $1000 to $1400. My payment is due right after that, so the funds to pay this back will always be there. I do not make late payments and pay all of my bills. I am not the type of person who would feel comfortable any other way.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,809.00	Public Records On File:	0
Revolving Line Utilization:	97.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Staples Oil Company and what do you do there?	Type your answer here.Staples oil company owns about 14 gas stations as well as delivers fuel to homes and other gas stations. They also own the Dairy Queen here in Jackson, that is in the same building with their BP station. I am the general manager at this location for both businesses. I also clean at my husband business and earn an extra 6,000 a year from that.
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	Type your answer here. We bought our home in 2004 I believe. I actually dont pay any attention to the mortgage on it. My husband takes care of the payments and I am not sure what the balance is.
Can you please verify your income with LC?	My income for last year was $46000. I am expecting to make anywhere from $2000 to $4000 more this year with my recent raise.

Member Payment Dependent Notes Series 502105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502105	$25,000	$25,000	10.99%	1.00%	April 21, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502105. Member loan 502105 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Releana Corp	Debt-to-income ratio:	13.40%
Length of employment:	2 years	Location:	WEST HOLLYWOOD, CA

Home town:
Current & past employers:	Releana Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > Dear Lenders, I would like to consolidate debt and not use my credit cards. Thank you very much. Borrower added on 04/17/10 > Appx. $50,000 in debt, $25,000 coming from my 401(k) and hopefully $25,000 from Lending Club. I will expire in 4 days. Thank you! Borrower added on 04/20/10 > $25,000 arriving this week from my 401(k) to pay down debt. If I can get this loan, I'll be debt free in 3 years when I pay off this loan! Exciting. Thank you investors!!!

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1980	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,886.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Releana Corp and what do you do there?	Releana = Innovations in weight control in Newport Beach, Calif. I work closely with the Doctor (my boss) and I'm currently Vice-President of Operations.
What does your monthly budget look like?	Expenses and rent are low. My budget looks good to me.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	My position is very secure at Releana Corporation. The company seems to be recession proof. We just completed our strategic plan and we're taking the product no only domestic, but International as well.
Your revolving Credit debt is over $51,000. Can you list the debts and the interest rates that you will be paying off with this loan?	I have $25,000 coming from another source. This $25K will be used to pay off a Capital One account $18,000 @ 16% and a Citi Card $7,000 @ 20.99%. Thank you .

Member Payment Dependent Notes Series 502114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502114	$25,000	$25,000	19.79%	1.00%	April 21, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502114. Member loan 502114 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$120,000 / month
Current employer:		Debt-to-income ratio:	3.26%
Length of employment:	10+ years	Location:	new york, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > I am asking for a loan also due to the major snow storms we had this past winter.Parents did not bring there children and adults did not come in as usuall for two to three months Things are picking up again. I did not realize the urgency of the invisalign debt. This would enable me to pay them and start working to consolidate other debt from my parents and my sister that passed away that I accumulated due to the fact they did not have medical insurance

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1976	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	2
Revolving Credit Balance:	$154,254.00	Public Records On File:	0
Revolving Line Utilization:	88.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile that YOURSELF entered when registering reflects $120,000 PER MONTH Gross Income (ONE MILLION TWO-HUNDRED THOUSAND DOLLARS PER YEAR ANNUAL INCOME) and you really need $25,000 Debt Consolidation loan?	I actually grossed this past year one million four hundred thousand dollars a year . I need this $25,000 to pay off a dental company called invialign. I would of course need more to pay the other debts. but i would like to start first with this
Employer or source of income?	i am a dentist i am self employed I own a multi speciaty practice. My father stated this practice in the 1950's.My specialty is orthodontics.. I owe so much debt due to the sever illneses of my parents and my sister. They did not have health insurance. Ineed this money to start consolidating some of the debt.
Me again, If loan 100 pct fully-funds L C issues standard 3-year term note that has NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff received by lenders is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years? FYI: Many lenders are thinking same question because your $120K per month gross income would allow you to payoff loan in full in less than 1 month. Lenders funding loan would earn virtually NOTHING in interest for helping you pay Invisiline dental bills. Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.08.2010 @ 11:33 AM ET.	if you want a year 12 months that is ok or three years that is ok i dont mind paying extra interest.
So with your current income why did you have a Delinquency	It was an error on my part. At present time I am consolidating most of my loans. I believe I paid this
Please contact LC to submit your income verification so your review status will be 'approved' instead of 'under review'. Thanks!	that will be done by monday
Doctor- Thanks for prompot reply. Re: Q-A Member 584013: NO question: This is just FYI: After L C Home Office verifies borrower's bank account (trial deposit < $1) the loan's next step the is borrower Employment-Income Verification a/k/a "Credit Review". Verification empoyment is independent verification income and vice verse. After Credit Review process completed on-screen borrower application viewed by all lenders will reflect status updated to "Approved". The completed process benefits borrower because: (1)- The loan attracts lenders "Fence Sitting" until the required process completed before finally committing their $. (2)- After process completed, funding pace quickens. (3)- After the loan 100 pct funds, net $ is deposited quickly into bank account. Borrower should consider Credit Review process to be proactive. CREDIT REVIEW IS BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING END WILL CREATE UNDUE DELAY. Information should benefit 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.09.2010 @ 1:11 PM ET.	thank-you i sent everything overnight
"grossed this past year one million four hundred thousand dollars" Is this referring to what you pay yourself or the business grossed such then minus business expenses like the invialign debt you are paying with this loan?	the business grossed one million four hundred thousand That is why i definetly can pay this loan My tax retuns have been sent to the lending club and will arive on monday to verify this
How secure is your position? If you were to lose your job what would you do to pay the loan? Please reply when your income is verified as I would like to fund your loan. Thank you	i am self employed. i own my business my father started the practice in the late 40's . We have a staff hygienist and associates.
With an income of 120,000 per month, I'm confused as to why you need a 25K loan? Can you pay it off in a week or two with that income? Can you break down your expenses? How much are your other loans. I want a bit of a clearer picture if possible. Thank you.	it is difficult in such a small space to break down everything but i will try . I really cannot pay it off in a week because i have other expenses running a practice. I have salaries rent etc. After the passing of my entire family that is left. I am finally organizing and consolidating my expenses.
You wrote "it is difficult in such a small space to break down everything but i will try". But then you don't break down much of your expenses/debt at all, other than to say you have salaries and rent. I really would like to fund your loan given you say you're a dentist, but I need more clarification. I think other lenders would too. You can write as much as you like in your reply. It should post the entire reply. Thank you.	besides the overhead of the office I have loans that will be consolidatesd soon. these laons are over 10 years old and during the time of my family illness i never had time to consolidate THE LOANS ARE AROUND 75,000. the 25,000 is a start to start to fix one portion of my debt I signed a lease that is expiring soon aAND MY RENT WILL BE LESS. mY CREDIT CARDS ARE BEING PAID OFF I OWE AROUD 40000
Just FYI for everyone.... When someone says they "grossed X amount of Dollars" that means that it was their total revenue. Then a business owner must subtract out all of the expenses of running the business, i.e. salaries, rent, insurance, licensing fees, etc.... The amount leftover after expenses are paid is the "Net" amount, or profit. So... I'd like to ask: Is this business operating at a profit? What was the net income reported to the IRS last year, and what is your salary as reported to the IRS? Thank you.	yes I am operating on a profit Its on my tax returns that i submitted to the lending club it is a substantial net.
Doctor, NO question, but FYI: On-screen borrower loan application viewed by lenders show that Credit Review Status completed and now loan now "Approved" for issue after 100 pct funds. Loan now 40 pct funded. Funding pace will quicken. When loan 100 pct funds then L C Home Office can deposit net $ into your bank account the next business day. Good luck with remainder funding. Member 505570 USMC-Retired-Lender 04.14.2010 @ 07:37 AM ET	thank-you
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	The value of the home presently is over Two million . I have a mortgage for one million. The home was purchased in 1963 by my parents. After my parents passed away I legally own the home now. It is of course under my name ..
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	I believe I answered this question a few minutes ago. My parents purchased the home in 1963. after my parents passed away I legally own the home. The value of the home is two million. The mortgage is one million
How and when your parents and sister died? Thanks.	My sister was the most tragic This is no exaggeration she had 15 cancer operations. The surgeon misdiagnosed her from the beginning. I spent money on private nurses etc.This was so sad for me. My mother passed away after fighting off a mugging from neo nazi skin heads around were we live. She was in the hospital over a month and neede severe physical therapy, She was told she would never wald again and she fooled all odds and did for a few years until are private physician midiagnosed a heart problem she could have lived a few more years if he did not screw up . I also spent money on doctors etc. My father died basically from a broken heart and dimentia. I do not have any regrets about spending any money on my family. If i could i would do it over again. I would give up everything to have them back. My sister was three half years ago my mother 1999 and my father 2000
How frequently do you use your credit cards?	presently very little. A lot of the money that i accumulated was the payment for my sister due to her ill health
You said your business is operating at a 'substantial' net profit. Please clarify what 'substantial' means. You state $125k/month gross. What is NET in $$/month?	its on my tax returns that i sent the lending club.
Good luck to you.	thank you and all the lending club members.

Member Payment Dependent Notes Series 502125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502125	$15,000	$15,000	14.59%	1.00%	April 14, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502125. Member loan 502125 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,083 / month
Current employer:	City of Redlands	Debt-to-income ratio:	20.78%
Length of employment:	9 years	Location:	Yucaipa, CA

Home town:
Current & past employers:	City of Redlands
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I work in local government with high level of seniority (i.e. no chance of lay-off) with a new contract that ensures no furloughs. Never had a default with any creditor. Paying off credit card which has increased interest rate for no reason other than cc companies are raising all rates.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$271,842.00	Public Records On File:	0
Revolving Line Utilization:	99.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at City of Redlands?	Firefighter
Please itemize your large revolving credit balance and indicate which specific debts you plan to pay off.	172,000 is a second on my personal residence, 75,000 is a second on a rental property. These were both originally opened as home equity lines, so they fall into the revolving credit category, however they cannot be drawn on. 20,000 is a fixed loan through my employers credit union, and there is a 15,000 and a 12,000 credit card. The loan would pay off the 15,000 which is currently at 24%, and I will still have the 12,000 which is 13.24%

Member Payment Dependent Notes Series 502132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502132	$10,000	$10,000	7.51%	1.00%	April 14, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502132. Member loan 502132 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Education Management Corporation	Debt-to-income ratio:	14.98%
Length of employment:	4 years	Location:	MIAMI BEACH, FL

Home town:
Current & past employers:	Education Management Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > Debt consolidation loan Borrower added on 04/08/10 > Pay Off Credit Card Debt Borrower added on 04/11/10 > I am a Library Director and Professor ??at an EDMC Art Institute campus. ??With this loan, I will be able to pay off all of my credit card debt at a much, much lower APR.??

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,652.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Education Management Corporation and what do you do there?	Education Management Corporation (EDMC) is among the largest providers of private post-secondary education in North America with 96 locations in 30 U.S. States and Canada. I am a Library Director and Professor at one of their Art Institute campuses.
Hello. Please tell us a little about how you accumulated this debt. Once it is paid off, do you have a plan to avoid accumulating future loan debt? Your answers are appreciated. Wishing you the best.	This is all credit card debt that I accumulated as a result of a recent automobile purchase and moving expenses. I simply want to pay this credit card debt off quickly with a lower APR. I plan to avoid accumulating large credit card balances in the future and begin saving for my first home purchase. BTW, my credit rating is very good. Thanks for those excellent questions.
Hello. What kind of position do you have with Education Management Corporation? Since they are a publically held company, do employees have any kind of job security as one would have with tenure in a public or private college? Thank you so much for answering my previous questions.	I am a Library Director and Professor at one of their Art Institute campuses. We do not have tenure track positions with EDMC. However, my position is extremely secure.

Member Payment Dependent Notes Series 502139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502139	$4,800	$4,800	10.25%	1.00%	April 14, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502139. Member loan 502139 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Gateway Longview	Debt-to-income ratio:	24.60%
Length of employment:	< 1 year	Location:	Tonawanda, NY

Home town:
Current & past employers:	Gateway Longview
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > Paying off my Borrower added on 04/08/10 > Paying off my high Interest credit card balances.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	75
Revolving Credit Balance:	$5,532.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Gateway Longview and what do you do there?	It's a placement center for at risk youth. I am a residential counselor.
Hello. Please list the balances, interest rates, monthly required minimum payment, and your usual monthly payment for the debt you will be paying off. Thank you.	~2,200 - 13.99% - Min. ~$40 - $50 ~1,400 - 12.99% - Min. ~$25 - $50 ~1,000 - 18.99% - Min. ~$20 - $50 ~1,000 (Not Paying off) 9.1%

Member Payment Dependent Notes Series 502149

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502149	$5,000	$5,000	14.96%	1.00%	April 14, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502149. Member loan 502149 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	CamFlor Inc	Debt-to-income ratio:	9.89%
Length of employment:	8 years	Location:	Gilroy, CA

Home town:
Current & past employers:	CamFlor Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > With this loan I will be paying of high interest credit cards, put the balance and the monthly savings into an account that I hope to use in the near future as a down payment on a Town home or small house!

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	42
Revolving Credit Balance:	$3,567.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CamFlor Inc and what do you do there?	CamFlor Inc is a 200 acre cut flower farm. We supply cut flowers to flower markets in San Francisco, Boston, New York, and wholesalers all over the United States and Canada. I am the Sales and Marketing Manager.
Hello. Please list the balances, interest rates, monthly required minimum payment, and your usual monthly payment for the debt you will be paying off. Thank you.	Here's the accounts that I have of my own and some that I am paying off some for my wife. Anticipating from the posts I see in here I wil answer in advance...She is a second source of income, she has been at her job 18 years and earns 50k a year. B of A Visa 2339.00 (24.9) minimum 50...I pay 100.00 CitiFinancial 3131.00 (27.9)) minimum 125 I pay 250.00 Zales 974.00 (26.99) minimum 20.00 I pay 100.00 Wifes accounts Care credit (29.99) 2325.15 minimum 80.00 I pay 150.00 Fingerhut (24.9) 1189.00 Minimum 40.00 I pay 150.00 Household M/C (19.99) 1941.00 Minimum 75 I pay 150.00 Capitol One M/C (19.99) 1205 Minimum 40 I pay 100.00 The Balance of the loan will go into savings for a future down payment on a house or Condo.

Member Payment Dependent Notes Series 502167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502167	$7,500	$7,500	13.48%	1.00%	April 14, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502167. Member loan 502167 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,700 / month
Current employer:	Target distribution	Debt-to-income ratio:	0.00%
Length of employment:	4 years	Location:	FORT WORTH, TX

Home town:
Current & past employers:	Target distribution
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I invested in 5 acres of proprty 11 years ago and i've been offed a deal that will knoff off over 8 thousand on principal if i can get a loan to let him be done. This loan will not only lower my payments by about 40 dollars but it will allow me to pay off the property in 3 years instead of 9 years. I bought it for 26,500 and now is apprasied at 70 thousand. Borrower added on 04/07/10 > I plan to use this loan to help pay off the guy who has the deed to my investment property. It is 5.155 Acres Located in Granbury, TX. i have owned it eleven years and i have been offered a huge discount by him if i would get a loan and pay him off. This loan will not only lower my payments by 40 dollars but it will allow me to pay off the property in 3 years instead of 9 years. It's just too good of a deal not to try. The property was purchased for 26,500 and now has been appraised on market for 70,000. What makes me a good borrower you might ask? I have a stable job. I work at Target Distribution going on 4 years. My gross monthly income is 2700 a month. I have sucessfully paid off all my credit cards two months ago, i have no auto payments, and my total bills are less than a 1000 a month even with this loan! Borrower added on 04/08/10 > I forgot to mention that i do have an 8000 dollar tax credit coming in anyday as well and it's going directly into savings. Plus i have 3500 in the checking account and 30,000 dollars worth of old rare first editon comics i could part with if necessary. i would like to keep the savings and just make low payments if possible plus i'll be contributing to get even a better credit rating.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Sounds interesting. Are you single? "total bills are less than a 1000 a month even with this loan!" Could you please breakdown this down Mortgage, utilities, gas, food, etc. + Lending Club Monthly Payment $254.43	I'm half owner of a 2 story house with my brother. Were both single so there was just no need to have a huge house on my own. He pays the Mortgage and i pay all the other bills electric bill which is about 200 sometimes more sometimes less. Water is about 70 on average. U-verse bill is about 150 and the gas bill is always about 20 dollars. Then i pay the investment property which is around 300 at th moment. Food is less than 150 a month roughly.Gas is about 120 a month. That equals 940 a month. Now twice a year payments are a little more because i pay HOA bill but the average is still less than a 1000. My payments will drop to about 900 if ican replace this loan with my current one. I'm taken the tax credit because i fronted all the down payments and security deposits so it was part of the deal to get him on escrow. We bought the house for 97,500 and valued at 140,000 it was just another investment to try to get ahead.

Member Payment Dependent Notes Series 502170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502170	$8,000	$8,000	10.99%	1.00%	April 14, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502170. Member loan 502170 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,140 / month
Current employer:	United Health Group	Debt-to-income ratio:	17.36%
Length of employment:	10+ years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	United Health Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > I am looking to consolodate some debt so that I can redirect funds to legal expenses regarding an estate that I am a benifeciary of. The executor of the estate expects to be able to have my portion of the estate dispursed to me by November. I fully expetct to be able to pay of the loan within 1 year.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	52
Revolving Credit Balance:	$1,913.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is United Health Group and what do you do there?	United Health Group is an insurance company and I am the administrative assistant to a department of physicians.
Hello, I have a question about your loan. As you don't seem to have a lot of revolving debt, I was wondering what debt you are trying to consolidate? Thanks.	The main debt I am trying to discharge is regarding overdue taxes along with consolodating my credit.

Member Payment Dependent Notes Series 502197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502197	$20,000	$20,000	11.36%	1.00%	April 20, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502197. Member loan 502197 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Cramster Inc.	Debt-to-income ratio:	2.08%
Length of employment:	2 years	Location:	Pasadena, CA

Home town:
Current & past employers:	Cramster Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > Would like to finance the cost of my engagement so I can marry the girl of my dreams that much sooner!

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	68
Revolving Credit Balance:	$13,650.00	Public Records On File:	0
Revolving Line Utilization:	78.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cramster Inc and what do you do there?	Cramster.com is the leading provider of online homework help to college and high school students. As VP of Engineering, I manage a team of 18 engineers in developing software for the website and the iPhone. My job is to make sure our website is up 24/7 and that we're creating a fast, interactive experience for students to make sure they get the help they need.
Congratulations! I'm interested in funding your loan, but have a few questions. (1) How much of the loan will go towards a ring vs. the wedding vs. paying down the $13,000? (2) Does your future spouse work and if so, what is the monthly income? (3) Can you break-down your monthly expenses for us (e.g., mortgage, car, student loans, credit card, etc.)? Thanks so much and good luck!	Thanks for considering my loan. 1. The wedding expenses are going to be paid for by the bride's family. Of the $20,000 loan, approx 75% will go to the cost of the ring, with the remaining amount plus a $7,000 tax refund I have on the way paying off the $13,000. 2. Future spouse works as a corporate litigation attorney, monthly income of approx $15,000. 3. I have no car loan or student loans. Mortgage payments are approx $2700/mo. $300 in HOA, $400 in utilities/home expenses. I should add that I plan on paying off this loan before I get married next year. :)
Thanks for your quick response!	My pleasure - and thank you.

Member Payment Dependent Notes Series 502199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502199	$12,000	$12,000	13.85%	1.00%	April 19, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502199. Member loan 502199 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Spec Wheels Of America	Debt-to-income ratio:	11.78%
Length of employment:	5 years	Location:	Northglenn, CO

Home town:
Current & past employers:	Spec Wheels Of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,602.00	Public Records On File:	1
Revolving Line Utilization:	85.70%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Spec Wheels Of America and what do you do there?	Type your answer here. The company does alloy wheel repair. My job is to answer phones, coordinate drivers and basic office duties.
Please list the debts and interest rates you plan to pay off. Thanks,	Type your answer here. Capital One $3500 @ 29.4% HSBC $3500 @ 27.9% Shell Oil $2100 @ 23.0% Fingerhut $800 @ 24.9% Ginny's $400 @ 21.0%
Please explain the public record from 92 months ago. Thanks.	Type your answer here. Job at the time became unstable and i lost my main source of income.
Please be more specific. What was the public record?	Type your answer here. Bankruptcy

Member Payment Dependent Notes Series 502211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502211	$5,500	$5,500	10.25%	1.00%	April 20, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502211. Member loan 502211 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Merck	Debt-to-income ratio:	7.15%
Length of employment:	6 years	Location:	Horseshoe Bay, TX

Home town:
Current & past employers:	Merck
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > Thank you for approving my loan for debt consolidation.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	44
Revolving Credit Balance:	$7,195.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Merck and what do you do there?	Merck is a pharmaceutical company and I am a sales representative in the Neuroscience Division.
What is your occupation?	Sales representative for Merck Pharmaceutical Neuroscience Division.
What specific product are you selling? What is the situation with your team in relation to the Merck/Schering merger? Thanks	I sell an antipsychotic. I don't feel comfortable mentioning specific drug names in a questionaire. In fact, it could be a violation of company policy. You can go to Merck's website and access all drugs made by Merck. My specific situation with the merger is as follows. I was originally employed by Schering in June of '04 an sold on the cardiovascular team. I was promoted to the Neuroscience division in September of last year. The merger officially went through at the end of last year.
Just trying to figure out the products prospects. I've seen pharmaceutical companies do massive salesforce layoffs when products trip up. Asenapine/Saphrin may be your product. Literature says it could be a $1B drug but there were several concerns (inc poor bioavailability, suicide) but also that it caused less weight gain in patients. Pfizer seems to have shied away from it. I'm guessing you cannot speak to these concerns publicly, companies tend to want communications to come through the communications office. But, it sounds like you are one of the salesforce survivors that can weather whatever comes your way.	Your last sentence is exactly what I am. I have won president's club awards which are the top awards won in companies.

Member Payment Dependent Notes Series 502217

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502217	$14,000	$14,000	10.25%	1.00%	April 19, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502217. Member loan 502217 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Server Admin Inc	Debt-to-income ratio:	13.06%
Length of employment:	10+ years	Location:	Lake Worth, FL

Home town:
Current & past employers:	Server Admin Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > An emergency cash advance on a credit card triggered a 24.99% APR. The main balance APR is 15.98%, but no payments are being applied to the higher rate until the main balance is paid off. I'd rather refi and pay you the interest instead!

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	69
Revolving Credit Balance:	$78,344.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Server Admin Inc and what do you do there?	They are a South Florida based software company with many products ranging from voice-over-ip telephony and long distance/voicemail products, to private labeled fulfillment software, to discount price clubs. I'm the Senior Application Developer and I build and maintain most of the web applications and databases. The main websites are profinity.com and voip.com.
Two questions, please. 1) Will you please give a breakdown of that $78,344.00 you have in revolving credit? 2) You say that "no payments are being applied to the higher rate until the main balance is paid off." Does this mean that you are making only the minimum payments on that particular debt (because the CARD act now requires anything above minimums to be applied to the higher-interest balance first)? Thank you for your answers and best of luck.	No problem. 1) There are various sources, 30k from my HELOC to acquire 3 multi-family investment properties in West Virginia, plus 15k in recent renovation expenses, will get ROI within 12-24 months depending on exit strategy (HELOC rate is only 3.75%), 22k in education expenses, the rest is personal expenses such as furniture, electronics, travel and entertainment. 2) You are most likely correct about the new act that kicked into effect in February, since my recent statement shows signs of this. Minimum payments on the card have dropped from $350 down to $274 since I've been paying $600/mo for the past few months. Either way, 11% is better than 16%, and way better than 25%. Thanks for the questions!

Member Payment Dependent Notes Series 502236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502236	$8,400	$8,400	14.59%	1.00%	April 14, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502236. Member loan 502236 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Liz Claiborne Inc	Debt-to-income ratio:	19.04%
Length of employment:	7 years	Location:	CINCINNATI, OH

Home town:
Current & past employers:	Liz Claiborne Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I going to use the loan to pay off taxes and bathroom remodeling. I'm a good borrower because my debts are always paid on time. I feel my employment is secure because of my many years of experience. Borrower added on 04/07/10 > I plan to use the loan to pay taxes and remodel my bathroom. I'm a responsible borrower, debts are paid on time. My employment is secure because of my years of experience. Borrower added on 04/07/10 > I plan to use the loan to pay taxes and remodel my bathroom. I'm a excellent borrower because my debts are paid on time. My job is stable because of my years of experience. Borrower added on 04/11/10 > I plan to marry April 24th, 2010. My fiance has job that is very secure and will provide additional income.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,320.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much do you owe in taxes? Why?	Type your answer here. I recently received a tax bill from the Ohio Dept. of Taxation for 2001. Ohio Tax Dept claims they have no record of my 2001 filing. Unfortunately, I do not have my records for 2001. Advice from two attorneys was come up with my records or pay them. This tax bill includes penalty and interest for nine years. I had no idea that I owed these taxes until recently. For the past nine years I've always received money back.
You didn't indicate how much you owe in taxes. Please do so. I would recommend that you attempt to negotiate with them on the interest and penalties before caving in and paying them.	Type your answer here. I indicated that I owed $6025.00. The Ohio Dept. of Taxation would not negotiate. I was told by the tax dept, if it wasn't paid in full by May 2, 2010, it would be turned over to the attorney general's office for collection.

Member Payment Dependent Notes Series 502250

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502250	$13,000	$13,000	7.88%	1.00%	April 16, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502250. Member loan 502250 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	TRISTAN ASSOCIATES	Debt-to-income ratio:	17.85%
Length of employment:	7 years	Location:	THOMPSONTOWN, PA

Home town:
Current & past employers:	TRISTAN ASSOCIATES
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,817.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TRISTAN ASSOCIATES and what do you do there?	Type your answer here. RADIOLOGY CENTER. I AM AM MEDICAL SECRETARY.
Hello. Please tell us a little about how you accumulated this debt. Do you have a plan for avoiding the accumulation of future debt? Do you own rentals or vacation homes? Your answers are appreciated. Wishing you the best.	Type your answer here.SOME WAS TRAVEL EXPENSE AND SOME WAS MEDICAL EXPENSE. I WILL NO LONGER USE MY CREDIT CARD. I WILL ONLY PAY WITH CASH.
What is it you intend on using the requested funds for?	Type your answer here. PAY OFF DEBT
do you know how to turn off the all-caps button on your keyboard?	Type your answer here. YES

Member Payment Dependent Notes Series 502265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502265	$14,000	$14,000	7.88%	1.00%	April 20, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502265. Member loan 502265 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	School Board of Broward County	Debt-to-income ratio:	14.82%
Length of employment:	5 years	Location:	Sunrise, FL

Home town:
Current & past employers:	School Board of Broward County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > The money that I requested will be going towards the payment of our Las Vegas wedding. We would like to have the wedding on our eighth anniversary, April 5th, 2011. I have been saving money since I was thirteen years old. I was able to put myself through college and also work full time so that I could still be saving money. My budget: With the money I have saved in the bank and my monthly income from my two school board jobs, I am always able to pay my monthly bills in full and on time. Because of that, I have established excellent credit. I currently have two jobs with the School Board. My fiance's business just landed an amazing opportunity and by June of this year we plan to have this loan paid off. Thank you for your time.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$683.00	Public Records On File:	0
Revolving Line Utilization:	4.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the School Board of Broward County?	I'm a teacher's assistant in a Pre K classroom and I'm also the academic coordinator for the aftercare program.
Hello. Given your gross income, how can you make the payments toward paying back this loan? Your answer is appreciated. Wishing you the best on your up coming wedding.	My future husband has big business deals coming very soon. By June we will have the money to pay for our wedding and our loan. I have $16,000 in savings. I paid for my college tuition in full, and I bought a brand new car without needing a co signer. Thank you for your time

Member Payment Dependent Notes Series 502289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502289	$13,000	$13,000	10.62%	1.00%	April 14, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502289. Member loan 502289 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	xcel fire protection	Debt-to-income ratio:	12.35%
Length of employment:	6 years	Location:	Rowley, MA

Home town:
Current & past employers:	xcel fire protection
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > The purpose of this loan would be to consolidate my credit card debt into one payment at a better interest rate.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,871.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is xcel fire protection and what do you do there?	Xcel fire protection is a fire sprinkler company. I'm a licensed sprinkler fitter for them. I'm a foreman on jobs and my responsibilities are to making sure the pipe and sprinklers are installed to code and lead my crew.
Please list the debts you are consolidating (source, balance, APR and current monthly payment made)? Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 2 Qs....	The debts I will be consolidating are a Citi loan with a balance of $4200 and an APR of 23%, a principle bank credit card with a balance of $1736.89 and an APR of 19.99%, a Bank of America Card with a balance of $4193.00 and an APR of 19.99%, and a home depot card with Balance of $2183.44 and an APR of 19.99%. None of the cards are near their limit, the debts were accrued from household furniture for are in-law apartment and wedding deposits. My monthly bills are as fallows; rent 400.00 a month, food 100.00 to 125.00 a week for two people, credit card bills which I pay $500 to $600 a month toward. I also put 250 a week in are saving account. I have a company vehicle and cell phone, and share a personal vehicle with my fianc??e, which she make the monthly payments towards. The rent my seem low but, I take care of the up keep of my fianc??es mothers house where are in-law apartment is located. This is helping us save for are august wedding. That???s also what this loan will help me do. We have a healthy savings account with over $10000.00 and I have a 401k and a pension fund from work.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds?	Type your answer here.The debts I will be consolidating are a Citi loan with a balance of $4200 and an APR of 23%, a principle bank credit card with a balance of $1736.89 and an APR of 19.99%, a Bank of America Card with a balance of $4193.00 and an APR of 19.99%, and a home depot card with Balance of $2183.44 and an APR of 19.99%. None of the cards are near their limit, the debts were accrued from household furniture for are in-law apartment and wedding deposits. My monthly bills are as fallows; rent 400.00 a month, food 100.00 to 125.00 a week for two people, credit card bills which I pay $500 to $600 a month toward. I also put 250 a week in are saving account. I have a company vehicle and cell phone, and share a personal vehicle with my fianc??e, which she make the monthly payments towards. The rent my seem low but, I take care of the up keep of my fianc??es mothers house where are in-law apartment is located. This is helping us save for are august wedding. That???s also what this loan will help me do. We have a healthy savings account with over $10000.00 and I have a 401k and a pension fund from work.

Member Payment Dependent Notes Series 502320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502320	$7,000	$7,000	9.88%	1.00%	April 15, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502320. Member loan 502320 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	KPMG, LLP	Debt-to-income ratio:	18.72%
Length of employment:	< 1 year	Location:	Kansas City, MO

Home town:
Current & past employers:	KPMG, LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$264.00	Public Records On File:	0
Revolving Line Utilization:	4.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your occupation?	I am an Audit Associate, CPA at KPMG.

Member Payment Dependent Notes Series 502326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502326	$18,000	$18,000	12.73%	1.00%	April 20, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502326. Member loan 502326 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	North Central Correctional Institution	Debt-to-income ratio:	23.54%
Length of employment:	9 years	Location:	Mansfield, OH

Home town:
Current & past employers:	North Central Correctional Institution
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/07/10 > I have a stable state govenment job and need the funds to consolodate credit card debt and to pay medical bills. Borrower added on 04/08/10 > Please help a victim of the predatory credit card companies who raised the rates on us good people who pay their bills and not just the deadbeats.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,289.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your occupation?	I am the administrator of a mental health program in a state correctional facility.
Hi. Could you PLEASE detail Balances, monthly payments & APR of debts to be consolidated. Add same information about any other debts (DTI 23.54%) not being consolidated. And could you PLEASE detail monthly expenses with a total amount. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	I have a car loan that is $600/mo and a whopper balance of a student loan that together totals 96K (undergrad and grad school. The student loan is consolodated at 3.5% and the 350/mo deferred at the moment. I have credit card lines totaling 21K but 7.5K of that is a Kay Jewelers card that has a zero balance. Of the remaining credit I owe 12.5K on visa, mc, etc. with interests from 9 to 24%. The bulk of this is at 24% and the interest is eating me alive. Jacked up due to our new regulations not default. I've been paying between 700-750/mo toward it but am not making progress. I have rent of 415 and utilities total around 350. That's about 2465 before food, gas, etc. My take home runs 3400. Out of the 935 remaining I pay gas, food, insurance and try to whittle away at medical bills that I am fighting with insurance over for about $5K. That is a tight budget but the 600 payment on the Lending Club loan will save me about 100-150 a month and I will have it paid off in 36 mos. and feel like there is hope. I'm a cancer survivor with 2 years remission. My disability pay didn't cover all the expenses and that is how the cards got maxed out. I beat the cancer. Now I need to battle the bills.
thanks for the detailed response. You go! I'm funding your loan. A bit of advice, if you verify your income with LC, your loan funds faster and usually completely. Best of luck!	Thanks for the support and the advice!

Member Payment Dependent Notes Series 502328

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502328	$8,450	$8,450	10.62%	1.00%	April 20, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502328. Member loan 502328 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,208 / month
Current employer:	Black Diamond Performance Reporting	Debt-to-income ratio:	16.71%
Length of employment:	1 year	Location:	NEPTUNE BEACH, FL

Home town:
Current & past employers:	Black Diamond Performance Reporting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > I entered into credit card debt due to a previous employer layoff in November08 until April09. I'm being proactive to consolidate my high-interest debt into one low monthly payment with a fixed interest rate. Please consider my request as I'm eager to pay off this debt. Thanks, Cama0010 Borrower added on 04/09/10 > I work in Sales for a investment performance reporting company and we provide performance reporting solution to independent financial advisors via our web-based application. This is a rapidly growing technology company based in Jacksonville, FL and has 3 regional sales offices located around the country. This is definitely a secure position and I see myself staying with this company long-term. 5yrs + Please consider this when looking at my profile. Thanks! Cama0010 Borrower added on 04/09/10 > My monthly budget includes: Housing = $450 Transportation =$590 Family Care= $100 Food= $310 Credit Card Debt = $300 Utilities & Bills = $60 Fun = $330 Total Income Per Month = $3,210 Total Expenses Per Month = -$2,140 Total Surplus per month= +$1,070 Borrower added on 04/09/10 > What makes me a good borrower? I've been working since I was 16-years-old and have been fortunate to have come from an affluent upper-middle class family. My parents have developed great saving habits and taught me everything they know about personal finance. I borrowed $5000 from my parents in 2003 and paid my dad $170 a month for 30months, while I was attending college and working full time. I've never defaulted on a loan payment, credit card payment, or auto loan as i'm very good at managing my money/bills. This makes me a good borrower.

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,585.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Black Diamond Performance Reporting and what do you so there?	Black Diamond Performance Reporting provides daily fully outsourced investment performance reporting to independent financial advisors (Registered Independent Advisors), which manage a minimum of 50million in assets or more. We pull all investment accounting transactional data from multiple custodial interfaces (Schwab, Pershing, Fidelity, TD Ameritrade, etc.) into our web-based application on a daily basis. We essentially become the RIA firms technology partner and become an extension of their back office through our "SaaS" service as a software business model. www.blackdiamondreporting.com My current role is Sales Operations and I support the regional sales VP's by profiling all incoming leads via web inquires, phone, and e-mail. I also run the company's CRM system Salesforce.com, which we use for Sales, Implementation, and Customer Service. Additionally, I report directly to our CSO (Chief Solutions Officer) and provide sales management metrics to him a weekly, quarterly, and yearly basis. Best Regards, Cama0010

Member Payment Dependent Notes Series 502334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502334	$14,000	$14,000	7.88%	1.00%	April 20, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502334. Member loan 502334 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,645 / month
Current employer:	Social Security Administration	Debt-to-income ratio:	0.27%
Length of employment:	1 year	Location:	NEW YORK, NY

Home town:
Current & past employers:	Social Security Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > I am using the funds to consolidate my credit card debt. I am a good borrower because I have an excellent credit history. I pay my bills on time. I currently work for a government agency and will expect a pay increase of $10000.00 to my current salary effective next month.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are borrowing $14,000 to pay off credit card debt, yet your credit history shows your revolving credit balance as $0.00. Can you explain this? Can you please list the amount owed on each credit card and the interest rate for each? Thanks.	Type your answer here. I am borrowing the money to help pay off a total debt of $13,900.00 that is under my husband's name.
Your debt to income ratio 0.27% seems quite low since you seem to want $14,000 to consolidate your credit card debt? Am I misreading the ratio?	Type your answer here. I am borrowing the money to help pay off a total debt of $13,900.00 that is under my husband's name.
How much is owed? No revolving credit card balance?	Type your answer here. I am borrowing the money to help pay off a total debt of $13,900.00 that is under my husband's name.
The lending club doesn't show any balance on your credit lines.	Type your answer here. I am borrowing the money to help pay off a total debt of $13,900.00 that is under my husband's name.

Member Payment Dependent Notes Series 502336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502336	$4,000	$4,000	10.99%	1.00%	April 14, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502336. Member loan 502336 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Mono County	Debt-to-income ratio:	24.67%
Length of employment:	10+ years	Location:	Bridgeport, CA

Home town:
Current & past employers:	Mono County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1982	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	31
Revolving Credit Balance:	$15,865.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Mono County and what do you do in your role there?	Attorney. I am the Assistant District Attorney. 2nd in command for the District Attorney's Office.
What do you plan to use the loan for?	Short term loan for taxes.

Member Payment Dependent Notes Series 502364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502364	$21,600	$21,600	15.33%	1.00%	April 19, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502364. Member loan 502364 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	TRINITY SERVICE INTERNATIONAL	Debt-to-income ratio:	1.64%
Length of employment:	6 years	Location:	JERSEY CITY, NJ

Home town:
Current & past employers:	TRINITY SERVICE INTERNATIONAL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > need to finance wedding and honeymoon. most of saving will be used but still short some funding.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,802.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TRINITY SERVICE INTERNATIONAL and what do you do there?	Trinity Service is a medical equipment sales we do business to business (doctor office sale) in the east cost
Re: $21,000 Wedding Expenses loan multiple questions: (1)- Provide a very brief description employer Trinity Service International? (2)- Your position (Job/What you do) @/For employer? (3)- Your Tranunion Credit Report currently reflects $9,802 Revolving Credit Balance total debt (35.30 pct utilization all credit lines). Monthly $ payments made on RCB is how much? (Total $ actually PAID per moth and not CC $ minimum payments DUE per month- There is a very BIG difference between two $ amounts.) (4)- Credit Report reflects 8 credit iquiries within past 6 months. Why so many credit inquiries? Results were what? (5)- If borrower Credit Review result ia "Approved" for loan note's issue and loan 100 pct funds L C issues 3-year term note with NO prepayment penalty. Question: How long term length that you intend to maintain active loan before participating lenders receive their final payoff- Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years maximum? Advance thanks for the expected answers to all F-I-V-E questions. Member 505570 USMC-Retired-Lender 04.10.20 @ 5:15 AM ET	Trinity Service is a medical equipment sales we do business to business (doctor office sale) in the east cost I work as a Regional Sales Manager (field manager) don't wan to max out CC in cc I do make more payment then is ask for just all depens yes I was looking for loan the rates was high at lease that what I Think I did get approve but didn't go through with them didn't want to take out 3 diffrent loan for this this loan will more then likly be paid off in 12 - 18 months. (max)
What do you do at trinity service international and how secure is this job?	Regional Sales Manager. I would take it that my job is well secure am still getting bonus and all my accounts a holding up well
Thanks for prompt reply; NO question: This is just FYI: After L C Home Office verifies the borrower bank account (trial deposit < $1) loan's next step the is borrower Employment-Income Verification a/k/a "Credit Review". Verification empoyment is independent verification income and vice verse. After Credit Review process completed on-screen borrower application viewed by all lenders will reflect status updated to "Approved". The completed process benefits borrower because: (1)- The loan attracts lenders "Fence Sitting" until the required process completed before finally committing their $. (2)- After process completed, funding pace quickens. (3)- After a loan 100 pct funds, net $ can be deposited quickly into bank account. Credit Review should be proactive. CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES DELAY. Information should benefit the 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.09.2010 @ 12:49 PM ET.	Type your answer here.......
Why do you want to go into debt to fund a wedding and vacation?	I don't look at it has going in to debt beside its a day to remember. I do plan on paying this back within 12-18 months for sure
Congratulations on your upcoming wedding! I'm interested in funding your loan, but have a few questions first. (1) When is your wedding and what is your overall budget? (2) Does your future spouse work and if so, how much does he/she make each month? (3) What are your monthly expenses (e.g., mortgage, car, student loans, credit cards, etc.)? Thanks so much and congrats again.	First let me say thank you. the big day is 07/09/10. spouse does work monthly expenses is not much were in we are from pay check to pay check. mortg. 2 $2,490, car payment- none, student loan, non credit card 200 or so
What do you anticipate your total expenses for the wedding and honeymoon will be?	wedding = $14,000.00 for all (car, dress, food, picture, cake, ent.,etc) honeymoon=$4,500+++
Can you please give me an idea of how your marriage will affect your debt ratio? I understand that you are the person taking on this loan however I have to consider the spouses financial (income and debts) situation as well. Please only as detailed as you feel comfortable with. Thank You.	Has far has this affecting my debt to income, not by much my spouse (to be) does work as well. with good income were we will be fine on the repayment also I don't have a lot of debt has it is.
No question. Just want to wish you well on your wedding and enjoy your new married life and hopefully start a family. I will participate but I want to urge you to pay this loan off as quickly as you can so you can start your family life without a long term burden. Much of this money will get spent for the single event but it can wear you down after all the excitement of the great day is over and you are back to work-a-day mode. Best wishes!	Well thank you so much
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	i lived in the house for about a 1 year before i buy it I paid $276k and the balance is right around $272k there is no HELOC

Member Payment Dependent Notes Series 502405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502405	$3,000	$3,000	9.88%	1.00%	April 14, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502405. Member loan 502405 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,875 / month
Current employer:	Lauren Engineers & Constructors, Inc.	Debt-to-income ratio:	0.51%
Length of employment:	2 years	Location:	Abilene, TX

Home town:
Current & past employers:	Lauren Engineers & Constructors, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/09/10 > I plan to use the funds for a down payment on a home. I currently have no debt, which allows me to have an excellent credit score. My job is very stable and I am able to pay off any loans at a timely fashion. I attended Texas A&M University and i have been working for the last two years. I pay all bills on time, and I pay all credit cards off by the end of the month. I roughly make $4400 a month and making payments are not a concern.

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$155.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Lauren Engineers & Constructors, Inc. and what do you do there?	This is an engineering and construction company. We build and design power plants and substations. I am part of the electrical engineering team and I help design the electrical system for power plants and/or substations.

Member Payment Dependent Notes Series 502406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502406	$19,000	$19,000	11.36%	1.00%	April 21, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502406. Member loan 502406 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Acadia Coffee Service Inc.	Debt-to-income ratio:	17.21%
Length of employment:	8 years	Location:	KENNESAW, GA

Home town:
Current & past employers:	Acadia Coffee Service Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/09/10 > I have gotten myself into trouble with one credit card!! I made 1 payment ONE DAY LATE to a credit card and my interest soard to 30% immediately. Bank of America is killing me!! I have destroyed the card! I am trying to get this loan with has a better rate, pay off my debt and never do this again. My credit is perfect as well as my beacon score is impressive (to me). I am trying to not tarnish my credit and I don't want to fold or settle through debt counseling. PLEASE ASSIST ME! Borrower added on 04/09/10 > I will not let you down. I take my credit history EXTEMELY serious. Please help me! I take pride in my name and really don't want to go through a law firm for debt settlement. I agreed to pay the card on it's terms. 21% interest with Bank of America is KILLING me, HELP would be appreciated. Thanks! Borrower added on 04/09/10 > Payments of $ 623 no problems!! I plan a minimum of $ 700/monthly with intentions of early pay-off. This is my only source of debt.

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,167.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Acadia Coffee Service Inc. and what do you do there?	We are in the OCS (Office Coffee Supply) Industry. We provide coffee makers to offices within the state of Georgia. In return, we ask that the business purchase their coffee and allied products from us. We have specialized in the Keurig Single Cup Brewing System since 2002. My job includes invoicing, data entry, accounts receivable, UPS shipping, service call dispatch. I also design marketing materials too.
Please list your monthly expenses. Thanks.	My *monthly* expenses are: $70/cell phone, $80/car insurance, $400/rent, $50/ira contribution, $40/eyebrow waxing currently - $600/credit card (hardly any going towards principal), gas for my car $60/month, and i smoke cigarettes so that is $ 160/month. My younger sister pays for the utilities in my home.

Member Payment Dependent Notes Series 502409

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502409	$6,000	$6,000	14.59%	1.00%	April 14, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502409. Member loan 502409 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,993 / month
Current employer:	Magruder Eye Institute	Debt-to-income ratio:	18.41%
Length of employment:	< 1 year	Location:	ORLANDO, FL

Home town:
Current & past employers:	Magruder Eye Institute
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > With the money from this loan, I plan to pay off all of my credit card debt and fund my continuing education goals. In March 2009, I was unexpectedly laid off from my job of nearly 7 years at a Primary care Physician's office. I was also attending school at that time and with the pressures of unemployment and trying to complete my degree, I ended up charging many of my day to day expenses and racking up an undesirable amount of debt. In September, after 5 months of unemployment, I secured a job with Magruder Eye Institute, the premier ophthalmology and Lasik provider in Central Florida. I am excited about my future with this company and looking forward to finishing my Bachelor's of Health Administration. If I am able to secure this loan, it will help me focus more on completing my personal goals and help me to become more financially independent. Borrower added on 04/13/10 > I am extremely responsible and pay all of my bills on time each month. Even so, several of my credit cards have raised interest rates and monthly minimum payments on accounts that have always been in good standing. I am frustrated that I am now paying these creditors higher interest rates and I feel as if I being punished for being a customer. I want to eliminate my debt with this predatory companies so that I am no longer contributing to their profits. In addition, I find Lending Club to be a phenomenal idea and I would feel much more comfortable with a loan that equally benefits both the borrower and the lender.

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	32
Revolving Credit Balance:	$3,346.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What debts are your trying to consolidate (balance, rate and current monthly payments)?	Dell-$400 (27%, $30 a month) CFNA-$595 (22.8%, $25 a month) FPB-$300 (20.15%, $20 a month) WFB-$800 (26.99%, $30 a month) Americredit-$3,400 (22.9%, $208 a month) There are also a couple low balance cards (under $200) that I will be able to payoff. In total, I will be saving about $125 a month with this consolidation loan. Thank you!

Member Payment Dependent Notes Series 502425

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502425	$5,000	$5,000	10.62%	1.00%	April 16, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502425. Member loan 502425 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	US Postal Services (USPS)	Debt-to-income ratio:	9.43%
Length of employment:	10+ years	Location:	Pontiac, MI

Home town:
Current & past employers:	US Postal Services (USPS)
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > I will use the money for asmall business investment,I pay my bills on time every month,my bills are less than I bring in, and my job is very stable right now[16 years at post office]. Borrower added on 04/09/10 > I am in the process of opening a brand name ice cream kiosk at a high traffic local mall. This Loan will be paid prompt and on time.

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	28	Months Since Last Delinquency:	4
Revolving Credit Balance:	$2,543.00	Public Records On File:	0
Revolving Line Utilization:	15.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you hire someone to operate the kiosk? Or run it yourself after your day job?	My brother will run it during the day. I will operate the kiosk in the evening. My son is available to help out all day on weekends. Personel is not a problem we have plenty of personel support. If needed we will hire 2 part-time employes during holiday season.

Member Payment Dependent Notes Series 502426

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502426	$9,500	$9,500	14.22%	1.00%	April 14, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502426. Member loan 502426 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	PNC Bank, N.A.	Debt-to-income ratio:	19.87%
Length of employment:	4 years	Location:	Baltimore, MD

Home town:
Current & past employers:	PNC Bank, N.A.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > I plan to use these funds to pay off my credit cards which have a higher interest rate on them. I do have stable employment with a career path that is bright. My monthly budget will be able to handle the new payment as it is less then the aggregate of my prevoius credit card payments. I would like to thank you in advance for assisting me with this matter.

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,135.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 502436

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502436	$6,250	$6,250	13.48%	1.00%	April 14, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502436. Member loan 502436 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:		Debt-to-income ratio:	21.08%
Length of employment:	10+ years	Location:	Alexandria, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > I'm trying to consolidate some credit cards into a lower rate in order to pay them off faster. 29% is a joke. I've been a residential home cleaner for over 24 years a business which I continued when I moved to Northern VA in 1993. My oldest account in VA is over 16 years old. I make 23K per year. My current rent is $789 total utilities $250 or less. It varies according to the time of the year. If you need to call it's best to do so at the second contact number as I do not spend alot of time at home or you can contact me by phone. I'm really trying to inmprove my credit score and get out of debt. Hope you can help. Borrower added on 04/10/10 > I just sent in proof of income to the review team. I will verify my bank account when the debit appears in it. Thanks to everyone who has funded me so far.

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,623.00	Public Records On File:	1
Revolving Line Utilization:	91.40%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying each month on the debts you plan to pay off with this loan?	For the 3 main accounts the minimum payments are $79, $72, and $58. The total loan will not pay off the third account completely because I only qualify for the amount that is currently shown on my account page. I feel that my monthly payments on these accounts will be about the same. The Lending Club loan payments will be $212 per month. The minimums are currently $209 and are all current. The benefit is with Lending Club I will be out of debt in three years as opposed to paying the minimums on the credit cards.

Member Payment Dependent Notes Series 502453

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502453	$10,000	$10,000	7.14%	1.00%	April 15, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502453. Member loan 502453 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Outback Steakhouse	Debt-to-income ratio:	12.16%
Length of employment:	5 years	Location:	AUSTIN, TX

Home town:
Current & past employers:	Outback Steakhouse
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/09/10 > All of this money will be given directly to my employer, Outback Steakhouse. They require all of their managing partners to invest money into the restaurant. All of the money is returned to me upon the completion of my 5 year contract with Outback.

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,874.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So you will be reimburnsed 5 years from now? You have been with Outback for 5 years already -- did you invest 10K 5 years ago also? Please clarify. Thank you in advance.	This will be my first investment as I just recently received a promotion to managing partner.

Member Payment Dependent Notes Series 502488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502488	$6,250	$6,250	13.85%	1.00%	April 14, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502488. Member loan 502488 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	United States Marine Corps	Debt-to-income ratio:	19.94%
Length of employment:	2 years	Location:	St Mary's, GA

Home town:
Current & past employers:	United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > This loan is needed to enable my wife to have an important surgery. I have a good credit score, an excellent payment history, and I'm fully employed with the military

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	23
Revolving Credit Balance:	$1,514.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $6,250 Medical Expendss loan questions: (1)- USMC Rank is? (2)- Pay Grade is? (3)- Expiration Current Contract Date (ECCD) is when? Ansers required to all THREE questions. Semper Fidelis, Member 505570 USMC-Retired-Lender 04.10.2010 @ 05:53 AM ET	1. I'm a private 2. With the extra 1200 a month for being married, I make 22,000 annually. 3. My contract is up in 2013.

Member Payment Dependent Notes Series 502492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502492	$7,500	$7,500	10.25%	1.00%	April 14, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502492. Member loan 502492 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	PBSM LLP	Debt-to-income ratio:	8.00%
Length of employment:	< 1 year	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	PBSM LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > full time employed, back to school to get my cpa license, left a credit card balance since college underpaid because of school loans and economy, getting a fresh start!

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,589.00	Public Records On File:	0
Revolving Line Utilization:	65.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PBSM LLP and what do you do there?	it is a business management firm and i reconcile all of their clients checking and brokerage accounts
Are you going to continue to use the card you plan to pay off? Thank you.	probably not. i have another card i use for daily purchases that is always paid in full. only under rare or emergency like conditions would i need to use it again.

Member Payment Dependent Notes Series 502514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502514	$5,500	$5,500	17.56%	1.00%	April 14, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502514. Member loan 502514 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	gat airline services	Debt-to-income ratio:	7.33%
Length of employment:	< 1 year	Location:	el paso, TX

Home town:
Current & past employers:	gat airline services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > this would really help me out........i have never missed any payments on my credit card bills and am very reliable......this will help me finish school and pay down bills. i am paid every 2 weeks and work an average of 90-120+ hours every 2 weeks.....thank you Borrower added on 04/12/10 > i do not use any credit cards

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,547.00	Public Records On File:	0
Revolving Line Utilization:	91.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize your monthly living expenses.	WITHOUT LOAN: rent-420 visa mastercard-50 american xpress-50 motorcycle payment to father-80 electric bill-20 cable-100 groceries-200 With loan: rent-420 electric-20 cable-100 groceries-200 these items are all per month
Do you use your credit cards on a regular basis?	i do not use them on a regular basis........they are cut up and i do not use them at all.....

Member Payment Dependent Notes Series 502518

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502518	$14,000	$14,000	13.11%	1.00%	April 16, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502518. Member loan 502518 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	hemlock semiconductor	Debt-to-income ratio:	11.92%
Length of employment:	10+ years	Location:	Midland, MI

Home town:
Current & past employers:	hemlock semiconductor
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	76
Revolving Credit Balance:	$22,505.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I am sorry it took so long to get back with you, I just got home from work, and I work 12 hr shifts. I am only consolidating credit card debt, but besides my credit cards I have a house payment and a vehicle payment. My credit cards are as follows: Discover- 4429. 6.74% not paying off; Chase- 3803 9% not paying off; Wife's Chase 4028 20.2% paying off; Chase 5900 29.99% paying off; Old Navy 1790 21.9% paying off; Bank of America 1144 19.99%; Best Buy and Home Depot same as cash 0% which I am paying off with tax return. That is all of them.
What is hemlock semiconductor and what do you do there?	Hemlock Semiconductor is the largest Polysilicon producer in the world. We have tripled in size in the last 3yrs. You can probably Google our company. We produce the bulk product that is used in computer chips and solar energy. We are in the process of expanding in Tennessee right now. Thanks for the inquiry.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	I do not believe I will ever lose my job, I have been with my company for 15 yrs. I am in a leadership role and am well respected by my supervisors, and the company is very secure. However, in the unfortunate event that I were to lose my job, I would do what ever it took to pay back the loan. I do not believe in claiming bankruptcy, or in not paying back my debt. So my wife would have to go back to work and I would find another job to pay the debt off. If I got desperate I have relatives that are willing to assist me financially.
What is your job description at Hemlock? Please verify your income with LC.	I am a Flex Tech (Flexible Technician). I am in charge of the people that work in the field and also the people that run the equipment that is in the field. How do I verify my income?

Member Payment Dependent Notes Series 502525

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502525	$10,000	$10,000	10.62%	1.00%	April 14, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502525. Member loan 502525 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	New York City Department of Corrections	Debt-to-income ratio:	4.12%
Length of employment:	4 years	Location:	NORTH BABYLON, NY

Home town:
Current & past employers:	New York City Department of Corrections
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/09/10 > I'm getting married in June and used my credit cards to pay off my honey moon. I'm trying to consolidate the cards into one bill since the APR on the cards is pretty high and I can have a much lower monthly payment. My credit score last time I checked was in the 720's. I always pay on time, never filed bankruptcy. I only owe on credit cards, no car payments or student loans. My work is extremely stable. I'm a correction officer for the city of new york. I've been there for 4 years going on my 5th year. My income is stable and consistent. I'm giving Lending Club a shot since the apr is lower than what I was offered at the bank.

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,523.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Visa credit card 13.99% balance of $3300 Mastercard credit card $29.99% $3100 Capital one loan 13% balance of $4200 And thats it. I have no other debt/credit cards whatsoever
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	My debts are as follows: Visa card $3200 13% min monthly payment is $85 Mastercard $3100 29% min monthly payment is $91 Capital one loan $4100 min monthly payment is $237
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	My debts are as follows: Visa card $3200 13% min monthly payment is $85 Mastercard $3100 29% min monthly payment is $91 Capital one loan $4100 min monthly payment is $237 Household costs are split between me and my fianc??. She makes approx $400 a week after taxes. No car notes, no gym or childcare costs. utilities are included in the rent. Rent $1000 car insurance $105 phone/internet/cable $130 cell phones $140 Food approx $300 a month
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income?	No car notes, no gym or childcare costs. utilities are included in the rent. Split between me and my fiance. After taxes she takes home approx $400 a week/ 1600 a month. After taxes, union dues, 401k deduction I'm at 600 a week/ 2400 monthly. Rent $1000 car insurance $105 phone/internet/cable $130 cell phones $140 Food approx $300 a month My debt are as follows: Visa card $3200 13% Mastercard $3100 29% Capital one loan $4200 13% I have a 401k which is at around $7000 my savings are around $3000

Member Payment Dependent Notes Series 502540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502540	$7,500	$7,500	15.33%	1.00%	April 14, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502540. Member loan 502540 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,344 / month
Current employer:	ServiceLink	Debt-to-income ratio:	9.30%
Length of employment:	2 years	Location:	HENDERSON, CO

Home town:
Current & past employers:	ServiceLink
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > Currently attending school for Computer Science in Engineering and working full time. My current job just pays the bills and pretty much only the bills. I was free of debt til a break up 2 years ago. It basically cost me about $8k (of which I didn't have) to move back to CO from the East Coast. About $6k in moving costs and another $2k in Gas and Food in the last 2 years. Cosolidating my debt would help immensely help. Any help is greatly appreciated :) Thank you all!

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	62
Revolving Credit Balance:	$7,570.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ServiceLink and what do you do there?	Its a title company and I am a contract coordinator.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	1) $1141 - 29.99% (Gas Card) 2) $1061 - 22.99% (Card for food) 3) $5456 - 28.99% (Credit Card) The APR's doubled in the last few months hence the reason for consolidation.
Which school are you attending? When did you start attaining your CS degree and when will you graduate? Thank you.	I work full time and due to my schedule I only take a couple of classes each semester so I will not be graduating for awhile.. If I'm lucky, 2013.

Member Payment Dependent Notes Series 502549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502549	$10,000	$10,000	14.59%	1.00%	April 15, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502549. Member loan 502549 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	world confections inc	Debt-to-income ratio:	22.39%
Length of employment:	5 years	Location:	linden, NJ

Home town:
Current & past employers:	world confections inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1978	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,931.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is world confections inc and what do you do there?	we manufacture and import and export candy. Im responsible for all the distribution worldwide of our product.Also, I also negotiate frieght rates and manage our distribution center.
What is it you plan on using the requested funds for?	i want to pay off a higher interest credit loan this will save me money plus shorter terms.

Member Payment Dependent Notes Series 502564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502564	$12,000	$12,000	7.51%	1.00%	April 15, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502564. Member loan 502564 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,695 / month
Current employer:	Internal Revenue Service	Debt-to-income ratio:	21.33%
Length of employment:	9 years	Location:	Washington, DC

Home town:
Current & past employers:	Internal Revenue Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > Want to refinance an existing citibank personal loan at lower rate and payment.

A credit bureau reported the following information about this borrower member on April 7, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$203.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at the Internal Revenue Service?	revenue officer

Member Payment Dependent Notes Series 502584

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502584	$12,000	$12,000	13.48%	1.00%	April 16, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502584. Member loan 502584 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:	Panasonic Avionics	Debt-to-income ratio:	4.52%
Length of employment:	3 years	Location:	Irvine, CA

Home town:
Current & past employers:	Panasonic Avionics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > This loan will be used to remodel a duplex in Riverside California.

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	16
Revolving Credit Balance:	$831.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Panasonic Avionics and what do you do there?	Panasonic Avionics is the airline division of Panasonic the Japanese electronic company. Panasonic Avionics is the #1 world leader in In-flight entertainment (IFE). If you've ever flown on an international flight you've probably used Panasonic's in-flight entertainment. If you listened to muisc, watch movies, play games, use the credit card reader to make a phone card, etc it's mostly likely Panasonic's IFE system. I am a software engineer and I write one of the programs for the airline maintenance crew to track defects in the IFE system. If an LCD display goes bad or the handset doesn't work or the movies doesn't play my program tracks that sends a report down to the ground so that it can be fix when the airplane lands. I've been a software engineer for 12 years and have been with Panasonic for the past 3 years.
Could you please explain the nature of your last delinquency? If it even belongs to you. Thanks.	I'm not really sure what the 1 delinquency was. It might have been from my Capital One credit card. As a software engineer I do a lot of things online, like paying my bills. Well, until most recently Capital One did have an easy way to do automatic billing. They were far behind, Chase and Citibank, and since I don't use that card often, I think I might have slipped a due date. I'll check my credit report and see what that really was. That's the best I can tell you on that delinquency.
Can you please explain the delinquency in your credit report that occurred 16 months ago?	Please check my previous answer on this question.

Member Payment Dependent Notes Series 502587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502587	$8,600	$8,600	13.11%	1.00%	April 16, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502587. Member loan 502587 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,375 / month
Current employer:	Nirvanix	Debt-to-income ratio:	12.22%
Length of employment:	3 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	Nirvanix
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > My debt to income ratio is excellent, my credit score is good and I have been with my current employer over 3 years. I was with my previous employer 7 years and my job has always been stable. This loan will be used to pay off a second mortgage and in turn the money I would normally pay to the mortgage company will now be paid to you for this loan. I am a great borrower and always repay my debts on time. Thank you. Borrower added on 04/08/10 > F.Y.I.- The revolving debt total you see also includes the $98,000 second mortgage (equity line) that will be paid off with this loan. Therefore, the total revolving debt will be reduced to a mere $4,000 once this loan is funded.

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	20
Revolving Credit Balance:	$102,259.00	Public Records On File:	0
Revolving Line Utilization:	49.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Nirvanix and what do you do there?	It is an IT company and I am a Senior Software Engineer in charge of development. http://www.nirvanix.com/
What are the current terms of 2nd mortgage? This is to close down the equity line of credit, right? Please explain the delinquency 20 months ago.	The 2nd mortgage (equity line) is a 30 year interest only loan and I've been paying on it for almost 6 years. The company has agreed to close out this line and consider it paid in full, due to the housing market no longer having any equity and the length of time I've already paid into it. The delinquency from 20 months ago was from my first mortgage that was an adjustable rate and kept increasing every 3 months until it was unaffordable. Being a first time home-buyer I trusted the loan advice of my broker and unfortunately those ARM loans were not a good idea for most people. Fortunately, I was able to get a modification but during the process they still reported negatively on my credit report. This is the ONLY thing that negatively impacts my credit. I pay all my bills on time and try to stay as close as I can to debt free. Getting rid of this 2nd mortgage will be a huge relief, since I can repay it in such a short amount of time.

Member Payment Dependent Notes Series 502598

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502598	$5,000	$5,000	14.59%	1.00%	April 14, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502598. Member loan 502598 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,292 / month
Current employer:	Verizon	Debt-to-income ratio:	2.53%
Length of employment:	1 year	Location:	west orange, NJ

Home town:
Current & past employers:	Verizon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > Looking to purchase a motorcycle for the season. Will pay loan quickly!

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	3
Revolving Credit Balance:	$1,089.00	Public Records On File:	0
Revolving Line Utilization:	4.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Verizon?	I am a sales rep at Verizon. We work on commission.
Do you owe any mortgage on your house? Do you hold the deed/title to the house?	No the only thing I pay for is my schooling everything else is payed for. I payed of all my credit cards this month also so I have no more payments to make on anything else. I just need the loan to make a purchase for the summer.
Thanks for the reply. Your answer is not clear on the second part of the question on the title: do you (on your name0 hold the title to your home?	No my parents have the title to the home I currenlty live in.

Member Payment Dependent Notes Series 502624

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502624	$14,000	$14,000	15.70%	1.00%	April 20, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502624. Member loan 502624 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$45,833 / month
Current employer:	New York Health and Racquet Club	Debt-to-income ratio:	0.78%
Length of employment:	10+ years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	New York Health and Racquet Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > My goal with this loan is to pay off debt that I accrued while being the sole caregiver for my elderly grandfather for 5 months. This was something that my family had not planned and thought that he was covered for. I am no longer responsible but I was left with debt that I want to pay off and get my life and credit back to normal. This was a very thought out decision that my husband and I made in order to make sure that we did not ruin our chances to one day owning a home. I thank you all.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	49
Revolving Credit Balance:	$11,304.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your reported Gross Income AS $45,833 Per Month (FIVE HUNDRED FORTY-NINE THOUSAND NINE-HUNDREd NINTY-SIX DOLLARS PER YEAR income ) and yiu really need a $14,000 DC loan?	This is an error. My annual income is $55,000.00 in addition to my husbands income which is $32,000.00. The reason for my loan is because I have been able to maintain a good credit history but due to some unforseen problems I had to rely on a lot of my credit for survival. I am back to my normal life but with credit card debt that if I only pay the minimum amounts I will be paying for many years to come. I can definately pay off the loan that I am requesting and have some peace of mind. I am a working mom of two and from Oct - March I was responsible to my 93 y/o grandfather that needed 24 care but was not going to be covered by his insurance. He is finally under coverage but I am left with the debt.
What is New York Health and Racquet Club and what do you do there for $45,833 / month?	This was a typo. It is $55,000.00 per year. I am the Corporate Sales Manager.
Would you be willing to verify your income with Lending Club? Thanks!	Definately. I will supplying my information tomorrow in the morning. I will have my pay stubs, work and HR infromation provided to Lending Club. Thank you
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 2) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	The reason that I got into debt was because between Oct & March I was the sole caregiver for my elderly grandfather. I was responsible for everything. I no longer have this responsibility. I do have a student loan that i pay $145.00 a month, my rent which is $760.00 a month, utilies including cell phone is about $340.00/mth insurance for my car which I pay every si months(not due again until Sept) The total of my cc debt ot $11,000 the extra money I plan to keep in my savings which is only about $1000. for an emergency. My husband and I have very secure jobs for which we both have worked for over 10+ years and the company is doing well even in this economy. Most of my bills are paid at the beginning of the month which leaves my second paycheck to cover for the loan. My goal in the next 10 years is to eventually purchase a home and I do not want my credit that has already been hurt to get worse. Thank you
If borrower successfully completes employment-income Credit Ceview process, loan approved for issue and loan then 100 pct fully-funds L C issues standard 3-year term note that has NO prepayment penalty. Question: Term length that you are intending to maintain the active loan before participating lenders receive final payoff is how long: 6 to 12 months? 1 year to 2 years? 2 years to 3 years maximum? Advance thanks for answer loan term length question. Member 505570 USMC-Retired-Lender 04.14.2010 @ 07:19 AM ET.	According to my budget which my husband I both worked on before considering a loan, I plan to repay within 2 -3years. This is because it gives me a little wiggle room and the ability to feel confident that my payments will be covered no matter what.
FYI: After L C Home Office verifies borrower bank account (trial deposit < $1) loan's the next step is required borrower Employment-Income Verification a/k/a "Credit Review". Verification employment is independent of verification income and vice verse. After Credit Review process completed the on-screen borrower application viewed by lenders will reflect status updated to "Approved". Completed process benefits borrower because: (1)- Loan will attract lenders "Fence Sitting" until required process completed before finally committing their $. (2)- After process completed, funding pace quickens. (3)- After the loan 100 pct funded, net $ can be deposited quickly into your bank account. Borrower should consider the Credit Review process to be proactive. CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES DELAYS. Information should benefit 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.14.2010 @ 7:43 AM ET.	I am submitting my payroll verification today. Thank you so much
Please explain your delinquency on record. Thank you.	The delinquency was about 4 years ago and it was a store card that I was delayed payment for. I did pay the entire payment due and cancelled the card because the APR was just too high. Thank you for your question.
I like your financial metrics and detailed Q&A responses, but will be waiting for Lending Club to verify your income. I will check back 1-2x per day, but if possible, could you reply to my question once you notice LC has verified your income?	I submitted my income paperwork last week and I contacted Lending Club after reading your question and the representative stated that due to privacy issues anyone funding my loan would only see "Credit Review Status Approved" checked. He stated that I have already been approved and cleared for this loan. Thank you so much.

Member Payment Dependent Notes Series 502625

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502625	$12,000	$12,000	9.88%	1.00%	April 16, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502625. Member loan 502625 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,392 / month
Current employer:	GE	Debt-to-income ratio:	18.68%
Length of employment:	4 years	Location:	ROCKFORD, IL

Home town:
Current & past employers:	GE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > Payoff and Close my B of America Credit Card

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,597.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at GE?	I am a Risk Analyst (Underwriter) for a Division of GE Capital.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am the sole wage earner (single) and have a great (and stable) job with above average earnings. As you see, my Debt to Income Ratio is < 20%, so repayment of this Note will not be an issue. I am looking to refinance and term out a balance on my credit card which is at a higher interest rate. As I don't use my card often, it will be closed. Average monthly bills include mortgage (1st and 2nd) totaling just under $1,000 per month, Student Loan of $275/Month, Auto Loan of $435/month and the standard monthly bills of utilities, insurance, transportation, food, cell phone, home alarm, home warranty, etc. Current net pay is $3,500 and all-in bills total $2,700 (which includes above listed items) leaving descretionary/savings of $800. Current credit card that will be refinanced as payment of $225 - payment will increase to $380 by means of this loan, however, balance will be termed out at a lower interest rate and paid off in 36 months. Payments will be auto debited out of my checking account monthly. Contingency plan in the event of loss of income would be tapping into retirement assets or family resources as last resort. Let me know if any additional questions.
what's your minimum payment and interest rate on your B of A card ?	See answer to prior question.

Member Payment Dependent Notes Series 502635

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502635	$20,000	$20,000	14.96%	1.00%	April 21, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502635. Member loan 502635 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Pratt & Whitney Rocketdyne	Debt-to-income ratio:	13.36%
Length of employment:	10+ years	Location:	Canyon Country, CA

Home town:
Current & past employers:	Pratt & Whitney Rocketdyne
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	34
Revolving Credit Balance:	$21,741.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pratt & Whitney Rocketdyne and what do you do there?	A division of United Technology Corp. I am a principal consultant for the Information Technology department.
Hello! Can you please address a delinquency on your credit report 34 months ago? Thanks and good luck!	This was related to a lost credit card while traveling.
What is your position at Pratt & Whitney Rocketdyne? How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	My position at PWR is Principal Consultant for the IT department. My position is very secure and I have been employeed at PWR for the last 13 years. I have a commercial real state property in Miami FL.
What is your position at Pratt & Whitney? How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	Principal Consultant for Information Technology. I have a commercial real state property in Miami FL, $800 leased and $781 additional income in child support
Please explain the deliquency 34 months ago. Thanks.	Related to a lost credit card and miscommunication with CC company.
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	Employer is an aerospace division of United Technology Corporation, I am a Principal Consultant for the Information Technology department and have been employed there for the last 13 years. The exact purpose of the loan is to pay off my credit card debt and lower my interest rate. I want to pay off all of my revolving credit. I have $800 additional income from a commercial real state property in Miami FL and $781 in child support payments. Thank you
What do you do for Pratt/Whitney? What are the payments you currently pay and the balances owed? How do you plan to repay this loan? What was the delinquency 34 months ago on your credit report? The answers will speed your funding. Thanks.	Principal Consultant Information Technology department, I want to consolidate and pay off CC debt at high interest rates. The problem with the delinquency 34 months ago on CC was a lost credit card and miscomunication with CC company.
Could you please be a bit more specific? How does a lost credit card while traveling translate into a delinquency? Did someone use it without your consent? Did you forget to make a payment? Thanks and good luck!	The credit card was lost while traveling, the charges in the credit card were in dispute and I did not make payment until the charges were clarified. Thanks
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	I paid $397,000 for the house in 2003, I have a balance of around $425,000 outstanding balance, my payments are $2,620 for the principal loan. Thank you.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I want to pay off two main revolving credit card debts, Chase CC for $13,000 at 28.8% APR and Wells Fargo CC for $4,600 at 24% APR. I will not be paying off my Discovery card wich is at 15% APR. Thank you for your question.

Member Payment Dependent Notes Series 502690

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502690	$17,000	$17,000	9.88%	1.00%	April 20, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502690. Member loan 502690 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,583 / month
Current employer:	department of health and human services	Debt-to-income ratio:	18.91%
Length of employment:	2 years	Location:	chinle, AZ

Home town:
Current & past employers:	department of health and human services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	28
Revolving Credit Balance:	$1,449.00	Public Records On File:	0
Revolving Line Utilization:	4.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at department of health and human services?	I am a Physician working in the Indian Health Service, Navajo area.
What is your occupation?	I am a physician.
Please list the credit cards you are planning to pay off with this loan, along with the amounts remaining and their current APR's.	Visa issued by Nordstrom: current balance $15200; APR 14.9%/18.9% Visa issued by Chase: current balance $1810; APR 14.2%
Hello. What loan do you want to refinance ? Please give us more detail (apr, etc)	I am interested in refinancing outstanding credit card debt of approx $17,000. APR on first credit card is 14.9% (store purchases)/18.9% (non-store purchases); APR on second card is 14.2%.
Kudos on your credit score! I'm a bit confused by this request though - it shows 15 open credit lines, but a RC balance of only $1,449. Your request is for $15K to refinance credit cards - are these new cards? Also - do you recall what the delinquency that shows from 28 months ago was? Thanks!!	The delinquency first: I've been living in my current location for about 30 months. I moved from a very high-tech city where I had robust electronic access to financial information (in addition to entertainment, shopping, etc). I currently live in a low-tech remote area where many people don't have electricity or running water. It was a tough transition and in transferring from high-tech to low-tech I made an error entering a bank account number. I neglected to verify that the payments processed correctly - and it took 2 months for me to realize that I had made the error. I paid the balance in full at that time - but the late payment had already been reported to the credit agencies. Rightfully so - it was my error. It was just a bummer. Regarding your first question - I would not consider the cards "new" cards. One is about four years old and the other is probably only about one year old. Combined balance is about $17,000.

Member Payment Dependent Notes Series 502701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502701	$3,000	$3,000	13.85%	1.00%	April 14, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502701. Member loan 502701 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,313 / month
Current employer:	STANFORD HOSPITAL and CLINICS	Debt-to-income ratio:	9.35%
Length of employment:	10+ years	Location:	SAN LEANDRO, CA

Home town:
Current & past employers:	STANFORD HOSPITAL and CLINICS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/11/10 > I WILL BE GETTING A REFUND FROM MY STATE TAXES. I WILL BE ABLE TO AFFORD MY MONTHLY PAYMENT WITH NO PROBLEMS AND I ALSO STARTED DOING A SIDE JOB ON THE WEEKENDS.

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	15
Revolving Credit Balance:	$3,042.00	Public Records On File:	0
Revolving Line Utilization:	21.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at STANFORD HOSPITAL and CLINICS?	Orthopedic Technician
What taxes are you paying off (income, property) and how did you get to the point that you don't have reserves to pay these taxes?	INCOME TAXES. MY PROPERTY TAXES WERE DUE BEFORE APRIL 10TH AND I USED THE RESERVES TO PAY FOR MY PROPERTY TAXES, BUT I DON'T HAVE ENOUGH FOR MY INCOME TAXES.

Member Payment Dependent Notes Series 502728

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502728	$10,000	$10,000	14.22%	1.00%	April 16, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502728. Member loan 502728 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,125 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	22.10%
Length of employment:	3 years	Location:	GLOUCESTER, VA

Home town:
Current & past employers:	Northrop Grumman
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	15
Revolving Credit Balance:	$10,485.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	These two debts will be paid using this loan. Chase Credit Card $2,700 Lending Club Personal Loan $2,200 Debts Not Paid by Loan Household Bank Cedit Card $1,800 Bank of America Credit Card $5,300 Capital One Auto Loan $7,900 DLS Student Loan $14,000 The remainder of the loan will be used to purchase a truck.

Member Payment Dependent Notes Series 502741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502741	$4,800	$4,800	7.88%	1.00%	April 19, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502741. Member loan 502741 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	carney security	Debt-to-income ratio:	16.09%
Length of employment:	1 year	Location:	new york, NY

Home town:
Current & past employers:	carney security
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/09/10 > I am looking for a better rate, 2 years ago i found myself in a tight squeeze and I took out an unsecured loan with a rate of 23% apr, and it is just killing me with all of that interest, I called up the bank i have been paying the loan for the last 2 years and they refuse to modify the loan so I am here looking to save a lot of money that would otherwise go to interest. My DTI is really low, this the only thing that is holding me back right now. Borrower added on 04/09/10 > I am using this money to pay off an unsecured loan with a high 23.99 percent apr, i don't have much revolving debt and this loan is the only thing that is really holding me back, getting this loan would help me save a ton of money that would go on interest. as for my job it is very stable i am a door man, so my job is fairly secure.

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	41
Revolving Credit Balance:	$673.00	Public Records On File:	0
Revolving Line Utilization:	6.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the last delinquency? Thank you in advance.	i took out a store credit card and didn't bother to look at the fine print, i was under the impression that i did not need to make any payments for a year, only to realize when i was already late on a payment that i did need to make minimum payments, if i would have bothered to read the fine print, and look at my statements i would have avoided my credit being damaged, by it. I will never make that mistake again. long story short i was irresponsible at the time and i regret it.
Hello. Please list the balance, monthly required minimum payment, and your usual monthly payment for the debt you will be paying off. Thank you.	the balance is 6965 and i pay 260 dollars a month, i have some money saved up to pay the difference off.

Member Payment Dependent Notes Series 502748

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502748	$7,800	$7,800	16.07%	1.00%	April 19, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502748. Member loan 502748 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	NATIONAL COMBUSTION Co.,inc.	Debt-to-income ratio:	20.34%
Length of employment:	3 years	Location:	BRIDGEPORT, CT

Home town:
Current & past employers:	NATIONAL COMBUSTION Co.,inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > Hello, I plan to use the loan to payoff to high interest credit cards. I feel I am a good credit risk because a few years ago my credit took a dive when both my wife and me got laid off. I have since then paid all my outstanding debt and brought my score back up to the mid 600's. I also just brought a house in Jan/2010 and plan to rent part of the house to increase my income. My next step is to buy another investment home in 2012. I hope you will help me in this task buy trusting me in these hard times.

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	16
Revolving Credit Balance:	$9,131.00	Public Records On File:	2
Revolving Line Utilization:	78.90%	Months Since Last Record:	53
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for? Would you be willing to verify your income with Lending Club? Thanks!	Type your answer here. The loan is to payoff two high interest credit cards. Yes I am willing to verfiy my income.
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	Type your answer here. Hello, I brought my home Jan. 21, 2010. I used a 100% VA loan and had to pay about $6000 at closing. The outstanding balance is 91,000. Thank you!
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	Type your answer here.I brought my home Jan. 21, 2010. Being a U.S. Marine veteran I used a 100% VA loan to buy the home. The cost and outstanding balance on the mortgage is 91,000. I had to pay out of pocket about $6,000 for closing cost.
What were each of the recent inquiries for, and did any of them result in new credit cards or loans? Thank you in advance.	Type your answer here. The recent inquiries for home loans. Because I had my mortgage for less than 1 year, I was turned down. Thank You!

Member Payment Dependent Notes Series 502763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502763	$6,000	$6,000	7.88%	1.00%	April 14, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502763. Member loan 502763 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	CARENET MEDICAL GROUP	Debt-to-income ratio:	24.72%
Length of employment:	6 years	Location:	GLENVILLE, NY

Home town:
Current & past employers:	CARENET MEDICAL GROUP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/09/10 > need loan to pay off bank of america credit card which i will close once i receive loan proceeds. Borrower added on 04/11/10 > I TAKE PRIDE IN MAINTAINING A GOOD CREDIT SCORE I HAVE BUILT MY CREDIT SLOWLY BUT SURELY OVER THE PAST 20 YEARS. I NEVER PAY ANY OF MY BILLS LATE AND HAVE ENJOYED THE BENEFITS OF GOOD CREDIT BY RECEIVING LOW APRS FROM CREDIT CARD COMPANIES. SINCE THE FINANCIAL MELTDOWN BANK OF AMERICA AND OTHER LARGE BANKS HAVE RAISED THE APR FOR NO REASON EXCEPT THAT THEY SAY THE ECONOMY HAS FORCED THEM TO DO SO. MOST OF MY DEBT IS OWED TO CREDIT UNIONS (NAVY FEDERAL CREDIT UNION) WHO DID NOT CHANGE MY RATE BECAUSE OF THE ECONOMY AND HAVE KEPT IT LOW BECAUSE OF MY EXCELLENT PAYMENT HISTORY. THIS LOAN WILL BE USED TO PAY BANK OF AMERICA WHO RAISED MY APR FROM 5.99% FIXED TO 14.99% VARIABLE. I JUST WANT TO PAY THEM OFF I DON'T LIKE DOING BUSINESS WITH PEOPLE WHO DO WHATEVER THEY FEEL LIKE AND DON'T FEEL THEY NEED AN EXPLANATION FOR IT. BASICALLY THEY SAY THE ECONOMY HAS FORCED THEM TO TAKE DRASTIC MEASURES WHICH SOMETIMES ARE UNFAIR.

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,313.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CARENET MEDICAL GROUP and what do you do there?	CARENET MEDICAL GROUP IS AN OB/GYN PRIVATE PRACTICE IN NISKAYUNA NY. I AM EMPLOYED THERE AS AN X-RAY TECH AND I PERFORM SCREENING AND DIAGNOSTICE MAMMOGRAMS AS WELL AS SCREENING FOR OSTEOPOROSIS BY PERFORMING BONE DENSITY TESTS. I WORK DIRECTLY WITH THE RADIOLOGIST AND THE OB/GYN DOCTORS. CARENET IS ONE OF THE LARGEST OB/GYN OFFICES IN THE CAPITAL DISTRICT
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	THIS LOAN WILL BE USED TO PAY OFF MY BANK OF AMERICA CREDIT CARD. THE APR FOR THIS CREDIT CARD IS 14.99% AND I WANT TO GET A LOWER APR. ALL OF MY REMAINING DEBTS HAVE APR RATES THAT RANGE FROM 3% TO 5.99% THIS IS THE ONLY ONE WITH A HIGH APR.

Member Payment Dependent Notes Series 502770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502770	$9,600	$9,600	10.62%	1.00%	April 20, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502770. Member loan 502770 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Nooter Construction	Debt-to-income ratio:	1.84%
Length of employment:	9 years	Location:	Aldan, PA

Home town:
Current & past employers:	Nooter Construction
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	14
Revolving Credit Balance:	$1,695.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Nooter Construction and what do you do there?	It is an Industrial contractor see nooterconstruction.com for more details. I am a field safety engineer there and have been employed there for the last 10 yrs.
The purpose says "home - new purchase", but you show a home mortgage. Is this to buy another home or to finance repairs on your current home?	It is actaully to help a friend purchase a home. The money she has cannot be taken out (from her account)yet so she needs this money to make the closing date for purchasing the home.

Member Payment Dependent Notes Series 502775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502775	$20,000	$20,000	13.85%	1.00%	April 19, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502775. Member loan 502775 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Fox Entertainment Group	Debt-to-income ratio:	21.25%
Length of employment:	8 years	Location:	Hermosa Beach, CA

Home town:
Current & past employers:	Fox Entertainment Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	72
Revolving Credit Balance:	$26,639.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Fox Entertainment Group and what do you do there?	Fox Entertainment Group is a division of News Corp. I am an accounting manager.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit Card 1 $13,000 29.99% APR - Will Credit Card 2 $4,700 12.99% APR - Will Credit Card 3 $3,700 4.99% APR - Will (I can pay off the remaining) Credit Card 4 $5,000 4.99% APR - Won't
Card 2 and 3 have lower interest rates than the LC loan. Why would you increase your interest rates? Card 2 is very reasonable at 4.99, much better than 13.85% you'll get here.	When I calculated the interest payments on Card 2 versus the interest payments with LC, the difference was immaterial. Card 3 does have a favorable rate, however, it is not fixed like the LC rate. Credit card companies will increase interest rates to mitigate any potential losses related to the recent enactment of the CARD act.

Member Payment Dependent Notes Series 502793

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502793	$6,000	$6,000	11.36%	1.00%	April 15, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502793. Member loan 502793 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	2-J Supply Company	Debt-to-income ratio:	8.93%
Length of employment:	< 1 year	Location:	Dayton, OH

Home town:
Current & past employers:	2-J Supply Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,029.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is 2-J Supply Company and what do you do there?	2-J Supply is a Heating & Air Conditioning Distributor that has been around for about 50 years. It employs about 100 people and is family run. I am the Marketing Manager. I am in charge of all promotional materials, assisting our Sales and Territory Managers in any way, managing the content of the website, and keeping our A&P budget under control.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit $2,353.87 APR 24.99% Credit $1,500.00 APR 19.99% Credit $1,180.00 APR 22.99% Credit $367.79 APR 11.99% Total Credit Debt $5401.66 Loan amount $6000 The loan will cover the full amount of the debt.

Member Payment Dependent Notes Series 502802

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502802	$2,000	$2,000	10.99%	1.00%	April 16, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502802. Member loan 502802 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,920 / month
Current employer:	pathmark	Debt-to-income ratio:	7.84%
Length of employment:	10+ years	Location:	newark, NJ

Home town:
Current & past employers:	pathmark
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	62
Revolving Credit Balance:	$5.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you provide a description please. What type of education (college, night school, chef school)? Is the schooling for you or someone else? Will you be keeping your job? What will the education be in (type of degree)?	Im going to school to learn foreign languages and yes im gonna keep my job. i work at night do my schooling in the morning..
What is your job at pathmark?	im a overnight stock clerk i been working for pathmark for 11 years.
Loan Description please?	education loan

Member Payment Dependent Notes Series 502881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502881	$5,000	$5,000	17.93%	1.00%	April 15, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502881. Member loan 502881 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Exterran Energy	Debt-to-income ratio:	15.41%
Length of employment:	3 years	Location:	Northport, AL

Home town:
Current & past employers:	Exterran Energy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	45
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $5,000 Major Purchase (Shop Tools) loan multiple questions: (1) Provide brief description employer Exterran Energy? (2) Your position (Job/What you do) @/For employer? (3) Your Tranunion Credit Report reflects 7 credit inquiries within past 6 months. Purposes? Results? (4) If borrower Credit Review process result is loan "Approved" for issue and your loan 100 pct funds L C issues 3-year term promissory note with NO prepayment penalty. Question: How long do you intend to maintain loan active before lenders receive their final payoff- Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years maximum? Advance thanks for expected answers to all FOUR questions asked. Member 505570 USMC-Retired-Lender 04.10.20 @ 5:31 AM ET	Type your answer here.(1) Natural Gas Comp. (2) Field Mech. (3) Divorce (4) 1 to 3 repay.
What is Exterran Energy and what do you do there?	Type your answer here. Natural Gas Compression. I am a field Mechanic.
loan description? what will you be using this money for? What do you do at Exterran Energy?	Type your answer here. Tools. I am a field Mechanic
what is your job/ what tools are you buying and why? thanks	Type your answer here. Natural Gas Field Mechanic.
Even though your loan is funding well, it would probably fund faster if you would actually answer the "what tools and why" question. For example, do you want to buy tools to help you do your job more easily, or for your home shop? Are they large, small, new, or used?	Type your answer here. The tools are for work purposes. You would not understand the nature of the use. The equipment is very large and the tools would help me do the job faster with more safety.

Member Payment Dependent Notes Series 502970

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502970	$5,600	$5,600	13.85%	1.00%	April 15, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502970. Member loan 502970 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	KIPP NYC	Debt-to-income ratio:	6.21%
Length of employment:	< 1 year	Location:	BRONX, NY

Home town:
Current & past employers:	KIPP NYC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > My fiance, his daughter and I need to move into a bigger space. We found the perfect apt to set our hats for the next few years but are a little short on the funds needed to initially get in. Once we're in we are more than capable of paying this loan back and covering all the monthly expenses. Thank you!

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,149.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 503016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503016	$15,000	$15,000	13.48%	1.00%	April 19, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503016. Member loan 503016 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Lawerence Livermore National Securities	Debt-to-income ratio:	14.97%
Length of employment:	4 years	Location:	Elk Grove, CA

Home town:
Current & past employers:	Lawerence Livermore National Securities
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > This is to consolidate bills. Borrower added on 04/10/10 > This loan is to consolidate bills.

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	72
Revolving Credit Balance:	$7,157.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Lawerence Livermore National Securities and what do you do there?	LLNS is a contractor for the US Dept of Energy. They run the Lawerence Livermore National Labratory. I'm a Sr. Health and Safety Technician .
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have a Credit card that has a balance of $6500.00 and a car loan of around $7,000.00 that I will be paying off with this loan.
What is the 72 month old delinquency about?	I was laid off from my job in Colorado and had to move to California to find work. When I first got out to California the pay wasn't as good as it was in Colorado. That combined with the much higher cost of living in California caused me to start falling behind on my payments. I sought out credit counseling and they helped me settle those debts.
What APRs doing you payment on your current debts? Please explain your delinquency on record. Has Lending Club Home Office Credit Review Team contacted you about verifying your income? If not contacted by Credit Review Team you should contact them. Just go to "Contact US" at the bottom of the page. Verifying your income will greatly increase your chances of getting the loan funded, and the speed of the funding. Thank you.	I was laid off from my job in Colorado and had to move to California to find work. When I first got out to California the pay wasn't as good as it was in Colorado. That combined with the much higher cost of living in California caused me to start falling behind on my payments. I sought out credit counseling and they helped me settle those debts. My APRs are 26% and 28% on the debts I want to consolidate. I have sent in copies of my paychecks and employment verification phone number.
Can you tell me what the delinquency was 6 years ago?	I was laid off from my job in Colorado and had to move to California to find work. When I first got out to California the pay wasn't as good as it was in Colorado. That combined with the much higher cost of living in California caused me to start falling behind on my payments. I sought out credit counseling and they helped me settle those debts.
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	I bought my home in 2007 for 315,000. I owe 305,000

Member Payment Dependent Notes Series 503017

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503017	$10,000	$10,000	13.11%	1.00%	April 19, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503017. Member loan 503017 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Laurel School District	Debt-to-income ratio:	17.86%
Length of employment:	10+ years	Location:	georgetown , DE

Home town:
Current & past employers:	Laurel School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > My wife and I are divorcing after 10 years of marriage. During this time she handled all of our finances. Consequently I didn't realize that we had accumilated some credit card debt. Our divorce, though unfortunate, has given me a chance to start over in many facets of life. It has opened my eyes to the importance of monitoring my finances very closely. Eliminating this debt is job 1!!

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	22
Revolving Credit Balance:	$156,875.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Laurel School District?	I am the Assistant Principal at Laurel Middle School.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Since I am going through a divorce, I have 3 debts that will go to my wife. One is a Mortgage with approximately 55000 left at 1,000 a month. Another is a home equity loan with a balance of 50000 at 500 a month. The last is a credit card at 8000 that she has assumed. I have assumed one credit card debt of 2500 that I plan to pay in full, not using this loan. The other credit is 10300. This loan will pay that debt. I also have a student loan that is 5000. I have not begun paying that yet as I am still considered a full time student due to the fact that I am pursuing a Doctorate Degree. That is the extend of my debts.
WOULD LIKE A BREAK DOWN OF YOUR LIVING EXPENSES. WHAT IS INTEREST RATE AND PAYMENT ON THE 10,300 LOAN. THEN IM IN	I currently pay 850 a month for rent, approx. 350 - 450 on utililities (sewer, trash, water, electric, cell phone vehicle insurance, cable, internet) but of couse this can vary based on the month. I pay 1100 a month in child support. 200 dollars a month is gas and 100 - 200 on food. I also have a satelite radio subscription that costs 20 a month. I also contribute 400 a month to a 403b - but thats pre-tax. My net pay averages about 4800-5000 a month and my expenses are between 2500-3000 a month. This cedit card is 21.9%. Thank you.

Member Payment Dependent Notes Series 503021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503021	$1,500	$1,500	7.88%	1.00%	April 14, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503021. Member loan 503021 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Lawrence public schools	Debt-to-income ratio:	11.69%
Length of employment:	9 years	Location:	N. Andover, MA

Home town:
Current & past employers:	Lawrence public schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > I will be using the loan for a vacation. I have an excellent credit score and look forward to doing business with you. Borrower added on 04/11/10 > I am a Sign language Interpreter and I facilitate communication for Deaf children in their classes and facilitate communication with the staff. Borrower added on 04/11/10 > I guess I neglected to show more of myself and may have seemed business like more than friendly. I will be using the money to go on a summer vacation to Australia and New Zealand. I will be going during my summer break from my job in the school system. I also work a second job as a nursing assistant for Hospice in my area. Iseem to be drawn to helping others. Well I look forward to doing business with you and hope this gives you a different view of me.

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	73
Revolving Credit Balance:	$3,162.00	Public Records On File:	0
Revolving Line Utilization:	22.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 503032

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503032	$1,000	$1,000	10.99%	1.00%	April 14, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503032. Member loan 503032 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Kent School District	Debt-to-income ratio:	5.77%
Length of employment:	3 years	Location:	Kent, WA

Home town:
Current & past employers:	Kent School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > This is to cover some costs from a one-time, emergency surgery my wife had to have. We had some miscommunication with the hospital and insurance and now need to pay off the bill quickly, which is a bit more than we can afford right now since my wife was out of work while she recovered. But she is back now and we are very capable of making these payments. Thank you for considering us.

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	39
Revolving Credit Balance:	$3,401.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Kent School District?	I'm a secondary teacher

Member Payment Dependent Notes Series 503034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503034	$5,000	$5,000	10.99%	1.00%	April 14, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503034. Member loan 503034 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	VVF llc	Debt-to-income ratio:	19.68%
Length of employment:	3 years	Location:	Carpentersville, IL

Home town:
Current & past employers:	VVF llc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,352.00	Public Records On File:	1
Revolving Line Utilization:	41.90%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is VVF llc and what do you do there?	VVf is a privite co-packer, it was once Dial/Henkel. The Plant has been open for 40 years. We a the leading producer of all the Right Guard brand Antiperspirant/Deodorant including the female Dry Idea and Soft & Dri. We also produce all of the Dial brand bar soap. I am the current Team Manager of the Antipersiant/Deoderant production Lines. This includes daily production, managing the work force, quailty and scheduling
Can you tell us a little about the purpose of the loan?	Our baby boy was born a few months ago. So we are just making some inprovements to better support the family as far as living space. Remodeling

Member Payment Dependent Notes Series 503057

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503057	$16,750	$16,750	13.11%	1.00%	April 20, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503057. Member loan 503057 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,208 / month
Current employer:	United States Marine Corps	Debt-to-income ratio:	24.33%
Length of employment:	8 years	Location:	Pensacola, FL

Home town:
Current & past employers:	United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,395.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $16,750 DC loan multiple questions: (1) Current rank is what? (2) Current Pay Grade is what? (3) Enlisted members Expiration Current Contract Date (ECCD) is when? (Officer mebers are automatically considered to have an "Indefinite" termnation date.) (4) Length of Employmment 8 yrears. Future intentions are to: Exrend? To Reenlist? Or to do exactly what? Semper Fi, Member 505570 USMC-Retired-Lender (MSgt E-8 FinanceO) 04.11.2010 @ 05:35 AM ET	Current rank is Sergeant. Current Pay Grade is E-5. My EAS is November 30, 2010 but, I will be reenlisting in July for another four years. I also finish my bachelor's degree in May and will be submitting my package to go to officer candidate school. My plan is to retire from the Marine Corps.
Current interest rates on the revolving balance and other debt?	My current rates are between 25 and 29 percent. They all use to be below 12% but, since the recession the interest rates just started going up even though I made my payments on time every month. I don't really understand how that is possible but, the credit card companies did it. If I can obtain this loan it will save me over $1,200 yr or $100 a month.
What is it you plan on using the requested funds for?	Consolidate high interest credit card debt. It will save me over $1,200 dollars a year plus automatically set up a plan to pay off my debt in three years.
Hey Marine, You may want to do yourself a favor and enter something in the loan description field. The more thorough you are, the better the chances of getting funded. Leaving it blank is like walking into a promotion board and just standing there, never saying a word. Granted you've done your homework, and put together a good loan description, I will have no problems giving you a hand! Good luck!	Thanks!

Member Payment Dependent Notes Series 503073

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503073	$2,575	$2,575	6.76%	1.00%	April 16, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503073. Member loan 503073 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,875 / month
Current employer:		Debt-to-income ratio:	4.80%
Length of employment:	3 years	Location:	Cambridge, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > I'm applying to business school for the graduating class of 2013. I have non-traditional background and need to take a financial accounting intro class to prove that I have the aptitude for quant-related learning. This class will not only impart valuable cash flow analysis tools but will also count toward graduate credit while bolstering my business school application.

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,678.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 503079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503079	$6,725	$6,725	16.45%	1.00%	April 15, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503079. Member loan 503079 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,230 / month
Current employer:	us navy	Debt-to-income ratio:	5.86%
Length of employment:	4 years	Location:	san diego, CA

Home town:
Current & past employers:	us navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > CLoan will be used to car repair home improvements and debt consolidation. Id like 1 monthly payment so this is the direction I'm choosing to go. I am active duty military. Can have co signer if needed .

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	21
Revolving Credit Balance:	$1,699.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $6,725 HIP loan multiple questions: (1) Current Rank is what? (2) Current Pay Grade is what? (3) Enlisted members Expiration Current Cointract Date (ECCD) is when? (Officer mebers are automatically considered to have "Indefinite" termination date.) Member 505570 USMC-Retired-Lender 04.11.2010 @ 05:39 AM ET	I am an E-5 i am an OS2 my current contract expires 25jul10 but i have a new contract that will be affective 25jun10.
Can you explain your delinquency from about 2 years ago?	I had an emergency credit card that i thought had unsuccessfully attempted to do automatic payments for and didnt double check to see if the payments were being made. I made a payment or two inbetween but only because i was attempting to make double payments, not knowing i wasnt even making the initial one.
Since this is partially a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	navyfederal credit card and national consumers
Additional questions: (1) Borrower Profile shows Home Ownership Status "Rent". Why are you making home imrovements to rented home? (2) Transunion Credit Reports shows $1,699 Revolving Credit Balance debt. Loan is for $6,725 (~ $6,422 net after L C management deducts their loan origination fee.). Proportional breakdown of how loan is to be sepnt is: Car repair $? Home Improvement $? Debt consolidation $? Advance thanks for answers to all questions. (FYI: Whenever possible I always give 1st consideration to helping fund active and retired service members loans.) Semper Fidelis, Member 505570 USMC-Retired-Lender (MSgt E-8 Disbursing -Finance Office) 04.11.2010 @ 06:37 AM ET	(1) I am living in military housing and plan to be here for a long time, also i recently had a child and there are many household items that require revision, either replacing or purchasing. (2) car repair is for my husbands vehicle, his car is not reliable and he has been left stranded with my son in his car along with him on the side of the road and its veryh unerving.
FYI: After L C Home Office verifies the borrower bank account (trial deposit < $1) the loan's next step is borrower Employment-Income Verification a/k/a "Credit Review" process. Verification employment is independent of verification income and vice verse. After the Credit Review process completed the on-screen borrower application that is viewed by all lenders will reflect status "Approved". The completed process benefits borrower because: (1)- The loan will attract lenders "Fence Sitting" until required process completed before they finally committ their $. (2)- After the process is completed, the funding pace quickens. (3)- After the loan 100 pct funded, net $ can be deposited quickly into your bank account. Credit Review should be considered to be proactive. CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES DELAYS. Information should benefit 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-ILender 04.11.2010 @ 8:25 AM ET.	Thanks thats very helpful!
If borrower successsfully completes required Credit Review then loan is approved for issue and when loan 100 pct fully-funds L C issues 3-year term promissory note with NO prepayment penalty. Question: Term length you intend to maintain active loan before participating lenders receive final payoff is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years maximum? Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Lender 04.11.2010 @ 08:27 AM ET.	The loan terms The plan is to pay it off before then. I hope that answers your question.
Would you be willing to verify your income with Lending Club? Thanks!	Yes. I am going to send my LES in to the email adress I was provided with. I just had issues signing into my mypay account so I am waiting on my pin to be sent. It should be here tomorrow.

Member Payment Dependent Notes Series 503146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503146	$1,500	$1,500	14.22%	1.00%	April 14, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503146. Member loan 503146 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	State Farm Insurance	Debt-to-income ratio:	12.00%
Length of employment:	8 years	Location:	TACOMA, WA

Home town:
Current & past employers:	State Farm Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$910.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at State Farm Insurance?	I am a Help Desk Representative - basically I provide technical and procedural support to internal customers in Claims.
what is this loan for? what are your 4 credit inquiries in the last 6 months? thanks	I bought a vehicle in the last month, its possible they are from the different dealers looking for the best financing option.
julie -- could you tell us what the loan is for? it says "major purchase"?	This loan has a few purposes - I'm now separated and I just paid quite a bit of money out of pocket for my daughter's old medical bills which means I have catching up to do in other places financially. Also, it will cover the $550 deposit for her daycare this summer.
How to you plan to use the funds from this loan?	This loan has a few purposes - I'm now separated and I just paid quite a bit of money out of pocket for my daughter's old medical bills which means I have catching up to do in other places financially. Also, it will cover the $550 deposit for her daycare this summer. It's just about my 30th birthday - so being newly separated I hope to use the rest of the funds for filing legal papers and just generally getting caught up.

Member Payment Dependent Notes Series 503148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503148	$7,000	$7,000	10.62%	1.00%	April 15, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503148. Member loan 503148 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	rust tech	Debt-to-income ratio:	10.58%
Length of employment:	5 years	Location:	JUPITER, FL

Home town:
Current & past employers:	rust tech
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/11/10 > im in need of a loan to pay off some bills and make some home inprovements. i worked at my job for 5 years and im a supervisor. Borrower added on 04/12/10 > im a good borrower because i allways pay my bills on time or earily Borrower added on 04/12/10 > i just purchased a house in october and need to do some upgrades before summer time. Borrower added on 04/13/10 > I'm in the process of trying to make my house more energy efficient. Borrower added on 04/13/10 > Thank you all the lenders this is going to help me finish my upgrades. Thanks in advance rob

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,011.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is rust tech and what do you do there?	we control iron in irrigation systems to pervent rust stains on parking curbs and buildings etc. i am a route supervisor at rust tech.
What do you plan to use the loan for?	pay off some bills and some home inprovements.

Member Payment Dependent Notes Series 503151

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503151	$2,100	$2,100	6.39%	1.00%	April 21, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503151. Member loan 503151 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Aerotek, Inc.	Debt-to-income ratio:	1.53%
Length of employment:	< 1 year	Location:	San Diego, CA

Home town:
Current & past employers:	Aerotek, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > I am planning to use this money to help fund a film project. There are three other people that will be helping to make loan payments, but I could easily afford it on my own, if for some reason they could not make a payment. Our budget to pay back the loan is between $100 - 200. I know I am a good borrower because I've never missed a payment on anything and at a relatively young age have a very good credit score. I have a very stable job working in the Defense Industry.

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,987.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Aerotek, Inc. and what do you do there?	Aerotek, is a company that hires people for other jobs. I am working for them for a couple more weeks, but have been told by my boss that I WILL be hired once that time is over. My education and experience, along with my company, truly give us a leg up!

Member Payment Dependent Notes Series 503158

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503158	$4,500	$4,500	14.22%	1.00%	April 14, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503158. Member loan 503158 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	N.E Mitchell. Co. Inc	Debt-to-income ratio:	11.70%
Length of employment:	5 years	Location:	DANBURY, CT

Home town:
Current & past employers:	N.E Mitchell. Co. Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	26
Revolving Credit Balance:	$1,681.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is N.E Mitchell. Co. Inc and what do you do there?	Mitchell's is an fuel oil and gas company. I'm am a service technician in the gas dept. Hope this helps. Thanks.
Could you please provide a loan description?	I'm using the loan to pay a small debt to a friend and repair a car,that I've been putting off,but I need at this time.

Member Payment Dependent Notes Series 503164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503164	$3,000	$3,000	6.76%	1.00%	April 14, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503164. Member loan 503164 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	World Heir, Inc.	Debt-to-income ratio:	23.86%
Length of employment:	4 years	Location:	Canton, GA

Home town:
Current & past employers:	World Heir, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,740.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is World Heir, Inc. and what do you do there?	Bill consolidation
What is it you plan on using the requested funds for?	Bill consolidation

Member Payment Dependent Notes Series 503186

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503186	$1,600	$1,600	10.25%	1.00%	April 14, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503186. Member loan 503186 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,615 / month
Current employer:	US Army	Debt-to-income ratio:	21.89%
Length of employment:	10+ years	Location:	Brooklet, GA

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,159.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Business loan? Elaborate please?	This loan will allow me to update my computers, printers and software to my business. Ty
What kind of business? If the business fails, how do you plan to repay this back personally?	Very good question... My business is a Florida Tax Lien Investment Firm. I only asked for what I need. This loan is in my name personally already. So my pay check as an Army Officer will cover this loan. TY

Member Payment Dependent Notes Series 503199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503199	$6,000	$6,000	13.48%	1.00%	April 14, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503199. Member loan 503199 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	US ARMY	Debt-to-income ratio:	3.02%
Length of employment:	8 years	Location:	WARRENSBURG, MO

Home town:
Current & past employers:	US ARMY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > Military mamber looking for a loan to purchase a boat. Thanks Borrower added on 04/10/10 > Miltary member looking for a loan to purchase a boat. Thanks Borrower added on 04/11/10 > I have been to Iraq 2 times and am now divorced. Needless to say I lost everything in the divorce and have a long time hobby of fishing. The loan is for a boat, so I can just enjoy my weekends off. Thanks

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	43
Revolving Credit Balance:	$5,920.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
USA current Rank is what? Current Pay Grade is what? Enlisted members Expiration Current Contravt Date (ECCD) is when? (Officers termnation date is cinsidered toi be "Indefinite".) Member 505570 USMC-Retired-Lender 04.11.2010 @ 05:19 AM ET	My Current rank isSergeant, grade is E-5 Promotable. My contract end date is september 2011, but I'm going to be re-enlisting here real soon. Because in order for me to pcs I have to have 2 years minimum left on my contract. I'm a lifer as they call it. Thanks and feel free to ask anything.
What are your monthly expenses? What do you do as a Sergeant? Thanks	The only monthly expenses I have are rent-425 gas/water/electric/cable-200 and 1 credit card balance of 5,900. Also a truck payment of 530. My job right now is a recruiter for the Army and my primary job is an Ammunition Specialist. Thanks

Member Payment Dependent Notes Series 503222

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503222	$18,000	$18,000	17.19%	1.00%	April 15, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503222. Member loan 503222 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	12.69%
Length of employment:	2 years	Location:	ENGLEWOOD, CO

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/11/10 > This loan is to help me place everything on one bill to make it easier and quicker to pay. I'm doing a good job paying my debt, but with multiple bills each month, it gets confusing.

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	34	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,308.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Lockheed Martin?	I am a Systems Integration Analyst; it is in the Information Technology field. Thank you for asking.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I started using Equifax's Debt Wise about 2 months ago, I must say it is an amazing tool that helped me view my debt and credit report with ease. Here is a list as it appears on Debt Wise (I rounded off the APR): -Credit: $821/22% -Credit: $1380/19% -Credit: $1535/24% -Credit: $1461/28% -Credit: $2270/28% -Credit: $6302/21% I have been paying off my debt, and will complete paying off all of the above if the LendingClub loan becomes a possibility. I also have student loans since I graduated recently; however, I am paying those off with ease since interest is low and they electronically take the money out of my bank account each month. I will make the student loans a high priority once my credit debt is eliminated. Thank you for asking.
Re: $18,000 loan multiple questions: (1) Your position (Job/What you do) @/For employer Lochheed-Martin? (2) Your Transunion Credit Report reflects $14,308 Revolving Credit Balance debt (25.50 pct usage all credit lines). $ payments paid per month on RCB is what amount? (Total $ actually PAID per moth and not CC $ minimum payments DUE per month- There usually is BIG difference between $ paid and $ minimum due amounts.) (3) If the borrower employment-income verification "Credit Review" process result is loan "Approved" for issue and loan 100 pct funds, L C issues 3-year term promissory note with NO prepayment penalty. Time length you are intending to maintain active loan before lenders receive their final payoff- Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years maximum? Advance thanks for expected answers to all THREE questions that I asked. Member 505570 USMC-Retired-Lender 04.11.20 @ 5:09 AM ET	Thank you for taking the time to ask. (1) I am a Systems Integration Analyst (I use Technology Analyst for short) at Lockheed. I mainly support Space customers by helping introduce them to new Information System technologies that would allow them to better share data amongst each other, and among organizations. (2)I have not looked at my Transunion Credit Report, but do use Equifax's service on a monthly basis - and $14,308 sounds about right for revolving credit balances. After I realized I have a good job, and somehow became "smarter" after graduating college; I have made it a priority to pay $800 to $1000 per month (minimum due each month is about $450). One thing I have learned is to never pay the minimum. (3) I requested an $18000 loan since LendingClub suggested that during the application process so that I am eligible to receive $100 as a "welcome gift" towards the loan. -really, I only need $15000. I have been using Equifax Debt Wise, a tool that has helped me a lot, and it suggests that if I continue paying m debt as I currently due, I will be debt free by December of 2011, and I would very much like to keep that as my goal date, but challenge myself to pay my lenders quicker. I can't give a time frame for sure, but I would not be happy with myself if I can't pay you (or my lenders) back within that time period - I hope that doesn't cause an issue. I hope I addressed all your questions, and thank you for taking the time to ask me.
Thank you for your thorough answers! You sound like you might find a tool that I use very helpful in managing your finances. It organizes all of ones financial data, and saves me an immense amount of time and stress. It is yodlee.com - and totally free. You can even link up your Lending Club account to it if you want to. Good luck on 100% funding of your loan quickly.	Thank you, I had never heard of Yodlee, and it does seem like a helpful online tool.
I interpret loan term length before final payoff answer approximately 18 months. I am interested to help fund your requested loan. (I avoid borrowers that want ultra-short term length loans, i.e., 3 to 6 months term because creates too many "revolving door" borrowers.) FYI: After L C Home Office verifies the borrower bank account (trial deposit < $1) the loan's next step is borrower Employment-Income Verification a/k/a "Credit Review" process. Verification employment is independent of verification income and vice verse. After the Credit Review process completed the on-screen borrower application that viewed by all lenders will reflect status "Approved". The completed process benefits borrower because: (1)- Loan will then attract lenders "Fence Sitting" until required process completed before they finally committ their $. (2)- After the process is completed, the funding pace quickens. (3)- After loan 100 pct funded, net $ can then be deposited quickly into your bank account. Credit Review process should be considered to be proactive. CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT THE END REATES DELAYS. Information should benefit 1ST-time borrower. Lender 505570 US Marine Corps-Retired-Lender 04.11.2010 @ 7:03 AM ET.	I'll be sure to verify my bank information so that Lending Club can complete the Credit Review Process. Thanks for your interest in funding this loan and your advice.
I will most likely be back to invest in this note (your loan) in a few days when funds become available. I am partial to those working where I used to work. I have a question first though: What actions have you taken, other than requesting this loan, to reduce your debt level and maintain it at a lower level, moving forward? Thank you in advance for your answer.	Thanks for considering investing in this note. For one, I have made it clear to myself to not use credit cards on purchases that require more than one payment on my behalf. Since I made that decision, I've been successful at using my debit card instead and reducing my worries of owing more money. I signed up for Equfax's Debt Wise service a couple months ago, and it has helped me in planning how I pay off my debt, allowing me to have payed off two other accounts already, and guided me in how I make monthly payments. I've learned that the best approach to purchase things is by saving, so now I save so that when I need to make a large purchase, I'm able to pay right than and there and not have to worry about credit rates and more monthly bills. If I happen to not use my savings, I use about half to 2/3 every quarter to pay down debt. I have actually learned much about saving from work, the company makes it clear we need to save for the future, and I have many coworkers that love investing that always share their knowledge. I hope that answers the question, and thank you for taking the time.
Thanks for the detailed answers so far. Could you give us a breakdown of expenses/income after taxes?	My weekly paycheck is about $760 a week - that's after taxes, funding my retirement plan, life insurance, medical insurance, long term care and other such expenses. Aside from the work life insurance and retirement plan I also have a separate life insurance plan which is about $130 every quarter, and a secondary retirement plan which is only about $250 every quarter. I suppose I could cut down on those to increase income, but since I'm not having severe issues paying monthly bills and thinking of the future, I haven't. Aside from the above, there's the monthly cellphone bill, rent and gym membership; as well as food, books and training (so I can remain competitive at work), and like I've answered in other questions, savings. Rounding-off, I receive about $2800 a month, of which usually about $1000 goes into paying down my debt, and about an other $500 into student loans (my next focus once I pay off credit debt!!). I aim for at least $400 into savings each month. The remainder of that goes into the above. I'm not having issues paying off debt right now, but multiple bills, due on different days and varying interests get confusing, which is why I'm hoping to consolidate, to make it easier to manage things. I hope that answers the question, and thanks for your time.
thanks -- all answers are very complete just one more item, why do you have 34 open credit lines? what are they?	I have noticed that on my credit report, and the honest truth is I'm not sure why I have 34 open credit lines (but do have an idea); however, that's not the case - I would be going crazy trying to cover just the minimum payments. My Equifax Debt Wise service says otherwise though - they only show the credit debt which is about $15000 plus student loans. Taking a look at my last Equifax report (03/13/2010): it shows 32 revolving accounts. I only have 1 American Express Card, yet it appears there 4 times, I only have one HSBC card - yet it's on there 3 times. My thinking is that every time I misplace a card, order a new card or get a card customized (like Capital One that let's you add a background picture to a card), it appears there. Then there's others like Sears; where I have my own (not balance on it), I have a joint with my mother and a joint with my father (all paid off too). Of all those accounts, 21 appear with 0 balance, 3 with balances that should be 0, and 3 that are joint with my mother or father - but I don't even have a card for. Of the 21 with 0 balance - they are Sears, Lenscrafters, Macy's, Dell, and cards I probably opened for a promotion deal at retailers - but I changed my rule about a year ago, no matter what I only use debit (and my bank actually rewards me for using the debit card - which is often better than any promotion a credit company can provide). After looking through my report once again, I think "open credit lines" refers to any cards I have, even if at zero balance; while Debt Wise only shows me the accounts I own money too. Please let me know if i can provide more info.
Thanks for all of your detailed answers. That's what lenders want to see. One more question: Are there one or two earners in your household? If two, how much does the other make each month?	There's only one earner in the household - me. Thanks for asking.

Member Payment Dependent Notes Series 503239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503239	$3,000	$3,000	10.25%	1.00%	April 16, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503239. Member loan 503239 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Enpointe	Debt-to-income ratio:	17.67%
Length of employment:	2 years	Location:	LAWNDALE, CA

Home town:
Current & past employers:	Enpointe
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	74
Revolving Credit Balance:	$3,043.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Enpointe and what do you do there?	Enpointe Technologies provide computer hardware and software licensing products as well as a full range of IT services. Among the IT services we have a global helpdesk that cater to different companies. I hold a Service desk engineer II position and deal with Network/systems issues. Thank you.
Your loan is listed under the "Other" category. What do you plan to do with this money ?	By home appliances.

Member Payment Dependent Notes Series 503252

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503252	$8,500	$8,500	20.53%	1.00%	April 14, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503252. Member loan 503252 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	memorial hospital	Debt-to-income ratio:	24.67%
Length of employment:	10+ years	Location:	modesto, CA

Home town:
Current & past employers:	memorial hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	61
Revolving Credit Balance:	$3,291.00	Public Records On File:	0
Revolving Line Utilization:	91.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at memorial hospital?	Type your answer here.I am a ward clerk in the orthopedic surgery department.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here.i will payoff credit cards chase bank visa balance $1,403.76 at rate of 27% capitol one visa balance of $1,250.00 at 14% .best buy mastercard balance of $650.00 i also owe the irs $1800 for 2009 tax year .since son turned 19 lost deduction .and finally i owe . $1,300.00 rogers jewlers rate of 18% the remainder of the money would be used to pay off my dentist for my braces aprox $1,400.00 thank you
Re: $8,500 DC loan: (1) Position (Job/What you do) @/For Memorial Hospital? (2) Transunion Credit Report shows $3,294 Revolving Credit Balance (91.40 pct usage all credit lines). Loan is for $8,500. Extra $5,000 (less L C loan origination fee) is consolidating what debt? (Specific answer please.) (3) Credit Report shows 9 credit inquiries within past 6 months- that's a lot. Reasons were? Results were? (High number credit inquiries and 92 pct credit usage are contributing reasons why loan priced at 20.53 pct by Credit Review Team.) Advance thanks for answers to ALL THREE questions. Member 505570 USMC-Retired-Lender 04.12.2010 @ 05:33 AM ET	Type your answer here. I am a ward clerk in orthopedic surgery dept. besides the revolving debt . i owe the irs $1800.00 for tax year 2009 son turned 19 lost deduction have since changed my w2 so that happen again .i also owe my dentist $1300.00 for my braces. the reason for credit inquires is try to get lower intrest rate on credit cards result i did get offers but turned them down because my real goal is to consoldate all my debt to one loan payoff over next two years and then buy a home . thank you
Me again. If loan approved for issue and 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to maintain the active loan before the participating lenders receive final payoff is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years maximum? Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Lender 04.12.2010 @ 05:51 AM ET.	Type your answer here.i intend to payoff the loan in two years since the loan would allow me to payoff all of my debt other then auto loans and save me aprox $150.00 per month .
We are seeing a revolving credit balance of $3,000 and yet you are asking for $8,500. What other debt are you hoping to pay or what will you do with the majority of the money? Also, the payment will be roughly 10% of your gross income! Will you be able to handle it comfortably? What are your other monthly expenses?	Type your answer here.besides paying off my revolving debt i owe the irs $1800 for tax year 2009 dentist $1300 for my braces .my expences rent $750.00 utilities $250.00 auto loans $550 insurance $150.00 so this loan would allow me to payoff all of debt other then auto loans reduce my monthly payout by $150.00 per month i pay my bill very easy each month i do have money left over what this loan will allow me to due is put all my debt other then auto loans into one payment each month that i can payoff in 36 months
Which Memorial Hospital is it?	Type your answer here. it is memorial hospital in modesto california adress is 900 coffee rd modesto ca 95353
How much are you currently paying each month on the debts you plan to pay off with this loan?	Type your answer here. currently i am paying $120.00 per month to rogers jewlers . $100.00 per month to my dentist .$125.00 on my three credit cards i am paying more then the min on each one. i also about to srart paying the irs $150.00 per month to pay off my 2009 tax debt.

Member Payment Dependent Notes Series 503299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503299	$1,200	$1,200	12.73%	1.00%	April 15, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503299. Member loan 503299 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$350 / month
Current employer:		Debt-to-income ratio:	4.29%
Length of employment:	n/a	Location:	Manassas, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > This loan will be used for my undergraduate tuition, fees, and expenses.

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	9
Revolving Credit Balance:	$63.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your source of income? What are your monthly living expenses?	I work part-time at UPS making $400 per month. I live at home with my parents and commute to school so I don't have living expenses. When this school semester is over I will be doubling the hours I'm able to work and will therefore make ~$750 per month.
Could you explain the delinquency on your credit history?	There was an unauthorized charge on my Discover card from Paypal and I refused to pay it because I knew I didn't authorize it. Eventually Paypal gave me a refund but not before Discover marked it as overdue.

Member Payment Dependent Notes Series 503303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503303	$8,500	$8,500	10.62%	1.00%	April 20, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503303. Member loan 503303 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,480 / month
Current employer:	Coleman Brewster Builder	Debt-to-income ratio:	20.93%
Length of employment:	1 year	Location:	PIKE ROAD, AL

Home town:
Current & past employers:	Coleman Brewster Builder
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/11/10 > pay off and consolidate debt Borrower added on 04/12/10 > this is for debt consolidation. our goal is to be debt free in three years when this loan is paid off. we have no rent or mortgage payment and our total gross salary is $5003.76 per month. Both of out cars are paid for. My wife filled out the initian loan app and put my net salary not gross. Borrower added on 04/14/10 > We are good borrowers because we always pay off our debts. Borrower added on 04/15/10 > Thank you all we are getting close Borrower added on 04/15/10 > Thank you all we are getting close.

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	20
Revolving Credit Balance:	$3,468.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Coleman Brewster Builder and what do you do there?	it is a construction company that has been in business around 10 yaers and I am a stratigic planner there

Member Payment Dependent Notes Series 503335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503335	$15,000	$15,000	11.36%	1.00%	April 21, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503335. Member loan 503335 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Norman Schall and Associates	Debt-to-income ratio:	13.74%
Length of employment:	5 years	Location:	SANTA CLARITA, CA

Home town:
Current & past employers:	Norman Schall and Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/11/10 > I have a tax liability that I want to pay in full this year and not deal with them anymore. Rather pay off the debt to someone else in a few installments in a year or sooner. Borrower added on 04/11/10 > This loan is being used to help pay off our income taxes for this year. All my debt is managed quite well as is evident by our credit history. My husband also works and contributes supplemental income to the home. I always do have a cushion should I need one. But, for this year we had unexpected medical emergency for my mother that I needed to assisted her with her housing in March. My cushion of income for paying off my income taxes in April was lowered, that I would like to pay my income taxes in full right now and now deal with tax authority for payments. Rather have a loan to payback in a year or less.

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,045.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Norman Schall and Associates and what do you do there?	Norman Schall & Associates is the one-stop source for all Court Reporting, Videography, Translation and Transcription needs. I am a certified short hand court reporter there.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The debt that I plan to pay off is my income tax liability for 2009. I rather pay the complete amount to the federal tax authority and not deal with late payment penalties or interests. I had a family emergency as my previous posting has stated and have fallen short of payment for my income tax liabilty. I rather not deal with them. Just pay now and more forward. I plan to pay this loan off in a year or less.

Member Payment Dependent Notes Series 503367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503367	$15,000	$15,000	10.25%	1.00%	April 21, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503367. Member loan 503367 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,833 / month
Current employer:	interstate brands corp.	Debt-to-income ratio:	11.28%
Length of employment:	4 years	Location:	powell, WY

Home town:
Current & past employers:	interstate brands corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > Thanks for your interest in my loan. I have always paid off all my loans early. Getting this loan will help me get this truck a little earlier then without it. Send me any questions that you have. Borrower added on 04/14/10 > Getting closer, looking for more investors. Thanks to everybody for your help.

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,715.00	Public Records On File:	0
Revolving Line Utilization:	10.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is interstate brands corp. and what do you do there?	They are one of the largest bread and snack cake business in America. Some of the most familiar products are Sweetheart, Wonder and Hostess. I order and sell product to stores, schools and restaurants on my route. On my fourth year working for them and i stay very busy and enjoy it very much. Thanks for your questions.
Hello. When you say "own", does that mean that you have no mortgage payments and no home equity loan? Can you tell us anything about the $5,715 in revolving credit that shows up on your credit history? Your answers are appreciated. Wishing you the best.	Yes, that is from my last vacation and i just bought a new couch so it is a little higher then usual. I plan on having it paid down in a few months. I do own my home in full. Thanks for your questions.
Hello there, Do you hold the title to your home on your name? If so - do you hold it free and clear or do you have a mortgage/HELOC on it?	Yes i do hold the title to my home and i have no mortgage. Thank You for the questions.
Do you owe any mortgage on your house? Do you hold the deed/title to the house? Can you also list your other monthly expenses?	I have no mortgage on my home and i do have the title. The only monthly expences besides utilities is a $377 car payment that will be paid in full by December and a credit card balance that will be paid up in a few months. Thank You for your questions.
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Interstate Brands? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What is the year, make, and model of the car you are purchasing? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	I order and sell bread and cake products for the stores, schools and restaurants on my route. I stay very busy and love my job. I am single so i am the sole wage earner. I am looking for a small truck with four wheel drive for winter use and utility. The payment will come directly from my bank account. Thank You for your questions.
With a credit score of 780 , why are you willing to pay 10.25% for a car loan? Will you be using some of these funds to pay down other debt? Thanks.	I wanted a simple personal loan to buy an extra vehicle that has four wheel drive. The last loan i had on line was from Capital One, but they only do loans by invitation so i could not use them this time. So far Lending Club seems like a place i can trust so will stay here. If you can get me a lower rate on here that would be nice. Thank You for your questions.
What is it you plan on using the requested funds for?	I need to buy a small truck with four wheel drive so i can get around in the winter snow. Thank You for your question.
Please would you contact Lending Club to have them verify your income.	Yes i will do this for you soon. Thank You.

Member Payment Dependent Notes Series 503393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503393	$6,150	$6,150	7.88%	1.00%	April 14, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503393. Member loan 503393 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	TX Dept. Protective and Regulatory Servi	Debt-to-income ratio:	8.25%
Length of employment:	10+ years	Location:	Pearland, TX

Home town:
Current & past employers:	TX Dept. Protective and Regulatory Servi
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/11/10 > I would like to buy a vacation time share and pay it off before I retire, which is in 4 years. I have excellent credit, which I have maintained for over 40 years.

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,380.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TX Dept. Protective and Regulatory Service and what do you do there?	Type your answer here. It is an umbrella agency that oversees several state services. My specific agency is Children's Protective Services. I am a Child Safety Specialist. I approve or reject certain high risk cases. My position is mandated by law, so it is very stable.
Hello. When you purchase the time share, how much of your money are you putting up? Besides your mortgage, what other major debts do you have (for example, education loans and rentals)? Your answers are appreciated. Wishing you the best.	Type your answer here. I already completely own one timeshare, and I am deeding back another, which is worth $8000.00. I will be putting in $1500.00 and would like to borrow the rest. I only have one other debt, which is my car loan. That is $374.00 per month.
Enjoy your retirement!	Type your answer here. Thanks. It isn't for another 4 years.
What are your annual maintenance fees and and properrty tax payments for your timeshares?	Type your answer here.; I pay $109.00 per month for both weeks; I pay a year in advance. It comes to $1308.00 per year, but I get a 10% discount for paying in advance. This is the only bill I have for the time shares.

Member Payment Dependent Notes Series 503397

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503397	$2,500	$2,500	15.70%	1.00%	April 14, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503397. Member loan 503397 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Hampton Inn and Suites	Debt-to-income ratio:	22.08%
Length of employment:	2 years	Location:	PHOENIX, AZ

Home town:
Current & past employers:	Hampton Inn and Suites
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/11/10 > I am starting on my associates in paralegal studies with a class starting on 05/17/2010. The computer I currently own is about six years old and is running extrememly slow. The rest of the money will be used to pay of about $1200 in credit card debt. I don't exactly have good credit at the moment because of a few late payments close to three years ago when I was unemployed and had aboslutely no way to make the payments. Besides when I was unemployed, I have never missed or been late for a payment... before I was unemployed or after. I would greatly appriciate any help and I promise to make my payments on time, every time.

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	16
Revolving Credit Balance:	$516.00	Public Records On File:	0
Revolving Line Utilization:	64.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Hampton Inn and Suites?	I currently work as night auditor, which is mainly minor accounting and bookeeping, but will be moving to PM front desk shift in the next few weeks.

Member Payment Dependent Notes Series 503412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503412	$4,000	$4,000	10.25%	1.00%	April 14, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503412. Member loan 503412 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,867 / month
Current employer:	Gap Inc.	Debt-to-income ratio:	16.26%
Length of employment:	6 years	Location:	ELLENTON, FL

Home town:
Current & past employers:	Gap Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,388.00	Public Records On File:	0
Revolving Line Utilization:	22.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Gap Inc.?	I am an Assistant Manager at it's brand store Banana Republic.
What do you plan to use the loan for?	I am getting married in 2 months and seeking the extra financial help.

Member Payment Dependent Notes Series 503423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503423	$2,000	$2,000	13.48%	1.00%	April 21, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503423. Member loan 503423 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	banamex usa	Debt-to-income ratio:	13.24%
Length of employment:	10+ years	Location:	diamond bar, CA

Home town:
Current & past employers:	banamex usa
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	26
Revolving Credit Balance:	$3,533.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is banamex usa and what do you do there?	Type your answer here. Banamex USA is a bank and i currently supervise a call center group for customer service.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. I currently have a credit card with a 29 apr and I want to pay balance.
Please address your delinquency a little over 2 years ago. Thanks and good luck!	Type your answer here. I was late with a payment 2 years ago due to a car repair I need to have fixed.

Member Payment Dependent Notes Series 503454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503454	$6,000	$6,000	10.62%	1.00%	April 15, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503454. Member loan 503454 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	starwood	Debt-to-income ratio:	6.38%
Length of employment:	2 years	Location:	FRISCO, TX

Home town:
Current & past employers:	starwood
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > Just looking to consoldate certain debt $4800 worth as well as buy some gold. I have five years of solid credit history, reliable income and low overhead.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,092.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is starwood and what do you do there?	Starwood hotels and resorts worldwide inc. They are one of the largest hotels owners worldwide. I work at a luxury collection property in dallas called the Joule. I am bellman/chauffeur
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	credit card A : $2,959.91 at 14.24% credit card B : $1,601.33 at 9.24% credit card C : $1,844.37 at 25.55% best buy card : $1,000 at 0% A and C will be payed in full as well as half of B. Your welcome.

Member Payment Dependent Notes Series 503502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503502	$10,000	$10,000	13.48%	1.00%	April 19, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503502. Member loan 503502 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:		Debt-to-income ratio:	1.30%
Length of employment:	n/a	Location:	Gilbert, AZ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > Arizona State University- Short Term Student Loan

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Secure Link- Is an Alarm Company. I have been in the industry for 4.5 years. I receive $500 per week. Plus a Bonus.
Hello! The monthly payment on this loan represents a substantial percentage of your Gross Income and an even greater percentage of your net income. Please fully describe your monthly expenses. Thank you.	$315 rent includes utilities. $45 for cell phone are my only expenses. I walk to work and school. Food is covered. My income is more than 24k. 24k is my base salary. I also receive a bonus each month.
What is the purpose of the student loan? Are you gong back to school and leaving your job? What will you study? Thank you.	Keeping same employment. Studying Business.

Member Payment Dependent Notes Series 503561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503561	$4,500	$4,500	14.59%	1.00%	April 14, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503561. Member loan 503561 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Pentegra Retirement Services	Debt-to-income ratio:	20.31%
Length of employment:	3 years	Location:	Dobbs Ferry, NY

Home town:
Current & past employers:	Pentegra Retirement Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > Hello Everyone - I am requesting this loan because I desire a lump sum of money for a major purchase I will be making. I am employed and do have stability in my job, and will make my payments in full and on time. I thank you in advance for your assistance. Borrower added on 04/12/10 > Hello Everyone - I am requesting this loan because I desire a lump sum payment to help me make a major purchase. I am employed, have stability in my job, and will make all repayments in full and on time. I thank you in advance for your assistance.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	37
Revolving Credit Balance:	$2,296.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 503642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503642	$2,000	$2,000	9.88%	1.00%	April 14, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503642. Member loan 503642 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	mitchells salon and day spa	Debt-to-income ratio:	22.53%
Length of employment:	10+ years	Location:	KINGS MILLS, OH

Home town:
Current & past employers:	mitchells salon and day spa
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1975	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,203.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 503656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503656	$3,000	$3,000	9.88%	1.00%	April 15, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503656. Member loan 503656 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	accurate finishing	Debt-to-income ratio:	13.49%
Length of employment:	8 years	Location:	san jose, CA

Home town:
Current & past employers:	accurate finishing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	9
Revolving Credit Balance:	$3,619.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 503704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503704	$10,000	$10,000	10.62%	1.00%	April 21, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503704. Member loan 503704 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Management Science Associates	Debt-to-income ratio:	17.97%
Length of employment:	7 years	Location:	MONROEVILLE, PA

Home town:
Current & past employers:	Management Science Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > I am in need of the loan to for legal fees to stop my estranged wife from moving my Daughter from Pittsburgh PA to Florida. My daughter and I are very close, and I am fighting with all that i have too stop this from happening. Unfortunately i do not have the money necessary for legal retainers and other legal services I need to win the best outcome for my little girl.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,659.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Management Science? How stable is your position? What are the last 2 inguiries on you cr?	Management Science Associates is a privately owned company. It has been in business for over 50 years. Primarily focused on Data warehousing and market research. I have been with the company for almost 7 years, and feel as secure there as anyone can today. As for inquiries on my credit I would have to assume that they involved my car, which I obtained in Dec '09.

Member Payment Dependent Notes Series 503724

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503724	$21,500	$21,500	15.33%	1.00%	April 21, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503724. Member loan 503724 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,667 / month
Current employer:	Cisco Systems	Debt-to-income ratio:	11.82%
Length of employment:	5 years	Location:	MILPITAS, CA

Home town:
Current & past employers:	Cisco Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > The loan proceeds will be used to consolidate the high rate credit cards. I have a track record of never defaulting on any payment ever and will need your help in getting me back on track. Thanks

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,412.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically, what are the loan proceeds to be used for?	The loan will be used to consolidate high interest debts into a more manageable and consolidated monthly payment.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current monthly payment on each debt. Thank you.	Following is the breakdown of the amounts due with details of the financial institutions 1 . Citibank ( Credit Card ) , Amount Due - 5000 Interest rate- 19.8 , monthly payment - 100 2 . Discover ( Credit Card ) , Amount Due - 7000 Interest rate- 18 , monthly payment - 150 3 . TechCU ( Line of Credit ) , Amount Due - 9500 Interest rate- 19.5 , monthly payment - 400 As you are aware even though i pay credit card payments on time it will take a lot of time to repay . With the consolidation there will be structure in the repayment helping me to close out ithe debt Thanks
Please list the amount s & interest rates you are paying off. Thanks,	Following is the breakdown of the amounts due with details of the financial institutions 1 . Citibank ( Credit Card ) , Amount Due - 5000 Interest rate- 19.8 , monthly payment - 100 2 . Discover ( Credit Card ) , Amount Due - 7000 Interest rate- 18 , monthly payment - 150 3 . TechCU ( Line of Credit ) , Amount Due - 9500 Interest rate- 19.5 , monthly payment - 400 As you are aware even though i pay credit card payments on time it will take a lot of time to repay . With the consolidation there will be structure in the repayment helping me to close out in time Thanks
Can you afford to pay $100 more per month (the payment on this loan vs. your current payments combined) than you are currently paying?	With my current job ,salary and expenses it leaves me room to add additional couple of hundred dollars for loan repayments.
What is your position at Cisco? How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	I have been on the job with Cisco for over 6 years now and have grown up the management chain. In summary it is a secure job position. In case i lose the job I will have to rely on cashing in on other investments I have to sustain the expenses.
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Gollowing is the break up Rent - 1700 Car - 500 School - 1000 utilities 400 Food/other - 800 CC- 600 Saving -1000
hello, you put $1000 per month into savings (at undoubtedly a very low interest rate), why not use that to pay off your debt rather than incur a loan? thank you.	The reason i do not use the 1000 $ amount is i am saving for my daughters college education

Member Payment Dependent Notes Series 503727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503727	$5,000	$5,000	14.96%	1.00%	April 15, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503727. Member loan 503727 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	TurboCare	Debt-to-income ratio:	12.94%
Length of employment:	1 year	Location:	Lumberton, TX

Home town:
Current & past employers:	TurboCare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,297.00	Public Records On File:	1
Revolving Line Utilization:	38.40%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. I am looking at your loan, but before I invest, I have a few questions. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thank You.	1) I work for a turbine repair facility in Houston, TX. I am a project engineer/mechanical engineer in the gas turbine department. We are owned and operating under Siemens Enegery Serivces. 2) The loan is to fund a new project (automobile). I just sold my last project (67 Camaro) for $20K. I need another $4K or so for my next project (2001 Z06). I didn't want to take out an auto loan for $4K. 3) Current fixed expenses (everything except for food, gas, and entertainment) is $4,000/month. Current take home is $6,500/month. I keep a spreadsheet with monthly expenses. 4) I have savings (stocks) that I do not want to touch. The loan will be paid off within a year, most likely.

Member Payment Dependent Notes Series 503757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503757	$3,500	$3,500	7.51%	1.00%	April 14, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503757. Member loan 503757 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	ChoiceShirts	Debt-to-income ratio:	19.37%
Length of employment:	6 years	Location:	maple shade, NJ

Home town:
Current & past employers:	ChoiceShirts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > We are trying to finalize some home improvement projects and need this loan to do so. I'm very organized with my bills and they all get paid in time.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,452.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your job and how is the business doing during this recession? Wishing you the best.	We have 2 companies in the same building, 1 is ChoiceShirts and the other is ProWorldinc, they are both private owned, we definitely felt the impact of the economy however we are still holding up pretty strong. Thank you.

Member Payment Dependent Notes Series 503822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503822	$13,600	$13,600	9.88%	1.00%	April 19, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503822. Member loan 503822 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,552 / month
Current employer:	Westerville City Schools	Debt-to-income ratio:	21.31%
Length of employment:	3 years	Location:	NEW ALBANY, OH

Home town:
Current & past employers:	Westerville City Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > I am a responsible professional with a contract for employment that will span the years of this loan. I am single and have relatively low living expenses. I also have a strong credit score. I recently purchased a Honda Accord- which is the credit inquiry on my credit. I financed $20,000 for the $31,000 car since my past car was paid off and I traded my car in.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$224.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Discover Personal Loan (12%), $7,000 Discover Credit Card- (14%), $3,000 Macy's Furniture Account- (0% until May then 24%)$3,500 Target Credit Card- Under $200 All will be paid in full after consolidation. The only loan I will have left is a car loan ($400 month) and a studnet loan ($465 a month).
What loans do you want to consolidate ?	One personal loan, two credit cards, and a furniture loan.
Please contact Lending Club to have them verify your income.	I will call them tomorrow. Just tried but they are not in the offices.

Member Payment Dependent Notes Series 503839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503839	$2,500	$2,500	15.33%	1.00%	April 14, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503839. Member loan 503839 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	5.38%
Length of employment:	6 years	Location:	Dover, DE

Home town:
Current & past employers:	Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	17
Revolving Credit Balance:	$83.00	Public Records On File:	1
Revolving Line Utilization:	27.70%	Months Since Last Record:	49
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It says there is a public record and delinquency in the last 2 years, can you please explain those?	Thats a very fair question. Public Record: Back in '05 or '06 I lived in an apartment complex in Claymont, Delaware. They had a promotion going on where if you referred someone to the complex that you got $500 off your rent for a month. I was able to get 6 referrals over the year and a half that I had lived there which came to $3000 that should have been deducted from rent. The girl at the leasing office kept telling me that it was taken care of. Each month same thing. Well, I moved and it was apparently taken to court which I did not receive a notice for a court date. I just recently found this out over the last few months and have been working to have it removed from my credit file. I have been successful with getting it removed from Equifax and Experian and am still working with Transunion. It was thrown out as an invalid claim. If need be I can supply you with summary information on my credit file to show where it is still only listed on Transunion. I know it's kind of a long explanation but if you're investing you deserve to have a thorough one. Delinquency: I had an Acura TL that I purchased new in 2007 when I received a promotion and the payments were at 670/mo (I know its a lot for an Acura but I had to roll over money from my previous car that died). I had a couple of late payments on the car but they were made within a week or two. I have since downgraded my car for 2 reasons. 1: I was no longer seeing the value of paying 670/mo for what I was getting. 2: I drive much more for work now that I moved about 45 minutes away from my office and needed something more fuel efficient. I lowered my car payment to 312/mo. I hope this helps answer your question and if there is any other info I can supply please don't hesitate to ask.
Can you explain the 4 inquiries in last 6 months, and the public record 49 months ago? Otherwise, looks good. Thanks in advance!	Sure thing. 4 Inquiries: 1: I traded my car in and financed a new one in December. 2: I applied and was approved for a new credit card with a low limit in January. 3: I am not sure if shopping for new car insurance shows up or not. 4: I went to my bank originally for the loan (TD Bank) and was not approved. I am doing this in an attempt to help increase my credit score as I usually do not use credit. Over the last couple of years its been a "cash only" lifestyle. I didn't want to get into trouble with debt. Now I am making more money and just want to show the "on time" payment history. Public Record: In 2006 I lived in an apartment complex in Claymont, Delaware and they had a special where if you referred someone you received $500 off of your rent. I had 6 referrals which came to $3000. The paperwork was apparently not processed properly. I received notices and when I went to the leasing office I was told that it would be taken care of. Well, I moved and never received a notice that they were taking it to court so thats why it showed up. I found this out a few months ago and am still working on having it removed. The case was dismissed and was an invalid debt. I have had it removed from Equifax and Experian and am working on Transunion. If need be I can supply summaries to show that its been removed. I hope this is helpful. Thanks! Jimmy

Member Payment Dependent Notes Series 503843

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503843	$10,000	$10,000	9.88%	1.00%	April 20, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503843. Member loan 503843 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	focus alternative learning	Debt-to-income ratio:	4.04%
Length of employment:	2 years	Location:	new hartford, CT

Home town:
Current & past employers:	focus alternative learning
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > pay off all my outstanding bills, having just this one and with the extra money buy a good used car

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	48
Revolving Credit Balance:	$4,875.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances and interest rates on the bills you want to pay off? What happened with the delinquency 2 years ago?	I have 2 major credit cards I want to pay off and close the accounts on both. Right now , I have a discover card with a balance of 3100.00 and an interest rate of 0% but will go to 17% shortly. I also have a chase credit card with a balance of rouchly 700.00 with a very high interest rate in the twenties. Two years ago, I retired from the YMCA after 18 years of employment. During the two months of transition and alot of things happening at once, i did'nt realize how serious it was to be 2 days late with my payments. My interest rate trippled from 8.99% to the high 20s in a very short time. I am a person of very high morals and I alway pay my debts. I've dedicated my life working with children and young adults. Presently, I work with 5 young boys with autism teaching them life skills and providing to them love which they so desperately need.

Member Payment Dependent Notes Series 503852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503852	$4,800	$4,800	14.59%	1.00%	April 15, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503852. Member loan 503852 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	F.E kLUNK ELECTRIC	Debt-to-income ratio:	17.82%
Length of employment:	1 year	Location:	HANOVER, PA

Home town:
Current & past employers:	F.E kLUNK ELECTRIC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > Please don't look at my one year of employment, at my current employer, as a bad thing. I was at my previous employer for 12 years and left due to bad business ethics,

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	38
Revolving Credit Balance:	$4,542.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the home improvement you are undertaking?	We are installing a new front door and revamping the kitchen!

Member Payment Dependent Notes Series 503878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503878	$7,800	$7,800	9.88%	1.00%	April 16, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503878. Member loan 503878 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	ga dot	Debt-to-income ratio:	13.67%
Length of employment:	10+ years	Location:	Fort Valley, GA

Home town:
Current & past employers:	ga dot
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,763.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ga dot and what do you do there?	Type your answer here. ga dot means Georgia Department of Transportation thats where I work. I am A Assitant Foreman, I maintain roads and rights of ways to ensure the public safety.
The LC monthly payment is nearly 10% of your listed monthly income. Do you have any other sources of income (e.g. spouse)? What are your monthly bills and what is your net pay each month? Also, your revolving debt is far less than your loan request. What other debts do you have and what are their interest rates?	Type your answer here. no I have no more income, and the debts what is not in the pay off have less interest rate, so I did need to pay it out.

Member Payment Dependent Notes Series 503881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503881	$2,000	$2,000	15.33%	1.00%	April 15, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503881. Member loan 503881 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Metagenics	Debt-to-income ratio:	8.45%
Length of employment:	3 years	Location:	San Clemente, CA

Home town:
Current & past employers:	Metagenics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > I am currently a student that just finished gett my Associates degree and want to move on to my Bachelors but it is much more expensive. Not to mention I am moving and it is a little more expensive. Looking for a way to get a jump start on these and not have to go pay check from pay check so much. Please help...

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	60
Revolving Credit Balance:	$241.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 503885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503885	$5,950	$5,950	12.73%	1.00%	April 15, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503885. Member loan 503885 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$51,000 / month
Current employer:	HORNE LLP	Debt-to-income ratio:	1.66%
Length of employment:	3 years	Location:	TUCSON, AZ

Home town:
Current & past employers:	HORNE LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,508.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please elaborate on your current debts and their corresponding rates of interest? Also, I assume your gross income was meant to be $5100/mo., not $51,000.	$51,000 annual salary. Debt I'd like to "re-fi" is Bof AA CC current balance of $5950...
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Paying off a credit card with an interest rate in excess of the amount offered by lending club. Thank you!
Gross Income: $51,000 / month Is that a mistake ?	Yes, $51k is my gross annual salary. Thank you!

Member Payment Dependent Notes Series 503891

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503891	$3,000	$3,000	12.73%	1.00%	April 15, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503891. Member loan 503891 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,224 / month
Current employer:	Cardinal IG	Debt-to-income ratio:	2.67%
Length of employment:	2 years	Location:	Spring Green, WI

Home town:
Current & past employers:	Cardinal IG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > I am looking to purchase a mobile (club) DJ setup consisting of 2 digital turntables, a mixer, 2 speakers and an amplifier. This is something I have done for awhile (as a guest for other DJs), but, I would like to finally venture out onto my own and do it for myself. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	31
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	7.43%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current job? Will you be continuing it?	I currently work as a network administrator, as I have for the past 8 years. I will absolutely be continuing it. Thank you.
Hi, this loan looks great, only 2 questions - What were the 3 credit inquiries in the last 6 months? Did you acquire no debt? - Why aren't you funding this with savings? Seems like you have a good job and have for some time Thanks	I very recently went through a major personal life change. Because of that, I inquired about credit to start this venture through some small local credit unions. The terms offered were not to my liking, so I opted not to take another route (Lending Club). Because of this life change, I like to know that I have the money available in a savings account, should I be thrown any other unexpected curve balls. Financially, it is safer for me to take this route.
OK, thanks. Life change, like a divorce? Do you need to pay alimony/child support?	Yes, a divorce. It's not something I'm terribly comfortable discussing yet. I do pay 12% in child support.
PS are you at all interested in wedding DJing? I hear that pays better than club stuff. Clubs may be a good way to get your skills known by the locals.	Weddings are something I actually plan to do in the future. I have done guest sets for other DJs, but again, not on my own. With the intimacy of a wedding reception, it's something that I would want to ease my way in to. A mistake at a club is less likely to effect people than a mistake at a wedding.

Member Payment Dependent Notes Series 503922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503922	$3,500	$3,500	14.22%	1.00%	April 16, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503922. Member loan 503922 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Travelers Aid	Debt-to-income ratio:	15.36%
Length of employment:	3 years	Location:	BRADDOCK, PA

Home town:
Current & past employers:	Travelers Aid
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	63
Revolving Credit Balance:	$948.00	Public Records On File:	1
Revolving Line Utilization:	72.90%	Months Since Last Record:	41
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Travelers Aid and what do you do there?	Travelers Aid is a non-profit organization that provides transportation for low income clients with medical assistance. I am the Program Manager for the Behavioral Health Transportation Program . I provide bus passes for MH/MR clients and Drug and Alcohol clients who may not have medical assistance and would have no other way of attending their therapy and recovery appointments.
Please explain the public record 41 months ago.	I don't know what record you are talking about.
Your credit report indicates that a matter of public record -- bankruptcy, a judgment, a lien -- something of that sort appeared on your record 41 months ago. What was it?	That was in reference to an apt. that I rented under section 8. My section 8 ended and I was not informed until i received an eviction notice on my door. I was not aware of all of my rights when I went to court and they reported the balance to my credit report. The apt. complex would not let me make payment arrangements and I have been trying to fight this judgement. The apt. complex is under investigation for my situation and several others right now.

Member Payment Dependent Notes Series 503928

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503928	$5,600	$5,600	10.25%	1.00%	April 21, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503928. Member loan 503928 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	WalMart	Debt-to-income ratio:	12.90%
Length of employment:	6 years	Location:	OKLAHOMA CITY, OK

Home town:
Current & past employers:	WalMart
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > We need to redo our bathroom. There's mold and we have a 7 month old baby! Please help!

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	55
Revolving Credit Balance:	$2,047.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. I am looking at your loan, but before I invest, I have a few questions. 1) What is your job description at Walmart? 2) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thank You.	I am a Manager at WalMart. All I have is a car payment of 315.05 a month. If I were to lose my job my husband would pay it. No matter what it will be paid.
Do you owe any mortgage on your house? Do you hold the deed/title to the house (in your name)? Can you also list your other monthly expenses?	No I do not owe mortgage on this house. This house is my brother in laws and he gave it to us. My only monthly expense is my car payment which is 315.05 a month.
Hellow. Two questions please: 1. Do you hold the deed/title to the house on your name? 2. Do you owe any mortgage or HELOC on your home, or is the title free and clear?	No I do not hold the deed or title in my name. No mortgage it is free and clear.

Member Payment Dependent Notes Series 503934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503934	$7,000	$7,000	14.96%	1.00%	April 21, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503934. Member loan 503934 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:		Debt-to-income ratio:	2.58%
Length of employment:	2 years	Location:	Abington, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > I am a Subcontractor for a large HVAC company. I want to pay off the balances on my credit card as well as pay the money that is owed to the IRS for my 2009 tax return.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	43
Revolving Credit Balance:	$3,971.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Subcontractor for large HVAC company. Steady work for last 2 years. Trying to payoff credit cards and have money that is owed to IRS for taxes.

Member Payment Dependent Notes Series 503941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503941	$7,750	$7,750	14.22%	1.00%	April 15, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503941. Member loan 503941 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	J.M. McDonald Sports Complex	Debt-to-income ratio:	24.83%
Length of employment:	2 years	Location:	Cortland, NY

Home town:
Current & past employers:	J.M. McDonald Sports Complex
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > I plan to use this loan to pay off the credit card debt that I amassed during my college years. I have never missed a payment, but right now I am basically breaking even at the end of the month with the addition of my college loan payments. This loan will allow me to pay off this debt in a decent amount of time and save about $75 per month in monthly payments to begin to fund a retirement account.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,057.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit Card - $1379.65 - 14.24% Credit Card - $3700.54 - 22.99% Credit Card - $1198.80 - 23.99% Credit Card - $1167.04 - 27.24% The debts above will be paid off with this loan, the debts below will not: Student Loan - $48.835 - 6.75% Credit Card - $556 - 22.90% Line of Credit - $965.44 - 16.80%
Do you have a time period in which you plan to pay off this loan? Please describe how you plan on paying off this loan. Thanks!	I plan to take the three year term to pay this loan off. It is a much better option than paying using the credit card terms that I will be paying off.

Member Payment Dependent Notes Series 503966

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503966	$7,000	$7,000	15.70%	1.00%	April 16, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503966. Member loan 503966 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	Las Vegas Sands Corp	Debt-to-income ratio:	10.64%
Length of employment:	3 years	Location:	HENDERSON, NV

Home town:
Current & past employers:	Las Vegas Sands Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Selling car and will use part of the loan to payoff the remaining balance from the auto loan. Debt consolidation and relocation expenses will be used for the rest of the loan. Relocation is a promotion and transfer to another campus outside the US and cover expenses not included in the relocation package.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	39
Revolving Credit Balance:	$6,254.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 503982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503982	$8,400	$8,400	7.51%	1.00%	April 15, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503982. Member loan 503982 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	US Government	Debt-to-income ratio:	8.36%
Length of employment:	1 year	Location:	Oklahoma City, OK

Home town:
Current & past employers:	US Government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > Hi. I am refinancing credit card debt. I have no problems with payments and I always pay much more than the minimum payments. I am just tired of the high rates. Thanks!

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$821.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the government, and what do you do in your role there?	Supply chain analyst, GS13
It looks like your revolving balance is 821.00. You state that you are refinancing credit cards, with balances totaling $8400.00. Can you clarify/explain the discrepancy? I like you profile but I need to get better understanding before lending. Thanks!	Hmmm. I haven't pulled my credit report in a few months but that is incorrect. My total credit card debt is about 10k. I have no problems paying them but the interest rate is just too high. I am limiting this loan to 8400 becuse that's the ceiling for the lowest APR loan. Cheers!
What do you need the loan for and will you have any trouble paying back the loan?	To consolidate my credit cards at a lower rate. I have no trouble paying now. I pay quite a bit extra each month but I'm tired of paying all the interest. thanks!
The revolving credit balance that we see is only what is reported to Transunion. Not all revolving credit is reported to each and every credit bureau, so even though you may have a total of ~10K debt balance, not *all* of that necessarily shows up on Transunion. What actions have you taken, moving forward, to maintain your debt at a lower level? Do you intend on continuing to use credit cards? Thank you in advance for your answers.	Hi CriticalMiss - My credit card situation is somewhat cyclical. I'll pay everything all the way down and then let it creep back up, pay it all down, let it creep up, etc... I've never been uncomfortable with my credit debt as my income easily supports it. When I am in the pay-it-down mode I do not use the cards. I pay much more than minimum payments and I tend to pay every two weeks vs every month in order to work the balance down sooner and avoid the interest. I came over here to Lending Club to escape the ridiculous interest rates the cards now charge even their best customers.

Member Payment Dependent Notes Series 504001

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504001	$7,000	$7,000	7.88%	1.00%	April 14, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504001. Member loan 504001 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	sysco foods	Debt-to-income ratio:	3.33%
Length of employment:	4 years	Location:	lake elsinore, CA

Home town:
Current & past employers:	sysco foods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > These funds will be used to pay taxes,my job is secure i work in th food industry.I just started getting credit cards to strengthen my credit when i do use my credit i pay off the bill as soon as it comes in.And the the credit card with the balance is always paid on time,and always pay more than the min. balance. thanks Jon

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,755.00	Public Records On File:	0
Revolving Line Utilization:	19.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is sysco foods and what do you do there?	Type your answer here.Sysco foods is the leading food distributor to restaurants,jails,schools,etc.My position at sysco is an order selector,loader,and fork lift driver.

Member Payment Dependent Notes Series 504016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504016	$10,475	$10,475	7.88%	1.00%	April 16, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504016. Member loan 504016 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,447 / month
Current employer:	Aldine ISD	Debt-to-income ratio:	19.93%
Length of employment:	10+ years	Location:	Tomball, TX

Home town:
Current & past employers:	Aldine ISD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > Want to pay off high interest credit cards quickly Borrower added on 04/12/10 > Want to pay off high interest credit cards quickly

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$395.00	Public Records On File:	0
Revolving Line Utilization:	19.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Two credit cards, both to be paid off entirely: Bank of America / Bal. $7,848. / APR 27.24% VISA / Bal. $2623. / APR 12.99%
Your credit history states that your resolving credit balance is only $395 while you claim to have balances on the two cards you mentioned. Can you explain this discrepancy? Is someone else the primary account holder of these cards? Thank you.	Sorry, but I was unaware of that discrepancy. I suspect that is for two old credit cards that were paid off. No one else is the primary account holder on the two cards I have listed. I will attempt to look up what it is that you are seeing. I hope this helps you!

Member Payment Dependent Notes Series 504043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504043	$8,000	$8,000	13.11%	1.00%	April 15, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504043. Member loan 504043 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Forward	Debt-to-income ratio:	3.36%
Length of employment:	8 years	Location:	Lafayette, CA

Home town:
Current & past employers:	Forward
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > Paying it Forward...to a friend in need and helped me unselfishly in the past... I am in process of selling our hunting land so most likely will be paying this off before its time. I have a secure job and misc other income. Thank you kindly for your consideration. Sincerely grateful and humbled...

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	70
Revolving Credit Balance:	$4,732.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Forward and what do you do there?	Good Morning, Forward Management is the investment advisor to the Forward Funds and ReFlow. We are working on new website here is the link Darrell Davis, CTO and facilities support an, I also am the resident manager where I reside no compensation but recieve break on rent and misc monies for odd jobs not included in contract. Forward identifies leading domestic and international investment managers with solid track records of performance in niche asset classes. Our Funds provide investors active investment management focused on adding alpha to core investment portfolios. Thank you.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	No APRs for me just cash helping another in debt that is in need and that has helped me in the past, sorry I did not know how to list this. I guess I could pay off my own but I can handle that myself in time.
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	Dear Member, happy to answer: Type of Employer: Financial Institution - Privately owned Company Job description: IT Admin Assistant to CTO, handle PO's, Contracts, Licenses, Invoices, Berry Issues, and Facilities Support - prep new employees work stations etc, work closely with building vendors. Other income include: Husbands Va & SSI compensation: $2,800 + $1080 = $3800 Resident Mgr misc jobs and end of year bonus = $1000 Back up Savings: 25 acres hunting land in Michigan worth $35,000 and my 401K Monthly In est: 3000 + 3800 = $6800 Monthly Out est: Comcast bundle - 150, credit cards - 500, utilities, food 400, gym, 60, Geico, 70, Rent-1145 - 40 = est, property-200 = $2600 Monthly Cash on hand after monthly est: $4200 I am not sure how to do the balances on cc-cards, I usually keep them down and while this loan is to help another, I should use to pay them off I owe about $5000.00 total and $2500 = ($200 monthly) left on the property to pay off, since 2006. Hope this helps and thank you kindly for your consideration.
What is the delinquency on your record abou?	Hello...I have no clue what that is about sorry about that it is not on my credit report since I checked last week, I have to investigate that. Thank you.

Member Payment Dependent Notes Series 504078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504078	$16,000	$16,000	16.45%	1.00%	April 21, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504078. Member loan 504078 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	DELTA Electrical Contractors	Debt-to-income ratio:	11.12%
Length of employment:	6 years	Location:	CINCINNATI, OH

Home town:
Current & past employers:	DELTA Electrical Contractors
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	36
Revolving Credit Balance:	$33,153.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $16,000 DC loan multiple questions: (1) Please provide brief description employer Delta Electrical Contractors? (2) Your position (Job/What you do) @/For employer is? (Be specific.)(3) Transunion Credit Report reflects $ 33,153 Revolving Credit Balance debt (48.90 pct usage all credit lines). Payments paid per month on RCB is what $ amount? (Total $ actually PAID per moth and not CC $ minimum payments DUE per month- There is BIG difference between $ paid and $ minimum due amounts.) (4) If borrower employment-income verification "Credit Review" process result is loan "Approved" for issue, loan 100 pct funds, then L C issues 3-year term promissory note with NO prepayment penalty. Time length you intend to maintain active loan before lenders receive their final payoff- 6 months to 1 year? 1 to 2 years? 2 to 3 years maximum? Advance thanks for expected answers to all FOUR questions that I asked. Member 505570 USMC-Retired-Lender 04.14.20 @ 5:55 AM ET	1.DELTA is a commercial/industrial contractor that installs electric to many privately and publically funded projects. the do 5 million and 10 million a year in sales. 2. i am a project manager/estimator for DELTA. I put together the proposals and then run the projects as we get them. 3. around $900 is paid per RCB each month 4. if approved i would likely have this paid off in 12-18 months
What is DELTA Electrical Contractors and what do you do there?	DELTA Electric is a commercial/ idustrial Electrical contractor. I am a project manager/ estimator. We are involved in many office renovations, schools renovations, along with new office buildings and new school construction
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	debt consolidation is $16,000 @19% $1,400 for mortage/insurance/taxes $300.00 car payment $195.00 car inssuarnce $300-$500 each month for CC $200 utilities Total monthly expenses is $2,100.00 a month i do not have any student loans or any other debt besides the $16,000 i am trying to consolidate
Thanks for prompt reply; NO questions- Just FYI: After L C Home Office verifies the borrower bank account (trial deposit < $1) loan's next step is borrower Employment-Income Verification process a/k/a "Credit Review". Verification of employment is independent of verification income and vice verse. After Credit Review process completed the on-screen borrower application viewed by all L C lenders will reflect status updated to "Approved". Completed process will benefit the borrower because: (1)- Loan will attract lenders "Fence Sitting" until the required process completed before they finally committ their $. (2)- After process completed, funding pace quickens. (3)- After the loan 100 pct funded, net $ can be deposited quickly into your bank account. Borrowers should consider Credit Review to be proactive process. CREDIT REVIEW IS BEST COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES DELAYS. Information should benefit the 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.14.2010 @ 9:45 AM ET.	Thanks for the information. do you think this will be funded by the weeks end?
I guarantee this will not be funded by Friday, I would say the earliest would be Monday, but getting it approved and having income verified will speed up the process. Goodluck!	Is there anything more that i need to do so i do not delay the process? What do I need to do to verify the income or is all that done behind the scenes by Lending Club? Thanks for the information
Me again. Employment verification usually done "behind the scenes" directly by Credit Review the Team (CRT) and employers HR Department personnel. Income verification done directly by CRT and borrower. CRT emails borrower and specifies income related douments to submit to CRT via fax, e.g., 2 most recent pay stubs, or latest 1040 Income Tax Return, or both, or whatever, etc. If borrower has not been contacted by CRT by NEXT Monday borrower should initiate contact with CRT. "Contact US" bottom Home Page lists the L C Member Services Dep't email address and TF Telephone number. DIFFERENT SUBJECT: I doubt the loan will be funded by Friday this week. Daily L C lists between 250 to 350 individual loan requests for lender consideration. Always first to fully fund are small $ loans, e.g, less than $5K. Next to fund are the larger $ loans up to $15K which usually fully fund within 7 to 10 days. Last to 100 pct fund are largerest $ loans, e.g., $20K to $25K. Loan's APR pct is also a factor. Higher APR pct loans within each $ value group funds faster than do the lower APR pct loans. But completing employment-income verification Credit Review Status viewed by all lenders updated to "Approved" remains lenders most infulencing factor. Experienced lenders WAIT until Credit Review Status completed and then committ their money. Borrower loans with completed Credit Review Status and 100 pct funding are automatically issued the promissory notes and loans net $ proceeds deposited into borrowers bank account. Member 505570 USMC-Retired-Lender 04.14.2010 @ 3:07 PM	Thanks again. I submitted the pay stubs for the past 28 days & sent in the HR info that was requested by LC in their last email.
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	i bought my home in June 2007 & the purchase price was $213,000 i believe pay off is around $180,000
I like your financial metrics and will fund your loan app once income is verified. If you wouldn't mind, please reply to this question once you notice that LC has verified your income (small check mark next to "gross income") so that I will receive an email reply and not miss out on funding your loan.	I know check stubs & employment verification was completed last week on Friday the 16th.
i don't see the little check mark next to gross income, does that mean the income is not verified on this loan?	i do not see any problems on my account that show any more information is needed. i know everything has been submitted and verified. the only thing that i know that is open is the remaining balance of the loan

Member Payment Dependent Notes Series 504111

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504111	$8,000	$8,000	11.36%	1.00%	April 19, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504111. Member loan 504111 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Whitfield Jack Jewellers	Debt-to-income ratio:	5.52%
Length of employment:	10+ years	Location:	key west, FL

Home town:
Current & past employers:	Whitfield Jack Jewellers
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,634.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Whitfield Jack Jewellers and what do you do there?	I'm a sales representative-Jeweler, meaning I design custom jewelry to customer's need.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current monthly payment on each debt. Thank you.	$2873.91 Chase mo/pay $130 $4663.72 Wells fargo mo/pay $150

Member Payment Dependent Notes Series 504189

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504189	$6,000	$6,000	11.36%	1.00%	April 19, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504189. Member loan 504189 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,625 / month
Current employer:	Information Analysis Inc.	Debt-to-income ratio:	22.05%
Length of employment:	1 year	Location:	Vienna, VA

Home town:
Current & past employers:	Information Analysis Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > I'm forcing myself to pay off my high interest credit cards in 36 months or less with this loan. Borrower added on 04/13/10 > I noticed on almost all credit card related loans, the question of balances and APRs is asked, so I'll save those askers the time: ~3k = Discover @ ~25% ~3k = BofA @ ~23% are the two cards I plan to pay off with this loan. I have other cards with better rates (8-15%). I generally pay 50% or 100% more than the minimum payment on these, prioritizing on interest rate. ~3k = FIA ~3k = Chase ~1k = Amex ~1k = Capital One ~14k = FIA (cosigned with my dad, and this is much of my revolving debt) I realize that this is slightly lower than my ~33k credit report listing, but I paid off one chase card in full in the last month, at nearly 4k, which doesn't seem to have been reported yet. Borrower added on 04/13/10 > Another common question is a breakdown of monthly expenses: Mortgage: 870 Car payment (ends in Jan 2011): 540 Utilities: 250 Phone: 120 Food: 500 Credit cards: 800 Also (another common question): I'm a software engineer. Thanks for considering my loan. Please feel free to ask more questions.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,384.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Wow, thank you for the great Description! The only question I have at the moment is what actions you have taken, moving forward, to maintain your debt at a lower level after you reduce it?	I'm finally living well below my means. I've been on the border of that since college, and made the realization about a year ago (while unemployed--never missed any payments on anything during that time, by the way) that it's not acceptable to spend this much on credit cards each month. I was pushed in the right direction last year when I was laid off from a 5 year position (along with 40% of the employees at that company), and found a new job a few months later at a 25% salary increase. My goal is to be debt free at the end of 3 years, if not sooner. I will likely pay this loan off as one of the last debts I have (for those of you wondering if you'll really get a full 3 year investment). Thanks again, and I apologize for my generous use of parentheses above.
Hello. Please provide the current monthly required minimum payments, and your usual monthly payment for the debt you will be paying off. Additionally please explain the 2 credit inquiries on your credit report and if you will be accruing more debt as a result of those inquiries. Thank you.	Minimum monthly payments: ~$100: BofA and ~$80: Discover (less than the payment on this loan). Usual monthly payments: $300-500--I'd shift the leftover to my other credit cards after paying these two off. I actually applied for a credit card (from a couple of banks) in my name for a new small business I own, and was rejected. I do freelance work (part of my effort to be debt-free--my freelance income isn't included in my salary number, to be clear), and started a corporation for it in January 2010. I have since resigned to pay for everything with cash for the business--expenses are minimal (internet hosting, email hosting--$60-80/month total), and I don't plan to invest any more personal money into it (only time), which means keeping a few hundred in the business checking account so I can use the debit card for everything. Thanks for your question.

Member Payment Dependent Notes Series 504200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504200	$3,300	$3,300	13.85%	1.00%	April 16, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504200. Member loan 504200 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,583 / month
Current employer:	Kmart-Regal Cinemas	Debt-to-income ratio:	13.71%
Length of employment:	2 years	Location:	ROCHESTER, NY

Home town:
Current & past employers:	Kmart-Regal Cinemas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > This loan is for the most part a short term loan. We plan on using the money to pay for remaining wedding expenses and then all of our money in wedding gifts from 300 guests will be used to pay for this loan.

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$986.00	Public Records On File:	0
Revolving Line Utilization:	22.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Kmart-Regal Cinemas?	At Kmart I am a Sales Floor Associate, and at Regal Cinemas I run Box Office and the Concession Stand.

Member Payment Dependent Notes Series 504208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504208	$8,000	$8,000	13.85%	1.00%	April 19, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504208. Member loan 504208 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Morries Subaru	Debt-to-income ratio:	18.02%
Length of employment:	5 years	Location:	Brooklyn Park, MN

Home town:
Current & past employers:	Morries Subaru
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > this loan is to consolidate high interest credit cards and be able to pay them off in 3 years time.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,144.00	Public Records On File:	1
Revolving Line Utilization:	91.30%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Morries Subaru and what do you do there?	Type your answer here. Morries Subaru is one of 12 new car dealerships owned by Morrie Waegener and I sell new and used cars there.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. Chase Visa $4500 18.9 % Household Visa 980.00 19.9% Household Mastercard 19.9% 900.00 Capital One Mastercard 1800.00 22.9%
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	Type your answer here. I have been employed 5 years at my current employer as a new/used car sales consultant. The loan is to be used to consolidate and pay off credit card debt. My monthly mortgage and other expenses are shared with my wife who earns $ 2,000.00 monthly. my share including everything is under $1500.00
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	Type your answer here. I bought my home in Sept. 2009 for $176,383.78 and currently owe $167,700.00.

Member Payment Dependent Notes Series 504214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504214	$1,600	$1,600	9.88%	1.00%	April 16, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504214. Member loan 504214 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Lakeshore	Debt-to-income ratio:	3.07%
Length of employment:	1 year	Location:	Harborcreek, PA

Home town:
Current & past employers:	Lakeshore
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,220.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Lakeshore and what do you do there?	Lakeshore provides many services to people with mental and physical disabilities to help them live as independently as possible. In my position as a direct care professional I work in private homes and help physically and mentally disabled people with their everyday needs such as feeding, toileting, bathing, and dressing.
Are you moving locally or long distance?	We Are moving locally

Member Payment Dependent Notes Series 504228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504228	$2,400	$2,400	6.39%	1.00%	April 15, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504228. Member loan 504228 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,380 / month
Current employer:	Carlton Manor Inc	Debt-to-income ratio:	0.21%
Length of employment:	7 years	Location:	Tampa, FL

Home town:
Current & past employers:	Carlton Manor Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > loan for home owners insurance due 4/30/2010

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$123.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Carlton Manor Inc?	Type your answer here. Administrative Assistant

Member Payment Dependent Notes Series 504254

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504254	$5,000	$5,000	7.88%	1.00%	April 16, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504254. Member loan 504254 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Schiltz Crane Inc	Debt-to-income ratio:	4.16%
Length of employment:	1 year	Location:	Stow, OH

Home town:
Current & past employers:	Schiltz Crane Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > I am a crane technician and in high demand. I could work 7 days a/wk if I had the energy. I pay all my bills on time or in advance. very responsible and dependable. would like see this loan approved asap. thank you. Borrower added on 04/13/10 > I am buying a used motorcycle for recreational purposes. I am 28 and do not do crazy stunts or anything like that. I just enjoy riding and found a bike that I like. My job is in very high demand and I make an increasing amount of money every year. soon I will be making 6 figures and can afford easily afford this loan.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,917.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were each of the recent inquiries for, and did any of them result in new credit cards or loans?	The inquiries were all for financing my loan of $5,000. Non of the inquiries resulted in financing of any kind. I am simply looking for the best interest rate possible for my loan and turned downed the last few offers. If you have any more questions I'd be happy to answer them.

Member Payment Dependent Notes Series 504291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504291	$12,000	$12,000	7.88%	1.00%	April 20, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504291. Member loan 504291 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,917 / month
Current employer:	SolutionsWest Consulting	Debt-to-income ratio:	4.02%
Length of employment:	10+ years	Location:	DAVIS, CA

Home town:
Current & past employers:	SolutionsWest Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,763.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SolutionsWest Consulting and what do you do there?	SolutionsWest Consulting has been in existence for 12 years and has revenue of approximately $15million and a staff of 45 employees. We get both public and private sector contracts to perform computer training, setting up training centers, training development. We also consult on Change management and many other areas. I am Vice President of the company. I do Public Relations, proposal writing, but mostly I manage our employees on a day to day basis. I have work for the company for 11 years.
You make over $17 K a month and need this small of a loan?? Please explain.	I temporarily charged a trip and some housing items and business expenses on my credit cards and want to consalidate it at a better interest rate. Its also easier to track when it is one loan with one monthly payment. So I am simply trying to get it into one loan so I can focus on catching back up.

Member Payment Dependent Notes Series 504347

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504347	$4,000	$4,000	11.36%	1.00%	April 19, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504347. Member loan 504347 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,900 / month
Current employer:	Emerald Correctional Management	Debt-to-income ratio:	10.95%
Length of employment:	1 year	Location:	Yuma, AZ

Home town:
Current & past employers:	Emerald Correctional Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > To use the funds to pay off credit cards especially for school and other personal expenses. I have a very stable job as a Correctional Officer and I am very good at paying my bills on time. Borrower added on 04/16/10 > I don't have any MAJOR debt on hand but I would like to consolidate my bills so that I only have one payment that I would have to worry about. Although the left over funds that I will receive will go towards major expenses such as auto repairs. Thank you. Borrower added on 04/16/10 > Althought I don't have any MAJOR debts, I would like to just have one payment that I have to worry about.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,523.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Emerald Correctional Management and what do you do there?	It's a private federal prison in San Luis, Arizona. The company is based out in Louisiana. I am currently working as a Correctional Officer.
Hello. Please provide the current APR, monthly required minimum payments, and your usual monthly payment for the debt you will be paying off. Thank you.	11.36%, monthly required payments of $131.64, my debt that I pay a month requires a minimum monthly payments of $20.00 dollars for two credit cards each and $83.00/month for my school loan.

Member Payment Dependent Notes Series 504393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504393	$11,000	$11,000	7.14%	1.00%	April 21, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504393. Member loan 504393 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,500 / month
Current employer:	Professional Uniforms	Debt-to-income ratio:	4.95%
Length of employment:	3 years	Location:	Grand Rapids, MI

Home town:
Current & past employers:	Professional Uniforms
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > Son being treated for substance abuse at Wilderness Treatment Center in Montana www.wildernesstreatmentcenter.com This will help to pay half the cost of his 60 day stay

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,636.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Professional Uniforms and what do you do there?	Professional Uniforms is privately held direct marketer (both catalog and web) of nursing scrubs and uniforms targeted towards the health care, resturant, and lodging industries. Web site is listed in my profile
Hello. Your credit history indicates that you have $10,636 in revolving credit debt. Can you tell us a little bit about this debt? Do you usually pay off the full amount of your credit cards each month? Wishing you the best.	I have a request for the same amount of this loan pending as a cash advance to my bank account so I can pay the bill to Wilderness Treatment Center--the proceeds from this loan will pay that off-- We have also incurred some expense from having to travel out to visit our son--but that will be paid off with my tax refund that comes in next week

Member Payment Dependent Notes Series 504408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504408	$2,500	$2,500	7.51%	1.00%	April 20, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504408. Member loan 504408 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	FOXHALL INTERNISTS	Debt-to-income ratio:	12.03%
Length of employment:	< 1 year	Location:	SILVER SPRING, MD

Home town:
Current & past employers:	FOXHALL INTERNISTS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > This loan will be used to pay off public health classes at George Washington University in Washington, D.C.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is FOXHALL INTERNISTS and what do you do there?	Foxhall Internists is a private practice with 15 internal medicine doctors. I work as a secretary to one of the doctors handling all his administrative work. I'm responsible for interacting with patients, insurance companies and other physicians offices.

Member Payment Dependent Notes Series 504431

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504431	$6,000	$6,000	13.11%	1.00%	April 21, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504431. Member loan 504431 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	manatee glens	Debt-to-income ratio:	16.76%
Length of employment:	2 years	Location:	parrish, FL

Home town:
Current & past employers:	manatee glens
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	7
Revolving Credit Balance:	$8,874.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is manatee glens and what do you do there?	Manatee Glens is a mental health agency that works with the severely and chronically ill. I am a Case Manager and a Therapist.

Member Payment Dependent Notes Series 504434

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504434	$3,200	$3,200	14.59%	1.00%	April 16, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504434. Member loan 504434 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	ACCENTURE	Debt-to-income ratio:	24.87%
Length of employment:	2 years	Location:	IRVING, TX

Home town:
Current & past employers:	ACCENTURE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	47
Revolving Credit Balance:	$1,431.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ACCENTURE and what do you do there?	Management consulting firm. I am a Performance Engineer.
What do you need the loan for?	I am in the process of buying my first house and unexpected fee has come up that we were not prepared for. Too difficult to explain here. However we have until the first to get the required funds to complete the close.

Member Payment Dependent Notes Series 504486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504486	$5,500	$5,500	10.25%	1.00%	April 20, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504486. Member loan 504486 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,620 / month
Current employer:	Verizon Federal, Inc.	Debt-to-income ratio:	22.57%
Length of employment:	6 years	Location:	Falling Waters, WV

Home town:
Current & past employers:	Verizon Federal, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > Having lived the majority of my life in one major metropolis, there is still a lot of places to see around the US and even more history to explore and learn. I'm trying to purchase a travel trailer to make overnight and extended period of travel more convenient than dealing with hotels and restaurants. Although I do not currently have the cash flow to purchase the travel trailer out right, I will be putting between $1500 and $2000 down on the purchase. I have good credit and a long standing history of timely payment on all of my financial obligations. As well, I am hopeful that I will be able to pay off this loan within the first 12 to 18 months. Contributions from the Lending Club Investors will be greatly appreciated.

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,260.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Verizon Federal, Inc. and what do you do there?	Verizon Federal, Inc. is a subsidiary of the larger Verizon telephone company. I am primarily responsible for customer account management for more that 400 business accounts, the management monthly Accounts Receivable and Collection efforts.

Member Payment Dependent Notes Series 504534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504534	$6,500	$6,500	7.51%	1.00%	April 20, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504534. Member loan 504534 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Wilson Area School District	Debt-to-income ratio:	18.55%
Length of employment:	5 years	Location:	Whitehall, PA

Home town:
Current & past employers:	Wilson Area School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > Looking to pay off credit debt which was incurred due to medical expenses. Working 3 jobs to continue to pay for medication for my children, and pay off the debt. REALLY WANT TO BE DEBT FREE!

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	46
Revolving Credit Balance:	$279.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Wilson Area School District?	School Counselor
According to what we see, your CC debt is only $279. Why are you attempting to borrow $6,500? Also, please explain the delinquency 46 months ago.	Not sure what you are looking at. I have a visa account with 5700, and a Gap card with about 500. I do not know about a delinquency 46 months ago, I pay my bills on time every month. Can you tell me what you are looking at, so I can resolve whatever the problem is?

Member Payment Dependent Notes Series 504546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504546	$10,000	$10,000	14.22%	1.00%	April 21, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504546. Member loan 504546 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	walmart	Debt-to-income ratio:	19.32%
Length of employment:	7 years	Location:	CHARLOTTESVILLE, VA

Home town:
Current & past employers:	walmart
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > Very stable, reliable,person seeks loan consolidation for inflated interest big bank credit cards. With this loan I plan to be debt free in 3 years or less.

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,335.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at walmart?	My position at walmart is logistics operator. I am employed in the grocery distribution center. I have been employed there since July of 2003.
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	The loan will be used for consolidating High interest credit cards whose rates went from 10-13% to an over 26%. My only debts that will not be consolidated are my car loan at 300 per month and a 70 dollar student loan. The consolidation will at 14 % will save me almost 200 dollars per month. I am employed with walmart grocery distribution business in VA. Our center has consistently expanded in the past 7 years, and with the growth of individuals to the d.c area are volume has increased tremendously.
Please explain exactly how you plan to use the loan proceeds to consolidate debt. List each debt you plan to pay off and identify the creditor, the amount owed, and the amount you are currently paying each month on each debt. Thank you.	I have four credit card accounts that will be consolidated with the loan. Combined I pay on average almost 520 for these loans. This loan will save almost 200 dollars per month.
Two of us have asked you to list each card you plan to pay off by the name of the creditor (issuer) and the amount owed on each. Why are you denying us that information? There are over 200 would-be borrowers we can choose from.	The creditors are as follow :bank of america 6500, chase1600, ge money 1400, and cap one at 350

Member Payment Dependent Notes Series 504551

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504551	$11,000	$11,000	13.11%	1.00%	April 21, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504551. Member loan 504551 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,249 / month
Current employer:	Columbia University Medical Center	Debt-to-income ratio:	16.19%
Length of employment:	4 years	Location:	Bergenfield, NJ

Home town:
Current & past employers:	Columbia University Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > Hard working, single woman trying to find the light at the end of the tunnel. I am seeking $11,000 to pay off my high interest rate credit cards. Last year the card companies increased my rates to 28% despite never being deliquent and trying to diligently pay them down. There is no way I can ever be free of them with rates like that. I work as a Lab Manager for a Ivy league medical center doing medical research. I have committed myself to becoming debt free and with your help I can achieve that in three years. Finding lending club has been a blessing and your help would be greatly appreciated.

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,621.00	Public Records On File:	0
Revolving Line Utilization:	34.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 2) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	Thank you for your inquiry. Debts: 1. CC#1 $1687.32 at 31.99% = ~60/month 2. CC#2 $2125.25 at 14.65% = 50/month This is a promotional rate I got with a balance transfer offer which will expire in June after which the interest will be 29.99% 3. CC# 3 $ 4601.15 at 14.99% = 105/month. When the CC company said my interest will be 28% I opted to close account this to keep this rate. 4. Personal loan - $2000. Last year's tax return and this loan was used to pay off another card in full. I paid this down from $3500. That is my debt. If I am able to obtain this loan in full from lending club then I will pay all this off. I was already committing 265$ a month to paying these every month. My loan offer from the lending club will increase this by $107, which is manageable for me in my budget, with the benefit of paying everything off in 3 years. That leaves me with my car loan as my only remaining debt with fixed monthly payments of $477.73 a month. My interest rate on that is better than what I am approved for here, 10.5%. This will be paid off in Septemeber 2012. My budget: Monthly salary after taxes ~ 3000 Rent $1050 Car payment 477.73 Cable/Utilities - 145 Car insurance- 105 Commute to work - 136 Vehicle expenses - 75 Groceries and other exp - 450 Total = ~2450 This leaves me with enough money to make the 371 payment to lending club and hopefully the chance to put a little into savings as well. I have a very secure job. We are just starting up an NIH grant funded research study which will be running for the next 3 years. I can confidently say that I can meet my end of the agreement should this loan be funded. Please let me know if you would like anything further. Thank you again for your consideration.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Thank you for your consideration of my loan request. I think you should be able to see my previous post but if not please see below. Debts: 1. CC#1 $1687.32 at 31.99% = ~60/month 2. CC#2 $2125.25 at 14.65% = 50/month This is a promotional rate I got with a balance transfer offer which will expire in June after which the interest will be 29.99% 3. CC# 3 $ 4601.15 at 14.99% = 105/month. When the CC company said my interest will be 28% I opted to close account this to keep this rate. 4. Personal loan - $2000. Last year's tax return and this loan was used to pay off another card in full. I paid this down from $3500. That is my debt. If I am able to obtain this loan in full from lending club then I will pay all this off. I was already committing 265$ a month to paying these every month. My loan offer from the lending club will increase this by $107, which is manageable for me in my budget, with the benefit of paying everything off in 3 years. That leaves me with my car loan as my only remaining debt with fixed monthly payments of $477.73 a month. My interest rate on that is better than what I am approved for here, 10.5%. This will be paid off in Septemeber 2012. Thank you again.
Hello. This is more of a comment than a question: It looks like you put some thought into budgeting, which is encouraging; however, I am concerned with how tight your budget is. You are defiantly on the right track to becoming debt free, but to make things a little easier on you and to ensure you do not fall in a similar hole in the future, I would suggest finding ways to minimize some of your expenses. The entry that really jumps out at me is your car payment and expenses of over $500 per month. I do not know what your situation looks like on that (leasing or loan) but I would suggest starting to save now so you can buy in full a cheaper car when it's time to get a new one. Good luck!	Thank you for your advice. Yes, my car payment has been the biggest mistake in my financial history. Unfortunately when I needed to make this purchase three years ago I had a relatively short credit history, a very smooth talking car dealer and little to no experience. I will never make that mistake again!! I hope this current vehilcle will last me a good few years after the loan is paid off and I will be ready for my next purchase armed with cash and knowledge. The 500 I budget is a bloated estimate. I try and aim to stay well within that and anything that is extra from that is a "bonus" at the same time there is room there for unexpected expenses. I have been sticking to this budget for the last year and it's been working for the most part. Thank you again!!

Member Payment Dependent Notes Series 504561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504561	$9,000	$9,000	10.25%	1.00%	April 21, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504561. Member loan 504561 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	12.61%
Length of employment:	3 years	Location:	miami, FL

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > This loan will be used to???consolidate my credit card debt. The interest rates have gotten too high and I am looking for a fixed rate sum to liquidate them. My financial situation is a very good one. I receive a good, stable salary with a yearly bonus. I am an assistant branch manager for JP Morgan Chase. I am a good candidate for this loan because???I will be able to make the monthly payments in a timely manner as you can see by my credit report. I have never missed a single payment on my mortgage or credit cards. I have a mortgage but the property is being rented out so the rent income pays the mortgage.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	62
Revolving Credit Balance:	$33,822.00	Public Records On File:	0
Revolving Line Utilization:	79.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. with this loan I will be consolidationg my last 2 credit cards. These credit cards had a promotional APR of 0% for 1 year they just expired in March and are reverting to a 28% Chase $6,000 Citi $3,900 The only other card I have is a Bank of america CC which is a promo 0 % until june 2011 that has a balance of $15,000 I plan to pay this one off with my yearly Bonus that should well cover that. Thank You for your Interest
what is the delinquency from 62 months ago about?	it was a Credit card I had with washington mutual I had moved addresses and didn't receive a bill for 60 days. I was reported delinquent I even contacted the credit bureaus to dispute the reporting. I paid the balance off in full and do not owe anyone anything. Besides that incident which I feel I shouldn't have been penalized for I have never paid any debt whether installment or revolving late. I am a Banker and know the importance of credit. Thank You for your interest

Member Payment Dependent Notes Series 504576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504576	$5,000	$5,000	7.51%	1.00%	April 19, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504576. Member loan 504576 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	MOUNTAIN VIEW	Debt-to-income ratio:	5.97%
Length of employment:	2 years	Location:	SAN GABRIEL, CA

Home town:
Current & past employers:	MOUNTAIN VIEW
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	21
Revolving Credit Balance:	$499.00	Public Records On File:	0
Revolving Line Utilization:	4.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is MOUNTAIN VIEW and what do you do there?	I work for a school district in the Los Angeles area and I'm in the curriculum dept working as a translator.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? Why not wait until you can save up the money to go on vacation instead of paying interest on a loan?	i worked in the medical field for years before I got a very good job at a school district. I want to take a vacation for my 40th birthday that's why.
How long do you intend to take to pay off this loan?	from my understanding, this loan is a 3 yr term

Member Payment Dependent Notes Series 504603

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504603	$5,000	$5,000	13.11%	1.00%	April 19, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504603. Member loan 504603 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	WFS Services Inc.	Debt-to-income ratio:	3.18%
Length of employment:	< 1 year	Location:	LYNDHURST, NJ

Home town:
Current & past employers:	WFS Services Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,986.00	Public Records On File:	0
Revolving Line Utilization:	92.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is WFS Services Inc. and what do you do there?	It's a service company that specializes in Technology-based A/R Management for the Health Care Industry. I'm the HR Manager.
Hello. Please provide the current APR, monthly required minimum payments, and your usual monthly payment for the debt you will be paying off. Additionally please provide the same details about the remaining debt that won't be covered by this loan. Thank you.	Hi, my current APR is 14.99%, minimum monthly payments required are $65, and I usually pay the minimum but will be paying much more now since my APR has just increased to 14.99%. Additionally, there will not be any other debt not covered by this loan.

Member Payment Dependent Notes Series 504618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504618	$3,000	$3,000	10.25%	1.00%	April 19, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504618. Member loan 504618 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,083 / month
Current employer:	Blue Shield of California	Debt-to-income ratio:	0.00%
Length of employment:	3 years	Location:	CARMICHAEL, CA

Home town:
Current & past employers:	Blue Shield of California
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > I am a database administrator with a major insurance company. I have specialized in Microsoft SQL Server for the past 10 years, and I have been a Microsoft Certified Database Administrator since 2003. I have 17 years experience in the relational database field. Since moving to CA in 1998 I have not looked for work more than a week, because my skill set is in high demand. The purpose of this loan is to fund the purchase of a 1978 International Scout Terra pickup which I will fully restore. This vehicle has only 86k original miles and will be used for recreational pursuits and farm/construction chores. Currently my wife and I owe no debt at all. We have substantial savings and material assets as well as other credit resources, but I choose not to use them at this time. I have a "project budget" and taking this loan will allow me to acquire the Scout Terra and still have money in the project budget monthly that will allow me to proceed with the restoration work. Borrower added on 04/16/10 > I want to thank everyone so far for their confidence in this little project as an investment. I will honor your trust. I am just amazed at this site and that there is finally somewhere people can get justifiable loans without having to go "crawling to Potter". You people ROCK!

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1984	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	6
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Blue Shield of California and what do you do there?	Blue Shield of California is a large and well known company that provides health insurance. We are not the Anthem Blue Cross that recently hiked it's rates, that is a totally different company. I am a Database Administrator specializing in Microsoft SQL Server. I have been a Microsoft Certified Professional since 2003, and have worked in the relational database field for 17 years.
What was the delinquency you have from 6 months ago? And I see you have no revolving credit card debt; do you not use credit cards at all?	Superman has kryptonite, I have an ex-wife... when we were divorced in 1998 she was granted the house and charged with the responsibility for the payment. We did not re-fi the house in her name alone because at the time her income did not qualify her for that. Unfortunately for me, she does not always make that payment in a timely manner. There is no solution to this that does not cause more problems than it solves. That house is within 2 years of being fully paid off, so I am resigned to live with that situation until then. As far as my own personal obligations, those I make sure are scrupulously honored. Credit card use - I do hold more than 1 credit card, and I do use them occasionally for special purposes, but typically like to pay them off within the billing cycle so I don't carry a balance and get socked with high interest. I like to try to reserve the available credit for an emergency that might come up, such as an unexpected vet bill.
$3,000 loan that you have requested seems a small amount given you earnings and also you have not debt. Why not make your major purchase out right??	Fair question. As I mentioned, I have a project budget for things outside the main endeavors of my life. We are completing my wife's education without taking out loans to fund her schooling, making maximum contributions to our retirement accounts, and setting aside savings for other ambitions we have in our lives. If the Scout Terra were simply a commodity that I could save up for and then go buy one when the money was there, I would do that. But this item is one-of-a-kind and I do not want to let the opportunity get away, also I do not want to dip into savings that we are making for other purposes.
You have a very large monthly income >$10 000, and yet you only need $3 000. What percentage of your income is discretionary? What other expenses do you have?	Already answered this in the previous one, I think. If you disagree, feel free to ask again and clarify anything you think I missed.

Member Payment Dependent Notes Series 504671

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504671	$5,000	$5,000	14.96%	1.00%	April 19, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504671. Member loan 504671 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Heightened Security Inc	Debt-to-income ratio:	17.88%
Length of employment:	6 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Heightened Security Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,924.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	macy's visa which I have a limit of $5600 and the APR is 27.99. By getting this loan it will help me to pay the macy's bill off and lower my monthlly payments by half.
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	800 rent, cell,home phone and internet is about 500. I don't have any children.
Hello. Please provide the current monthly required minimum payments, and your usual monthly payment for the debt you will be paying off. Additionally please explain the credit inquiry on your credit report and if you will be accruing more debt as a result of the inquiry. Thank you.	173 a month usual monthly debt is about 550

Member Payment Dependent Notes Series 504731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504731	$7,000	$7,000	7.14%	1.00%	April 20, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504731. Member loan 504731 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:		Debt-to-income ratio:	22.58%
Length of employment:	n/a	Location:	Beaverfalls, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > Vacation Borrower added on 04/14/10 > pay some bills and go on vacation

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1967	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	67
Revolving Credit Balance:	$24,035.00	Public Records On File:	0
Revolving Line Utilization:	36.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 504778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504778	$6,725	$6,725	10.62%	1.00%	April 21, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504778. Member loan 504778 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,200 / month
Current employer:	rising star srvices	Debt-to-income ratio:	12.48%
Length of employment:	< 1 year	Location:	Odessa, TX

Home town:
Current & past employers:	rising star srvices
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > i am a young owner and i need to get my truck up and going again please help if you can thank you

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,703.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is rising star srvices and what do you do there?	It is an oilfield company that does cementing and acidizing i am a bulk truck diver i make 18 dollars an hour and i work 90 to 100 hours a week plus i get bonus checks every week
Do you owe any mortgage on your house? Do you hold the deed/title to the house? Can you also list your other monthly expenses?	no i do not owe a mortgage on my houes it was givin to by my parents. the deed is still in m y fathers name. 351 truck payment 214 auto insurance 281 for my trailer 100 for a cell phone about 350 for the house bills

Member Payment Dependent Notes Series 504855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504855	$4,000	$4,000	16.45%	1.00%	April 19, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504855. Member loan 504855 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,664 / month
Current employer:	Office Depot BSD	Debt-to-income ratio:	5.29%
Length of employment:	3 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	Office Depot BSD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > When I turned 18 I was lucky enough to be bombarded with the signs of adulthood---credit card solicitations. And the first year or so was harmless (I usually paid in full), but over time I got a little ahead of myself and the debt was steadily growing instead of shrinking. My income is steady. Its consistent and increases during certain times of the year. I've ben at my job for almost 4 years. I have cleared off this debt before, but lately its been extremely hard. Though my income is consistent we have had hours cut. I have stopped going to school because I refused to rack on more debt before I cleared the credit card debt off. Its a life lesson that I am willing to learn. With this loan I plan to clear off all debt and finish my last semester of college so I can transfer to a university. I have postponed it until I can clear my debt. I am a hard worker and can be held at my word. I have not been late with credit card payments and always pay more than the minimum. I honestly feel that this is a more successful way to clear off debt because this is a personal loan and I have been given a set time period and reasonable APR. Right now my APRs range between 20-29.99%. This loan will give me the opportunity to stop my debt before it gets out of hand and help me realize my dream of finishing college. This will be my complete 180. Borrower added on 04/15/10 > Another thing that just popped up---I live in Phoenix, AZ. I work in a warehouse with working coolers or AC. With temperatures that start climbing as high as 117 degrees starting May and if we're lucking ending in Mid-August it would be nice to have an AC put into my car and help with the AC repair in my house. I've gone without AC for about 3 years, and it would be nice to have some this year (if I have any money left over, that is). :)

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,630.00	Public Records On File:	0
Revolving Line Utilization:	93.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Office Depot BSD and what do you do there?	Office Depot BSD (Business Services Division) is the distribution center expansion of Office Depot chain stores. Much like Staples, Office Max, etc., they supply businesses and individual consumers with office supplies and other necessities. I am an order selector and I fill and ship orders that come in through the internet or phone calls made from those requesting supplies from Office Depot.

Member Payment Dependent Notes Series 504871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504871	$2,000	$2,000	11.36%	1.00%	April 19, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504871. Member loan 504871 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	United States Air Force	Debt-to-income ratio:	9.73%
Length of employment:	10+ years	Location:	PEMBERTON, NJ

Home town:
Current & past employers:	United States Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	65
Revolving Credit Balance:	$2,092.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you already decided on which house you are gonig to purchase?	We have already decided on the home and are scheduled to close the 28th of April. The loan is to cover a few of the unexpected fees, moving costs, etc. Between renting, paying for all of the inspections (and reinspections due to septic and water tests coming back unsatisfactory) for the new home, and moving costs, a few unexpected costs came up. Thanks you!
Specifically, what are the loan proceeds to be used for?	We are purchasing a home and are scheduled to close the 28th of April. The loan is to cover a few of the unexpected fees, moving costs, etc. Between renting, paying for all of the inspections (and reinspections due to septic and water tests coming back unsatisfactory) for the new home, and moving costs, a few unexpected costs came up. Thanks you!

Member Payment Dependent Notes Series 504878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504878	$11,000	$11,000	7.51%	1.00%	April 21, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504878. Member loan 504878 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	S.P. Richards	Debt-to-income ratio:	8.03%
Length of employment:	5 years	Location:	baltimore, MD

Home town:
Current & past employers:	S.P. Richards
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > I'm switching jobs from a company car to a car allowance. I recieved an Auto loan through Bank of America at 4.5% but they required the seller to sign the title over to them before recieving payment. He was unwilling to do so, so now I'm looking to you for help.

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,032.00	Public Records On File:	0
Revolving Line Utilization:	15.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is S.P. Richards and what do you do there? Is the car seller willing to sign the title over to you?	S.P. Richards is an Office Products Wholesaler. I am leaving them for a new job in Medical Device Sales. I had a company car with the SPR, but with the new job I will have a $650/month auto allowance. The seller is willing to sign the title over to me and he owns the car outright. Hope you can help!
What make car? Miles? Year?	The car is a 2003 Audi A4 Quattro with 60,000 miles. It's the cleanest used car I've ever seen!!!

Member Payment Dependent Notes Series 504973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504973	$6,000	$6,000	7.14%	1.00%	April 19, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504973. Member loan 504973 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,546 / month
Current employer:	Lombart Instruments	Debt-to-income ratio:	7.17%
Length of employment:	8 years	Location:	LOXAHATCHEE, FL

Home town:
Current & past employers:	Lombart Instruments
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,357.00	Public Records On File:	0
Revolving Line Utilization:	13.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Lombart Instruments and what do you do there?	Lombart Instruments is a distributor of ophthalmic equipment.

Member Payment Dependent Notes Series 504989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504989	$7,500	$7,500	7.51%	1.00%	April 20, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504989. Member loan 504989 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,200 / month
Current employer:	st elizqabeth medical center	Debt-to-income ratio:	15.79%
Length of employment:	8 years	Location:	yorkville, NY

Home town:
Current & past employers:	st elizqabeth medical center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > i just got divorces. i am resposible to pay 7500.00 on an existing credit card in my ex husbands name. it was considered marital debt. i am a registered nurse and have been employed at stemc for 8 years. i have lived at mu current residence for 8 years and i own the home. i have a fairly good g=credit rating and hope to start a new life and keep it that way. thank you very much.

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,033.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. bank of america visa-amount owed is 19,000 but it is my ex hubands and the judge said i only have to pay $7500.00 of it that it is wyh i need the loan. i have a sears card of 1400.00 and a sears charge pl;us card of $300.00 i have a layne bryant card for $140.00 and a catherines card for $220.000 i have furniture from jpe tahans that has $5r20.00 remainging. tha is it.
Do you owe any mortgage on your house? Do you hold the deed/title to the house (in your name)? Can you also list your other monthly expenses?	Type your answer here. i have a mortgage of 108,000. the payment is $969.00 per month. the home is in my name.
Hello. When you say "own", does that mean you have no mortgage payments or home equity loan? What is the $21,033 that shows up in your credit history as revolving credit debt? Your answers are appreciated. Wishing you the best in your new life after divorce.	Type your answer here. there is a visa card of 19,000 in my ex husbands name that he had while we were married. the judge said i am only responsible or $7500.00 of it and that is why i need this loan.

Member Payment Dependent Notes Series 504995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504995	$3,600	$3,600	9.88%	1.00%	April 20, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504995. Member loan 504995 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,200 / month
Current employer:	Union State Bank	Debt-to-income ratio:	15.41%
Length of employment:	< 1 year	Location:	Killeen, TX

Home town:
Current & past employers:	Union State Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > I will be selling my house in the next 2 months, but need a small loan for minor improvements.(New flooring, paint, etc.)

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,019.00	Public Records On File:	0
Revolving Line Utilization:	93.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Union State Bank? Have you located your new home yet?	Hello, I am a teller at the bank and as of yet I haven't located my new home. Thanks for asking!

Member Payment Dependent Notes Series 505004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505004	$7,000	$7,000	7.51%	1.00%	April 20, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505004. Member loan 505004 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:		Debt-to-income ratio:	6.44%
Length of employment:	2 years	Location:	fiskdale, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > This loan will be used to lease and put insurance on a tractor trailer truck. the work is guaranteed. Borrower added on 04/16/10 > i also have a fico/ credit score of 728 Borrower added on 04/17/10 > my business is registered as an LLC Borrower added on 04/17/10 > Thank you very much to all the investors so far.

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	30
Revolving Credit Balance:	$2,149.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	independent contractor, Tiger Air freight.
what exactly do you mean the work is guaranteed.....for how long....do you have a signed contract, etc. any more details you could provide? thanks	Type your answer here. yes i do have a contractual independent subcontractor agreement with AGAPE LOGISTICS, LLC. Myself as the owner of the company will also be the operator of the vehicle to perform the services. The contract is a minimum of eighteen months and month to month there after. Included in the lease is also 24-hour road service, roadside assistance, towing, vehicle replacement and full maintenance. That is a rather good protection!

Member Payment Dependent Notes Series 505023

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505023	$10,000	$10,000	14.22%	1.00%	April 21, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505023. Member loan 505023 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,542 / month
Current employer:	Children's Home Society of New Jersey	Debt-to-income ratio:	12.24%
Length of employment:	8 years	Location:	Fords, NJ

Home town:
Current & past employers:	Children's Home Society of New Jersey
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > I will be using this loan to consolidate my debt. For several years I worked part time as a certified horseback riding instructor in addition to my full time job in social services. In August of 2009 I was injured by a horse during a lesson and have not yet been able to return to teaching. Fortunately, my full time job is stable and I retained an attorney who's in the process of negotiating a settlement. In the meantime, I am getting married in July of this year and want to start married life with as little debt as possible.

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,667.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Children's Home Society of New Jersey and what do you do there?	Children's Home Society of New Jersey is a social service agency that serves New Jersey and Eastern Pennsylvania. We have a variety of programs that serve families and children including after school programs, birth parent counseling, foster care and adoption. I work in the area of adoption. My job is to compile a history on each child, including information on their birth families, known medical conditions, and reason for placement in foster care. This written summary helps us match children with adoptive families and is also available to the child at the age of eighteen.
Please provide a complete monthly budget so I can assess your ability to repay this loan. Please include ALL expenses (including food, transportation, clothing, medical, household items, etc.), not just monthly bills. Thank you. Does your fiance have a job? If so, what will your combined monthly income be?	My rent is $500, utilities (including cell phone) average $175 and car insurance is $130. In addition, I spend approximately $75 a month on gas and $150 on food household items. My car is paid off and I have medical insurance through my job. My fiance has held the same job for over 10 years and our combined income will be approximately $80,000. This loan is to pay credit card debt and the remainder of my wedding expenses.

Member Payment Dependent Notes Series 505052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505052	$3,000	$3,000	14.22%	1.00%	April 20, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505052. Member loan 505052 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	dental Team	Debt-to-income ratio:	3.41%
Length of employment:	4 years	Location:	Pompano Beach, FL

Home town:
Current & past employers:	dental Team
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,306.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What and where is dental Team and what do you do there?	I work as a Dental Hygienist on Dental Team and address is 1990 N Federal HWY , Pompano Beach, Fl 954 7828620
Could you please describe what you plan to use the loan for?	The mortgage Bank offered me a settlement to Pay off my house
Do you owe any mortgage on your house? Do you hold the deed/title to the house (in your name)? Can you also list your other monthly expenses?	Yes I hold the Deed, 2000.00 a month

Member Payment Dependent Notes Series 505075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505075	$3,200	$3,200	7.14%	1.00%	April 21, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505075. Member loan 505075 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Oakmont Manor	Debt-to-income ratio:	11.10%
Length of employment:	1 year	Location:	Russell, KY

Home town:
Current & past employers:	Oakmont Manor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > This is a loan for a motorcycle. My husband and I agreed not to dip into our savings for our "toys" so I'm just getting a small loan to pay as I go on mine.

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$684.00	Public Records On File:	0
Revolving Line Utilization:	8.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Oakmont Manor and what do you do there?	Oakmont Manor is a nursing home. I am a CNA.
What is your position at Oakmont Manor, and what is the underlying major purchase?	I am a CNA. The purchase is a motorcycle.

Member Payment Dependent Notes Series 505184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505184	$10,750	$10,750	13.48%	1.00%	April 21, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505184. Member loan 505184 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Investment Consulting Services, LLC	Debt-to-income ratio:	12.70%
Length of employment:	4 years	Location:	Plano, IL

Home town:
Current & past employers:	Investment Consulting Services, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > My current interest rate on my credit card is 20% and I have never been late on one payment. I even have been paying double the minimum, but I want to pay it off even faster. This is one investment where you can get a great return with no risk. I'm very cautious of my credit score so I always make my payments well ahead of the due date.

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,877.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Investment Consulting Services, LLC and what do you do there?	Hi CriticalMiss, Investment Consulting Services is a consulting firm for Taft-Hartley Plans (AKA: Unions). My main role at the firm is that I monitor and select the investment management firms that will invest our client's funds in the stock market.
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	Here is a breakdown of my monthly costs: Car: $350 Mortgage: $1975 (will decrease to $1555 by using $3K from this loan) Utilities: $100 Insurance: $110 Phone: $104 School Loan: $105 Car Gas: $120 Food: $200 Credit Card: $200 (Will be paid off with this loan) Miscellaneous: $250 This loan will help me eliminate my credit card and lower my mortgage payment for a total reduction of $620/ month. The monthly payments on this loan would be about $365 so I will be able to put away $255 into my savings account each month. Thanks.
Any chance you could provide some more background regarding your current occupation, position, and outlook? Also, I see that you have a listed revolving credit balance of 7,877 but are asking for 10,750. Is the difference for additional loan that's not listed or are you planning to use it for another purpose? If it's for another loan, could you provide a breakdown of your current loans? Thanks!	I have been at Investment Consulting Services for 4 years and my job is very stable. The firm gives investment advice to Taft-Hartley Plans (AKA Unions) and one of my main roles include the monitoring and selection of invesment managers. Investment managers are the firms that will be investing our client's funds in the stock market. The additional $3K is going to my escrow account for my mortgage. My current mortgage payment increased to $2k due the property taxes going up. Hence, my escrow balance went negative so by putting the $3K to the escrow account, my mortgage payment will decrease back to my original payment of $1,555.00.
Can you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Here is a breakdown of my monthly costs: Car: $350 Mortgage: $1975 (will decrease to $1555 by using $3K from this loan) Utilities: $100 Insurance: $110 Phone: $104 School Loan: $105 Car Gas: $120 Food: $200 Credit Card: $200 (Will be paid off with this loan) Miscellaneous: $250 This loan will help me eliminate my credit card and lower my mortgage payment for a total reduction of $620/ month. The monthly payments on this loan would be about $365 so I will be able to put away $255 into my savings account each month. Thanks.
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	Hi, I purchased my home in 2006 and the current outstanding balance is $156k.

Member Payment Dependent Notes Series 505197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505197	$3,000	$3,000	15.33%	1.00%	April 20, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505197. Member loan 505197 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	ability beyond disabilty	Debt-to-income ratio:	0.72%
Length of employment:	< 1 year	Location:	MERIDEN, CT

Home town:
Current & past employers:	ability beyond disabilty
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	30
Revolving Credit Balance:	$540.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ability beyond disabilty and what do you do there?	It is a company that helps individuals with any type of disability. I am a life skills instructor there.
What are you using this loan for?	Im using it for the down payment on my car.
How long do you plan to take to pay off this loan? Would you ind verifying your income with LC? Thanks!	I took the loan out for 60 months but intend on paying it off sooner. I am also in the process of verifying everything with LC.

Member Payment Dependent Notes Series 505245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505245	$5,000	$5,000	7.51%	1.00%	April 20, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505245. Member loan 505245 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:		Debt-to-income ratio:	17.52%
Length of employment:	4 years	Location:	miami, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,450.00	Public Records On File:	0
Revolving Line Utilization:	11.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I have my own business a Traffic School,

Member Payment Dependent Notes Series 505255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505255	$2,500	$2,500	6.39%	1.00%	April 20, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505255. Member loan 505255 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,708 / month
Current employer:	E-chx	Debt-to-income ratio:	5.29%
Length of employment:	5 years	Location:	CUMMING, GA

Home town:
Current & past employers:	E-chx
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > Loan for partial purchase price of a 2008 KTM 300xcw-e. Bike values at $4500+. Good opportunity on purchase. Borrower added on 04/16/10 > Sorry for multiple updates. new to this site. About me. I am a married father of 2. Have been working in IT at this job with a growing company for 5 years, and have been promoted twice. I am very responsible with my money. I put 10% of my gross in to my 401k, carry very low if any credit card balances. I could easily go to my bank and get a loan, but they shy away from small amount loans and charge ridiculous interest rates.I figured I would try out this as an option to buy a newer motorcycle for trail riding. I just sold the old one and was going to wait a few months to build up a fund to pay cash for a newer one, but came across a good deal on this one. The payment on this loan falls way under my personally budgeted $300/ month fun money amount. You could not find a lower risk than me. I think my credit history speaks for itself. Thank you Ron Borrower added on 04/16/10 > Last update. I use my personal AMEX for a lot of company purchases. My revolving credit balances never seem to go under 1k. The other balance is a 0 payment for 12 months deal on appliances. Why not borrow money for free? The money to pay off that 2k balance is sitting in savings earning interest and will be paid off the month before the term expires.

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1982	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,947.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 505258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505258	$8,000	$8,000	16.45%	1.00%	April 21, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505258. Member loan 505258 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	City of Mesquite, Texas	Debt-to-income ratio:	18.93%
Length of employment:	10+ years	Location:	Forney, TX

Home town:
Current & past employers:	City of Mesquite, Texas
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	51
Revolving Credit Balance:	$6,471.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at City of Mesquite, Texas and what do you do in that role?	I am a police officer and have been there 19 years.
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	We bought our home in 1996. Total outstanding balance is $137,000.

Member Payment Dependent Notes Series 505359

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505359	$5,000	$5,000	9.88%	1.00%	April 20, 2010	May 2, 2013	May 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505359. Member loan 505359 was requested on April 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,786 / month
Current employer:	Clarke County	Debt-to-income ratio:	16.90%
Length of employment:	4 years	Location:	Winchester, VA

Home town:
Current & past employers:	Clarke County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,020.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with Clarke County?	I am an Investigator with the Clarke County Sheriff"s Office Criminal Investigations Division. I investigate all offenses not drug or gang related. My particular area of expertise is with special victims.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The debt I will use this loan to consolidate are my revolving accounts. Credit One Bank CC/ $1140/23.9% Capital One CC/$2509/22.9% Household Bank CC/$1663/19.9% I also have a Discover Card with a balance of $3700 which I intend to pay off with my Income Tax refund. Thanks for your consideration
Your RCB is listed as $9K. Please list this debt (total, interest and monthly payments MADE, not minimum due) and note which you will pay off with this loan and which will continue. Can you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 2 Qs....	My other monthly expenses are as follows: Mortgage $1080/Car payment $326/Utilities $200/Ins-veh maint-gas $150/Phone-Internet-wireless-Cable $200/Medical $80/Clothing $50/food-entertainment $300/Home maint $100/misc $300 I am a single parent with two children. My daughter is a freshman at Virginia Commonwealth University and my youngest is a junior at Millbrook High School. Regarding my RCB part of your question was answered in an earlier question, but this is the current breakdown- Capital One 22.9% $2509 min pay $77/ actual pay $130- 150 monthly/Credit One 23.9% 1140 min $59/actual pay $75-100 /HSBC 19.9% min $48/actual $75-100 Discover 0% min $63/ actual $150-200 Thank you for your consideration and patience
Hello. Please provide the required minimum monthly payments and your usual monthly payment amounts for the debt you will be paying off. Additionally please the two credit inquiries on your credit report and whether or not this will result in additional debt. Thank you.	The first part of your question was just answered in a similar question from another member. There are two credit inquiries as my daughter is attempting to secure loans for her education and does not qualify on her own. She has asked that I cosign for her which I said I would. My daughter is a freshman at Virginia Commonwealth University majoring in Art. She has exhausted her grants and federal loans and requires $3100 to pay her tuition. I do not for see incurring additional debt as she is a very independent and responsible young woman. Thank you for your consideration

Member Payment Dependent Notes Series 505466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505466	$5,000	$5,000	16.07%	1.00%	April 21, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505466. Member loan 505466 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	VALASSIS DIRECT MAIL	Debt-to-income ratio:	7.80%
Length of employment:	2 years	Location:	GLENDALE, AZ

Home town:
Current & past employers:	VALASSIS DIRECT MAIL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > Thank you for taking the time to view at my loan request. I work for a great company, have a good income and a great future. Me and my family have a monthly budget that includes our credit obligations, never been late never missed a payment ;but the super high interest rates just don't help. I want to take this great opportunity to consolidate my debt and keep on going forward. Thank you again, God Bless.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,036.00	Public Records On File:	0
Revolving Line Utilization:	74.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 505639

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505639	$7,000	$7,000	18.30%	1.00%	April 21, 2010	May 1, 2013	May 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505639. Member loan 505639 was requested on April 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,360 / month
Current employer:	Dr. Douglas Seckendorf	Debt-to-income ratio:	6.82%
Length of employment:	5 years	Location:	New York, NY

Home town:
Current & past employers:	Dr. Douglas Seckendorf
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,710.00	Public Records On File:	0
Revolving Line Utilization:	95.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view borrower loan application providing Borrower Profile (Screen ID, Employer, Length of Employment, Gross Income PM, Home Ownership, Location, Debt-to-Income Ratio); the highly condensed Transunion Credit Report (line totals but not the individual items, i.e., Revolving Credit Balance (RCB) total $ debt but not $ balance owed individual credit grantees- Amex, MC, Visa et al); and the borrower's self-entered narrative information. My questions concerning your $7,000 loan are: (1) Provide brief description employer Dr. Douglas Seckerdorf medical practice? (2) Position (Job/Role) for employer medical doctor? (3) C R reflects $6,710 RCB debt (95.90 pct usage available credit lines). Payments paid per month on RCB debts are what $ amount? (Total $ actually PAID per month and NOT CC minimum $ payments that are DUE per month.) (4) If The borrower employment-income verification ("Credit Review") process result is that loan "Approved" for issue, and the loan 100 pct funds, L C issues 3-year term promissory that has NO prepayment penalty. Length of time that you intend to maintain the active loan before the lenders receive the loan's final payoff is: 6 months to 1 year? 1 to 2 years? 2 to 3 years? Thanks for answers FOUR questions. Member 505570 USMC-Retired-Lender 04.18.20 5:21 AM.	1) My employer is a very prestigious doctor who runs a multi-million dollar sports medicine facility called Manhattan Sports Medicine on the Upper East Side in Manhattan. 2)I have worked as his head front desk receptionist for 5 years now. 3) I generally pay around $350-$400 a month between my two cards that are due, however the APR and credit protection coming out each month continues to raise the balance and I end up breaking even on my payments so I was looking for a better way to pay those cards off quicker. 4) I intend to have it paid back in 1 to 2 years.
What is your job at Dr. Douglas Seckendorf's?	My employer is a very prestigious doctor who runs a multi-million dollar sports medicine facility called Manhattan Sports Medicine on the Upper East Side in Manhattan. I have worked as his head front desk receptionist for 5 years now.
Where are you thinking of buying a home? It is pretty expensive in the city.	We are looking to move to Florida in a year, but are also looking to purchase an investment property in a few months for a family member to rent out while she attends law school in Florida, so I'd like to get my credit score to go up before we begin the process.
I am investing in your loan. My advice, should it be requested, would be to drop the Credit Protector. I consider it a waste of money.	Thank you HHIslander! I will definitely speak to the card company about dropping it. My fear was always that living in NYC, anything could happen to my card or my card number and I wouldn't have that protection to cover me if I dropped the credit protection. However, since I'll be using this loan to pay it off, now I'll be able to removed the protection. I appreciate your help.
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Rent is $1,322 and my fiance covers our monthly bills (mine total around $500 with two credit cards and my cell phone bill, so he gives me $500 to cover that since I pay the rent). I do not have a car or insurance since I live in the city. My fiance pays for groceries, as per our agreement of me paying rent and him paying bills/groceries/ or anything else. The only other expense I have is a monthly $81 metro card and a $19 a month gym bill at Planet Fitness. So in total I pay a little over $1400 a month with rent and other small expenses, and make around $2,200 a month.
Good Luck with your marriage.	Thank you! I appreciate everyone's help and well wishes. :)

Member Payment Dependent Notes Series 505662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505662	$3,000	$3,000	6.39%	1.00%	April 21, 2010	May 1, 2013	May 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505662. Member loan 505662 was requested on April 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Muolton Niguel Water	Debt-to-income ratio:	8.37%
Length of employment:	10+ years	Location:	oceanside, CA

Home town:
Current & past employers:	Muolton Niguel Water
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/17/10 > This loan will be used to purchase an off road vehicle. I have excellent credit. I always pay my bills on time. Borrower added on 04/17/10 > I have verified my e-mail.

A credit bureau reported the following information about this borrower member on April 17, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,793.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Muolton Niguel Water and what do you do there?	It is Moulton Niguel Water District. I basically am in charge of turning customer's water off and on. Also fixing any water breaks.
For what purpose will you be using this loan?	I am pruchasing an off road vehicle.

Member Payment Dependent Notes Series 505861

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505861	$5,000	$5,000	16.82%	1.00%	April 21, 2010	May 3, 2013	May 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505861. Member loan 505861 was requested on April 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	17.40%
Length of employment:	2 years	Location:	BLOOMINGDALE, IL

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/19/10 > I have been with JPMorgan Chase for almost 2 years now. Currently the funds are being used to help consolidate some debt into one payment along with a purchase I am making as well for my car. What makes me a good borrow is that I am always on time with all my payments and typically will always pay ahead of time. In addition my job is steady and I am whats call an over achiever at work. Also, I am very good a budgeting my funds and ensuring that all my bills get paid on time.

A credit bureau reported the following information about this borrower member on April 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,328.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Position (Job/What you do)at JPM-Chase is what?	I am a Licensed Personal Banker at the moment, part of my job is to ensure our clients are in the best that chase has to offer. Whether we are saving our clients on interest or paying our clients the interest they deserve here at chase. In addition, I am slowly working on investments to become a Financial Advisor.
What were each of the recent inquiries for, and did any of them result in new credit cards or loans?	No new credit cards however I did purchase a motorcycle sports bike for less than $4500, which will be paid off within this year.

Member Payment Dependent Notes Series 505867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505867	$4,000	$4,000	7.88%	1.00%	April 21, 2010	May 2, 2013	May 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505867. Member loan 505867 was requested on April 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Grubb and Ellis Commercial Real Estate	Debt-to-income ratio:	11.69%
Length of employment:	5 years	Location:	Los Alamitos, CA

Home town:
Current & past employers:	Grubb and Ellis Commercial Real Estate
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/18/10 > Purpose of loan: The good news? A friend of mine just won tickets to the World Cup in South Africa - free tickets to 6 games. The bad news? My airline ticket and lodging will come out to around $4,000. I've just paid off all of my debt and am in good financial position, but do not have the cash on hand today to pay for this whole trip. I could put this on a credit card, but I really prefer the structure and better interest rates of a personal loan. I used Lending Club to consolidate some student loan debt and it was a great experience. I know my lenders would agree. This trip is a once-in-a-lifetime opportunity, so I just can't convince myself to pass. I'll happily pay a couple hundred dollars a month at a fair interest rate for this experience. My financial situation: I have just paid off all my debt and have very very low overhead. This loan would be no burden on me at all and I'll likely be able to pay this off early. I can safely say that this is a VERY LOW RISK opportunity for you. Monthly net income: $2,500 - $3,000 Monthly expenses: $ Housing: $400 Insurance: $100 Car expenses: $100 Utilities: $0 Phone, cable, internet: $0 Food, entertainment: $400 Clothing, household expenses $100 Credit cards and other loans: $0 Other expenses: $0

A credit bureau reported the following information about this borrower member on April 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Grubb and Ellis Commercial Real Estate and what do you do there?	Grubb and Ellis sells and leases commercial real estate. I specialize in the leasing of retail properties - mostly shopping centers. I have been in this field now for 5 years. Obviously the market is tough, but I've hung in there through the worst of times and the market is improving. While the industry is challenging, that does not necessarily mean that it is terrible for brokers. It just means that asking prices have dropped and we are now trading properties at lower prices - bad for owners, but not necessarily bad for us. From a transaction volume standpoint, the market is definitely improving.
Hello. I hear that the commercial real estate business is in serious trouble. How stable is your job over the next 2 - 3 years? Also, I have had one Lending Club loan that paid off in one month. Hopefully you are not planning to repeat that experience. Your answers are appreciated. Wishing you the best and a good trip.	The market has been very challenging over the past two years. However, I have been able to weather the storm and keep my income stable. Also, I do have a base salary that will pay my overhead if no commissions come in. However, in 5 years, I have never needed to rely on that base salary, even when the market was at its worst 18 months ago. Commerical real estate does have a wave of trouble coming. Most of this relates on the lending side of the business. Many property owners have been upside down now in their properties for some time, but the banks have not wanted to take these properties back and have to write off the losses. So they have been playing a game called "pretend and extend." They are working with current borrowers to keep from foreclosing on the properties. This cannot go on forever and the banks will need to take these properties back. Then the banks will turn around and have to sell these at a big discount because they will not want to be Landlords themselves. However, none of this is necessarily bad for me. I lease shopping centers. If a center goes back to the bank and sells at a discount, all that means is that the new owner can afford to lease the space for less. That actually makes my job easier. The worst was when Landlords were not able to lease space because rents were lower than what their loans required. So I see the outlook is good for me. Also, regarding your second question, I have no plans to pay this loan off in 1 month. At a good interest rate, I'd like to carry this as debt for a good period of time and build up some cash reserves so that I do not need to deal with this problem later. In addition, if I ever did lose my job, I would be able to get help from my parents before I ever defaulted on this loan. I would never want to go down that path, but I would do it before I ever ruined my credit by not paying back a loan. Thanks for your question. I hope this answer helps.

Member Payment Dependent Notes Series 506052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506052	$1,500	$1,500	10.62%	1.00%	April 21, 2010	May 3, 2013	May 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506052. Member loan 506052 was requested on April 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Trinity Community Church	Debt-to-income ratio:	15.16%
Length of employment:	3 years	Location:	WILMINGTON, DE

Home town:
Current & past employers:	Trinity Community Church
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/19/10 > My wife and I have our first baby on the way and our roof is in need of repair. Along with being a full time pastor I have started a lawn service company. Usually I would wait until I have the funds avalible after a few weeks of mowing but with the baby on the way I need my roof fixed fast. Thanks!

A credit bureau reported the following information about this borrower member on April 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	47
Revolving Credit Balance:	$2,116.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you gotten quotes on the repair yet?	Yes, They have ranged from $1500.00 to $2100.00.
What is the size of your congregation? Are you the senior pastor or an associate? God Bless you. - a pastor too	I am the associate/youth pastor. The Church was planted 3 1/2 years ago with about 5 families and now averages between 250-300 for sunday morning services. We are still growing fast. God is Good!

Member Payment Dependent Notes Series 506058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506058	$4,200	$4,200	7.14%	1.00%	April 21, 2010	May 3, 2013	May 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506058. Member loan 506058 was requested on April 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$45,540 / month
Current employer:	bridgestone/firestone	Debt-to-income ratio:	1.45%
Length of employment:	10+ years	Location:	Woodridge , IL

Home town:
Current & past employers:	bridgestone/firestone
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/19/10 > My 2 brothers loaned me $8,000.00 for a car. I have paid back $4000.00 in 6 months. I promised them to pay it by May 1 2010 and want to keep this promise. They do need the money. I wanted a two year loan but 3 years is what was offered and I will be able to pay this loan off much Earlier then 3 years.

A credit bureau reported the following information about this borrower member on April 17, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,041.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Self entered Borrower Profile shows $45,540 PER MONTH Gross Income? (FIVE HUNDRED FORTY-SIX THOUSAND FOUR HUNDRED EIGHTY USD PER YEAR INCOME) ? ? Member 505570 USMC_retired-Lender 04.20.2010 @ 05:37 AM ET	Thay should be per year not per month. I make $3795.00 per month. That makes 45.540 per month.
What is your position at bridgestone/firestone?	My title is Production Support Analyst.I work at the home office in the retail information service group.
>45K income... per year? Your profile indicates is is per month.	That is incorrect. I make $45,540.00 PER YEAR. Thats $3795 oer YEAR. I will need to fix that info.
Hello. Probably others have already asked, but I assume that $45,540 is your gross income for a year and not per month. Is that correct? Wishing you the best.	You are correct

Prospectus Supplement (Sales Report) No. 13 dated April 21, 2010